================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

                               (AMENDMENT NO.   )


Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION

                                                    ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                              HMI INDUSTRIES INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: Common Stock, no par value, of Bliss Manufacturing Company ("Bliss Common Stock")

     (2) Aggregate number of securities to which transaction applies: 900 shares of Bliss Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $31,250,000, determined in accordance with Rule 0-11(c)(2)

     (4) Proposed maximum aggregate value of transaction: $31,250,000

     (5) Total fee paid: $6,300

[X]  Fee paid previously with preliminary materials.

[X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: $6,300

     (2) Form, Schedule or Registration Statement No.: Schedule 14A

     (3) Filing Party: HMI Industries Inc.


     (4) Date Filed: January 16, 1998; February 24, 1998; March 10, 1998


================================================================================

                              HMI INDUSTRIES INC.
                              3631 PERKINS AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 432-1990


                                                                  March 13, 1998


Dear Fellow Stockholder:


     You are cordially invited to attend the Annual Meeting of Stockholders of HMI Industries Inc., a Delaware corporation (the "Company"), to be held on March 25, 1998, at 10:00 a.m., Eastern Standard time, at the Ritz-Carlton Cleveland, 1515 West 3 Street, Cleveland, Ohio 44113, and any adjournments or postponements thereof (the "Annual Meeting"). A Notice of the Annual Meeting, a proxy card for the shares you own, a proxy statement ("Proxy Statement") containing information about the matters to be acted upon and a copy of the Company's 1997 Annual Report are enclosed. The Company's 1997 Form 10-K, as amended, and first quarter 1998 Form 10-Q, as amended, are attached as annexes to the Proxy Statement. All holders of outstanding shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), as of the close of business on March 2, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.


     At the Annual Meeting, the Company's stockholders will be asked to consider and vote upon: the election of three directors to hold office for the term expiring in the year 2001; the ratification of the selection by the Board of Directors of the Company (the "Board") of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for the year ending September 30, 1998; and a proposal to approve and adopt a Stock Purchase Agreement, dated as of December 17, 1997, as amended as of February 11, 1998 (as so amended, the "Purchase Agreement"), by and between the Company and Rhone Capital LLC, a Delaware limited liability company (together with its assigns, "Buyer"), and the transactions contemplated thereby.

     Pursuant to the Purchase Agreement, (i) the Company will sell to Buyer all of the shares (the "Shares") owned by it of common stock, no par value, of Bliss Manufacturing Company, an Ohio corporation and a wholly owned subsidiary of the Company, for a purchase price of $31,250,000 in cash (such transaction, the "Sale"), (ii) the purchase price is subject to certain adjustments including a cash payment by the Company of $1,500,000 to satisfy certain vendor and employee obligations and (iii) $1,000,000 of the purchase price will be withheld in escrow and will be paid to the Company over a one-year period if not fully utilized to indemnify Buyer for certain matters in accordance with the provisions of the Purchase Agreement.

     The accompanying Proxy Statement provides a detailed description of the proposed Sale, and the Purchase Agreement is attached thereto as Annex A. We urge you to read and consider it carefully.

     THE COMPANY'S BOARD OF DIRECTORS (OTHER THAN JAMES R. MALONE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, WHO DID NOT VOTE DUE TO HIS RELATIONSHIP WITH BUYER, AS DISCUSSED IN FURTHER DETAIL UNDER "PROPOSED SALE OF BLISS -- POTENTIAL CONFLICTS OF INTEREST" IN THE PROXY STATEMENT) HAS UNANIMOUSLY APPROVED THE SALE AND RECOMMENDS A VOTE FOR APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT. The Board reached this decision after careful consideration of a number of factors, including the opinion of McDonald & Company Securities, Inc., the Company's financial advisor ("McDonald"), to the effect that the consideration to be received from the Sale is fair, from a financial point of view, to the Company and the Company's stockholders. McDonald has consented to the inclusion of its opinion and the summary of its opinion in the Proxy Statement, and the full text of the opinion of McDonald, dated as of the date of the accompanying Proxy Statement, is included as Annex C thereto. Stockholders are urged to and should read McDonald's opinion in its entirety.

     Provided a quorum is present, the affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting will be sufficient to elect directors and to ratify the selection of Coopers & Lybrand as auditors of the Company. The affirmative vote of a majority of shares outstanding as of the Record Date will be required to approve and adopt the Purchase Agreement. Stockholders of the Company owning approximately 53% of the shares of Common Stock outstanding as of the Record Date have agreed, pursuant to a Stockholder Voting Agreement, dated as of December 17, 1997 (the "Voting Agreement"), with Buyer and the Company, to vote their shares of Common Stock in favor of adopting and approving the Purchase Agreement and the transactions contemplated thereby and have granted proxies to certain affiliates of Buyer. Therefore, sufficient votes will be cast for approval of the Purchase Agreement and the transactions contemplated thereby to ensure their approval at the Annual Meeting without the vote of any other stockholder. A copy of the Voting Agreement is attached hereto as Annex B.

     In view of the importance of the action to be taken at the Annual Meeting, we urge you to read the enclosed material carefully and to complete, sign and date the enclosed proxy card and return it promptly in the enclosed prepaid envelope whether or not you plan to attend the Annual Meeting. If you attend the Annual Meeting, you may vote your shares personally whether or not you have previously submitted a proxy. Your prompt cooperation will be greatly appreciated.

                                            Sincerely yours,

                                            /s/ Mark A. Kirk

                                            Mark A. Kirk
                                            President, Chief Operating Officer
                                            and Chief Financial Officer

     If you have questions or need assistance in voting your shares, you should contact the Corporate Secretary at (216) 432-1990.

                              HMI INDUSTRIES INC.
                              3631 PERKINS AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 432-1990
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON MARCH 25, 1998

                            ------------------------

To the Stockholders of
                              HMI INDUSTRIES INC.


     Notice is hereby given that the Annual Meeting of stockholders (the "Stockholders") of HMI Industries Inc., a Delaware corporation (the "Company"), will be held on March 25, 1998, at 10:00 a.m., Eastern Standard time, at the Ritz-Carlton Cleveland, 1515 West 3 Street, Cleveland, Ohio 44113, and any adjournments or postponements thereof (the "Annual Meeting") for the following purposes:


          1. To elect three directors to hold office for the term expiring in the year 2001.

          2. To ratify the selection by the Board of Directors of the firm of Coopers & Lybrand L.L.P. as auditors of the Company for the year ending September 30, 1998.

          3. To consider and vote upon a proposal to approve and adopt the Stock Purchase Agreement, dated as of December 17, 1997, as amended as of February 11, 1998 (as so amended, the "Purchase Agreement"), by and between the Company and Rhone Capital LLC, a Delaware limited liability company (together with its assigns, "Buyer"), and the transactions contemplated thereby, pursuant to which (i) Company will sell to Buyer all of the shares (the "Shares") owned by it of common stock, no par value, of Bliss Manufacturing Company, an Ohio corporation and a wholly owned subsidiary of the Company, for a purchase price of $31,250,000 in cash (such transaction, the "Sale"), (ii) the purchase price is subject to certain adjustments including a cash payment by the Company of $1,500,000 to satisfy certain vendor and employee obligations and (iii) $1,000,000 of the purchase price will be withheld in escrow and will be paid to the Company over a one-year period if not fully utilized to indemnify Buyer for certain matters in accordance with the provisions of the Purchase Agreement.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only holders of record of common stock of the Company at the close of business on March 2, 1998 are entitled to receive notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. PLEASE COMPLETE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ADDRESSED ENVELOPE ENCLOSED.

     You are invited to attend the meeting and vote. Whether or not you attend the meeting in person, you are requested to sign and date the enclosed proxy card, and mail it to the Company in the enclosed envelope. If you attend the meeting in person, you may withdraw your proxy and vote in person if you so desire.

                                            By Order of the Board of Directors

                                            /s/ John S. Meany, Jr.
                                            John S. Meany, Jr.
                                            Secretary

March 13, 1998


                            YOUR VOTE IS IMPORTANT.
                PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY.

                              HMI INDUSTRIES INC.
                              3631 PERKINS AVENUE
                             CLEVELAND, OHIO 44114
                                 (216) 432-1990
                                ---------------

                                PROXY STATEMENT
                                ---------------

                                  INTRODUCTION


     This proxy statement (the "Proxy Statement") is furnished to the stockholders (the "Stockholders") of HMI Industries Inc., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies, in accompanying form, for use at an Annual Meeting of Stockholders to be held on March 25, 1998, at 10:00 a.m., Eastern Standard time, at the Ritz-Carlton Cleveland, 1515 West 3 Street, Cleveland, Ohio 44113, and any adjournments or postponements thereof (the "Annual Meeting").



     At the Annual Meeting, Stockholders will be asked to consider and vote upon
(i) the election of three directors to hold office for the term expiring in the year 2001, (ii) the ratification of the selection by the Board of the firm of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as auditors of the Company for the year ended September 30, 1998 and (iii) the approval and adoption of the Stock Purchase Agreement, dated as of December 17, 1997, as amended as of February 11, 1998 (as so amended, the "Purchase Agreement"), by and between the Company and Rhone Capital LLC, a Delaware limited liability company (together with its assigns, "Buyer"), and the transactions contemplated thereby. A copy of the Purchase Agreement is attached hereto as Annex A. This Proxy Statement is first being mailed to the Stockholders on approximately March 13, 1998.


     The record date for the meeting is March 2, 1998 (the "Record Date"). At that date there were 5,033,996 shares of common stock, par value $1.00 per share, of the Company ("Common Stock") issued and outstanding. Each share of Common Stock entitles the holder thereof to one vote on each matter to come before the meeting. A majority of the Common Stock issued and outstanding as of the Record Date is necessary for a quorum at any meeting of shareholders. Provided a quorum is present, the affirmative vote of the holders of a majority of shares present in person or by proxy at the meeting will be sufficient to elect directors and to ratify the selection of Coopers & Lybrand as auditors of the Company. The affirmative vote of a majority of shares of Common Stock outstanding as of the Record Date will be required to approve and adopt the Purchase Agreement. Pursuant to the Purchase Agreement, the (i) Company will sell to Buyer all of the shares (the "Shares") owned by it of common stock, no par value, of Bliss Manufacturing Company, an Ohio corporation and a wholly owned subsidiary of the Company ("Bliss"), for a purchase price of $31,250,000 in cash (such transaction, the "Sale"), (ii) the purchase price is subject to certain adjustments including a cash payment by the Company of $1,500,000 to satisfy certain vendor and employee obligations and (iii) $1,000,000 of the purchase price will be withheld in escrow and will be paid to the Company over a one-year period if not fully utilized to indemnify Buyer for certain matters in accordance with the provisions of the Purchase Agreement.

     Stockholders granting a proxy to vote on one or more issues but abstaining as to other issues will be counted for purposes of the determination of a quorum. Officers and directors of the Company and their immediate families currently own or control in excess of 48% of the outstanding shares of Common Stock. Such shares should be sufficient to elect the Company's nominees for directors and ratify the designation of Coopers & Lybrand as auditors of the Company. Stockholders of the Company owning approximately 53% of the shares of Common Stock outstanding as of the Record Date have agreed, pursuant to a Stockholder Voting Agreement, dated as of December 17, 1997 (the "Voting Agreement"), with Buyer and the Company, to vote their shares of Common Stock in favor of adopting and approving the Purchase Agreement and the transactions contemplated thereby and have granted proxies to certain affiliates of Buyer. Therefore, sufficient votes will be cast for approval of the Purchase Agreement and the transactions contemplated thereby to ensure their approval at the Annual Meeting without the vote of any other Stockholder. A copy of the Voting Agreement is attached hereto as Annex B.

     A Stockholder giving a proxy may revoke the proxy by notifying in writing to the above address or in person to the Secretary of the Company before it is exercised, granting a subsequent proxy or appearing in person and voting at the Annual Meeting. All proxies given and not revoked will be voted at the meeting. If the Stockholder has indicated a choice on the proxy with respect to any matters to be voted upon, the shares will be voted as specified. If no choice is specified, the shares will be voted for the nominees for election to the Board, for the ratification of Coopers & Lybrand as auditors of the Company, and for the approval and adoption of the Purchase Agreement and the transactions contemplated thereby. In the event of the death, disqualification, or inability of any of the director nominees to serve, the shares will be voted for the election of such other person as the Board may recommend in place of such nominee. The Board has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.


              THE DATE OF THIS PROXY STATEMENT IS MARCH 13, 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at its regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at 7 World Trade Center, Suite 13000, New York, New York 10048. Any interested party may obtain copies of such material at prescribed rates from the Public Reference Section of the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. The Commission also maintains a Web Site at http://www.sec.gov. that contains reports and other information regarding registrants that file electronically with the Commission. In addition, materials filed by the Company can be inspected and copied at the offices of Nasdaq, Reports Section, 1735 K Street N.W., Washington, D.C. 20006.

                               TABLE OF CONTENTS


AVAILABLE INFORMATION....................     3
SUMMARY OF PROXY STATEMENT...............     5
CAUTIONARY STATEMENT FOR "SAFE HARBOR"
  PURPOSES...............................     9
ELECTION OF DIRECTORS....................    10
  Class C Directors......................    10
  Class A Directors......................    10
  Class B Directors......................    10
RATIFICATION OF INDEPENDENT PUBLIC
  ACCOUNTANTS............................    11
PROPOSED SALE OF BLISS...................    11
  Business of Bliss......................    11
  Background of the Sale.................    11
  The Company's Reasons for the Sale and
    Recommendations of the Board.........    14
  Financial Advisor; Fairness Opinion....    15
  Interests of Certain Persons in the
    Sale.................................    20
  Potential Conflicts of Interest........    21
  Accounting Treatment...................    21
  Certain Federal Income Tax Consequences
    of the Sale..........................    21
  Applicable Federal or State Regulatory
    Requirements for the Sale............    22
THE PURCHASE AGREEMENT...................    22
  The Sale and Purchase of Shares;
    Purchase Price.......................    22
  Representations and Warranties.........    23
  Additional Agreements of the Company
    and Buyer............................    23
  Conditions to the Sale.................    26
  The Closing............................    27
  Indemnification........................    27
  Taxes..................................    30
  Termination............................    30
  Expenses...............................    30
  Public Disclosure......................    31
  Survival...............................    31
  Assignment.............................    31
SELECTED CONSOLIDATED FINANCIAL DATA.....    32
BLISS UNAUDITED HISTORICAL CONDENSED
  FINANCIAL STATEMENTS...................    33
UNAUDITED PRO FORMA CONDENSED FINANCIAL
  STATEMENTS.............................    40
  Unaudited Pro Forma Condensed Balance
    Sheet................................    41
  Unaudited Pro Forma Condensed
    Statements of Income.................    42
  Notes to Unaudited Pro Forma Condensed
    Financial Statements.................    43
HISTORICAL AND PRO FORMA PER SHARE
  DATA...................................    44
MARKET PRICE DATA........................    44
SECURITY OWNERSHIP.......................    45
  Security Ownership of Certain
    Beneficial Owners of Common Stock of
    the Company..........................    45
  Security Ownership of Directors and
    Management...........................    45
COMMITTEES AND COMPENSATION OF THE BOARD
  OF DIRECTORS...........................    46
  Board Committees.......................    46
  Compensation...........................    47
  Consulting Agreements..................    47
EXECUTIVE COMPENSATION...................    48
  Introduction...........................    48
  1992 Omnibus Long-Term Compensation
    Plan.................................    49
  Report of Compensation Committee.......    50
  Compensation of the Chief Executive
    Officer..............................    51
  Stay Bonus Agreement...................    51
  Employment Contracts and Change-in-
    Control Arrangements.................    51
  Compensation Committee Interlocks and
    Insider Participation................    52
  Performance Comparisons................    52
RELATED TRANSACTIONS.....................    53
SECTION 16(a) BENEFICIAL OWNERSHIP
  REPORTING COMPLIANCE...................    54
PROPOSALS OF STOCKHOLDERS................    54
OTHER MATTERS; SOLICITATION OF PROXIES...    54
ANNEX A -- Stock Purchase Agreement
Exhibit A to Stock Purchase Agreement
  Form of Escrow Agreement
Annex A to Stock Purchase Agreement
  Matters for Opinion of Squire, Sanders
    & Dempsey L.L.P.
Annex B to Stock Purchase Agreement
  Matters for Opinion of Howard, Darby &
    Levin
ANNEX B -- Stockholder Voting Agreement
ANNEX C -- Opinion of McDonald & Company
  Securities, Inc.
ANNEX D -- Form 10-K
ANNEX E -- Form 10-Q

                           SUMMARY OF PROXY STATEMENT

     The following is a summary of certain information contained elsewhere in this Proxy Statement. It is not, and is not intended to be, complete in itself. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained elsewhere in this Proxy Statement, including the Annexes hereto which are a part of this Proxy Statement. Stockholders are encouraged to read carefully all of the information contained in this Proxy Statement.

STOCKHOLDERS SHOULD CONSIDER CAREFULLY THE INFORMATION PRESENTED HEREIN.

THE COMPANY


HMI Industries Inc.........  The Company manufactures and sells floor care and air filtration products through its Consumer Goods Division and fabricates and sells commercial and industrial stamped components, metal formed tubular products and machined components through its Manufactured Products Division. The Company was reorganized in 1968 as a Delaware corporation, succeeding an Illinois corporation originally formed in 1928, and was known as Health-Mor Inc. until January 1995. The principal executive offices of the Company are located at 3631 Perkins Avenue, Cleveland, Ohio 44114, and its telephone number is
                             (216) 432-1990. For additional information on the Company and its subsidiaries not included elsewhere in the Proxy Statement, Stockholders should refer to the Company's 1997 annual report for the year ended September 30, 1997 on Form 10-K filed with the Commission (as subsequently amended, the "Form 10-K") and attached hereto as Annex D, the Company's 1997 Annual Report, a copy of which accompanies this Proxy Statement (the "Annual Report"), and the Company's Form 10-Q for the quarter ended December 31, 1997 attached hereto as Annex E (as subsequently amended, the "Form 10-Q").


Market Price Data..........  Shares of the Company's Common Stock are listed and traded on the Nasdaq National Market ("Nasdaq") under the symbol "HMII." The closing price of the Company's Common Stock on December 17, 1997, the last full trading day prior to the public announcement of the Sale, as reported by Nasdaq, was $5.38 per share. See "MARKET PRICE DATA."

THE ANNUAL MEETING


Time, Date and Place.......  The Annual Meeting will be held on March 25, 1998, at 10:00 a.m., Eastern Standard time, at the Ritz-Carlton Cleveland, 1515 West 3 Street, Cleveland, Ohio 44113.


Purpose of the Annual
Meeting....................  Holders of Common Stock will consider and vote upon
                             (i) the election of three directors to hold office for the term expiring in the year 2001, (ii) the ratification of the selection by the Board of the firm of Coopers & Lybrand as auditors of the Company for the year ending September 30, 1998 and
                             (iii) a proposal to approve and adopt the Purchase Agreement.

Record Date................  Only stockholders of record of Common Stock at the close of business on March 2, 1998 are entitled to notice of and to vote at the

                             Annual Meeting. On such date, there were outstanding 5,033,996 shares of Common Stock held by approximately 241 holders of record.

Voting Rights..............  Each share of Common Stock is entitled to one vote with respect to all matters presented at the Annual Meeting.

Quorum; Votes Required.....  The presence, in person or by proxy, at the Annual
                             Meeting of the holders of a majority of the aggregate number of shares of Common Stock outstanding as of the Record Date will be necessary to constitute a quorum. The affirmative vote of the holders of a majority of shares of Common Stock present in person or by proxy at the Annual Meeting will be sufficient to elect directors and to ratify the selection of Coopers & Lybrand as auditors of the Company. The affirmative vote of a majority of shares outstanding as of the Record Date will be required to approve and adopt the Purchase Agreement.

Voting Agreement...........  Stockholders of the Company owning approximately
                             53% of the shares of Common Stock outstanding as of the Record Date have agreed, pursuant to the Voting Agreement, to vote such stockholders' shares of Common Stock in favor of adopting and approving the Purchase Agreement and the transactions contemplated thereby and have granted proxies to certain affiliates of Buyer. Therefore, sufficient votes will be cast for approval of the Purchase Agreement and the transactions contemplated thereby to ensure their approval at the Annual Meeting.

Revocability of Proxy......  Any Stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) notifying in writing or in person the Corporate Secretary of the Company at 3631 Perkins Avenue, Cleveland, Ohio 44115, (ii) granting a subsequent proxy, or (iii) appearing in person and voting at the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. A holder of shares of Common Stock will find enclosed a form of proxy for such shares and should sign and return such proxy.

THE PROPOSED SALE

General....................  At the closing of the Sale, pursuant to the
                             Purchase Agreement, the Company will sell to Buyer and Buyer will purchase from the Company all of the shares outstanding of Bliss held by the Company, for an aggregate purchase price of $31,250,000, subject to certain adjustments set forth in the Purchase Agreement, including a payment by the Company of $1,500,000 to satisfy certain vendor and employee obligations. See "THE PURCHASE
                             AGREEMENT -- The Sale and Purchase of Shares; Purchase Price."


Closing....................  The closing of the Sale will occur on March 26,
                             1998, or as soon as practicable following the approval of the Purchase Agreement by the Company's stockholders and the satisfaction or waiver of the other conditions to each party's obligation to consummate the Sale. See "THE PURCHASE
                             AGREEMENT -- The Closing."


Escrow Agreement...........  The Purchase Agreement provides that Buyer will deposit $1 million (the "Escrow") of the aggregate purchase price to be paid at the closing of the Sale (the "Closing") with an escrow agent ("Escrow Agent"). The Escrow Agent will act pursuant to an escrow agreement ("Escrow Agreement"), substantially in the form attached as Exhibit A to the Purchase Agreement. Generally, the Escrow Agent will be directed to hold the Escrow until a specified time following the delivery by the Company of a final balance sheet relating to Bliss and its wholly owned subsidiary, Newton Falls Holding Company, a Delaware corporation ("Sub"), when Buyer either accepts or does not object to such balance sheet or the Escrow Agent is otherwise directed to release funds from the Escrow to the Company. One-half of the Escrow will remain in the escrow account to support the Company's indemnification obligations pursuant to the Purchase Agreement. See "THE PURCHASE
                             AGREEMENT -- The Sale and Purchase of Shares; Purchase Price" and "-- Indemnification" and ANNEX A (Articles I, II and VIII).

Reasons for the Sale and
  Recommendation of the
  Board....................  At a meeting held on December 16, 1997, a special committee of the Board comprising all the members of the Board other than James R. Malone, Chairman and Chief Executive Officer (the "Special Committee"), unanimously approved the Purchase Agreement and the transactions contemplated thereby. Mr. Malone did not vote due to his relationship with Buyer, as discussed in further detail under "PROPOSED SALE OF BLISS -- Potential Conflicts of Interest." The Special Committee considered many factors in reaching its conclusion to approve the Purchase Agreement. The Board believes that the Sale is in the best interest of the Company and the Stockholders and recommends (other than Mr. Malone who did not vote) that the Stockholders vote for the approval and adoption of the Purchase Agreement. See "PROPOSED SALE OF BLISS -- Background of the Sale" and "-- Potential Conflicts of Interest."

Opinion of the Company's
  Financial Advisor........  McDonald & Company Securities, Inc. ("McDonald")
                             has delivered its written opinion to the Board to the effect that, as of the date hereof, the consideration to be received by the Company pursuant to the Purchase Agreement is fair, from a financial point of view. McDonald has consented to the inclusion of its opinion and of a summary thereof in the Proxy Statement. The full text of the written opinion of McDonald, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached hereto as Annex C and is incorporated herein by reference. See "PROPOSED SALE OF BLISS -- Financial Advisor; Fairness Opinion."

Interests of Certain
Persons In the Sale;
  Potential Conflicts of
  Interest.................  In considering the recommendation of the Board with respect to the Purchase Agreement, Stockholders should be aware that certain members of Company's management and the Board have certain interests in the Sale that are in addition to the interests of the Stockholders generally. The Special Committee was aware of these interests and considered them, among other matters, in approving the Purchase Agreement. See "PROPOSED SALE OF
                             BLISS -- Interests of Certain Persons in the Sale" and "-- Potential Conflicts of Interest."

Conditions to the Sale.....  The respective obligations of the Company and Buyer to consummate the Sale are subject to a number of conditions, including, among others: (a) the representations and warranties contained in the Purchase Agreement with respect to the Company and Buyer shall be true and correct in all respects;
                             (b) each of the Company and Buyer shall have performed and complied with all of the covenants and agreements in the Purchase Agreement in all material respects and satisfied all the conditions applicable to each such party required by the Purchase Agreement, the Escrow Agreement and the Voting Agreement; (c) the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the "HSR Act") shall have expired, and there shall be in effect no injunction or other order directing that the transactions contemplated in the Purchase Agreement, or any of them, not be consummated; (d) each party shall have provided the other party evidence satisfactory to such other party that it shall have obtained the consents and approvals listed in the Purchase Agreement as applicable to such party; (e) the Escrow Agreement shall have been duly executed and delivered by the Company, Buyer and the Escrow Agent; and (f) the Purchase Agreement and the transactions contemplated therein shall have been adopted and approved by the holders of more than 50% of the shares of common stock of the Company in accordance with applicable law and the provisions of the Company's certificate of incorporation and by-laws.

                             The obligations of Buyer under the Purchase
                             Agreement are subject to the satisfaction at or prior to the Closing of each of the additional following conditions: (a) since the date of the Purchase Agreement, there shall not have occurred any Material Adverse Change (as defined in the Purchase Agreement) or a material adverse change with respect to the Company; (b) a Phase II Study (the "Phase II Study") to evaluate soil and groundwater conditions at the facilities of Bliss, shall have been completed, Buyer shall have received a true and complete copy of the written report prepared by the consultants regarding the Phase II Study and Buyer shall be satisfied that the reasonably likely aggregate Environmental Damages (as defined in the Purchase Agreement) shall not exceed $2 million; provided, however, that this condition shall expire ten (10) business days after receipt by Buyer of any such report on the Phase II Study; and (c) the Company shall have entered into a transitional services agreement with Bliss to provide to Bliss and Sub administrative services of the same nature and scope as presently provided, at no cost to Bliss or Sub, for a period of six (6) months from and after the Closing Date. Buyer has received the results of Seller's completed Phase II Study and has agreed that this condition to the Closing has been satisfied.

Other Acquisition
Proposals..................  The Purchase Agreement provides that, until the termination of the Purchase Agreement, neither the Company, Bliss or any of their affiliates may (a) take any action to solicit or initiate any Acquisition

                             Proposal (as defined below) or (b) engage in negotiations with, or disclose any nonpublic information relating to Bliss or Sub or afford access to their properties, books or records to, any person that has advised Bliss or the Company or otherwise made known the fact that such person may be considering making, or that has made, an Acquisition Proposal. An "Acquisition Proposal" means any offer or proposal for, or any written indication of interest in, a merger or other business combination involving Bliss or Sub or the acquisition of any significant equity interest in, or a significant portion of the assets of, Bliss or its subsidiary, other than the transactions with Buyer contemplated by the Purchase Agreement. See "THE PURCHASE AGREEMENT -- Additional Agreements of the Company and Buyer -- Other Offers."

Regulatory Requirements for
  the Sale.................  The consummation of the Sale is subject to certain regulatory approvals, including the expiration or early termination of the relevant waiting periods under the HSR Act.

Termination................  The Purchase Agreement provides that the Purchase
                             Agreement may be terminated only by the mutual written consent of the parties thereto, by the Company or Buyer if the Closing has not occurred prior to April 30, 1998 or by Buyer in the event that the condition set forth in the Purchase Agreement with respect to Environmental Damages would not be satisfied as of the Closing. In the event the Purchase Agreement is terminated, with certain exceptions, the Purchase Agreement will be void without liability on the part of any party, its shareholders, directors or officers.

Certain Federal Income Tax
  Consequences of the
  Sale.....................  Pursuant to the Purchase Agreement, the Company and
                             Buyer will take such actions as may be required to treat the Sale as a taxable sale of the assets of Bliss and Sub under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"). As a consequence, the Company will recognize no gain or loss on the sale of the Shares but will be required to pay any consolidated federal and combined state income taxes associated with the gain on the deemed sale of all of the assets of Bliss and Sub. The Sale will not have any federal income tax consequences to the Stockholders. The Company has neither requested, nor will it receive, an opinion of counsel regarding tax matters relating to the Sale.

CAUTIONARY STATEMENT FOR "SAFE HARBOR" PURPOSES UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     This Proxy Statement contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements, including the projections presented herein under "PROPOSED SALE OF
BLISS -- Financial Advisor; Fairness Opinion," are statements focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements are subject to certain uncertainties including the successful completion of the sale of Bliss, the accuracy of the assumptions used in preparing the projections presented under "PROPOSED SALE OF BLISS -- Financial Advisor; Fairness Opinion," and retention and rebuilding of the Consumer Products Division distribution network. Such uncertainties are difficult to predict and could cause actual results of the Company or Bliss to differ materially from those matters expressed or implied by such forward-looking statements.

                             ELECTION OF DIRECTORS
                               (PROXY ITEM NO. 1)

     Three Class C directors have been nominated for a three year term expiring in the year 2001. Information regarding these nominees for election as director as well as for those directors whose term of office will continue after the Annual Meeting is as follows:

CLASS C DIRECTORS: TO SERVE FOR A THREE-YEAR TERM EXPIRING IN THE YEAR 2001

     Mark A. Kirk, age 40, became a Director of the Company in May 1997. He was elected President and Chief Operating Officer of the Company in May 1997. He was elected Chief Financial Officer of the Company in February 1997. From 1993 to 1997 he served as Senior Vice President and Chief Financial Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. From 1990 to 1993 he was Senior Vice President and Chief Financial Officer of Grimes Aerospace Company, a manufacturer of components for the aircraft industry, including interior and exterior lighting, engine valves, electronic systems and avionics. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Kirk was an executive officer of that company at that time.

     John S. Meany, Jr., age 52, became a Director of the Company in 1986. Mr. Meany is an attorney in private practice and has served as Secretary of the Company since 1995. Mr. Meany previously served as Secretary of the Company from 1986 to 1991, as Vice President-Legal of the Company from 1983 to 1990 and as Vice President and General Counsel from 1990 to 1991.

     Barry Needler, age 49, became a Director of the Company in 1989. Mr. Needler is a private investor. Since 1991 he has been President and Chief Executive Officer of Steeplechase Corp. and Reldeen Ltd., investment holding companies, and since 1990 he has been President and Chief Executive Officer of Fairway, Inc., a personal holding company for business investments.

CLASS A DIRECTORS: TERM EXPIRING IN 1999

     Moffat Dunlap, age 56, became a Director of the Company in 1993. Mr. Dunlap has held a license in the real estate industry since 1962 and has been President of Moffat Dunlap Real Estate Limited (real-estate broker for residential estates) since 1972.

     Grace McCarthy, age 70, became a Director of the Company in 1993. Mrs. McCarthy is a former Deputy Premier of the Province of British Columbia. She served as the leader of the B.C. Social Credit Party in 1993 and 1994. She served as a member of the legislature for British Columbia for 26 years, retiring in 1991. She has served as a Cabinet Minister holding various portfolios including Economic Development, Tourism, Human Resources, Fish and Wildlife and Provincial Secretary. Mrs. McCarthy has submitted a letter of resignation to the Board, to be effective as of the Annual Meeting.

     Ivan Winfield, age 63, became a Director of the Company in 1995. He is an independent business and financial consultant. Mr. Winfield was a partner of Coopers & Lybrand (the Company's auditors) from 1970 to 1994. Mr. Winfield is a trustee of the Fairport Group of Mutual Funds. He is also a director of Boykin Lodging Company and International Total Service, Inc.

CLASS B DIRECTORS: TERM EXPIRING IN THE YEAR 2000

     Robert J. Abrahams, age 71, became a Director of the Company in 1984. Mr. Abrahams has been President of Crestwood Consultants, a financial consulting company, since 1988. Mr. Abrahams is also the President of Health-Mor Acceptance Corporation and HMI Acceptance Corporation, wholly-owned subsidiaries of the Company.

     Donald L. Baker, age 68, became a Director of the Company in 1986. Mr. Baker has been President of Complete Industrial Enterprises, Inc., a distributor of electrical and industrial equipment, since 1985. Mr. Baker has also served as Mayor of Peru, Illinois since 1965.

     James R. Malone, age 55, became a Director of the Company in 1996. Mr. Malone was elected Chairman in December 1996, and was elected as Chief Executive Officer in May 1997. He is also Chairman and Chief Executive Officer of Intek Capital Corp., a private investment firm. From 1993 to 1997 he was Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. From 1990 to 1993 he was Chairman and Chief Executive Officer of Grimes Aerospace Company, a manufacturer of components for the aircraft industry, including interior and exterior lighting, engine valves, electronic systems and avionics. He is a member of the Board of Directors of AmSouth Bancorporation, a regional bank holding company in the Southeast, and Ametek Inc., a manufacturer of measuring and controlling devices, including motors, blowers, sensors, filters and housings. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Malone was an executive officer of that company at that time.

     Frank M. Rasmussen, age 63, became a Director of the Company in 1994. Mr. Rasmussen was a Partner of Squire, Sanders & Dempsey L.L.P., the Company's principal law firm, from 1970 until his retirement in 1996.

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
                               (PROXY ITEM NO. 2)

     The Board, on the recommendation of its Audit Committee, has selected Coopers & Lybrand, independent certified public accountants, to audit the accounts of the Company for the year ended September 30, 1998. Coopers & Lybrand, which has no other relationship to the Company, served as the Company's auditors in 1997. It is intended that the shares represented by proxies in the accompanying form will be voted for the ratification of the selection of Coopers & Lybrand unless otherwise specified in the space provided on the proxy. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting, and will have the opportunity to make a statement if such representative desires to do so and to respond to appropriate questions.

                             PROPOSED SALE OF BLISS
                               (PROXY ITEM NO. 3)

BUSINESS OF BLISS


     Bliss engages in the manufacture of various types of sheet metal stamping and sub-assemblies, and painting and welding in conjunction therewith, for customers in the automotive and truck manufacturing, materials handling equipment, military, and plumbing industries. The products manufactured by Bliss are sold primarily to original equipment manufacturers located mostly in the midwest United States. For additional information on the Company and its subsidiaries not included elsewhere in this Proxy Statement, Stockholders should refer to the Form 10-K attached hereto as Annex D, the Annual Report accompanying the Proxy Statement and the Form 10-Q attached hereto as Annex E.


BACKGROUND OF THE SALE

     In the last fiscal quarter of 1997, the Company began considering various strategic alternatives that might be available to it. A number of factors contributed to the Company's determination to commence such an analysis. In particular, during the last fiscal quarter of 1997, the Company's liquidity was deteriorating as a result of continuing losses being experienced in the Consumer Products Division. The Consumer Products Division experienced a decline in both revenues and operating income attributable to a correction of high inventory levels in the distribution network, lower sales to end consumers, and a reduction in the distributor base.

     In view of these and other factors, in early September 1997 the Company requested McDonald to consider various strategic alternatives that might be available to the Company including the possibility of (1) continuing the business in its present configuration and seeking additional financing, (2) the leveraged buy-out of the Company, (3) the sale of the Consumer Products Division, (4) the sale of Bliss, and (5) the sale of both of the Company's businesses.

     McDonald made its presentation to the Board on September 19, 1997. After consideration of and discussion regarding this presentation, it was determined by the Board that the best alternative to address the Company's liquidity problems and to recover shareholder value was to sell Bliss. This decision was based on, among other things, (i) the favorable condition of the automotive metal fabricating market which would likely enable the Company to receive a favorable price for Bliss at this time, (ii) the recent poor performance of the Consumer Products Division that would greatly depress any price received for it, and (iii) the likelihood that additional capital would be very difficult to obtain at a reasonable expense. The Board also concluded that if the Company continued with no change, the Company would risk a severe liquidity crisis in its first or second quarter of fiscal 1998. The Board directed the Company's management to retain an investment banker and proceed with the sale of Bliss.

     Management continued discussions with McDonald that led to execution of an engagement letter directing McDonald to explore the possibility of a sale of Bliss and to identify companies that would likely have a strong interest in Bliss. Throughout October 1997, the Company, with the assistance of McDonald, gathered information to present to potential buyers of Bliss.

     In late October 1997, McDonald identified over fifty companies for which Bliss might represent an attractive acquisition candidate. On November 3, 1997, the Company announced publicly its intention to sell Bliss and that it had engaged McDonald as its financial advisor for the sale. At the direction of the Company, McDonald contacted each of the parties to assess its interest in a potential transaction involving Bliss. Approximately thirty of the parties expressed preliminary interest in a possible transaction involving Bliss. In connection with the Company's agreement to provide confidential information concerning Bliss, each of these companies, including Buyer, executed a confidentiality agreement pursuant to which each agreed to keep confidential information each received concerning Bliss. The Company requested written expressions of interest on or before December 15, 1997.

     During the last week of November and first two weeks of December 1997, nine companies were scheduled to conduct due diligence visits at the facilities of Bliss and six companies completed these visits prior to the discontinuation of the sale process. Mr. Malone introduced Buyer to Seller during that time, though he did not participate in any of the discussions or negotiations that took place between Buyer and Seller. During the last week of November and the first week of December, three written expressions of interest were received for the purchase of Bliss, including the bid received from Buyer on December 1, 1997.

     On December 4, 1997, Buyer met with representatives of the Company and McDonald to discuss its proposal. Based on these discussions and McDonald's and the Company's judgment concerning the other expressions of interest and the likelihood of a higher offer being presented by another party, the Company executed a letter of intent (as subsequently amended, the "Letter of Intent") with Buyer to purchase Bliss for an aggregate of $33 million in cash, subject to the approval of the Board. Because of Mr. Malone's relationship with Buyer, Mr. Malone did not participate in negotiating the Letter of Intent. For a discussion of Mr. Malone's relationship with Buyer, see "-- Potential Conflicts of Interest." Immediately prior to and during these discussions, McDonald, at the request of the Company, advised one party that had visited Bliss and was considered a likely bidder that the Company had received an attractive acquisition proposal, which could result in an acceleration and perhaps early termination of the sale process and that if such party were interested in a transaction with the Company, it should act promptly to advise the Company of its best offer. No additional written expression of interest was received as a result of such contact.

     At a special meeting of the Board on December 5, 1997, the Board met to review, with the advice and assistance of the Company's financial and legal advisors, the details of the Letter of Intent and the proposed transaction with Buyer. At the start of this meeting, the Board was advised of the interest of Mr. Malone in Buyer. For a discussion of Mr. Malone's relationship with Buyer, see "-- Potential Conflicts of Interest." In light of Mr. Malone's relation to Buyer, the Board voted to establish an independent committee, the Special Committee, comprising all the Board members except Mr. Malone, for the evaluation of the proposal received from Buyer and the consideration and approval of the terms, provisions and conditions of a definitive purchase agreement. Mr. Malone then left the meeting and had no involvement in Seller's consideration of Buyer's proposal. The Board meeting concluded and the Special Committee convened to discuss Mr. Malone's interest in Buyer and concluded that Mr. Malone's interest had not had an adverse affect on the bidding process.

     The Special Committee meeting continued with a presentation by the Company's legal advisors who summarized the material terms and conditions of the Letter of Intent and the status of negotiations of a definitive purchase agreement. McDonald reviewed the proposed transaction with Buyer, including the financial terms of the proposed sale. McDonald representatives reviewed the sale process, Buyer's proposal and its evaluation of Buyer's proposal. McDonald also reviewed its discussions with each of the other parties that had visited Bliss or were scheduled to visit Bliss within a short period of time. McDonald reviewed the terms of two other written expressions of interest that McDonald had received on the Company's behalf concerning the acquisition of Bliss, each of which proposed consideration that was below Buyer's offer. McDonald also reviewed with the Special Committee oral expressions of interest and valuation discussions with certain other interested parties, and that such parties had indicated that an offer involving consideration comparable to that associated with Buyer's proposal was unlikely to be received.

     At the conclusion of the Special Meeting, the Letter of Intent with Buyer was approved by the Special Committee, exclusive negotiations with Buyer commenced, and the sale process, including discussions with other interested parties, was terminated.

     Thereafter, members of management, counsel for the Company and representatives of McDonald continued to hold meetings by telephone and in person with Buyer and counsel for Buyer to negotiate a more complete agreement based on the terms of the Letter of Intent. During the week of December 8, 1997, Seller informed Buyer that certain final results of operations for Bliss in fiscal 1997 were lower than earlier forecasted results that had been previously provided to potential buyers. The two other parties that had previously submitted written expressions of interest were not advised of the revised fiscal year results because the terms of the Letter of Intent precluded such discussions. Based on the lower results and several non-recurring income and expense items included in the final results that were disclosed during Buyer's due diligence, on or about December 12, 1997, Buyer advised the Company that a downward adjustment to the purchase price would be required. The Special Committee was advised of this information and directed management to continue negotiations with Buyer. On December 12, 1997, a revised Letter of Intent, with a purchase price of $31.5 million in cash, with $1.5 million of the purchase price to be paid to certain vendors and to fulfill certain employee obligations, was executed by management and Buyer while the Company and Buyer continued to negotiate a definitive purchase agreement.

     On December 16, 1997, the Special Committee met to review, with the advice and assistance of the Company's financial and legal advisors, the proposed sales agreement with Buyer and the transactions contemplated thereby. All directors of the Company were present at this meeting except for Mr. Malone. The Company's legal advisors summarized the material terms and conditions of the sales agreement. McDonald representatives reviewed the sales process, Buyer's proposal, and its evaluation of Buyer's proposal. McDonald also reported that no additional written expressions of interest had been received since the special meeting held on December 5, 1997.

     During this meeting, McDonald rendered to the Special Committee its oral opinion to the effect that, as of such date, the consideration to be received by the Company pursuant to the sales agreement was fair, from a financial point of view, to the stockholders of the Company. Following extended discussions and review of the transaction, the Board (other than Mr. Malone, Chairman and Chief Executive Officer, who did not vote due to his relationship with Buyer, as discussed in further detail under "PROPOSED SALE OF BLISS -- Potential Conflicts of Interest") unanimously approved the sale agreement with Buyer. On December 17, 1997, the Purchase Agreement was executed and delivered by Buyer and the Company. On December 18, 1997, Buyer and the Company issued a joint press release announcing the Purchase Agreement.

     Effective February 11, 1998, Buyer and Seller amended the Purchase Agreement to reduce by $250,000 the purchase price to be paid by Buyer to address costs associated with the removal of certain underground storage tanks located at the premises of Bliss. Except for this amendment to the Purchase Agreement, there are no material differences between the terms of the Letter of Intent and the Purchase Agreement.

THE COMPANY'S REASONS FOR THE SALE AND RECOMMENDATIONS OF THE BOARD

     The Board has carefully considered the terms of the proposed Sale and believes that the Sale and the related transactions are in the best interests of the Company and its stockholders. THE BOARD UNANIMOUSLY RECOMMENDS (OTHER THAN MR. MALONE, WHO DID NOT VOTE DUE TO HIS RELATIONSHIP WITH BUYER, AS FURTHER DISCUSSED UNDER "PROPOSED SALE OF BLISS -- POTENTIAL CONFLICTS OF INTEREST") THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY. In reaching its determination, the Company's Board consulted with its financial and legal advisors and with senior management and considered all of the following material factors:

          (i) the Company is faced with two major issues: (1) the Company's deteriorating liquidity and immediate need for a cash infusion and (2) the need to recover shareholder value;

          (ii) the Company is comprised of two disparate businesses with little or no synergy;

          (iii) the financial condition, results of operations and business of the Company, on both a historical and a prospective basis, and the influence of current industry, economic and market conditions;

          (iv) various strategic alternatives, both with respect to their short-term and long-term implications (including, in addition to a sale of Bliss, (a) continuing the business in its present configuration and seeking additional financing, which would be expensive and difficult to obtain, (b) a leveraged buyout of the Company, (c) the immediate sale of the Consumer Goods Division while retaining Bliss and (d) the sale of both of the Company's businesses), none of which appeared to be as favorable to the Stockholders as the Sale;

          (v) the oral opinion of McDonald to the effect that, as of December 17, 1997 (the date of the signing of the Purchase Agreement), and subject to the assumptions and the limitations therein, the price (which was determined through arm's-length negotiations between the Company and Buyer) is fair, from a financial point of view, to the Stockholders;

          (vi) the uncertainty, if Buyer's offer were rejected, of negotiating an alternative transaction on as favorable a basis with another party within a reasonable timeframe; and

          (vii) the terms of the Purchase Agreement and the other documents executed in connection with the Purchase Agreement.

     The Board also considered certain potential risks relating to the Sale including the risk that the Sale would not be consummated, with resulting distraction in the interim to Bliss's normal business operations, and the adverse effect that that might have on Bliss's ability to retain and attract key employees while the Sale was pending. In addition, the Board considered the fact that the remaining business (after the sale of Bliss) has been for several years, and continues to be, unprofitable and generates negative cash flows. The new management team recently put in place is attempting to address these problems and return the Company to profitability and positive cash flow.

     The foregoing is a list of all the material information and material factors considered by the Board. In view of the variety of factors considered in connection with its evaluation of the Sale, the Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual members of the Board may have given different weights to different factors. For a discussion of the interests of certain members of management and directors in the Sale, which interests were taken into account by the Board in approving the Sale, see "--Interests of Certain Persons in the Sale."

     THE BOARD UNANIMOUSLY RECOMMENDS (OTHER THAN MR. MALONE, CHAIRMAN AND CHIEF EXECUTIVE OFFICER, WHO DID NOT VOTE DUE TO HIS RELATIONSHIP WITH BUYER, AS DISCUSSED IN FURTHER DETAIL UNDER "PROPOSED SALE OF BLISS -- POTENTIAL CONFLICTS OF INTEREST") THAT THE STOCKHOLDERS OF THE COMPANY VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PURCHASE AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY.

FINANCIAL ADVISOR; FAIRNESS OPINION

     On October 3, 1997, the Board retained McDonald to serve as its financial advisor in connection with the sale of Bliss and to render an opinion to the Board concerning the fairness, from a financial point of view, to the Company's stockholders, of the consideration to be paid to the Company pursuant to the Purchase Agreement. McDonald was retained by the Company on the basis of its strong investment banking presence, its experience in the sale of industrial businesses, and its experience, expertise and familiarity with the automotive industry. As part of its investment banking business, McDonald is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and estate planning purposes.

     Representatives of McDonald participated in a meeting of the Special Committee on December 5, 1997, at which Buyer's proposal was discussed, and in another meeting of the Special Committee held on December 16, 1997, at which the Purchase Agreement was approved. At the December 5, 1997 meeting, McDonald representatives reviewed various aspects of Buyer's proposal, including the financial terms and conditions thereof, with the Special Committee. At a meeting of the Special Committee held on December 16, 1997, McDonald rendered its oral opinion to the Board to the effect that, as of that date, the consideration to be received by the Company pursuant to the Purchase Agreement was fair, from a financial point of view, to the Company's stockholders.


     At the request of the Board, McDonald has rendered its written opinion that, as of the date hereof, the consideration to be paid to the Company pursuant to the Purchase Agreement is fair, from a financial point of view, to the Stockholders. MCDONALD HAS INFORMED THE COMPANY THAT NO MATERIAL CHANGES HAVE OCCURRED SINCE THE DATE WHEN THE ORAL OPINION WAS RENDERED TO THE BOARD THAT WOULD AFFECT OR OTHERWISE CAUSE MCDONALD TO CHANGE ITS OPINION. MCDONALD HAS CONSENTED TO THE INCLUSION OF ITS OPINION AND A SUMMARY OF ITS OPINION IN THIS PROXY STATEMENT, AND THE FULL TEXT OF MCDONALD'S OPINION IS ATTACHED AS ANNEX C HERETO AND IS INCORPORATED HEREIN BY REFERENCE. THE DESCRIPTION OF THE OPINION SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO ANNEX C. STOCKHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY FOR A DESCRIPTION OF THE PROCEDURES FOLLOWED, ASSUMPTIONS AND QUALIFICATIONS MADE, MATTERS CONSIDERED, AND LIMITATIONS UNDERTAKEN BY MCDONALD.


     MCDONALD'S OPINION IS DIRECTED TO THE BOARD AND ADDRESSES ONLY THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE COMPANY'S STOCKHOLDERS OF THE CONSIDERATION TO BE PAID TO THE COMPANY PURSUANT TO THE PURCHASE AGREEMENT. THE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING.

     In rendering its opinion, McDonald reviewed and analyzed the following: (i) the Proxy Statement, (ii) the Purchase Agreement, including the exhibits and schedules thereto; (iii) certain publicly available information concerning the Company and Bliss, including the Annual Reports on Form 10-K of the Company and Annual Reports to Stockholders for each of the years in the three-year period ended September 30, 1997 and the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1997; (iv) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of Bliss and the Company furnished to McDonald by the Company for purposes of its analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the Company's common stock; (vi) certain publicly available information with respect to certain other companies that McDonald believed to be comparable to Bliss and the trading markets for certain of such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other transactions that McDonald considered relevant to its inquiry. McDonald also met with certain officers and employees of the Company and Bliss to discuss the business and prospects of the Company and Bliss, as well as other matters that it believed relevant to its inquiry.


     In McDonald's review and analysis and in arriving at its opinion, McDonald assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it or publicly available and assumed and relied upon the representations and warranties of the Company and Buyer contained in the Purchase Agreement. McDonald was not engaged to, and did not independently attempt to, verify any of such information. McDonald also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to it and, with the Company's consent, assumed that such projections reflect the best currently available estimates and judgments of the Company's management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by management. McDonald was not engaged to assess the achievability of such projections or the assumptions on which they were based and expressed no view as to such projections or assumptions. In addition, McDonald did not conduct an evaluation or appraisal of any of the assets, properties or facilities of Bliss nor was it furnished with any such evaluation or appraisal, except for the appraisal report of the Company, dated February 28, 1997, prepared by IPC/Levy. This appraisal of all the assets of the Company were commissioned at the direction of the Company's bank in connection with its credit facility and was not material to McDonald's review. McDonald also assumed that the conditions to the transaction as set forth in the Purchase Agreement would be satisfied and that the sale of Bliss would be consummated on a timely basis in the manner contemplated by the Purchase Agreement.


     The following is a summary of the projections provided by the Company to McDonald that McDonald reviewed and relied upon in connection with rendering its fairness opinion.

                                                         For the years ended September 30,
                                                      ----------------------------------------
                                                       1998       1999       2000       2001
                                                      -------    -------    -------    -------
                                                                   (in thousands)
Sales                                                 $64,000    $67,200    $69,200    $71,200
Cost of Goods Sold                                     54,790     57,020     58,028     58,996
Gross Profit                                            9.210     10,180     11,172     12,204
Selling, General and Administrative Expenses            4,350      4,401      4,529      4,657
EBITDA                                                  5,700      6,719      7,683      8,587
Depreciation                                              840        940      1,040      1,040

The assumptions which underlie the Company's projections for Bliss are: (i) annual compounded growth rate of 2.9%; (ii) improvement of gross margins of 1% annually after one year; (iii) exclusion of postretirement medical and insurance benefits as required by Statement of Financial Accounting Standards No. 106; and
(iv) selling, general and administrative expenses reflecting expenses incurred as though Bliss operated on a stand-alone basis, with the exception of cash management, legal and tax compliance, which services have been provided by the Company. The foregoing projections constitute forward-looking statements within the meaning of the federal securities laws. There can be no assur-ance that future developments will be in accordance with the Company's expectations or that the effect of future developments of Bliss will be those anticipated by the Company's management. The foregoing forward-looking statements are subject to certain uncertainties, including the accuracy of the assumptions used in preparing the foregoing projections. Such uncertainties are difficult to predict and could cause actual results of Bliss to differ materially from those matters expressed or implied by such forward-looking statements. For actual 1997 results and first quarter 1998 results, see "SELECTED CONSOLIDATED FINANCIAL DATA" herein.

     The following is a summary of the financial and other analyses performed by McDonald in connection with its opinion.

     Comparable Company Analysis. McDonald compared selected historical and projected market value multiples of nine publicly traded automotive supply companies that it deemed to be comparable to Bliss (the "Peer Group"). For its Comparable Company Analysis, McDonald selected public companies whose primary businesses include the manufacture of fabricated metal components and assemblies for automotive OEM applications. In selecting the Peer Group, McDonald focused on a subset of these companies with market capitalizations of approximately $1 billion or less, and whose operations emphasized custom fabrication of metal components and assemblies to customer specifications. The companies included in the Peer Group were Arvin Industries, Inc., MascoTech, Inc., Simpson Industries, Inc., Autocam Corp., Defiance Inc., Dura Automotive Systems, Excel Industries, Inc., Shiloh Industries, Inc., and Tower Automotive, Inc. No company used in McDonald's analysis was identical to the Company. Accordingly, McDonald considered the market multiples for the composite of comparable companies to be more relevant than the market multiples of any single company.

     McDonald calculated a range of implied values based upon the market multiples of companies in the Peer Group and applied them to the historical and projected results of Bliss in order to determine a range of implied enterprise values for Bliss. McDonald calculated the multiples of enterprise market value to latest twelve months ("LTM") sales, Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings Before Interest and Taxes ("EBIT") and multiples of equity market value to LTM net income, and projected net income (based on published third party estimates) for 1998 for each of the companies in the Peer Group. McDonald applied the multiples of the Peer Group companies to the Company's LTM sales, EBITDA, EBIT and net income, and to management's projected fiscal 1998 net income. The companies in the Peer Group had multiples ranging from 0.3x to 1.9x LTM sales, 3.8x to 15.7x LTM EBITDA, 6.5x to 22.1x LTM EBIT, 13.3x to 23.6x LTM net income and 10.3x to 14.6x projected 1998 net income. The Peer Group companies had median multiples of 1.0x LTM sales, 7.5x LTM EBITDA, 12.5x LTM EBIT and 14.9x LTM net income, and 11.5x projected 1998 net income. McDonald also examined multiples of book value for the companies in the Peer Group. Those multiples ranged from 1.3x to 4.3x, with a median multiple of 2.0x.

     The companies comprising the Peer Group had significantly larger revenue bases and market capitalizations than Bliss. Accordingly, in conducting its comparable company analysis, McDonald applied a 30% discount to the Peer Group multiples to reflect Bliss's smaller market capitalization and revenue base. The amount of the discount was determined by McDonald based on its judgment concerning the appropriate discount to apply based upon its experience in dealing with sale transactions involving smaller capitalization companies and its experience in the trading markets for such companies' securities. This discount resulted in adjusted Peer Group median multiples of 0.7x LTM sales, 5.2x LTM EBITDA, 8.7x LTM EBIT, 10.4x LTM net income and 8.1x projected 1998 net income.

     Application of the adjusted median Peer Group multiples to Bliss resulted in an implied enterprise value of $44.4 million based on LTM sales, $23.2 million based on LTM EBITDA, $32.2 million based on LTM EBIT, $27.7 million based on LTM net income and $24.7 million based on projected 1998 net income. The average enterprise value for Bliss suggested by these multiples was $30.5 million. McDonald also calculated a weighted average enterprise value by assigning relative weights to each of the various multiples based on its experience in prior transactions. LTM EBITDA, LTM EBIT and LTM net income multiples were each given a weighting of 25% for purposes of this analysis, while sales multiples and projected 1998 net income multiples were given weightings of 10% and 15%, respectively. The weighted average enterprise value for Bliss suggested by this analysis was $28.9 million. McDonald then deducted Bliss's outstanding indebtedness at December 31, 1997, a portion of the provision for retiree medical benefits required to be made by Bliss pursuant to Statement of Financial Accounting Standards 106 (the "SFAS 106 Provision"), and an amount for environmental costs, and added cash at December 31, 1997, in order to derive an implied equity value for Bliss. This analysis resulted in implied equity values of $29.2 million (using a straight average approach) and $27.7 million (using a weighted average approach).

     On a stand-alone basis, multiples of LTM sales suggest an equity value of $43.1 million, as compared to the purchase price of $31.25 million. McDonald believes that an industrial company's ability to generate sales, while indicative of its market position and, to a lesser extent, its potential to generate future cash flows and earnings, is less relevant in the valuation process than that company's ability to generate cash flows and earnings from those sales. In that regard, the securities of publicly traded industrial companies trade based on multiples of historic and expected earnings and cash flow, and buyers of industrial companies in acquisition transactions typically value industrial companies on the same basis.

     McDonald's assessment of the importance of LTM Sales relative to other financial measures is indicated by the fact that it was accorded the lowest weighting of all five financial measures used as explained above. Furthermore, McDonald believes that the composite average and weighted average enterprise value results to be more relevant than the enterprise value derived from any single financial measure.


     Analysis of Selected Acquisition Transactions. McDonald reviewed 33 acquisition transactions in the automotive supply industry completed since January 1, 1995 for which relevant information was available. Transactions were selected based on the automotive OEM-nature of the target's business and the availability of relevant financial information about the target and the transaction. Of the 33 transactions, 13 involved transaction values below $100 million, 13 involved transaction values between $100 million and $500 million, and 7 involved transaction values greater than $500 million. McDonald believed that transactions involving consideration of less than $100 million were most directly comparable to the proposed sale of Bliss. Although information about those transactions is less readily available than information about larger transactions, McDonald sought out information about those smaller transactions for purposes of its acquisition transactions analysis. Since McDonald could only identify 13 transactions involving transaction values of less than $100 million for which relevant information was available, it sought additional transactions to include in its analysis. In McDonald's judgment, a larger pool was needed for the purposes of its acquisition transactions analysis.



     McDonald analyzed the multiples of LTM sales, EBITDA, EBIT, sales and book value represented by the purchase price paid in the acquisition transactions it reviewed. Sales multiples ranged from approximately 0.2x to 3.4x, with a median multiple of 0.8x. EBIT multiples ranged from approximately 4.1x to 25.0x, with a median multiple of 8.2x. EBITDA multiples ranged from 3.3x to 19.1x, with a median multiple of 5.8x. Book value multiples ranged from 1.0x to 16.7x, with a median multiple of 2.6x. Application of these multiples to Bliss resulted in implied enterprise values ranging from $24.6 million to $44.0 million, with a mean implied enterprise value of $31.2 million. By deducting Bliss's outstanding debt at December 31, 1997, a portion of the SFAS Provision, and an amount for environmental costs, and adding back Bliss's cash at December 31, 1997, to this implied enterprise value, McDonald derived an equity value for Bliss of $29.9 million.


     Discounted Cash Flow Analysis. McDonald estimated the theoretical present value of Bliss based on the sum of (i) the discounted cash flows which Bliss could generate over a five year period based on management's projections and
(ii) a terminal value for Bliss assuming that it performs in accordance with management's projections. McDonald's calculation of a theoretical terminal value of Bliss was based upon a multiple of EBITDA in the fifth year. This terminal value and the cash flows generated by Bliss were discounted to a present value to derive an enterprise value for Bliss. The equity value of Bliss was calculated by deducting outstanding debt, a portion of the SFAS 106 Provision, and an amount for environmental costs from the enterprise value, and adding back cash. Using discount rates ranging from 14.5% to 18.5% and EBITDA exit multiples of 3.5x to 7.5x, McDonald estimated that, based on a discounted cash flow analysis of management's projections, the present equity value of Bliss would range from $21.9 million to $43.1 million. An EBITDA exit multiple is a method of determining terminal value in a discounted cash flow analysis. The range of EBITDA multiples used was 3.5x to 7.5x, with a midpoint of 5.5x. These were determined through an analysis of the Selected Acquisition Transactions, which indicated an EBITDA multiple range of 3.3x to 19.1x, with a median multiple of 5.8x. Using a discount rate of approximately 16.5% and an EBITDA exit multiple of 5.5x (the mid-points of the ranges discussed above), McDonald derived an equity value for Bliss of $31.7 million. In determining an appropriate discount rate for purposes of the Discounted Cash Flow Analysis, McDonald & Company started with a conventional capital asset pricing model which calculated a cost of capital of 10.50%. McDonald added a significant premium to this cost of capital to determine a discount rate which reflected McDonald's judgment concerning the risks associated with the future cash flows of Bliss.

     Among the factors contributing to McDonald's conclusions about an appropriate discount rate were the Company's small size relative to many of its direct competitors, its lack of complete management organization structure, its need to enhance its information technology and quality systems, as well as the ongoing rationalization of the automotive OEM supply base particularly in the stamping sector. Furthermore, in McDonald's judgment, Bliss' failure to meet management's projections for EBITDA for the fiscal year ended September 30, 1997 increased the risks associated with the future growth in cash flows reflected in management's projections.

     Inherent in any discounted cash flow valuation are the use of a number of assumptions, including those relating to the reasonableness and achievability of management's projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could significantly alter the results of a discounted cash flow analysis.

     Leveraged Buyout Analysis. McDonald also performed a leveraged buyout analysis of Bliss as a means of establishing the value of Bliss assuming the sale of Bliss to a typical financial buyer. A leveraged buyout ("LBO") involves the acquisition or recapitalization of a company financed primarily by incurring indebtedness that is serviced by the post-LBO operating cash flow of the company. McDonald used the same projections provided by management used in its discounted cash flow analysis and assumed, for purposes of the LBO analysis, a leveraged capital structure (45.6% senior debt, 36.3% subordinated debt and 18.1% equity). Management's projections supported an aggregate purchase price under an LBO analysis of $25.9 million. This purchase price and capital structure resulted in a total debt to 1997 EBITDA multiple of 4.98x, an EBITDA to fixed charges ratio of 1.52x, and cash flow to fixed charges ratio of 1.18x. Based on management's projections, the LBO equity holders would earn an internal rate of return of 44.9%. The internal rate of return of 44.9% is an expected internal rate of return based on management's projections of Bliss. Actual internal rates of return would most likely vary. In McDonald's judgment, an expected internal rate of return of 44.9% is appropriate due to risks associated with the projected future cash flows of Bliss. Furthermore, the leverage ratios and asset base in this LBO analysis indicate that any additional debt service in the initial one-year period following the LBO, in McDonald's judgment, may not be supportable.

     Solicitation Process. In rendering its opinion, McDonald also considered the fact that it conducted a wide ranging solicitation process on behalf of the Company with respect to the sale of Bliss. During the course of that process, McDonald contacted over 50 potential strategic and financial buyers to determine their interest in participating in the solicitation of acquisition proposals for Bliss. That process, which was approaching completion at the time Buyer's initial proposal was received, had resulted in preliminary indications of interest from approximately 30 companies and in the receipt of two written expressions of interest in addition to the offer submitted by Buyer. The two other written expressions of interest were lower in value than Buyer's initial and reduced ($31.25 million in cash) proposal. In addition, McDonald's discussions with certain other parties that had expressed interest in

Bliss indicated that an offer involving consideration comparable to that associated with Buyer's proposal was unlikely to be received.

     Other Matters. No company or transaction used in the above analyses for comparative purposes is identical to the Company. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

     While the summary of the analyses set forth above does not purport to be a complete description of the analyses conducted by McDonald, all material analyses conducted by McDonald for the purpose of rendering its opinion have been described above. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. McDonald believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in McDonald's opinion. In addition, McDonald may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of Bliss.

     The term "fair, from a financial point of view," is a standard phrase contained in investment banking fairness opinions and refers to the fact that McDonald's opinion is addressed solely to the financial attributes of the consideration to be paid in connection with the sale of Bliss. In performing its analyses, McDonald made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company and Bliss. The analyses performed by McDonald are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of McDonald's analysis of the fairness of the consideration to be paid pursuant to the Purchase Agreement. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, McDonald's oral opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Purchase Agreement. Consequently, the McDonald analyses described above should not be viewed as determinative of the Board's conclusions with respect to the value of Bliss.

     McDonald has expressed no opinion as to the prices at which the Company's shares may trade following the date of its opinion.

     The Company has agreed to pay McDonald a fee of $717,500 for its services as its financial advisor in connection with the sale of Bliss. All of McDonald's fee is contingent upon the closing of the transaction. The Company also has agreed to reimburse McDonald for its reasonable out-of-pocket expenses and to indemnify McDonald against certain liabilities, including liabilities under the federal securities laws.

INTERESTS OF CERTAIN PERSONS IN THE SALE

  General

     Certain directors and executive officers of the Company have interests in the Sale that are in addition to the interests of the Company and the Stockholders generally. The Company's Board was aware of these interests and considered them, among other matters, in approving the Purchase Agreement.

  Stay Bonus and Change of Control Agreements

     As an inducement to retain the continued services, following the Sale, of certain key executives and individuals employed by the Company, the Company entered into separate agreements in October 1997 with such executives and individuals to provide for the payment of bonuses upon the consummation of the Sale and severance allowances in the event of a termination of employment as a result of a change of control of the Company (as defined in such agreements). The amount of the bonuses to be awarded varies by individual and is dependent on the amount of the purchase price ultimately received in the sale of Bliss by the Company. The current executive officers of the Company, Messrs. Malone, Kirk and Young will each receive stay bonuses in the amount of $300,000 (less applicable withholding taxes) upon the consummation of the Sale pursuant to the terms of such agreements.

POTENTIAL CONFLICTS OF INTEREST

  Affiliates

     James R. Malone, Chairman and Chief Executive Officer, holds a nonvoting limited partnership interest of less than one percent in Buyer. Mr. Malone serves on Buyer's advisory committee, which committee from time to time may give general advice to Buyer but has no management or investment authority or function. In addition, Mr. Malone introduced Buyer to Seller during the last week of November and first two weeks of December 1997; however, he did not participate in any of the discussions or negotiations that took place between Buyer and Seller. Due to his role at the Company, Mr. Malone was excluded from deliberations by Buyer regarding an investment in Bliss, both prior to and following the formation of the Special Committee. In light of Mr. Malone's relationship with Buyer, the Board voted to establish an independent committee, the Special Committee, comprising all the Board members except Mr. Malone, for the evaluation of the proposal received from Buyer and the consideration and approval of the terms, provisions and conditions of the Purchase Agreement. The Company understands that Buyer and Mr. Malone have not discussed Mr. Malone's role in the management of, or acquisition of an equity interest in, Bliss following the Sale. The Company also understands that it is currently intended that no other member of the Board will receive an equity or any other interest in Bliss, or have an ongoing affiliation with Bliss, following the Sale.

ACCOUNTING TREATMENT

     The sale of Bliss and Sub has been accounted for in accordance with Accounting Principles Board Opinion No. 30, "Reporting the Effects of Disposal of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions" ("APB No. 30"). Pursuant to APB No. 30, operations of Bliss and Sub have been treated as discontinued operations and have been reported separately from continuing operations as a component of income before extraordinary items in the Company's consolidated statement of income for the period ended September 30, 1997. Additionally, the related gain from the Sale to be realized at the Closing, estimated to be $9.35 million, net of taxes, will be reported as a gain on disposal presented below income from continuing operations when the Sale is consummated. See "-- Certain Federal Income Tax Consequences of the Sale."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE SALE

     Pursuant to the Purchase Agreement, the Company and Buyer will take such actions as may be required to treat the Sale as a taxable sale of the assets of Bliss and Sub under section 338(h)(10) of the Code. As a consequence, the Company will recognize no gain or loss on the sale of the Shares but will be required to pay any consolidated federal and combined state income taxes associated with the gain on the deemed sale of all of the assets of Bliss and Sub.

     The Sale will not have any federal income tax consequences to the Stockholders.

     The deemed sale of Bliss and Sub is expected to result in a pre-tax gain approximating $16,500,000, net of estimated transaction expenses. A combined federal and state statutory income tax rate of 40% would result in current income taxes of approximately $6,600,000. As of December 31, 1997, the Company has approximately $3,500,000 of federal net operating loss carryforwards which will partially offset this income tax gain. The timing and amount of tax payments ultimately due as a result of this transaction will depend on the future taxable events of the Company's continuing operations.

     The Company has neither requested, nor will it receive, and opinion of counsel regarding tax matters relating to the Sale.

APPLICABLE FEDERAL OR STATE REGULATORY REQUIREMENTS FOR THE SALE

     The regulatory filings and approvals described below must be made before the Sale can be effected and certain of such approvals may take a significant period of time to obtain. Although the Company and Buyer believe that such approvals will be obtained, there can be no assurance that this will be the case or that such approvals will be obtained or that such approvals will not be conditioned temporarily or otherwise encumbered.

  Antitrust

     The Sale is subject to the expiration or termination of the 30-day waiting period under the HSR Act and no action having been instituted by the Department of Justice (the "DOJ") or Federal Trade Commission (the "FTC") which is not withdrawn or terminated prior to the Closing. The HSR Act, and the rules and regulations thereunder, provide that certain sale transactions (including the Sale) may not be consummated until required information and materials have been furnished to the DOJ and the FTC and certain waiting periods have expired or been terminated. The Company and Buyer made their respective filings with the DOJ and the FTC on March 3, 1998.

     The DOJ and FTC frequently scrutinize the legality under the antitrust laws of transactions such as the Sale. Notwithstanding the expiration of the HSR Act waiting period, any time before or after the Closing, the FTC, the DOJ or others can take action under the antitrust laws, including seeking to enjoin the consummation of the Sale, or seeking the divestiture by Buyer of all or any part of the stock or assets of Bliss. There can be no assurance that a challenge to the Sale on antitrust grounds will not be made, or if such a challenge is made, that it would not be successful.

                             THE PURCHASE AGREEMENT

     The following is a summary of the material provisions of the Purchase Agreement not summarized elsewhere in this Proxy Statement. A copy of the Purchase Agreement is attached as Annex A to this Proxy Statement and is incorporated herein by reference. THE FOLLOWING SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PURCHASE AGREEMENT. STOCKHOLDERS ARE URGED TO READ THE PURCHASE AGREEMENT IN ITS ENTIRETY AND TO CONSIDER IT CAREFULLY.

  The Sale and Purchase of Shares; Purchase Price

     The Purchase Agreement provides that, following the approval of the Purchase Agreement and the transactions contemplated therein by the Company's shareholders, and the satisfaction or waiver of the other conditions to each party's obligation to consummate the Sale, the Company will sell, assign, transfer and convey to Buyer, and Buyer will purchase, acquire and accept from the Company, all of the Company's right, title and interest in and to the Shares. In consideration for the sale and transfer of the Shares, at the Closing, Buyer will deliver (i) to the Company an amount equal to $30,250,000 by wire transfer of immediately available funds and (ii) to the Escrow Agent, $1,000,000 by wire transfer of immediately available funds to an interest bearing account specified by the Escrow Agent (the amounts described in clauses
(i) and (ii) are referred to as the "Purchase Price"). The Purchase Agreement provides that the Company will make certain closing payments (the "Closing Payments") at the Closing, including $500,000 to be paid to Bliss to fund future employee benefits and $1,000,000 to Liberty Steel, a supplier of Bliss. The Purchase Agreement provides that the Purchase Price will be subject to certain post-closing adjustments in accordance with the procedures set forth in the Purchase Agreement.

     Generally, the Escrow Agent will be directed to hold the Escrow until a specified time following the delivery by the Company of a final balance sheet relating to Bliss and Sub, when Buyer either accepts or does not object to such balance sheet or the Escrow Agent is otherwise directed to release funds from the Escrow to the Company. One-half of the Escrow will remain in the escrow account to support the Company's indemnification obligations pursuant to the Purchase Agreement. See "--Indemnification" and ANNEX A (Articles I, II and
VIII).

  Representations and Warranties

     The Purchase Agreement contains various customary representations and warranties of each of the Company and Buyer as to (i) organization, existence and good standing, (ii) authority to enter into and perform its respective obligations under the Purchase Agreement, the Escrow Agreement and the Voting Agreement, (iii) the absence of material violations, breaches or defaults under any charter documents, agreements, law, regulation, order or decree, (iv) consents and approvals, (v) absence of material litigation relative to the Purchase Agreement, (vi) the accuracy of information provided for inclusion in this Proxy Statement and (vii) brokers being entitled to fees in connection with the Sale.

     Buyer has also made representations and warranties as to (i) the investment intent of Buyer with respect to the Shares, (ii) financing and (iii) the absence of undisclosed arrangements with any affiliate of the Company.

     The Company has also made representations and warranties with respect to the Company, Bliss and/or Sub as to (i) providing to Buyer complete and correct copies of the certificates of incorporation of Bliss and Sub and respective by-laws and regulations, (ii) the capitalization of Bliss and Sub, (iii) the ownership of Bliss and Sub, (iv) the authorized shares of Bliss and Sub, (v) the financial statements for Bliss and Sub, (vi) ownership of real and tangible personal property, (vii) intellectual property, (viii) real property necessary to the conduct of the Business (as defined in the Purchase Agreement), (ix) absence of undisclosed material contracts to which either Bliss or Sub is a party and absence of material breaches or defaults thereunder, (x) accounts receivable and collection of accounts receivable in the ordinary course of business, (xi) inventory and use and sale of inventory in the ordinary course of business, (xii) absence of undisclosed material litigation, labor disturbances, and compliance by Bliss and Sub with applicable laws, regulations, rules and orders (other than Environmental Laws (as defined in the Purchase Agreement)) and conditions reasonably expected to result in a Material Adverse Change (as defined in the Purchase Agreement), (xiii) absence of undisclosed violations of Environmental Laws and disposal of hazardous or toxic materials, (xiv) absence of undisclosed events of default and franchises, licenses, ordinances and permits relating to the Business, (xv) insurance, (xvi) environmental matters,
(xvii) employee benefit matters, (xviii) employee matters, (xix) taxes, (xx) absence of material changes, (xxi) vendors and customers, (xxii) accounts payable and (xxiii) related party transactions.

  Additional Agreements of the Company and Buyer

     Ordinary Course. Pursuant to the Purchase Agreement, the Company and Buyer have agreed that, during the period from the date of the Purchase Agreement until the Closing, except as consented to by Buyer or as contemplated by the Purchase Agreement, the Company will cause Bliss and Sub to conduct their business in the ordinary course consistent with past practice. In addition, neither the Company nor Sub will: (a) borrow any sums or enter into any financial guarantees or otherwise incur any indebtedness, including for the payment of trade payables, other than in the ordinary course of business consistent with past practice; (b) with certain exceptions, make or authorize any compensation increase for any employee of Bliss or Sub whether such increase relates to base compensation, commissions, bonuses, or benefits, or otherwise unless such increase is consistent with Bliss's prior practices with regard to such increases and Buyer consents to such increases; (c) except for the sale by Bliss of inventory or work-in-process and in the ordinary course of business consistent with past practice, sell, assign, transfer, lease, mortgage, pledge or make or cause to become subject to any Claim (as defined in the Purchase Agreement), any of the assets of Bliss or Sub; (d) enter into any agreement with respect to the Business pursuant to which the aggregate obligation of Bliss and Sub subsequent to the date of the Purchase Agreement may exceed $50,000 individually or in the aggregate, and which is not terminable by Bliss without penalty upon 90 days' notice or less; (e) manage inventories and other supplies and parts other than in the ordinary course of business consistent with past practice; (f) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, nor make any commitment to issue or sell any such shares or securities; (g) except as disclosed to Buyer, declare, pay or set aside for payment any dividend, distribution or return of capital in respect of its capital stock nor, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock; (h) settle or compromise any Tax (as defined in the Purchase Agreement) liability; (i) without limiting the generality of the foregoing, take any action or omit to take any action, which act or omission would result in a breach of any of the representations or warranties set forth in the Company's representation regarding the absence of material changes; or
(j) otherwise enter into any transaction not in the ordinary course of business.

     Filings and Other Actions. Pursuant to the Purchase Agreement, the parties have agreed to use their reasonable efforts to file within twenty (20) business days after the receipt of the Phase II Study, all requisite notifications under the HSR Act (such notifications, "HSR Filings"), and documentary material that comply with the provisions of the HSR Act, and will promptly file any additional information requested as soon as practicable after receipt of the request. The parties have also agreed not to take any action that is designed to have the effect of delaying, impairing or impeding the receipt of any required approvals, including the consents referred to in respective representations and warranties of the Company and Buyer, and will use their reasonable efforts to secure such approvals as promptly as possible. See "PROPOSED SALE OF BLISS -- Applicable Federal or State Regulatory Requirements for the Sale."

     Insurance. Pursuant to the Purchase Agreement, the Company and Buyer have agreed that, if, on or prior to the Closing Date (as defined in the Purchase Agreement), any property owned or leased by Bliss or Sub suffers any material damage, destruction or loss, the Company shall surrender to Buyer (i) all insurance proceeds received by the Company or Bliss with respect to such damage or loss and (ii) all rights of the Company or Bliss with respect to any causes of action, whether or not litigation has commenced on the Closing, in connection with such damage or loss.

     Employee and Employee Benefit Matters. The Purchase Agreement provides that, on and after the Closing, the Company shall have no liability whatsoever, except as provided for in the Purchase Agreement, for providing or causing Bliss to provide employee welfare benefits for the employees of Bliss or fulfilling collective bargaining agreement obligations or negotiations. Pursuant to the Purchase Agreement, Buyer has agreed to cause Bliss to fulfill the collective bargaining obligations of Bliss in accordance with the Basic Labor Agreement effective as of September 1, 1995, between Bliss and the Bliss Manufacturing Employees Association (the "Collective Bargaining Agreement") during the term thereof, and to cause Bliss to maintain for no less than 12 months after the Closing Date, employee welfare benefits, arrangements and commitments to employees of Bliss substantially comparable in the aggregate to those currently in effect for such employees. Specifically, and not by way of limitation, Buyer has agreed to cause Bliss to recognize employees' vacation time and sick leave accrued prior to the Closing and to fulfill the Company's obligations existing at the date of the Closing under the employee and retiree plans disclosed to Buyer.

     In addition to the foregoing, subject to certain provisions of the Purchase Agreement, as of the Closing, Buyer will cause Bliss to be fully responsible for the maintenance and administration of the Plans (as defined in the Purchase Agreement) and for all expenses, liabilities, and obligations with respect thereto arising on or after the Closing.

     In addition, subject to certain provisions of the Purchase Agreement, Buyer has agreed to cause Bliss to be fully responsible and to indemnify and hold the Company harmless for any and all liabilities, obligations, expenses, losses or taxes arising on or after the Closing with respect to: (v) any and all benefits and claims for benefits under any Plan; (w) compliance with the reporting and disclosure requirements of the Code, and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for plan years ending on and after the Closing with respect to each Plan; (x) the minimum funding obligations under the Code and ERISA with respect to any Plan for plan years ending after the Closing; (y) the termination of any Plan that occurs after the Closing; and (z) any act or omission of Buyer that adversely affects the qualification of any Plan under section 401(a) of the Code for any year.

     With respect to Pension Plans (as defined in the Purchase Agreement), pursuant to the Purchase Agreement, the Company has agreed to cause Bliss to make to such Pension Plans all contributions required to be made with respect to the time period prior to the Closing in accordance with the terms of the Collective Bargaining Agreement, and Buyer has agreed to cause to be made to such Pension Plans all contributions required to be made with respect to the time period beginning on the Closing in accordance with the terms of the Collective Bargaining Agreement as long as such agreement remains in force. Subject to the indemnification provisions contained in Article VIII of the Purchase Agreement, Buyer has agreed that it will cause Bliss to indemnify the Company against all contributions required and liabilities assessed under such Pension Plans after the Closing.

     Accounts Receivable and Inventory. Pursuant to the Purchase Agreement, the Company and Buyer have agreed that, with respect to certain representations and warranties made by the Company relating to accounts receivable and inventory of Bliss, in the event that (i) (x) 90% of the accounts receivable of Bliss reflected on the Final Balance Sheet (as defined in the Purchase Agreement) are not collected within ninety (90) days after the Closing Date, at Buyer's option, Buyer will assign to the Company, and the Company will purchase from Buyer, the uncollected accounts receivable reflected on the Final Balance Sheet so that Bliss will have received cash for 90% of the accounts receivable reflected on the Final Balance Sheet and (y) the remaining 10% of the accounts receivable of Bliss reflected on the Final Balance Sheet are not collected within 180 days after the Closing Date, at Buyer's option, Bliss will assign to the Company, and the Company will purchase from Buyer, the uncollected accounts receivable reflected on the Final Balance Sheet so that Bliss shall have received cash for such remaining 10% of the accounts receivable reflected on the Final Balance Sheet; and (ii) the inventory of Bliss reflected on the Final Balance Sheet is not useable and saleable within, with respect to certain matters disclosed to Buyer, twelve months, with respect to all other work-in-process and finished goods, 90 days, and, with respect to all other raw materials, six (6) months, after the Closing Date, at Buyer's option, Bliss will sell to the Company, and the Company will purchase from Bliss, such unuseable and unsaleable inventory. The purchase price for any such uncollected accounts receivable or unuseable and unsaleable inventory, as the case may be, will be an amount equal to the amount reflected on the Final Balance Sheet for such items, less applicable prorated reserves.

     Other Offers. The Purchase Agreement provides that, until the termination of the Purchase Agreement, neither the Company, Bliss nor any of their respective affiliates will, nor will they authorize the officers, directors, employees, representatives or other agents of the Company, Bliss or any of such affiliates to, directly or indirectly, (a) take any action to solicit or initiate any Acquisition Proposal (as defined below) or (b) engage in negotiations with, or disclose any nonpublic information relating to Bliss or Sub or afford access to the properties, books or records of Bliss or Sub to, any person that has advised Bliss or the Company or otherwise made known the fact that such person may be considering making, or that has made, an Acquisition Proposal. Bliss will promptly notify Buyer orally and in writing after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to Bliss or Sub or for access to the properties, books or records of Bliss or its Sub by any person that has advised Bliss or the Company or otherwise made known the fact that such person may be considering making, or that has made, an Acquisition Proposal and will promptly disclose to Buyer the status and details of any such Acquisition Proposal, indication or request. The Company has agreed that it will (i) immediately cease and cause to be terminated as of the date of the Purchase Agreement any ongoing discussions or negotiations with any third parties concerning an Acquisition Proposal and direct such third parties to return to the Company all information received by them from Bliss or the Company or their respective representatives and (ii) direct and cause all of its representatives to cease engaging in the foregoing.

     Miscellaneous Other Agreements. Pursuant to the Purchase Agreement, the Company has agreed that, for a three year period starting on the Closing, it will not solicit for hire any employee of Bliss or

Sub or compete with Bliss or Sub and will not, directly or indirectly, conduct any business competitive with Bliss or Sub for five years after the Closing. The Company has also agreed to provide to Buyer 30-days advance notice of any proposed transaction to liquidate, sell all or substantially all of the property or assets of the Company or dissolve. The Purchase Agreement also provides that the Company may amend or supplement prior to the Closing Date the schedules to the Purchase Agreement, subject to certain limitations set forth therein.

     Contribution to Profit Sharing Plan. The Company will, pursuant to the Purchase Agreement, make a discretionary contribution to Bliss's profit sharing plan from the Purchase Price in an amount not to exceed $1,000,000.

  Conditions to the Sale

     The Company. The obligations of the Company under the Purchase Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived by the Company: (a) the representations and warranties of Buyer that are contained in the Purchase Agreement shall be true and correct in all respects;
(b) Buyer shall have performed and complied with all of the covenants and agreements in all material respects, including the delivery of certain documents specified in the Purchase Agreement, and satisfied all the conditions applicable to Buyer required by the Purchase Agreement, the Escrow Agreement and the Voting Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing; (c) the applicable waiting periods under the HSR Act shall have expired, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated in the Purchase Agreement, or any of them, not be consummated; (d) Buyer shall have provided the Company evidence satisfactory to the Company that Buyer shall have obtained the consents and approvals listed in the Purchase Agreement as applicable to Buyer;
(e) the Escrow Agreement shall have been duly executed and delivered by Buyer and the Escrow Agent; and (f) the Purchase Agreement and the transactions contemplated therein shall have been adopted and approved by the holders of more than 50% of the shares of common stock of the Company in accordance with applicable law and the provisions of the Company's certificate of incorporation and by-laws.

     Buyer. The obligations of Buyer under the Purchase Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived by Buyer:
(a) the representations and warranties of the Company that are contained in the Purchase Agreement shall be true and correct in all respects; (b) the Company shall have performed and complied with all the covenants and agreements in all material respects, including the delivery of certain documents specified in the Purchase Agreement, and satisfied all the conditions applicable to the Company required by the Purchase Agreement, the Escrow Agreement and the Voting Agreement to be performed or complied with or satisfied by it at or prior to the Closing; (c) the applicable waiting periods under the HSR Act shall have expired, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated therein, or any of them, not be consummated; (d) since the date of the Purchase Agreement, there shall not have occurred any Material Adverse Change (as defined in the Purchase Agreement) or a material adverse change with respect to the Company; (e) the Phase II Study shall have been completed, Buyer shall have received a true and complete copy of the written report prepared by the consultants regarding the Phase II Study and Buyer shall be satisfied that the reasonably likely aggregate Environmental Damages (as defined in the Purchase Agreement) shall not exceed $2 million; provided, however, that this condition shall expire ten (10) business days after receipt by Buyer of any such report on the Phase II Study; (f) the Company shall have provided Buyer evidence satisfactory to Buyer that the Company and Bliss shall have obtained the consents and approvals listed in the Purchase Agreement as applicable to the Company and Bliss; (g) the Escrow Agreement shall have been duly executed by the Company and the Escrow Agent; (h) the Company shall have entered into a transitional services agreement with Bliss, in form and substance reasonably satisfactory to Buyer, to provide to Bliss and Sub administrative services of the same nature and scope as presently provided, at no cost to Bliss or Sub, for a period of six (6) months from and after the Closing Date; and (i) the Purchase Agreement and the transactions contemplated therein shall have been adopted and approved by the holders of more than 50% of the shares of common stock of the Company in accordance with applicable law and the provisions of the Company's certificate of incorporation and by-laws.

     With respect to the condition to Closing in the foregoing clause (e), Buyer has received the results of Seller's completed Phase II Study and has agreed that this condition to the Closing has been satisfied.

  The Closing

     The Company's Deliveries. Pursuant to the Purchase Agreement, at the Closing, Buyer shall receive from the Company the following documents: (a) copies of duly adopted resolutions of the Company's board of directors and the Company's shareholders approving the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby, as required, certified by the Company's Secretary; (b) a certificate of good standing as to the corporate status of Bliss from the Secretary of State of the State of Ohio and of Sub from the Secretary of State of the State of Delaware; (c) a complete and correct copy of the certificate of incorporation of each of the Company, Bliss and Sub certified by the Secretary of State of the State of Ohio or Delaware, as the case may be; (d) a complete and correct copy of the by-laws or regulations of the Company, Bliss and Sub, each certified by the Secretary of the Company, Bliss or Sub, as the case may be; (e) a certificate, dated the Closing Date, from the Company's and Bliss's Secretary to Buyer stating that the Company's, Bliss's and Sub's certificate of incorporation and regulations or by-laws, as the case may be, have not been amended since the date hereof; (f) a certificate, dated the Closing Date, of an appropriate officer or agent of the Company with respect to certain matters described in the Purchase Agreement; (g) a certificate or certificates representing the Shares with valid stock powers attached, together with the stock ledger of Bliss and Sub; (h) a Certification of Non-Foreign Status under and in accordance with Section 897 and Section 1445 of the Code; (i) the resignations of all of the directors of Bliss and Sub; (j) the resignations of all of the officers of Bliss and Sub; (k) an opinion of Squire, Sanders & Dempsey L.L.P., counsel to the Company, with respect to the matters described on Annex A to the Purchase Agreement; (l) the Company shall have paid the Closing Payments specified in the Purchase Agreement; and (m) such other documents and certificates as Buyer may reasonably request in connection with the consummation of the transactions contemplated by the Purchase Agreement.

     Buyer's Deliveries. Pursuant to the Purchase Agreement, at the Closing, the Company shall have received from Buyer the following documents: (a) copies of duly adopted resolutions of Buyer's member, if required, approving the execution, delivery and performance of the Purchase Agreement and the transactions contemplated thereby, as required, certified by an appropriate officer of Buyer; (b) a certificate of good standing as to the limited liability company status of Buyer from the Secretary of State of the State of Delaware;
(c) a complete and correct copy of the certificate of formation of Buyer certified by the Secretary of State of the State of Delaware; (d) a complete and correct copy of the operating agreement or similar governing agreement of Buyer certified by an appropriate officer of Buyer; (e) a certificate, dated the Closing Date, of a principal officer of Buyer with respect to certain matters described in the Purchase Agreement; (f) evidence satisfactory to the Company of the wire transfer by Buyer to the Company of $30,250,000 and of the wire transfer by Buyer to the Escrow Agent of $1,000,000; (g) an opinion of Howard, Darby & Levin, counsel to Buyer, with respect to matters described on Annex B to the Purchase Agreement; and (h) such other documents and certificates as the Company may reasonably request in connection with the consummation of the transactions contemplated by the Purchase Agreement.

  Indemnification

     Indemnification by Buyer. The Purchase Agreement provides that, from and after the Closing, Buyer will, without any further responsibility or liability of or recourse to the Company or its affiliates or any of the Company's or its affiliates' directors, shareholders, beneficiaries, officers, employees, agents, consultants, representatives, successors or assigns (collectively, the "Company Indemnified Parties"), indemnify the Company Indemnified Parties from and against any and all losses, liabilities, obligations, damages (whether actual or punitive), deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (individually, a "Loss"; collectively, "Losses") of any of the foregoing persons, after netting any related tax benefit realized or to be realized by such persons, arising from, asserted against or associated with (a) a breach of any representation or warranty made by Buyer in the Purchase Agreement, the Escrow Agreement or the Voting Agreement, (b) the failure to perform any covenant, obligation or agreement of Buyer made in the Purchase Agreement, the Escrow Agreement or the Voting Agreement, or (c) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in the immediately foregoing clauses (a) and (b).

     Indemnification by the Company. The Purchase Agreement provides also that, from and after the Closing, the Company shall, without any further responsibility or liability of or recourse to Buyer or its affiliates or any of Buyer's or its affiliates' directors, shareholders, partners, members, beneficiaries, officers, employees, agents, consultants, representatives, successors or assigns (collectively, the "Buyer Indemnified Parties"), indemnify the Buyer Indemnified Parties from and against any and all Losses of any of the foregoing persons after netting any related tax benefit realized or to be realized by such persons, arising from, asserted against or associated with (a) a breach of any representation or warranty made by the Company in the Purchase Agreement, the Escrow Agreement or the Voting Agreement, (b) failure to perform any covenant, obligation or agreement of the Company made in the Purchase Agreement, the Escrow Agreement or the Voting Agreement, (c) the business formerly conducted by Bliss regarding the manufacture of metal vacuum cleaner tubular components and the sale of such business, including (without limitation) any and all obligations under the Asset Purchase Agreement and the Supply Transition Agreement, each dated as of August 27, 1997, between Bliss and H-P Products, Inc., (d) any product sold by Bliss or Sub or any product processed or manufactured by Bliss or Sub but not yet sold by Bliss or Sub prior to the Closing, (e) in connection with the Company's classification of the different inventory valuation method adopted by the Company as a change in method rather than a change in principle, or (f) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in the immediately foregoing clauses (a) through (e).

     Limitation on Indemnity. The Purchase Agreement provides that, except with respect to certain representations and warranties contained in the Purchase Agreement or claims arising out of fraud (collectively, "Excluded Claims"), liability for which shall be unlimited, the Company's, on the one hand, and Buyer's, on the other hand, maximum aggregate liability shall in no event exceed $5,000,000. With certain exceptions, no claim for indemnification (except with respect to environmental matters discussed below) may be made more than two years after the Closing.

     Environmental Matters. Pursuant to the Purchase Agreement, (i) the Company agreed to cause Bliss to conduct the Phase II Study, including soil and ground water sampling, on the premises owned or leased by Bliss and such adjacent areas with respect to which Bliss or Sub might reasonably be expected to have liability, and that the Company would make, or would cause Bliss to make, available to Buyer all data collected and reports prepared in connection with the Phase II Study, or (ii), at Buyer's option, the Company would perform an analysis, which would be based on existing data (to the extent existing data is sufficient for such purpose), to determine if any contaminants which might reasonably be expected to be found would not present unreasonable risks to health or the environment under continued industrial use of the property. The Phase II Study would be conducted by environmental consultants reasonably acceptable to Buyer, and the scope of work in the Phase II Study would be reasonably acceptable to Buyer. Buyer and its representatives would also have the right pursuant to the Purchase Agreement to observe Bliss's environmental consultants during the course of their on-site examination of the relevant properties, review the findings of such consultants and discuss with Bliss, the Company and their respective representatives, including such environmental consultants, the nature of the study and the findings therefrom. The Company has agreed pursuant to the Purchase Agreement to be solely responsible for providing any required notifications under any federal, state or local law, regulation, standard, order, decree, rule, ordinance, permit, franchise, license or judgment now existing or hereafter developing, relating to protection of health, safety or the environment, including Environmental Laws (as defined in the Purchase Agreement). The Phase II Study has been completed to Buyer's satisfaction, as discussed above under "-- Conditions to the Sale -- Buyer."

     The Purchase Agreement contains certain provisions (Section 8.5 of the Purchase Agreement) which govern the allocation between the Company Indemnified Parties, on the one hand, and the Buyer Indemnified Parties and the Company and Sub (collectively, the "Buyer Environmental Indemnitees"), on the other hand, of Environmental Damages to any Buyer Indemnified Party, the Company or Sub arising from or in connection with (A) the operations of the Business or of any predecessor-in-interest of the Company or Sub on or prior to the Closing, (B) any environmental condition existing as of the Closing (including any future spreading of contamination existing at such time) on any real property owned or leased by the Company or Sub and on any property adjacent to such owned or leased real property, provided, that the Environmental Damages do not result from acts or omissions of Buyer after the Closing (whether or not caused by the Company or Sub), (C) in response to a claim, demand, investigation or inquiry made against any Buyer Environmental Indemnitee by any third party, including any governmental authority or agency, or (D) to correct or remediate any environmental condition as required by authority or any Environmental Law or a governmental authority or agency, to achieve compliance with any Environmental Law. For the purpose of the Purchase Agreement, "Environmental Damages" means any and all Losses, including, without limitation, costs of investigation, attorneys and consultants, analysis, cleanup, containment or other environmental remediation, actually incurred by any Buyer Environmental Indemnitee in connection with any matter described in any of immediately foregoing clauses (A) through (D).

     The Purchase Agreement provides that, with respect to any Environmental Damages pursuant to which a claim is made by any Buyer Environmental Indemnitee against the Company: (a) before or on the second anniversary of the Closing, the Company shall indemnify Buyer to the extent of 90% of such Environmental Damages and Buyer shall pay for 10% of such Environmental Damages; (b) after the second anniversary but before or on the third anniversary of the Closing, the Company shall indemnify Buyer to the extent of 80% of such Environmental Damages, and Buyer shall pay for 20% of such Environmental Damages; (c) after the third anniversary but before or on the fourth anniversary of the Closing, the Company shall indemnify Buyer to the extent of 70% of such Environmental Damages, and Buyer shall pay for 30% of such Environmental Damages; (d) after the fourth anniversary but before or on the fifth anniversary of the Closing, the Company shall indemnify Buyer to the extent of 60% of such Environmental Damages, and Buyer shall pay for 40% of such Environmental Damages; or (e) after the fifth anniversary but before or on the seventh anniversary of the Closing, the Company shall indemnify Buyer to the extent of 50% of such Environmental Damages, and Buyer shall pay for 50% of such Environmental Damages.

     With certain exceptions, the Purchase Agreement provides that no claim for indemnification with respect to environmental matters made pursuant to the Purchase Agreement may be made more than seven years after the Closing.

     Pursuant to the Purchase Agreement, the parties have also agreed, among other things, as follows: (i) to act in good faith in undertaking work to address environmental matters that give rise to a claim for indemnification under the Purchase Agreement with a view toward avoiding unnecessary costs; (ii) Environmental Damages shall be limited to damages directly related to rectifying the environmental matter to the minimum extent (A) satisfactory to the governmental authority or agency with responsibility for such matter or (B) that a prudent business owner would, in its reasonable business judgment, consider reasonably necessary, in light of prior use of the properties and facilities of Bliss and demonstrated unreasonable risks associated with the environmental conditions; (iii) at Buyer's election, Buyer shall have the right to control and manage all discussions with third parties and all proceedings and activities regarding the satisfaction and discharge of any Environmental Damages, and planning or performing any work at such property, provided that the Company shall have the right, at its expense, to participate in all such discussions and all proceedings and activities; (iv) if the Company is required to investigate, clean up or otherwise address Environmental Damages, Buyer shall give the Company and its authorized representatives and agents reasonable access to Bliss's property, all natural materials (including without limitation, water, dirt, clay and related materials) on such property and all equipment, facilities and utilities on such property; (v) Buyer will take all reasonable measures to reduce the cost of any required remediation, including, without any limitation, permitting the Company to file on or prior to Closing a deed permanently restricting use of Bliss's property for commercial or industrial purposes, provided that Buyer will take such reasonable measures commensurate with existing zoning with respect to adjacent property; (vi) the party performing the remedial or other work relating to Environmental Damages shall advise the other party of any studies or other significant documents relating to the project and provide reasonable advance notice of any planned activities; and (vii) if Environmental Damages arise which are attributable to transactions or occurrences that take place before and after the Closing Date and to which both the Company and a Buyer Environmental Indemnitee contributed, the Company's liability shall be apportioned.

  Taxes

     Pursuant to the Purchase Agreement, the Company and Buyer have agreed, among other things, to take such actions as may be required (including such elections under Section 338(h)(10) of the Code and corresponding provisions of state law) to treat the Sale, for federal and, if permissible, state income tax purposes, as a taxable sale of the assets of Bliss and Sub. The Company will include the income of Bliss and Sub in its consolidated federal income tax and combined state income tax returns for all pre-closing tax periods of Bliss and Sub, including the taxable period that ends at the Closing, and will bear the burden of any consolidated federal and combined state income taxes associated with the gain on the deemed sale of assets as reflected in such returns. The Company has also agreed that the Company will indemnify Buyer against taxes of the Company and its affiliates and Bliss for all pre-closing periods to the extent such taxes exceed tax reserves established by the Company. In addition, Buyer has agreed that it shall indemnify the Company against taxes relating to Bliss, or any affiliated group of which Bliss becomes a member, for all post-Closing tax periods. Any payment by the Company or Buyer with respect to the tax indemnification provisions contained in the Purchase Agreement will be treated for tax purposes as an adjustment to the Purchase Price.

  Termination

     The Purchase Agreement provides that the Purchase Agreement may be terminated only (a) by the mutual written consent of the parties to the Purchase Agreement, (b) by Buyer or the Company if, for any reason, the Closing has not occurred prior to April 30, 1998 or (c) by Buyer in the event that the condition set forth in the Purchase Agreement with respect to Environmental Damages would not be satisfied as of the Closing; provided that if the failure to close by such date is due to Buyer's or the Company's breach of the Purchase Agreement, such party shall not be entitled to terminate the Purchase Agreement. In the event the Purchase Agreement is terminated, with certain exceptions, the Purchase Agreement will be void without liability on the part of any party, its shareholders, directors or officers.

  Expenses

     Except as otherwise provided in the Purchase Agreement, the parties have agreed to bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of the Purchase Agreement and consummation of the transactions contemplated thereby.

  Public Disclosure

     Pursuant to the Purchase Agreement, each of the parties to the Purchase Agreement has agreed that, except as and to the extent required to comply with the requirements of applicable law, no press releases or similar public announcement or communication will be made or caused to be made concerning the execution, terms or performance of the Purchase Agreement unless specifically approved in advance by all parties. The parties have agreed to consult with one another prior to making any press release or announcement required to be disclosed by law and to use their reasonable efforts to reach agreement on any such press release or announcement.

  Survival

     Subject to certain specified provisions contained in the Purchase Agreement, the representations, warranties, covenants and agreements made by the parties pursuant to the Purchase Agreement shall survive the Closing for a period of two years.

  Assignment

     The Purchase Agreement provides that Buyer may assign its rights under the Purchase Agreement as collateral security to parties providing financing to Buyer in connection with the Sale and to one or more affiliates of Buyer that will take title to the Shares and assume all obligations of Buyer thereunder.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table presents selected historical financial data of the Company and its consolidated subsidiaries for the periods indicated. The financial data for the five years ended September 30, 1997 and the quarter ended December 31, 1997 was derived from the respective audited and unaudited consolidated financial statements of the Company for such periods and excludes Bliss from continuing operations as it was presented as a discontinued operation for both periods. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information of the Company incorporated by reference in this Proxy Statement.

                                              FIRST QUARTER
                                               1998 ENDED
                                              DECEMBER 31,
                                                  1997           1997          1996          1995          1994          1993
                                              -------------   -----------   -----------   -----------   -----------   -----------
Net Revenue From Continuing Operations         $ 9,011,515    $50,490,250   $59,548,908   $62,785,302   $52,759,037   $44,224,939
Operating Costs and Expenses                    11,483,252     68,603,306    63,882,184    60,509,044    50,539,058    41,416,946
Other Income (Expense), net                       (548,532)    (2,650,313)   (4,272,428)   (1,282,491)   (1,080,894)   (1,080,413)
Income (loss) Before Discontinued Operations
  Before Taxes                                  (3,020,269)   (20,763,369)   (8,605,704)      993,767     1,139,085     1,727,580
Income (loss) Margin Before Discontinued
  Operations Before Taxes                           (33.5%)        (41.1%)       (14.5%)         1.6%          2.2%          3.9%
Income Taxes (benefits)                           (915,442)    (7,285,949)   (2,838,259)     (614,791)      (69,510)      145,512
Income Tax Rate                                      30.0%          35.1%         33.0%         69.1%          6.1%          8.4%
Income (loss) before Discontinued Operations    (2,104,827)   (13,477,420)   (5,767,445)    1,608,558     1,208,595     1,582,068
Income (loss) Margin Before Discontinued
  Operations                                        (23.4%)        (26.7%)        (9.7%)         2.6%          2.3%          3.6%
Income (loss) From Discontinued Operations         944,423      2,347,039    (1,965,815)    3,833,317     3,422,894     3,287,695
Loss on Disposals                                       --     (5,519,684)   (2,280,844)           --            --            --
Cumulative Effect --
  Change of Accounting for Income Taxes                 --             --            --            --       719,016            --
Net Income (loss)                               (1,160,404)   (16,650,065)  (10,014,104)    5,441,875     5,350,505     4,869,763
Net Income (loss) Margin                            (12.9%)        (33.0%)       (16.8%)         8.7%         10.1%         11.0%

Basic Per Share Data:[1]
Income (loss) Before Discontinued Operations   $      (.42)   $     (2.72)  $     (1.18)  $        33   $       .25   $       .33
Net Income (loss) From Discontinued
  Operations                                           .19            .47          (.40)          .79           .71           .70
Loss on disposals                                       --          (1.11)        (0.46)           --            --            --
Net Income (loss)                                     (.23)         (3.36)        (2.04)         1.12          1.11          1.03
Cash Dividends                                        .000           .000          .263          .346          .329          .309
Weighted Average Number of Common Shares
  Outstanding                                    5,032,105      4,956,276     4,912,135     4,876,599     4,820,275     4,727,925

Diluted Per Share Data:[1]
Income (loss) Before Discontinued Operations   $      (.42)   $     (2.72)  $     (1.18)  $        33   $       .25   $       .33
Income (loss) From Discontinued Operations             .19            .47          (.40)          .79           .70           .68
Loss on disposals                                       --          (1.11)        (0.46)           --            --            --
Net Income (loss)                                      (23)         (3.36)        (3204)         1.12          1.09          1.01
Cash Dividends                                        .000           .000          .263          .346          .324          3.01
Weighted Average Number of Common Shares
  Outstanding                                    5,032,105      4,956,276     4,912,135     4,876,599     4,888,395     4,851,192

Total Assets                                    54,948,043     55,390,133    92,511,124    85,191,635    78,642,212    65,102,797
Long-Term Debt                                     552,860        762,777    22,334,613    14,050,715    13,176,973     8,800,956
Stockholders' Equity                            13,196,437     14,551,505    30,882,960    40,350,913    37,901,982    34,442,194
Book Value Per Share                                  2.62           2.94          6.29          8.27          7.75          7.10
Working Capital                                  1,732,937      3,793,541    24,981,647    23,771,993    22,941,184    18,189,328
Ratio of Current Assets to Current
  Liabilities                                         1.04           1.10          1.77          1.91          1.99          1.90
Percent of Earnings on Average Stockholders'
  Equity                                             (17.6)        (73.3%)       (28.1%)        13.9%         14.8%         14.8%
Percent of All Dividends to Net Income                  --             --        (12.9%)        31.0%         29.7%         30.0%
Stock High                                               6          8 1/8            15            17        19 1/8        13 3/4
Stock Low                                            4 5/8          3 7/8         4 3/4        13 1/4        11 1/4         5 5/8
Average Annual Price to Earnings Ratio               (23.0)          (1.8)         (4.8)         13.5          13.9           9.6
Average Annual Dividend Yield                           --             --          2.7%          2.3%          2.1%          3.1%

---------------

[1] Amounts have been restated to comply with FAS 128.

                                     BLISS
              UNAUDITED HISTORICAL CONDENSED FINANCIAL STATEMENTS


     The following presents the unaudited consolidated financial statements of Bliss and related notes thereto. The Bliss consolidated financial statements and notes are based upon and should be read in conjunction with the Company's consolidated financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Form 10-K and Form 10-Q and other financial information of the Company filed with the Commission from time to time.



     For purposes of the Bliss financial presentation, goodwill arising from the purchase of Bliss by the Company has been pushed down to the Bliss consolidated financial statements. The value of all other assets and liabilities of Bliss as reported on the Company's financial statements have also been pushed down to the Bliss consolidated financial statements. In addition, as there is no tax allocation agreement between Bliss and the Company and due to the fact that all matters of taxation are the responsibility of the Company until the date of the Sale, the related tax expense of Bliss is presented on the Bliss income statements and is offset against the intercompany receivable presented on the consolidated balance sheet.



                    CONSOLIDATED BALANCE SHEETS (UNAUDITED)



                                                   DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                       1997            1997             1996
                                                   ------------    -------------    -------------
ASSETS
Current assets:
  Cash and cash equivalents                        $   472,273      $        --      $   100,146
  Trade accounts receivable (net of allowance of
     $166,509, $250,000 and $60,000)                 8,150,169        8,135,942        9,124,178
  Inventories                                        7,863,087        6,649,099        7,961,667
  Prepaid expenses                                     309,460          309,760          366,761
  Other current assets                                      --           47,873               --
                                                   -----------      -----------      -----------
  Total current assets                              16,794,989       15,142,674       17,552,752
                                                   -----------      -----------      -----------
Property, plant and equipment, net                   5,472,617        5,590,407        5,315,378
                                                   -----------      -----------      -----------
Other assets:
  Cost in excess of net assets of acquired
     business (net of amortization of $999,177,
     $958,138 and $825,981)                          4,295,100        4,328,139        4,460,296
  Other                                                 11,289           11,289           12,289
                                                   -----------      -----------      -----------
     Total other assets                              4,306,389        4,339,428        4,472,585
                                                   -----------      -----------      -----------
     Total assets                                  $26,573,995      $25,072,509      $27,340,715
                                                   ===========      ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Trade accounts payable                           $ 5,939,513      $ 7,700,209      $ 9,322,940
  Accrued expenses and other liabilities             2,231,215        1,923,338        2,660,322
  Long-term debt due within one year                   415,351          458,589          449,096
                                                   -----------      -----------      -----------
     Total current liabilities                       8,586,079       10,082,136       12,432,358
                                                   -----------      -----------      -----------
Long-term liabilities:
  Long-term debt (less amounts due within one
     year)                                              69,638          144,069          626,282
  Postretirement benefits other than pensions        4,380,339        4,237,000        3,749,000
                                                   -----------      -----------      -----------
     Total long-term liabilities                   $ 4,449,977      $ 4,381,069      $ 4,375,282
                                                   -----------      -----------      -----------
Stockholders' equity:
  Capital in excess of par value                    15,262,500       15,262,500       15,262,500
  Intercompany receivable, net                     (28,139,454)     (30,595,922)     (28,348,829)
  Retained earnings                                 26,414,893       25,942,726       23,619,404
                                                   -----------      -----------      -----------
     Total stockholders' equity                     13,537,939       10,609,304       10,533,075
                                                   -----------      -----------      -----------
     Total liabilities and stockholders' equity    $26,573,995      $25,072,509      $27,340,715
                                                   ===========      ===========      ===========

                 CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

                              FOR THE THREE MONTHS ENDED
                                     DECEMBER 31,              FOR THE YEARS ENDED SEPTEMBER 30,
                              ---------------------------   ---------------------------------------
                                  1997           1996          1997          1996          1995
                              ------------   ------------   -----------   -----------   -----------
Net product sales             $14,875,614    $13,771,431    $61,813,388   $47,158,912   $55,242,351
Operating costs and
  expenses:
  Cost of products sold        13,285,999     12,126,130     54,121,643    39,805,173    43,465,499
  Selling, general and
     administrative expenses      783,372        869,059      3,959,869     4,540,812     3,612,274
  Interest expense                 10,408         19,970         70,555        33,607        41,359
  Other expenses                   34,275         28,939         60,859       152,316       567,765
                              -----------    -----------    -----------   -----------   -----------
     Total expenses            14,114,054     13,044,098     58,212,926    44,531,908    47,686,897
                              -----------    -----------    -----------   -----------   -----------
Income before income taxes        761,560        727,333      3,600,462     2,627,004     7,555,454
Provision for income taxes        289,393        276,386      1,277,140     1,050,801     3,022,579
                              -----------    -----------    -----------   -----------   -----------
Net income                    $   472,167    $   450,947    $ 2,323,322   $ 1,576,203   $ 4,532,875
                              ===========    ===========    ===========   ===========   ===========

          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (UNAUDITED)


                         CAPITAL IN                                                       TOTAL
                          EXCESS OF          INTERCOMPANY           RETAINED          STOCKHOLDERS'
                          PAR VALUE         RECEIVABLE, NET         EARNINGS             EQUITY
                         -----------        ---------------        -----------        -------------
Balance at September
  30, 1994               $15,262,500         $(21,600,003)         $17,510,326         $11,172,823
  Net income                      --                   --            4,532,875           4,532,875
  Capital distribution                         (4,906,764)                              (4,906,764)
                         -----------         ------------          -----------         -----------
Balance at September
  30, 1995                15,262,500          (26,506,767)          22,043,201          10,798,934
  Net income                      --                   --            1,576,203           1,576,203
  Capital distribution                         (1,842,062)                              (1,842,062)
                         -----------         ------------          -----------         -----------
Balance at September
  30, 1996                15,262,500          (28,348,829)          23,619,404          10,533,075
  Net income                      --                   --            2,323,322           2,323,322
  Capital distribution                         (2,247,093)                              (2,247,093)
                         -----------         ------------          -----------         -----------
Balance at September
  30, 1997                15,262,500          (30,595,922)          25,942,726          10,609,304
  Net Income                      --                   --              472,167             472,167
  Capital distribution                          2,456,468                                2,456,468
                         -----------         ------------          -----------         -----------
Balance at December 31,
  1997                   $15,262,500         $(28,139,454)         $26,414,893         $13,537,939
                         ===========         ============          ===========         ===========

                CONSOLIDATED STATEMENTS OF CASH FLOW (UNAUDITED)


                                        FOR THE THREE
                                        MONTHS ENDED
                                        DECEMBER 31,                 FOR THE YEAR ENDED SEPTEMBER 30,
                                 ---------------------------   ---------------------------------------------
                                     1997           1996           1997            1996            1995
                                 ------------   ------------   -------------   -------------   -------------
Cash flows from operating
  activities:
  Net income                     $   472,167    $   450,947     $ 2,323,322     $ 1,576,203     $ 4,532,875
  Adjustments to reconcile net
    income to net cash provided
    by operating activities:
    Depreciation and
      amortization                   250,539        220,539         886,033         949,602         888,676
    Provision for losses on
      receivables                         --             --         190,000              --              --
    Net increase in
      postretirement liability       143,339        122,000         488,000         435,000         288,000
  Changes in operating assets
    and liabilities:
    Decrease (increase) in
      receivables                    (14,227)     1,711,596         798,236      (3,288,146)      1,662,358
    Decrease (increase) in
      inventories                 (1,213,988)       986,041       1,312,568      (2,611,981)        188,387
    Decrease (increase) in
      prepaid expenses                   300         59,850          57,001        (111,320)        189,252
    Decrease (increase) in
      other current assets            75,805             --         (47,873)         18,000         (18,000)
    Increase (decrease) in
      accounts payable            (1,760,696)    (3,057,333)     (1,622,731)      4,820,478         143,103
    Increase (decrease) in
      accrued expenses and
      other liabilities              279,945        219,093        (736,987)        508,010      (1,094,848)
    Other, net                            --             --           1,000             904            (904)
                                 -----------    -----------     -----------     -----------     -----------
      Net cash provided by
         operating activities     (1,766,816)       712,733       3,648,569       2,296,750       6,778,899
                                 -----------    -----------     -----------     -----------     -----------
Cash flow from investing
  activities:
  Capital expenditures               (99,710)       (42,376)     (1,028,902)       (912,243)     (1,823,650)
                                 -----------    -----------     -----------     -----------     -----------
    Net cash used in investing
      activities                     (99,710)       (42,376)     (1,028,902)       (912,243)     (1,823,650)
                                 -----------    -----------     -----------     -----------     -----------
Cash flows from financing
  activities:
  Payment of long term debt         (117,669)      (109,840)       (472,720)       (360,942)       (165,384)
  Proceeds from long term debt            --             --              --         815,470              --
  Capital distribution             2,456,468       (586,917)     (2,247,093)     (1,842,062)     (4,906,764)
                                 -----------    -----------     -----------     -----------     -----------
    Net cash (used in) provided
      by financing activities      2,338,799       (696,757)     (2,719,813)     (1,387,534)     (5,072,148)
                                 -----------    -----------     -----------     -----------     -----------
Net increase (decrease) in cash
  and cash equivalents               472,273        (26,400)       (100,146)         (3,027)       (116,899)
Cash and cash equivalents,
  beginning of period                     --        100,146         100,146         103,173         220,072
                                 -----------    -----------     -----------     -----------     -----------
Cash and cash equivalents, end
  of period                      $   472,273    $    73,746     $        --     $   100,146     $   103,173
                                 ===========    ===========     ===========     ===========     ===========

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Nature of Business

          Bliss is a wholly owned subsidiary of the Company. Bliss engages in the manufacture of various types of sheet metal stamping and subassemblies, and painting and welding in conjunction therewith, for customers in the automotive and truck manufacturing, materials handling equipment, military, and plumbing industries. The products manufactured by Bliss are sold primarily to original equipment manufacturers located mostly in the midwest United States.

2. Summary of Significant Accounting Policies

  Basis of Consolidation

          The accompanying consolidated financial statements include the accounts of Bliss and Sub. All significant inter-company accounts and transactions have been eliminated.

  Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

  Cash Equivalents

          Bliss considers all highly liquid instruments purchased with a maturity date of less than three months to be cash equivalents.

  Allowance for Doubtful Accounts

          On a periodic basis, Bliss's management performs a review of potentially uncollectible trade accounts receivable to provide its best estimate of the net realizable value of the receivables. This review consists of a detailed specific customer analysis and a focus on aging categorization, days sales outstanding and other related analytical procedures.

  Cost in Excess of Net Assets of Acquired Businesses

          Goodwill, resulting from the acquisition of Bliss by the Company which has been pushed down to the Bliss consolidated financial statements and comprising cost in excess of net assets of the business acquired, is being amortized on a straight-line basis over 40 years.

          The Company periodically evaluates the recoverability of goodwill and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and market and economic conditions. If there is an impairment in value, recorded balances will be adjusted.

  Inventories

          Inventories are stated at the lower of cost or market and are valued using the first-in, first-out (FIFO) cost method.

  Property, Plant and Equipment

          Property, plant and equipment are recorded at cost. Depreciation is provided on the straight-line and declining balance methods over estimated useful lives of 10 to 40 years for buildings and improvements and 3 to 10 years for machinery and equipment. Improvements which extend the useful life of property, plant and equipment are capitalized, and maintenance and repairs are expensed. When property, plant and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate accounts and any gain or loss is included in current income.

  Fair Value of Financial Instruments

          The Company's financial instruments consist principally of cash, accounts and notes receivable, accounts payable, accrued expenses and other liabilities, and short and long-term debt in which the fair value of these financial instruments approximates the carrying value.

  Revenue Recognition

          Product revenues are recognized upon the shipment of product.

  Income Taxes

          Bliss accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standard No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, the tax consequences in the future years for differences between the financial and tax basis of assets and liabilities at year end are reflected as deferred income taxes. For income tax purposes, Bliss is included in the consolidated tax return of the Company. No tax allocation agreement exists between Bliss and the Company. The Company allocates taxes to Bliss and other members of the consolidated group at the Company's U.S. effective tax rate.

3. Inventories

        Components of inventories are as follows:

                                          DECEMBER 31,    SEPTEMBER 30,     SEPTEMBER 30,
                                              1997             1997             1996
                                          ------------    --------------    -------------
Finished goods..........................   $2,524,518       $2,594,123       $2,303,572
Work-in-process, raw materials, and
  supplies..............................    5,338,569        4,054,976        5,658,095
                                           ----------       ----------       ----------
                                           $7,863,087       $6,649,099       $7,961,667
                                           ==========       ==========       ==========

4. Property, Plant and Equipment

                                           DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                               1997            1997             1996
                                           ------------    -------------    -------------
Land.....................................  $   491,909      $   491,909      $   486,268
Buildings and improvements...............    4,301,744        4,287,102        4,043,547
Machinery and equipment..................   13,604,524       13,519,526       12,739,817
                                           -----------      -----------      -----------
                                            18,398,177       18,298,537       17,269,632
Accumulated depreciation.................   12,925,560       12,708,130       11,954,254
                                           -----------      -----------      -----------
Property, plant and equipment net........  $ 5,472,617      $ 5,590,407      $ 5,315,378
                                           ===========      ===========      ===========

     5. Accrued Expenses and Other Liabilities

          Accrued expenses and other liabilities consist of the following:

                                           DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                               1997            1997             1996
                                           ------------    -------------    -------------
Accrued compensation.....................   $  266,195      $  101,000       $   238,000
Accrued commissions......................      363,000         365,000           306,000
Pension and profit sharing...............      933,000         996,000         1,705,000
Accrued workers compensation.............      192,000         166,000           150,000
Accrued payroll taxes....................       36,000         125,000           230,000
Other....................................      441,020         170,338            31,322
                                            ----------      ----------       -----------
                                            $2,231,215      $1,923,338       $ 2,660,322
                                            ==========      ==========       ===========

6.  Long-Term Debt

          Long-term debt consists of the following:


                                                   DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                       1997            1997             1996
                                                   ------------    -------------    -------------
Capitalized lease obligations bearing interest at
  3.74% to 8.04% due in monthly installments of
  $14,413 (including interest) through July
  1999...........................................    $484,989        $602,658        $1,075,378
Less amounts due within one year.................     415,351         458,589           449,096
                                                     --------        --------        ----------
Long-term debt...................................    $ 69,638        $144,069        $  626,282
                                                     ========        ========        ==========


          The principal amount of long-term debt payable is $458,589 in the year ended September 30, 1998 and $144,069 in the year ended September 30, 1999.

7.  Income taxes

          The provision (benefit) for income taxes consists of the following:

                                  FOR THE THREE MONTHS
                                   ENDED DECEMBER 31,        FOR THE YEAR ENDED SEPTEMBER 30,
                                  --------------------    --------------------------------------
                                    1997        1996         1997          1996          1995
                                  --------    --------    ----------    ----------    ----------
Current:
  Federal.......................  $264,258    $301,406    $1,302,688    $1,521,485    $2,658,393
  State.........................    34,270      32,730       162,020       118,215       339,995
                                  --------    --------    ----------    ----------    ----------
                                   298,528     334,136     1,464,708     1,639,700     2,998,388
Deferred........................    (9,135)    (57,750)     (187,568)     (588,899)       24,191
                                  --------    --------    ----------    ----------    ----------
                                  $289,393    $276,386    $1,277,140    $1,050,801    $3,022,579
                                  ========    ========    ==========    ==========    ==========

          Because Bliss is included in the consolidated tax returns of the Company, all taxes are paid on Bliss's behalf by the Company. As of December 31, 1997 and September 30, 1997 and 1996, tax related balances due to the Company amounted to $10,833,690, $11,779,430, and $10,914,300, respectively, and were included in the intercompany receivable, net for the respective periods presented.

8. Profit Sharing and Pension Plans

          Bliss has a defined contribution plan which covers substantially all employees. The Bliss plan contribution is at management's discretion and is allocated based on a percentage of each employee's wages. Profit sharing and pension expense for the quarters ended December 31, 1997 and

     1996, and the years ended September 30, 1997, 1996 and 1995 were $225,000, $118,800, $475,000, $1,915,000 and $1,045,000, respectively.

9. Postretirement Benefits Other than Pensions

          Bliss provides postretirement health care and life insurance benefits to certain employees.

          The components of the postretirement benefit costs are as follows:

                       DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,    SEPTEMBER 30,
                           1997            1996            1997             1996             1995
                       ------------    ------------    -------------    -------------    -------------
Service costs........    $ 93,500        $ 84,750        $339,000         $309,000         $213,000
Interest costs.......      75,250          66,250         265,000          232,000          192,000
Net amortization and
  deferral...........          --              --              --               --          (20,000)
                         --------        --------        --------         --------         --------
                         $168,750        $151,000        $604,000         $541,000         $385,000
                         ========        ========        ========         ========         ========

          The status of the plans was as follows at:

                                                   DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                                       1997            1997             1996
                                                   ------------    -------------    -------------
Accumulated postretirement benefit obligation
  (APBO):
  Retirees.......................................  $(1,643,000)     $(1,642,000)     $(1,639,000)
  Actives fully eligible.........................     (199,000)        (195,000)        (181,000)
  Actives not yet fully eligible.................   (2,380,339)      (2,242,000)      (1,769,000)
                                                   -----------      -----------      -----------
Total APBO.......................................   (4,222,339)      (4,079,000)      (3,589,000)
Fair value of plan assets........................           --               --               --
                                                   -----------      -----------      -----------
Funded status                                       (4,222,339)      (4,079,000)      (3,589,000)
  Unrecognized (gain)/loss.......................     (158,000)        (158,000)        (160,000)
                                                   -----------      -----------      -----------
  Accrued postretirement benefit costs...........  $(4,380,339)     $(4,237,000)     $(3,749,000)
                                                   ===========      ===========      ===========
Assumed weighted average discount rate...........          7.5%             7.5%             7.5%

          The assumed health care cost trend rate used in measuring the health care portion of the postretirement benefit cost for 1997 is 10.5%, gradually declining to 5.5% by the year 2007 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the APBO as of September 30, 1997 by $849,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $165,000.

10. Commitments and Contingencies, Guarantees and Leases

          The Company is obligated under certain operating leases for equipment which expire on various dates through December 1999. The minimum annual lease payments, under these agreements including renewal options, if exercised, are $71,583, $4,183 and $0 for the years ending September 30, 1998, 1999, and 2000, respectively. Rental expense for leases was $54,105 and $23,979 for the quarters ended December 31, 1997 and 1996, and $95,917, $58,573, and $68,870 for the years ended September 30, 1997, 1996 and 1995, respectively.

11. Litigation

          Various other claims arising in the ordinary course of business are pending against Bliss. In the opinion of management, none of the matters will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

12. Related Parties


          Long-term intercompany receivables reflect transactions between Bliss and the Company, which consist primarily of cash transfers from Bliss to the Company. Such intercompany receivable is not expected to be settled upon the sale of Bliss and therefore this amount is presented as a reduction to shareholders' equity on the Bliss consolidated balance sheet.


               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS


     The following tables present selected pro forma financial information and per share financial data of the Company and its consolidated subsidiaries giving effect to the Sale. See note 1 of Notes to Unaudited Pro Forma Condensed Financial Statements below. The pro forma consolidated financial statements are based upon and should be read in conjunction with the consolidated financial statements and the related notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Form 10-K and Form 10-Q, the Notes to Unaudited Pro Forma Condensed Financial Statements presented below, and other financial information of the Company filed with the Commission from time to time.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET

     The following unaudited pro forma condensed balance sheet as of December 31, 1997, gives effect to (i) the Sale and (ii) the related pro forma adjustments described in the Notes below. This balance sheet is presented as though the transaction had occurred at December 31, 1997.

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                    FOR THE QUARTER ENDED DECEMBER 31, 1997

                                                              AS REPORTED       PRO FORMA                   PRO FORMA
                                                             DEC. 31, 1997     ADJUSTMENTS                   RESULTS
                                                             -------------     ------------                -----------
ASSETS
Current assets:
  Cash and cash equivalents                                  $    819,321      $    17,691(2)(3)           $   837,012
  Trade accounts receivable, net                                7,989,924               --                   7,989,924
  Other receivables                                               709,392               --                     709,392
  Inventories                                                   4,261,655               --                   4,261,655
  Income tax receivable                                         3,372,644               --                   3,372,644
  Deferred income taxes                                         8,349,167        5,948,747(2)                2,400,420
  Other current assets                                            195,254               --                     195,254
  Net assets held for sale at realizable value                 15,317,503      (13,005,503)(2)(3)            2,312,000
                                                             ------------      ------------                -----------
    Total current assets                                       41,014,860      (18,936,559)                 22,078,301
                                                             ------------      ------------                -----------
Property, plant and equipment, net                              5,734,508               --                   5,734,508
                                                             ------------                                  -----------
Other assets:
  Long-term receivables                                           917,733               --                     917,733
  Cost in excess of net assets of acquired businesses           6,659,047               --                   6,659,047
  Other                                                           621,895               --                     621,895
                                                             ------------      ------------                -----------
    Total other assets                                          8,198,675               --                   8,198,675
                                                             ------------      ------------                -----------
    Total assets                                             $ 54,948,043      $(18,936,559)               $36,011,484
                                                             ============      ============                ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit                                             $    465,870      $  (465,870)(3)             $        --
  Trade accounts payable                                        7,585,880       (2,000,000)(3)               5,585,880
  Income taxes payable                                            674,870               --                     674,870
  Accrued expenses and other liabilities                        7,186,265         (535,000)(3)               6,651,265
  Long-term debt due within one year                           23,369,038      (23,369,038)(3)                      --
                                                             ------------      ------------                -----------
    Total current liabilities                                  39,281,923      (26,369,908)                 12,912,015
                                                             ------------      ------------                -----------
Long-term liabilities:                                          2,469,683         (420,148)(2)               2,049,535
                                                             ------------      ------------                -----------
Stockholders' equity:
Preferred stock, $5 par value: authorized, 300,000 shares;
  issued, none                                                         --               --                          --
Common stock, $1 par value: authorized, 10,000,000 shares;
  issued, 5,295,556                                             5,295,556               --                   5,295,556
Capital in excess of par value                                  8,094,719               --                   8,094,719
Retained Earnings                                               2,917,367        7,853,497(2)(3)            10,770,864
Cumulative translation adjustment                              (1,885,676)              --                  (1,885,676)
                                                             ------------      ------------                -----------
                                                               14,421,966        7,853,497                  22,275,463
Less treasury stock 261,560 shares, at cost                     1,225,529               --                   1,225,529
                                                             ------------      ------------                -----------
    Total stockholders' equity                                 13,196,437        7,853,497                  21,049,934
                                                             ------------      ------------                -----------
    Total liabilities and stockholders' equity               $ 54,948,043      $(18,936,559)               $36,011,484
                                                             ============      ============                ===========

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF INCOME

     The following unaudited pro forma condensed statements of income for the fiscal year ended September 30, 1997 and the quarter ended December 31, 1997, give effect to the related pro forma adjustments described in the notes following this table. The "as reported" columns of the unaudited pro forma condensed statements of income exclude Bliss from continuing operations as it was presented as a discontinued operation at September 30, 1997 and December 31, 1997. The pro forma statements of income are presented as though the Sale had occurred on October 1, 1997.

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                     FOR THE YEAR ENDED SEPTEMBER 30, 1997

                                                 AS REPORTED        PRO FORMA          PRO FORMA
                                              SEPTEMBER 30, 1997   ADJUSTMENTS          RESULTS
                                              ------------------   -----------        ------------
Revenues:
  Net product sales                              $ 49,878,534      $        --        $ 49,878,534
  Financing revenue and other                         611,716               --             611,716
                                                 ------------      -----------        ------------
                                                   50,490,250               --          50,490,250
Operating costs and expenses:
  Cost of products sold                            36,009,821               --          36,009,821
  Selling, general and administrative
     expenses                                      32,593,485               --          32,593,485
  Interest expense                                  2,217,781        2,104,871(3)(4)       112,910
  Other expenses                                      432,532               --             432,532
                                                 ------------      -----------        ------------
     Total expenses                                71,253,619        2,104,871          69,148,748
Loss before income taxes                          (20,763,369)       2,104,871         (18,658,498)
(Benefit) provision for income taxes               (7,285,949)         841,948          (6,444,001)
                                                 ------------      -----------        ------------
Loss from continuing operations                  $(13,477,420)     $ 1,262,923        $(12,214,497)
                                                 ============      ===========        ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES            4,956,276        4,956,276           4,956,276
PER SHARE OF COMMON STOCK (BASIC AND
  DILUTED):
Loss from continuing operations                  $      (2.72)     $       .25        $      (2.47)
                                                 ============      ===========        ============

             PRO FORMA CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
                    FOR THE QUARTER ENDED DECEMBER 31, 1997

                                                  AS REPORTED        PRO FORMA        PRO FORMA
                                               DECEMBER 31, 1997    ADJUSTMENTS        RESULTS
                                               ------------------   -----------      ------------
Revenues:
  Net product sales                               $  8,911,190      $       --       $  8,911,190
  Financing revenue and other                          100,325              --            100,325
                                                  ------------      ----------       ------------
     Total revenues                                  9,011,515              --          9,011,515
Operating costs and expenses:
  Cost of products sold                              6,130,494              --          6,130,494
  Selling, general and administrative
     expenses                                        5,352,758              --          5,352,758
  Interest expense                                     532,675         504,447(3)(4)       28,228
  Other expenses                                        15,857              --             15,857
                                                  ------------      ----------       ------------
Total expenses                                      12,031,784         504,447         11,527,337
                                                  ------------      ----------       ------------
Loss before income taxes                            (3,020,269)        504,447         (2,515,822)
(Benefit) provision for income taxes                  (915,442)        201,779           (713,663)
                                                  ------------      ----------       ------------
Loss from continuing operations                   $ (2,104,827)     $  302,668       $ (1,802,159)
                                                  ============      ==========       ============
WEIGHTED AVERAGE NUMBER OF COMMON SHARES             5,032,105       5,032,105          5,032,105
                                                  ============      ==========       ============
PER SHARE OF COMMON STOCK (BASIC AND
  DILUTED):
Loss from continuing operations                   $      (0.42)     $     0.06       $      (0.36)
                                                  ============      ==========       ============

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. Basis of Presentation

          In December 1997, a definitive agreement was signed to sell the stock of Bliss for an amount of $31,250,000 (reflecting an adjustment pursuant to an amendment dated February 11, 1998), subject to post-closing adjustments. The sale is expected to close in March 1998, subject to regulatory and shareholder approval and the satisfaction of other conditions. The "As Reported" columns on the above balance sheet and statements of income is a condensed presentation of the consolidated financial statements included in the Company's respective Form 10-K and Form 10-Q filings. The "As Reported" columns reflect Bliss as a discontinued operation whereby its statement of income presentation is included below the loss from continuing operations (not presented herein) and the balance sheet presentation includes Bliss' net assets as net assets held for sale at realizable value. The "Pro Forma Adjustment" column for the statements of income represents the recording of the transaction as if the sale occurred on the first day of October 1996 and is explained in the following Notes. The "Pro Forma Adjustment" column for the balance sheet reflects the transaction as if the sale occurred on December 31, 1997. "Pro Forma Results" represent the financial results for continuing operations as if the transaction occurred on the dates stated above.

2. Sale of Bliss

          The proceeds from the Sale are expected to be $31,250,000, however, the purchase agreement contains a mechanism to adjust the final sales price at Closing based upon the net change in the current assets less current liabilities. Based on the changes at December 31, 1997, the price would be $33,739,000, however, the final change will not be known until Closing. It is difficult to determine what the final purchase price adjustment will be as many unknown factors can affect the changes in net current assets between December 31, 1997 and the Closing Date, which is expected to occur sometime in late March 1998. However, based on the best information available today, the

     Company estimates that the final purchase price adjustment should be in the range of $0 to $1,000,000 higher. The proceeds from the sale will be offset by the net assets held for sale of $13,005,503 (Net Accounts Receivable $8,150,168, Net Inventory $7,863,087, Net Property, Plant and Equipment $5,472,617, Other Assets $292,953 and Goodwill $4,295,100 netted against Accounts Payable $5,939,513, Miscellaneous Accruals $6,643,920 and Debt $484,989) resulting in an estimated gain of $7,853,497 (net of estimated transaction expenses of $1,005,000, certain employee benefit payments of $1,415,000, and income taxes of $8,710,000). The $8,710,000 of income taxes was calculated on the gain after transaction and related expenses using combined federal and state statutory income tax rates of 40% and has been recorded to reflect the net reduction of deferred income taxes of $5,528,599 (a $5,948,747 decrease in deferred tax assets from continuing operations, and a $420,148 decrease in deferred tax liabilities from continuing operations) and the income tax liability expected to be due as a result of this transaction ($3,181,401).

3. Use of Proceeds from the Sale of Bliss

          The Company expects the proceeds from the Sale to be applied to the retirement of substantially all of its debt ($23,369,038 current portion of long-term debt, $465,870 line of credit), certain vendor obligations ($2,000,000 continuing trade accounts payable and $1,000,000 of Bliss accounts payable not assumed by Buyer and included in net assets held for sale at realizable value), transaction costs and related expenses ($1,005,000), certain employee benefit payments ($1,950,000 of which $535,000 was accrued in fiscal 1997), funding for Bliss profit sharing ($750,000 not assumed by Buyer and included in net assets held for sale at realizable value) and amounts necessary to fund future tax obligations arising from the gain on the Sale ($3,181,401). The vendor obligation and employee benefit payments described above include the price adjustment of $1,500,000 discussed elsewhere in this Proxy Statement. See "THE PURCHASE AGREEMENT -- The Sale and Purchase of Shares; Purchase Price." The timing and amount of tax payments ultimately due as a result of this transaction will depend on the future taxable events of the Company's continuing operations. The debt retirement results in a fiscal year 1997 reduction in interest expense of $2,104,871 and a fiscal year quarter 1998 reduction in interest expense of $504,447.

4. Restructured Debt

          Because the Company intends to retire a substantial amount of its debt outstanding with the proceeds from the Sale, the Company anticipates putting in place a new credit line during the second quarter of fiscal 1998. The Company's additional debt capacity will be used for future working capital needs.

          Each of the foregoing unaudited pro forma condensed balance sheet and statements of income should be read in conjunction with the preceding notes and with the historical consolidated financial statements of the Company and the notes thereto included in the reports filed by the Company with the Commission from time to time.

                    HISTORICAL AND PRO FORMA PER SHARE DATA

     See "SELECTED CONSOLIDATED FINANCIAL DATA" and "UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS."

                               MARKET PRICE DATA

     The high/ask, low/bid and closing prices on December 17, 1997, the last full trading day prior to the public announcement of the proposed Sale, were $5.44, $5.38 and $5.38 per share, respectively, as reported by Nasdaq.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF COMMON STOCK OF THE COMPANY

     The following table sets forth the names and share ownership as of March 2, 1998 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

                                                   AMOUNT AND
                                                   NATURE OF
              NAME AND ADDRESS OF                  BENEFICIAL      PERCENT OF
     BENEFICIAL OWNERS AS OF MARCH 2, 1998         OWNERSHIP      COMMON STOCK
     -------------------------------------         ----------     ------------
Steeplechase Corp. (1)                             1,704,750          33.86%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Barry L. Needler                                   1,869,000(2)       37.06%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5
Kirk W. Foley                                        635,016(3)       12.42%
12700 Lake Avenue, #2006
Lakewood, OH 44107
Amherst Tanti U.S. Inc. (4)                          520,148          10.33%
12700 Lake Avenue, #2006
Lakewood, Ohio 44107
John S. Meany, Jr.                                   376,354(5)        7.45%
9200 S. Winchester Ave.
Chicago, Illinois 60620
Dimensional Fund Advisors                            325,925           6.47%
1299 Ocean Drive
Santa Monica, CA 90401

---------------
(1) Mr. Needler is the President and Chief Executive Officer of Steeplechase
    Corp.

(2) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,704,750 shares), and beneficially by Reldeen Ltd. (4,500 shares). Includes 9,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days of the date hereof. Mr. Needler controls these corporations and serves as a Director and Chief Executive Officer of these corporations.

(3) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc.; 10,300 shares in a retirement fund; and 80,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days of the date hereof.

(4) Amherst Tanti U.S. Inc. is owned by Mr. Foley and his wife. Mr. Foley serves as President of this corporation.

(5) Includes 20,250 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 9,000 shares owned by members of Mr. Meany's immediate family, beneficial ownership of which is disclaimed.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

     The following table sets forth, as of March 2, 1998, information concerning the number of shares of Common Stock beneficially owned by each nominee individually, each named executive officer, and by all executive officers and directors as a group. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the date hereof by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)

                                                DIRECT            EXERCISABLE
NAME OF BENEFICIAL OWNER                       OWNERSHIP          OPTIONS(2)          TOTAL         PERCENT(3)
------------------------                       ---------          -----------       ---------       ----------
Robert J. Abrahams                               28,175              20,250            48,425              *
Donald L. Baker                                 143,536(4)           20,250           163,786           3.24%
Kevin Dow (5)                                    17,075                   0            17,075              *
Moffat Dunlap                                         0              20,250            20,250              *
Chuck Ellens                                     16,350(6)                0            16,350              *
Kirk W. Foley                                   555,016(7)           80,000           635,016          12.42%
Mark A. Kirk                                     32,500              75,000           107,500           2.10%
James R. Malone                                  12,500              76,500            89,000           1.74%
Grace McCarthy                                    1,100(8)           20,250            21,350              *
John S. Meany, Jr.                              356,104(9)           20,250           376,354           7.45%
Barry L. Needler (5)                           1,860,000(10)          9,000         1,869,000          37.06%
Frank M. Rasmussen                                    0              11,250            11,250              *
Ivan Winfield                                     2,800             104,500           107,300           2.09%
Carl H. Young, III                               32,500              75,000           107,500           2.10%
All Executive Officers and Directors as a
  Group                                        3,057,656            532,500         3,590,156          64.50%

---------------

 (1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

 (2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

 (3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

 (4) Includes 138,136 shares owned by Mr. Baker's wife, beneficial ownership of which is disclaimed. Mr. Baker owns 2,700 shares jointly with his wife.

 (5) Mr. Dow and Mr. Needler are first cousins.

 (6) Includes 10,350 shares owned jointly with his spouse.

 (7) Includes 520,148 shares owned by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund.

 (8) These shares are owned by her spouse. Mrs. McCarthy disclaims beneficial ownership of these shares.

 (9) Includes 9,000 shares owned by members of his immediate family, beneficial ownership of which is disclaimed.

(10) Shares are owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,704,750 shares), and beneficially by Reldeen Ltd. (4,500 shares). These corporations are controlled by Mr. Needler.

             COMMITTEES AND COMPENSATION OF THE BOARD OF DIRECTORS

     The Company's Board held four regularly scheduled and eight special meetings during 1997. The Board has a standing Audit Committee, Compensation Committee, Executive Committee and Finance Committee. During 1997, each director attended at least 75% of the meetings of the Board and those committees on which the director served.

BOARD COMMITTEES

     The Audit Committee is composed of Robert J. Abrahams, Donald L. Baker (Chairman), Grace McCarthy and Ivan Winfield. The function of the Audit Committee is to recommend to the Board the engagement of the independent auditors; to review with the independent auditors the plan and scope of the audit; to review the audit report with the independent auditors; to review the financial statements and the scope and results of the independent auditors' examinations and report such matters to the Board; and to perform such other duties as may be required by the Board. The Audit Committee held one meeting in 1997.

     The Compensation Committee is composed of Messrs. Abrahams (Chairman), Baker and Needler. The Compensation Committee considers matters relating to the compensation of senior officers of the Company and subsidiaries, the employee benefit plans of the Company, including the 1992 Omnibus Long-Term Compensation Plan, and such other matters as may be referred to it by the Board. The Compensation Committee held two meetings in 1997.

     The Executive Committee is composed of Messrs. Abrahams, Malone (Chairman) and Needler. The Executive Committee is authorized to exercise, between meetings of the Board, the powers of the Board in the management of business and affairs of the Company, except for those powers reserved by law or resolution to the Board. The Executive Committee also considers such other matters as may be referred to it by the Board. The Executive Committee did not meet in 1997.

     The Finance Committee is composed of Messrs. Malone, Needler and Winfield (Chairman). The Finance Committee was established to oversee the Company's financial reporting and to periodically review the Company's financial structure with a view to enhancing shareholder value. The Finance Committee did not meet in 1997.

COMPENSATION

     A director who is an employee of the Company or a subsidiary is not separately compensated for service as a director. Other directors receive a retainer of $10,000 per year, payable quarterly, and $600 per meeting for each committee meeting attended which is held on a day other than a day on which there is a Board of Directors meeting.

     Pursuant to the Company's Omnibus Plan, on the first business day of each calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

CONSULTING AGREEMENTS

     Several members of the Board have entered into consulting contracts with the Company relating to various matters within their fields of expertise. Information regarding these contracts follows.

     In 1990, the Company entered into a consulting agreement with Mr. Abrahams, a director of the Company, for consulting services relating to retail financing programs for distributors of the Company's Consumer Goods Division. In 1991, this agreement was amended to include services to Health-Mor Acceptance Corporation and HMI Acceptance Corporation, subsidiaries of the Company. Mr. Abrahams is paid a total of $50,000 per year, plus expenses, for such services. The consulting agreements with Mr. Abrahams are for one year periods and are anticipated to be renewed. A total of $50,000 was paid in fiscal 1997 under this agreement.

     The Company pays a management fee in the amount of $25,000 per quarter to Fairway Inc. for the consulting services of Mr. Needler relating to various matters requested by the Company. Mr. Needler, a director of the Company, owns a majority of the outstanding shares of Fairway Inc. and is President of that company. A total of $50,000 was paid to Fairway Inc. in 1997.

     In 1996, the Company entered into a consulting agreement with Mr. Winfield, a director of the Company, for services relating to issues involving the capital structure of the Company, proposed acquisitions and divestitures, oversight of the Company's capital structure, cash flow, debt management, long term corporate planning and such other matters as may be required by the Chief Executive Officer. Mr. Winfield was paid $12,500 per month for his services from October 1996 through March 1997, and $6,250 per month from April through September 1997. A total of $112,500 was paid to Mr. Winfield in 1997 under this consulting agreement. This agreement was terminated at the end of November 1997.

     In 1995, the Company entered into an agreement with Mr. Meany, a director of the Company, to act as Administrator of the Company's profit sharing plan. Also in 1995, the Company entered into an agreement with Mr. Meany to act as corporate Secretary of the Company and to oversee the functions of the corporate Secretary's office. Mr. Meany received $2,700 per month under these agreements from October 1996 through June 1997. Effective July 1997, the amount was raised to $4,167 per month. In 1997, the Company paid Mr. Meany a total of $38,300 under these agreements.

                             EXECUTIVE COMPENSATION

INTRODUCTION

     The following table sets forth the respective amounts of compensation for the individuals who served as the Chief Executive Officer in 1997, and the four most highly compensated executive officers of the Company other than the Chief Executive Officer for each of the years 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                               ANNUAL COMPENSATION               LONG TERM COMPENSATION(5)
                                        ----------------------------------   ---------------------------------
                                                                                          AWARDS
                                                              OTHER ANNUAL   RESTRICTED    STOCK     PHANTOM       ALL OTHER
           NAME AND                      SALARY     BONUS     COMPENSATION    STOCK($)    OPTIONS     STOCK       COMPENSATION
      PRINCIPAL POSITION         YEAR     (1)        (2)         ($)(3)         (4)       (#)(6)      ($)(7)          (8)
      ------------------         ----    ------     -----     ------------   ----------   -------    -------      ------------
James R. Malone (9)              1997   $277,642   $      0     $      0      $ 75,000    76,500    $        0      $      0
Chairman and Chief               1996         --         --           --            --        --            --            --
Executive Officer                1995         --         --           --            --        --            --            --
since May 1997
Kirk W. Foley (10)               1997   $451,667   $      0     $127,200      $      0    20,000    $        0      $  3,956(11)
President & Chief                1996   $449,802   $      0     $182,613      $      0    20,000    $        0      $  5,549(11)
Executive Officer to             1995   $368,316   $382,121     $ 96,155      $      0    40,000    $1,734,375      $  4,790(11)
May 1997
Chuck Ellens (12)                1997   $324,066   $      0           --      $      0         0    $        0      $      0
Vice President, Sales and        1996   $344,878   $      0           --      $      0         0    $        0      $    685
Marketing                        1995   $499,305   $      0           --      $      0         0    $        0      $    775
Mark A. Kirk (13)                1997   $204,333   $      0           --      $200,000    75,000    $        0      $108,040(14)
President, Chief Operating       1996         --         --           --            --        --            --            --
Officer & Chief Financial        1995         --         --           --            --        --            --            --
Officer
Carl H. Young, III (15)          1997   $204,333   $      0           --      $200,000    75,000    $        0      $      0
Executive Vice President         1996         --         --           --            --        --            --            --
and General Counsel              1995         --         --           --            --        --            --            --
Kevin Dow                        1997   $130,400   $      0           --      $      0         0    $        0      $      0
Vice President, Corporate        1996   $130,400   $      0           --      $      0         0    $        0      $    685
Services & Assistant             1995   $126,300   $ 71,875           --      $      0         0    $        0      $    775
Treasurer

---------------

 (1) Salary amounts include automobile allowance and automobile insurance. Amount for Mr. Foley also includes $38,317 paid in 1997, $27,250 paid in 1996 and $10,500 paid in 1995 as an allowance for living expenses pursuant to his employment agreement with the Company. Amounts for Messrs. Kirk and Young include an employment bonus of $65,000 each.

 (2) Amounts paid in the fiscal year pursuant to the Company's incentive bonus plans. Incentive bonuses are calculated on a calendar year basis.

 (3) Mr. Foley is the only named executive officer who received perquisites or other benefits required to be disclosed under applicable regulations. The amounts identified consist of repayments of interest and principal made by the Company on behalf of Mr. Foley in accordance with his employment agreement for loans taken out by Mr. Foley. See "-- Compensation of the Chief Executive Officer" for more information.

 (4) Reflects the fair market value of grants of restricted stock on the dates of grant. Messrs. Kirk and Young each received an award of 20,000 shares of restricted stock which vested on February 1, 1998. Messrs. Malone, Kirk and Young each received an award of 25,000 shares of restricted stock which vested in equal amounts of 12,500 shares on October 1, 1997 and January 1, 1998. Subsequently, Messrs. Malone, Kirk and Young each surrendered to the Company the 12,500 shares of stock vesting on October 1, 1997. The value of these shares was not included in the value of the restricted stock awards in the table above. The value of the shares, which were still restricted at September 30, 1997, including the shares subsequently surrendered, was $603,750. No dividends have been paid on the shares awarded in the above table because no dividends have been declared by the Company since those shares were awarded.

 (5) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year, and the fair market value on the date of grant of phantom stock and restricted stock. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

 (6) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable Commission rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

 (7) Phantom shares were deemed issued October 4, 1994 when Mr. Foley signed his employment agreement with the Company. This agreement provides that the shares vest in installments in 1995, 1996 and 1997, with the final installment vesting on January 1, 1999. See "Compensation of the Chief Executive Officer" regarding the surrender of a portion of the phantom shares vesting in 1996.

 (8) Except as otherwise noted, reflects contributions made by the Company under defined contribution plans maintained by the Company.

 (9) Mr. Malone was elected as Chairman of the Company in December 1996 and Chief Executive Officer in May 1997.

(10) The amount shown as salary for 1995 and 1996 represents compensation paid to Mr. Foley as President of HMI Inc. and as Chairman and Chief Executive Officer of the Company. The amount shown as salary for 1997 includes amounts paid through September 30, 1997.

(11) Premiums on life insurance paid pursuant to Mr. Foley's employment agreement. For a description of additional compensation received by Mr. Foley in connection with his termination of employment, see also "Related Transactions" in this Proxy Statement.

(12) Mr. Ellens was elected an executive officer of the Company in 1996.

(13) Mr. Kirk was elected Vice President-Finance and Chief Financial Officer in February 1997 and President and Chief Operating Officer in May 1997.

(14) Represents a relocation allowance for Mr. Kirk's relocation to Cleveland, Ohio.

(15) Mr. Young was elected Executive Vice President and General Counsel in May 1997 and previously served as Vice President-Administration and General Counsel from February 1997 to May 1997.

1992 OMNIBUS LONG-TERM COMPENSATION PLAN

     In 1992, the Stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the Stockholders, and to permit the Company to attract and retain directors and executive personnel.

     The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; SARs, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee.

     The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during fiscal 1997.

Option Grants in 1997

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                       NUMBER OF                                                  ANNUAL RATES OF STOCK
                       SECURITIES    PERCENT OF                                  PRICE APPRECIATION FOR
                       UNDERLYING   TOTAL OPTIONS                                      OPTION TERM
                        OPTIONS      GRANTED TO     EXERCISE     EXPIRATION      -----------------------
        NAME            GRANTED       EMPLOYEES     PRICE(1)        DATE           5%($)        10%($)
        ----           ----------   -------------   --------   ---------------   ----------   ----------
James R. Malone           6,000           2%         $5.50     January 2, 2002    $  9,117     $ 20,147
James R. Malone          75,000          24%         $5.68        July 2, 2002    $148,327     $298,730
Kirk W. Foley            20,000           6%         $6.05     January 2, 2007    $ 58,178     $164,312
Mark A. Kirk             75,000          24%         $5.68        July 2, 2002    $148,327     $298,730
Carl H. Young, III       75,000          24%         $5.68        July 2, 2002    $148,327     $298,730

---------------

(1) Stock options issued to Mr. Foley were granted pursuant to his Employment Agreement with the Company and have an exercise price equal to 110% of fair market value on the date of grant, which is the first business day of the year. The closing price on Nasdaq on January 2, 1997 was $5.50. The stock options issued to Mr. Malone on January 2, 1997 were valued at the closing price on the date of grant. The stock options issued to Messrs. Malone, Kirk and Young on July 2, 1997, were valued at the average between the high and the low sale price for the ten trading days preceding the date of grant. The closing price on Nasdaq on July 2, 1997, the date of grant, was $6.00.

     The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 1997 by any named executive officer.

                                                                          VALUE OF UNEXERCISED
                                 NUMBER OF UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS AT
                                    AT SEPTEMBER 30, 1997(1)             SEPTEMBER 30, 1997(2)
                                 ------------------------------      ------------------------------
NAME                             EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----                             -----------      -------------      -----------      -------------
James R. Malone                    57,395            23,605              $0                $0
Kirk W. Foley                      80,000                 0              $0                $0
Kevin Dow                               0                 0              $0                $0
Chuck Ellens                            0                 0              $0                $0
Mark A. Kirk                       57,395            17,605              $0                $0
Carl H. Young, III                 57,395            17,605              $0                $0

---------------

(1) There were no SARs outstanding at September 30, 1997 and none granted during the fiscal year.

(2) The "value of unexercised in-the-money options at September 30, 1997" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 1997 ($5.25 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. None of the options held by the named executive officers was "in the money" on September 30, 1997.

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board is responsible for recommending to the Board the compensation of executive officers and key employees of the Company and its subsidiaries. The Compensation Committee consists of Messrs. Abrahams, Baker and Needler.

     The Compensation Committee annually reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company and its subsidiaries. The Compensation Committee meets periodically during the year to monitor performance and fix awards based on performance standards and to review compensation decisions. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole, the performance of the business unit for which the individual has responsibility and the individual's contribution toward the Company's attainment of established Company and individual goals. Factors considered in evaluating performance are both subjective (such as the individual's performance and development) and objective (such as the attainment of specified financial goals).

     The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities and the business unit to which they are assigned. Generally, base salary is targeted at competitive rates believed by the Committee members to be necessary in their experience to retain qualified personnel. The Company maintains an incentive bonus plan under which participating employees may be eligible for a bonus if the pretax profits of the Company for the year exceed a specified target which is established annually by the Compensation Committee. Beginning in 1995, the target was changed from an after-tax to a pretax amount in order to put more emphasis on meeting operating goals, and to remove from consideration those factors over which the Company has no control, such as tax rates. The maximum bonus payable to an individual is a percentage of base salary ranging from 25% to 150% of base salary. Bonuses are based on varying performance criteria, including the Company's pretax profits, return on assets, divisional net contribution, cost containment programs and departmental gross margins. Specific incentive performance criteria for each participating individual are determined by the Committee at the beginning of the year based upon the individual's duties. The targets for 1995, 1996 and 1997 were not met, and no bonuses were awarded for those years under this plan. Key employees of subsidiaries who do not participate in the incentive bonus plan have bonus or incentive arrangements based on criteria deemed by the Compensation Committee to be effective in aligning the financial interest of the employee with those of Company's stockholders. Among the criteria that are utilized in incentive compensation of key employees of subsidiaries include percentage of profits or net income, commissions based on sales, net profit contribution, and balance sheet measures such as inventory and account receivable turnover and working capital improvements. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Foley's compensation was paid pursuant to his employment agreement with the Company, which was approved by stockholders at the 1995 annual meeting. In the 1997 fiscal year, Mr. Foley was paid total salary of $396,850. No bonus relating to the 1997 calendar year was earned.

     Mr. Foley's employment agreement also provided that he receive options to purchase 20,000 shares of Common Stock on the first business day of each year through 1998. The option price is equal to 110% of the fair market value on the date of grant, and the options are immediately exercisable. The period of exercisability will be determined by the Compensation Committee and may last for up to ten years. Mr. Foley's contract also provided that he receive 125,000 shares of phantom stock. The phantom stock was to vest in increments of 21,857 shares on each of June 30, 1995, January 1 and June 30, 1996, and January 1 and June 30, 1997, with the final 37,571 shares vesting on January 1, 1999. Dividends that would have been paid had the phantom shares been issued will be used to "purchase" additional phantom shares, which will vest on the same schedule as the other phantom shares. Mr. Foley deferred the vesting of one half of the phantom shares and accrued dividends scheduled to vest on January 1, 1996 for three years. In 1996, his employment agreement was amended so that the phantom shares that were scheduled to vest on January 1, 1996 and were deferred and the phantom shares scheduled to vest on June 30, 1996 were surrendered in exchange for cash payments of $150,000 on June 30, 1997 and June 30, 1998. In addition, Mr. Foley would be entitled to receive an award of shares in the Company in the event of an increase in the price of the Common Stock between June 30, 1996 and June 30, 1998. The increase in share price will be multiplied by the number of phantom shares surrendered, and the result will be divided by the share price on June 30, 1998 to determine the number of shares to be awarded.

     Mr. Foley's employment agreement also provided that the Company would guarantee a loan to him and to pay interest on the loan. The unpaid principal on the loan at September 30, 1997 was $486,750.

     Mr. Foley's employment with the Company was terminated by the Board on May 13, 1997. See "RELATED TRANSACTIONS" for information regarding the settlement entered into by the Company with Mr. Foley in connection with the termination of his employment.

     Mr. Malone, who became Chief Executive Officer on May 13, 1997, is paid a base salary of $325,000 per year and participates in the incentive bonus plan. Mr. Malone also receives other benefits available generally to all executives.

STAY BONUS AGREEMENTS

     As described elsewhere in this Proxy Statement, the Company entered into separate agreements in October 1997 with certain key executives and individuals that provide for the payment of bonuses contingent upon the consummation of the Sale. See "PROPOSED SALE OF BLISS -- Interest of Certain Persons in the
Sale -- Stay Bonus and Change of Control Agreements."

EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     Messrs. Malone, Kirk and Young each have employment agreements which state that they are to receive one year's salary in the event of termination of employment without cause. Certain executives of the Company, including Messrs. Malone, Kirk and Young, also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to a certain number of months of salary. In the case of Messrs. Malone, Kirk and Young, this compensation is equal to two years' base salary. See "PROPOSED SALE OF BLISS -- Interest of Certain Persons in the Sale -- Stay Bonus and Change of Control Payments."

                         For the Compensation Committee

                                       Robert J. Abrahams
                                       Donald L. Baker
                                       Barry L. Needler

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Abrahams, Chairman of the Compensation Committee, provides consulting services to the Company and its finance company subsidiaries (Health-Mor Acceptance Corporation, HMI Acceptance Corporation and Health-Mor Acceptance PTY Ltd.) and serves as President of these subsidiaries. He received $50,000 for these services in fiscal 1997. Fairway Inc., a company controlled by Mr. Needler, provides management consulting services to the Company and received $50,000 in 1997. Mr. Needler is Vice Chairman of the Company and is a member of the Compensation Committee.

PERFORMANCE COMPARISONS

     The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 1997 to the Nasdaq Composite Index and a Company-determined peer group. The Company's Common Stock trades on Nasdaq. The chart assumes the investment of $100 on September 30, 1992 and the immediate reinvestment of all dividends. The ten companies making up the peer group are in industries believed to be comparable to the Company's lines of business in 1997 and the peer group, in the aggregate, is believed to approximate the Company's mix of consumer and industrial business in 1997.

             COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN AMONG THE
              COMPANY, PEER GROUP INDEX AND NASDAQ COMPOSITE INDEX

        MEASUREMENT PERIOD                                                     NASDAQ
      (FISCAL YEAR COVERED)              COMPANY          PEER GROUP       COMPOSITE INDEX
1992                                              100                100                100
1993                                           227.43             142.79             130.05
1994                                            236.1             159.96             137.62
1995                                           252.65             160.07              167.1
1996                                           125.28             197.17             195.08
1997                                            97.44             235.62             265.16

     The Company business in 1997 consisted of two segments: a Consumer Goods segment and a Manufactured Products segment. The peer companies include companies believed to be in similar lines of business as the Company. The companies in the peer group are: Amcast Industrial Corporation, Black and Decker Corporation, Material Sciences Corporation, National Presto Industries Inc., Rival Co., SPS Technologies Inc., Steel Technologies Inc., Sunbeam Corporation, Toastmaster Inc. and Worthington Industries Inc. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

                              RELATED TRANSACTIONS

     In May 1997, the Company advised Kirk W. Foley, then its Chief Executive Officer, that it was terminating his employment which triggered certain obligations as per Mr. Foley's employment contract, including an $800,000 severance payment, an assumption of a $518,000 personal bank loan made to Mr. Foley, other compensation obligations of approximately $79,000 and an obligation to purchase Mr. Foley's Company stock at current market value (approximately $325,000).

     Because of the Company's tight cash position, noncash ways to satisfy its obligations to Mr. Foley were sought. The resolution was a decision to transfer to Mr. Foley the Company's 100% stock interest in Tube Fab Ltd, a Canadian subsidiary of the Company ("Tube Fab Ltd.") headquartered in Mississauga, Ontario, Canada, that an independent appraiser valued at $1,512,000. The Tube-Fab Ltd. stock had been carried on the Company's books at a value of $2,157,500 and was accordingly written down to its appraised value.

     The settlement transaction with Mr. Foley closed on January 8, 1998. It entailed a transfer of the Tube-Fab Ltd. shares to Mr. Foley; Mr. Foley's payment of $303,000 to the Company; cancellation of the Company's $800,000 severance obligation; an assumption of the $486,750 ($518,000 less a $31,250 principal payment made in June 1997) bank loan; cancellation of Mr. Foley's put right with respect to his Company stock; and the assumption by Mr. Foley of an operating lease of Canadian facilities currently leased by the Company, which has a remaining lease obligation of approximately $1,050,000 over 8 1/2 years.

     Mr. Foley's employment contract also required the Company to pay to him a $300,000 cash award relating to phantom shares he had previously earned but had deferred in 1996. This award was reduced in the settlement transaction to a payment of $150,000. The settlement also required the Company to continue Mr. Foley's salary and benefits from the time of the termination advice through December 15, 1997 (approximately $320,000).

     As part of the negotiations to settle the obligations under Mr. Kirk Foley's employment agreement and to avoid litigation regarding disputes as to the amount of these obligations, certain related party receivables aggregating $743,000 were forgiven and accordingly written off in the third and fourth quarters of fiscal 1997. These receivables consisted of $292,200 advanced by the Company in 1989 to three companies which were controlled by two directors of the Company (Mr. Foley and Mr. Needler), $334,100 loaned by the Company in 1997 to Amherst Tanti U.S. Inc., a corporation owned by an officer of the Company (Mr. Foley), and $116,700 relating to other employee receivables.

     The Company has also entered into consulting contracts with Fairway Inc., Mr. Abrahams, Mr. Winfield and Mr. Meany. For further details on such consulting contracts, see "COMMITTEES AND COMPENSATION OF THE BOARD OF
DIRECTORS -- Consulting Agreements."

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Commission and Nasdaq and to furnish the Company with a copy of all such reports they file.

     Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended September 30, 1997, except for the following. Mr. Foley, an executive officer and director, failed to file a Form 4 for January 1997 reporting the vesting of 24,390 shares of phantom stock and the grant of an employee stock option to purchase 20,000 shares of common stock. Michael Harper and Robert M. Benedict, Jr., each an executive officer of the Company, were each late in filing Form 5 relating to the grant of employee stock options to purchase 15,000 shares of common stock.

                           PROPOSALS OF STOCKHOLDERS


     Proposals which stockholders intend to present at the 1999 annual meeting of stockholders must be received by the Secretary of the Company at its executive offices at 3631 Perkins Avenue, Cleveland, Ohio 44114 no later than November 14, 1998.


                     OTHER MATTERS; SOLICITATION OF PROXIES

     As of the time of this Proxy Statement, the Board knows of no matters other than those described herein. However, if any other matter properly comes before the meeting or any adjournment thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

     Costs of solicitation will be borne by the Company. Solicitation will be by mail, except for any incidental personal solicitation made by directors, officers and regular employees of the Company.

                                        By Order of the Board of Directors

                                        /s/ JOHN S. MEANY, JR.
                                        John S. Meany, Jr
                                        Secretary

March 13, 1998

Cleveland, Ohio

                                                                       ANNEX A--
                                                        COMPOSITE CONFORMED COPY
================================================================================

                            STOCK PURCHASE AGREEMENT

                                 BY AND BETWEEN

                              HMI INDUSTRIES INC.

                                      AND

                               RHONE CAPITAL LLC

                      ------------------------------------

                                     DATED

                               DECEMBER 17, 1997

================================================================================
    * This Composite Conformed Copy reflects an amendment entered into as of
                               February 11, 1998.

                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

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
ARTICLE I  PURCHASE AND SALE OF SHARES
           1.1     Sale and Purchase of Shares.................................    1
           1.2     Purchase Price..............................................    1
           1.3     Closing.....................................................    2
ARTICLE II  POST-CLOSING ADJUSTMENTS
           2.1     Adjustment of Purchase Price................................    2

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF SELLER
           3.1     Organization, Standing and Authority of Seller..............    4
           3.2     Authorization...............................................    4
           3.3     No Violations, No Conflict..................................    4
           3.4     Consents....................................................    4
           3.5     Certificate of Incorporation, By-Laws and Regulations.......    5
           3.6     Outstanding Shares..........................................    5
           3.7     Ownership of Shares.........................................    5
           3.8     Authorized Shares...........................................    5
           3.9     Financial Statements........................................    5
           3.10    Title to Assets.............................................    5
           3.11    Intellectual Property.......................................    6
           3.12    Real Property...............................................    6
           3.13    Contracts...................................................    6
           3.14    Accounts Receivable.........................................    7
           3.15    Inventory...................................................    7
           3.16    Litigation and Compliance with Laws.........................    7
           3.17    Defaults and Permits........................................    8
           3.18    Insurance...................................................    8
           3.19    Environmental Matters.......................................    8
           3.20    Employee Benefit Plans......................................    9
           3.21    Employee Matters............................................   10
           3.22    Taxes and Returns...........................................   10
           3.23    Absence of Material Changes.................................   10
           3.24    Broker's Commission or Finder's Fees........................   11
           3.25    Vendors and Customers.......................................   11
           3.26    Accounts Payable............................................   11
           3.27    Affiliate Transactions......................................   11
           3.28    Knowledge...................................................   12
           3.29    Disclosure..................................................   12
           3.30    Information in Proxy Statement..............................   12

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF BUYER
           4.1     Organization, Standing and Authority of Buyer...............   13
           4.2     Authorization...............................................   13
           4.3     No Conflict, No Violation...................................   13
           4.4     Consents....................................................   13
           4.5     Litigation..................................................   13
           4.6     Investment Intent...........................................   14
           4.7     Financing...................................................   14
           4.8     No Dealing with Affiliates..................................   14


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
           4.9     Broker's Commission or Finder's Fees........................   14
           4.10    Information in Proxy Statement..............................   14

ARTICLE V  ADDITIONAL AGREEMENTS OF THE PARTIES
           5.1     Ordinary Course.............................................   14
           5.2     Access and Confidentiality..................................   15
           5.3     Preservation of and Access to Records.......................   15
           5.4     Regulatory and Other Authorizations.........................   16
           5.5     Further Assurances..........................................   16
           5.6     Agreements with Respect to Insurance........................   16
           5.7     Employee and Employee Benefit Matters.......................   16
           5.8     Accounts Receivable and Inventory...........................   17
           5.9     Other Offers................................................   17
           5.10    Restrictive Covenants.......................................   18
           5.11    Shareholder Approval; Proxy Statement.......................   18
           5.12    Proposed Liquidation, Distribution, Etc. ...................   18
           5.13    Payment to Profit Sharing Plan..............................   18
           5.14    Supplements to Schedules....................................   18

ARTICLE VI  CONDITIONS TO CLOSING
           6.1     Seller's Conditions to Close................................   18
           6.2     Buyer's Conditions to Close.................................   19

ARTICLE VII  THE CLOSING
           7.1     Seller's Deliveries.........................................   20
           7.2     Buyer's Deliveries..........................................   20

ARTICLE VIII  INDEMNIFICATION
           8.1     Indemnification by Buyer....................................   21
           8.2     Indemnification by Seller...................................   21
           8.3     Limitation on Indemnity.....................................   22
           8.4     Indemnification Procedures..................................   22
           8.5     Environmental Matters.......................................   23

ARTICLE IX  TAXES
           9.1     Apportionment and Indemnification...........................   25
           9.2     Filing of Tax Returns.......................................   25
           9.3     Section 338(h)(10) Election.................................   26

ARTICLE X  TERMINATION
          10.1     Termination.................................................   26
          10.2     Effect of Termination.......................................   26

ARTICLE XI  MISCELLANEOUS
          11.1     Expenses....................................................   27
          11.2     Public Disclosure...........................................   27
          11.3     Survival....................................................   27
          11.4     Governing Law...............................................   27
          11.5     Notices.....................................................   27
          11.6     Assignment..................................................   28
          11.7     Section Headings............................................   28


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          11.8     Counterparts................................................   28
          11.9     Amendment...................................................   28
          11.10    Waiver......................................................   28
          11.11    Miscellaneous...............................................   28

SCHEDULES

EXHIBIT A -- Escrow Agreement

ANNEX A  -- Form of Opinion of Counsel to Seller

ANNEX B  -- Form of Opinion of Counsel to Buyer

                            STOCK PURCHASE AGREEMENT

     This Stock Purchase Agreement (the "Agreement") is made as of December 17, 1997 and amended as of February 11, 1998, by and between HMI Industries Inc., a Delaware corporation ("Seller"), and Rhone Capital LLC, a Delaware limited liability company (and together with its assigns, collectively, "Buyer").

     Seller owns all of the issued and outstanding shares of common stock (the "Shares") of Bliss Manufacturing Company, an Ohio corporation (the "Company"). Subject to the terms and conditions stated herein, Seller wishes to sell and Buyer wishes to purchase from Seller all of the Shares of the Company owned by Seller which constitute 100% of the issued and outstanding shares of the capital stock of the Company. The term "Business" shall mean the business and operations conducted by the Company and Newton Falls Holding Company, a Delaware corporation ("Sub").

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                          PURCHASE AND SALE OF SHARES

     1.1 SALE AND PURCHASE OF SHARES. On the terms and subject to the conditions herein expressed and based on the representations, warranties, covenants and agreements contained herein, Seller agrees to sell, assign, transfer and convey to Buyer, and Buyer agrees to purchase, acquire and accept from Seller at the Closing, as that term is hereinafter defined, all of Seller's right, title and interest in and to the Shares.

     1.2 PURCHASE PRICE. (a) In consideration for the sale and transfer of the Shares described in Section 1.1 above, at the Closing, Buyer shall deliver (i) to Seller an amount equal to $30,250,000 by wire transfer of immediately available funds to Seller's account at Star Bank, N.A. and (ii) to The Chase Manhattan Bank or such other escrow agent reasonably agreeable to the parties (the "Escrow Agent"), under an Escrow Agreement substantially in the form attached hereto as Exhibit A (the "Escrow Agreement"), $1,000,000 (the "Escrow") by wire transfer of immediately available funds to an interest bearing account specified by the Escrow Agent (the amounts described in clauses (i) and (ii) being referred to as the "Purchase Price"). Seller shall pay and distribute from the portion of the Purchase Price that is delivered by Buyer to Seller at the Closing the following closing payments: (x) $1,000,000 shall be paid to Liberty Steel in accordance with the letter agreement between Seller and Liberty Steel referred to in Schedule 5.1 and (y) $500,000 shall be paid to the Company to fund future employee benefits (the "Closing Payments"). The Purchase Price shall be subject to post-closing adjustments in accordance with the procedures set forth in Article II hereof.

     (b) If Buyer delivers to Seller the Acceptance Notice referred to in
Section 2.1(d) or fails to deliver an Objection Notice (as defined below) within the forty-five (45) day period required by Section 2.1(d), then, as soon as practicable (but not more than two (2) business days) after final determination of the Final Net Current Assets (as defined below), (i) in the event the Final Net Current Assets are less than the Reference Net Current Assets (as defined below), Seller and Buyer shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to remit to Buyer, the amount by which the Reference Net Current Assets exceeds the Final Net Current Assets (provided that, to the extent that such amount would reduce the Escrow to less than $500,000, only an amount that would reduce the Escrow to $500,000 shall be paid to Buyer out of the Escrow and Seller shall remit to Buyer the balance of such amount owed to Buyer pursuant to this clause (i)), or (ii) in the event the Final Net Current Assets exceed the Reference Net Current Assets, Buyer shall remit to Seller the amount by which the Final Net Current Assets is greater than the Reference Net Current Assets. Alternatively, if Buyer delivers to Seller the Objection Notice referred to in Section 2.1(d), within two (2) business days after such delivery, (y) Seller and Buyer shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to remit to Buyer the amount, if any, by which the undisputed portion of the Final Net

Current Assets is less than the Reference Net Current Assets (provided that, to the extent that such amount would reduce the Escrow to less than $500,000, only an amount that would reduce the Escrow to $500,000 shall be paid to Buyer out of the Escrow and Seller shall remit to Buyer the balance of such amount owed to Buyer pursuant to this clause (y)), or (z) Buyer shall remit to Seller the amount, if any, by which the undisputed portion of the Final Net Current Assets is greater than the Reference Net Current Assets. Within two (2) business days after the resolution of any dispute by the parties or the Unrelated Accounting Firm (as defined below) relating to the Objection Notice, Seller and Buyer shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to remit to Buyer (provided that, to the extent that such amount would reduce the Escrow to less than $500,000, only an amount that would reduce the Escrow to $500,000 shall be paid to Buyer out of the Escrow and Seller shall remit to Buyer the balance of such amount owed to Buyer), in the case where the portion of the Final Net Current Assets is less than the Reference Net Current Assets, or Buyer shall remit to Seller, in the case where the portion of the Final Net Current Assets is more than the Reference Net Current Assets, the amount of any further adjustment required.

     (c) Any payment pursuant to Section 1.2(b) shall be made by certified or bank cashier's check, or, at the recipient's option, by wire transfer of immediately available funds.

     1.3 CLOSING. The closing (the "Closing") of the transactions contemplated hereby shall take place at the offices of Squire, Sanders & Dempsey L.L.P., 4900 Key Tower, 127 Public Square, Cleveland, Ohio 44114-1304 (or at such other place as the parties may agree in writing), at 10:00 a.m. on March 15, 1998, or such other date mutually designated by Seller and Buyer, but in no event later than five (5) business days after the date when each of the conditions specified in
Article VI has been fulfilled (or waived by the party entitled to waive that condition). The date on which the Closing is held is referred to in this Agreement as the "Closing Date." At the Closing, the parties shall execute and deliver the documents referred to in Article VII.

                                   ARTICLE II

                            POST-CLOSING ADJUSTMENTS

     2.1 ADJUSTMENT OF PURCHASE PRICE. (a) The Purchase Price shall be adjusted as follows:

          (i) For purposes hereof, "Final Net Current Assets" shall mean the current assets of the Business less the current liabilities of the Business, as reflected in the Final Balance Sheet (as defined in Section 2.1(b)). "Reference Net Current Assets" shall mean the current assets of the Business less the current liabilities of the Business as reflected on the Reference Balance Sheet (as defined in Section 3.9).

          (ii) If the amount of the Final Net Current Assets determined in accordance with this Section 2.1 is less than the Reference Net Current Assets, the Purchase Price shall be decreased by an amount equal to the difference between the Final Net Current Assets and the Reference Net Current Assets.

          (iii) If the amount of the Final Net Current Assets is greater than the Reference Net Current Assets, the Purchase Price shall be increased by an amount equal to the difference between the Final Net Current Assets and the Reference Net Current Assets.

     (b) The Final Net Current Assets shall be determined as of the close of business on the day immediately preceding the day of the Closing (the "Determination Time") on the basis of the balance sheet of the Business as of the Determination Time (the "Final Balance Sheet"). The Final Balance Sheet shall be prepared by Seller in accordance with generally accepted accounting principles applied on a basis consistent with the principles used in the preparation of the Reference Balance Sheet (the "Accounting Principles") and shall be reported upon by Coopers & Lybrand LLP ("C&L"). For purposes of calculating the Purchase Price adjustment, any current assets and current liabilities relating to (i) the adoption of FAS 106, (ii) current or deferred income tax and (iii) any liability in respect of any environmental matters, including, without limitation, costs of investigation, attorneys and consultants, analysis, cleanup, containment or other environmental remediation, shall be excluded from both the Reference Balance Sheet and the Final Balance Sheet. Additionally, Seller and Buyer agree that the only amount to be accrued for employee profit sharing and incentive compensation shall be at the rate of $75,000 per month in the aggregate for each month commencing October 1, 1997 until the Final Balance Sheet date, provided that the accrual shall be pro rata for any partial month. C&L shall hereinafter be referred to as the "Auditor". Seller shall be responsible for the fees and expenses of the Auditor.

     (c) Seller shall engage the Auditor to examine the Final Balance Sheet and shall deliver to Buyer the Final Balance Sheet within sixty (60) days after the Closing, together with a report of the Auditor thereon (i) setting forth the amount of Final Net Current Assets reflected in the Final Balance Sheet, (ii) stating that (y) the examination has been made in accordance with generally accepted auditing standards as supplemented by the Accounting Principles, and
(z) the Final Balance Sheet has been prepared in conformity with the Accounting Principles, and (iii) setting forth the amount of any required adjustment to the Purchase Price pursuant to this Section 2.1. Buyer and Seller shall take such actions as are necessary to cause the Auditor's audit of the Final Balance Sheet to be performed expeditiously. During the period from the Closing Date until the date of delivery of the Final Balance Sheet, Buyer shall give Seller, the Auditor and other appropriate personnel such assistance and access to the assets and books and records of the Company as Seller and the Auditor shall reasonably request during normal business hours in order to enable them to prepare and examine, respectively, the Final Balance Sheet. Price Waterhouse LLP or such other independent accounting firm engaged by Buyer at Buyer's sole expense (which shall not be the Unrelated Accounting Firm referred to below) ("Buyer's Auditor") shall have the opportunity to observe the taking of the inventory of the Business in connection with the preparation of the Final Balance Sheet, and to examine the work papers, schedules and other documents prepared by Seller in connection with its preparation of the Final Balance Sheet. Seller shall use its reasonable efforts to cause the Auditor to permit Buyer and Buyer's Auditor to examine the Auditor's work papers used in connection with its audit of the Final Balance Sheet.

     (d) Within forty-five (45) days following the delivery of the Final Balance Sheet and the related report of the Auditor, Buyer shall deliver to Seller a notice of objection (an "Objection Notice") or a notice of acceptance (an "Acceptance Notice") with respect to the Final Balance Sheet and related Auditor's report. Such Final Balance Sheet and related Auditor's report shall be final and binding on the parties if an Acceptance Notice is delivered to Seller or if no Objection Notice is delivered to Seller within such forty-five (45) day period. Any Objection Notice shall specify in reasonable detail the items on the Final Balance Sheet disputed and shall describe in reasonable detail the basis for the objection and all information in the possession of the objecting party which forms the basis thereof, as well as the amount in dispute. If an Objection Notice is given, the parties shall consult with each other with respect to the objection. If the parties are unable to reach agreement within fifteen (15) days after an Objection Notice has been given, any unresolved disputed items shall be promptly referred to Arthur Andersen LLP (the "Unrelated Accounting Firm"). The Unrelated Accounting Firm shall be directed to render a written report on the unresolved disputed issues with respect to the Final Balance Sheet as promptly as practicable and to resolve only those issues of dispute set forth in the Objection Notice. The resolution of the dispute by the Unrelated Accounting Firm shall be final and binding on the parties. The fees and expenses of the Unrelated Accounting Firm shall be borne equally by Seller and Buyer. Within two
(2) business days following the latest to occur of (i) the delivery by Buyer of an Acceptance Notice, (ii) the expiration of the 45-day objection period or
(iii) the receipt of the written report rendered by the Unrelated Accounting Firm, Buyer and Seller shall direct the Escrow Agent to release to Seller from the Escrow, in immediately available funds to Seller's account as specified in
Section 1.2(a) or as otherwise directed by Seller, an amount that, after making any payments from the Escrow to Buyer, would leave a remaining balance of $500,000 in the Escrow Account.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller represents and warrants to Buyer (which representations and warranties shall survive the Closing to the extent provided in Section 11.3 hereof) that:

     3.1 ORGANIZATION, STANDING AND AUTHORITY OF SELLER. Seller, the Company and Sub are corporations duly organized, validly existing and in good standing under the laws of the states indicated on Schedule 3.1, and Seller has full corporate power and authority to enter into and perform this Agreement, the Escrow Agreement and the Stockholder Voting Agreement dated the date hereof among Seller, the shareholders of Seller named therein and Buyer (the "Voting Agreement"). Each of the Company and Sub is duly qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the conduct of the Business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the operations of the Business taken as a whole.

     3.2 AUTHORIZATION. The execution, delivery and performance of each of this Agreement, the Escrow Agreement and the Voting Agreement by Seller have been duly authorized by all necessary corporate action of Seller, and this Agreement and the Voting Agreement constitute and, when executed and delivered, the Escrow Agreement will constitute the valid and binding obligation of Seller enforceable against it in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3.3 NO VIOLATIONS, NO CONFLICT. Subject to receipt of the consents and approvals listed in Schedule 3.3, the execution, delivery and performance of this Agreement, the Voting Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby by Seller will not (i) violate or conflict with the certificates of incorporation or the by-laws or regulations, as the case may be, of Seller, the Company or Sub, (ii) conflict with, or result in the breach of, or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument, or any order, judgment or decree, to which Seller or the Company or Sub is a party or by which Seller or the Company or Sub or any of their properties are bound, (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or the Company or Sub, or (iv) result in the creation of any lien, charge or encumbrance upon the capital stock, properties or assets of Seller or the Company or Sub, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and (iv) which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Company or Sub or on Seller's ability to perform its obligations under this Agreement, the Voting Agreement or the Escrow Agreement.

     3.4 CONSENTS. The only authorization, consent, approval or notice of any federal, state, local or foreign regulatory body required to be obtained or given or waiting period required to expire with respect to Seller in order that this Agreement, the Voting Agreement or the Escrow Agreement and the transactions contemplated hereby or thereby may be consummated by the Buyer and Seller is (a) notification to the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules promulgated thereunder (the "HSR Act", and such notification, an "HSR Filing") and the expiration of the applicable waiting periods under the HSR Act and (b) filings with the Pension Benefit Guaranty Corporation (the "PBGC"), the Internal Revenue Service (the "IRS"), the Department of Labor (the "DOL") and any other similar governmental entity with respect to the transfer of assets and liabilities of Plans (as defined below). Except as disclosed in Schedule 3.3 or 3.4, no consent or approval of any other party (other than any governmental entity referred to above) is required to be obtained by Seller for the execution, delivery or performance of this Agreement, the Voting Agreement or the Escrow Agreement or the performance by Seller of the transactions contemplated hereby and thereby, except where the failure to obtain any such consent or approval would not prevent or delay the consummation of the transactions contemplated hereby, or otherwise prevent Seller from performing its obligations under this Agreement, the Voting Agreement or the Escrow Agreement or would not, individually or in the aggregate, have a material adverse effect on Seller or the Company or Sub.

     3.5 CERTIFICATE OF INCORPORATION, BY-LAWS AND REGULATIONS. Schedule 3.5 sets forth correct and complete copies of the certificates of incorporation, as amended and restated from time to time, and the regulations and by-laws, as the case may be, of the Company and Sub. Schedule 3.5 sets forth a list of the directors and officers of each of the Company and Sub.

     3.6 OUTSTANDING SHARES. The authorized capital stock of the Company and Sub, the number of shares issued and outstanding and the shareholders of the Company and Sub are set forth on Schedule 3.6.

     3.7 OWNERSHIP OF SHARES. The Shares of the Company and the outstanding capital stock of Sub are owned by Seller and the Company, respectively, beneficially and of record, free and clear of all liens, encumbrances or claims. At the Closing, Seller will transfer and deliver to Buyer valid title to all of the Shares, free and clear of any liens, claims, charges, pledges, security interests, options or other legal or equitable encumbrances of any kind (collectively "Claims"). Except for Sub and except as disclosed in Schedule 3.7 hereto, the Company is neither the record nor beneficial holder of any capital stock, membership interest in any limited liability company, partnership interest or other similar interest or right to acquire any capital stock, membership interest in any limited liability company, partnership interest or other similar interest in any entity.

     3.8 AUTHORIZED SHARES. All of the Shares of the Company and shares of capital stock of Sub are duly authorized, validly issued, fully paid and nonassessable. Except for this Agreement, there are no options or rights of any kind to acquire any shares of any class of securities or any securities convertible into or exchangeable for any capital stock of the Company or Sub.

     3.9 FINANCIAL STATEMENTS. Schedule 3.9 sets forth financial statements including the balance sheet as of September 30, 1997 (the "Reference Balance Sheet"), and the income statements for the fiscal years ended September 30, 1995, 1996 and 1997 for the Company and Sub (together with the Reference Balance Sheet, the "Financial Statements"). Schedule 3.9 sets forth certain items which represent a combination of actual events and transactions that occurred in the year ended September 30, 1997. The Financial Statements present fairly, in all material respects, the financial condition and results of operations of the Company and Sub as of the dates and for the periods indicated therein. Such Financial Statements were used in the preparation of Seller's consolidated financial statements and were prepared in accordance with generally accepted accounting principles and the Financial Statements were prepared in accordance with past accounting practices applied consistently except as noted in Schedule
3.9. Since September 30, 1997, there has been no adverse change to the business, assets, operations, properties, financial condition, liabilities, or results of operations of the Company or Sub which change is material to the Company and Sub taken as a whole (a "Material Adverse Change"). Except as set forth in Schedule 3.9, there has been no Material Adverse Change since September 30, 1997 involving the relationship or agreements with any customers, suppliers or labor force of the Company. Except as reflected in the Financial Statements or as set forth in Schedule 3.9 or in any other Schedule to this Agreement, or as incurred since September 30, 1997 in the ordinary course of business consistent with past practice, there are no debts, obligations, guaranties of obligations of others or liabilities (whether accrued, absolute, contingent or otherwise) that would be required to be disclosed on a consolidated balance sheet of the Company prepared under generally accepted accounting principles.

     3.10 TITLE TO ASSETS. Each of the Company and Sub has good and marketable title to all real and tangible personal property reflected on the Reference Balance Sheet as currently owned and used in the operation of the Business (excluding inventory and obsolete equipment that may have been sold in the ordinary course of business consistent with past practice from September 30,
1997) and such property is
free from all Claims, except for (i) liens for taxes not yet due and payable and similar liens arising by operation of law in the ordinary course of business for which adequate reserves have been made on the Company's balance sheets, (ii) such liens, charges, options or encumbrances noted in the title report furnished to Buyer that individually or in the aggregate do not materially affect the use of such assets in the Business in accordance with the Company's past practice or
(iii) except as otherwise described in Schedule 3.10 to this Agreement.

     The assets reflected on the Reference Balance Sheet constitute all assets currently used or held for use in the Business, constitute all assets necessary to continue to operate the Business consistent with current and historical practice and, except as set forth in Schedule 3.10, are in good repair, working order and operating condition (subject to normal wear and tear). The Company owns all of the rights, properties and assets used in and which are necessary for the conduct of the Business as presently conducted.

     3.11 INTELLECTUAL PROPERTY. Except for the logo set forth in Schedule 3.11, neither the Company nor Sub owns or uses in the Business any patents, patent applications, trade names, trademarks, service marks or other names, logos or marks or any licenses, proprietary or other intellectual property rights. The logo of the Company has not been registered. To Seller's knowledge, such logo does not infringe on any rights owned or held by any other person.

     3.12 REAL PROPERTY. Schedule 3.12 sets forth a list of all real property owned by the Company or Sub on the date of this Agreement which is necessary to the conduct of the Business as presently conducted. Neither the Company nor Sub leases any real property. With respect to the real property owned by the Company or Sub and the improvements thereon, (i) neither the Company nor Sub has received any written notice of condemnation proceedings pending or threatened against any portion thereof, (ii) such property is not in violation of any zoning or building laws, except where such violations would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change,
(iii) such property does not violate any restrictive covenants or encroach on any property owned by others, except where such violations or encroachments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (iv) the improvements thereon have been maintained in accordance in all material respects with all applicable laws, ordinances, regulations and orders.

     3.13 CONTRACTS. Except for this Agreement or any agreement contemplated hereby, and agreements, contracts and commitments listed in Schedule 3.13 (which
Schedule includes contracts entered into with key management personnel), complete and correct copies or descriptions of which have previously been made available to Buyer or included in the Schedules to this Agreement, neither the Company nor Sub is a party to any written or oral:

          (a) contract for the sale of goods or the purchase of inventory, materials, supplies, services, equipment or any capital item or items that involve a payment of more than $25,000 in one year or that cannot be cancelled by the Company without penalty in less than six months from the date of this Agreement;

          (b) agreement, indenture or other instrument relating to the borrowing of more than $25,000 or the guaranty of any obligation for the borrowing of more than $25,000;

          (c) lease of personal property, including capital leases, involving a consideration of more than $25,000 and which has a term, including renewal options exercisable by any party thereto, ending more than six (6) months after the date of this Agreement;

          (d) distribution, agency, sales representative, compensation, labor or employment contract which is not terminable by the Company without penalty upon notice of sixty (60) days or less;

          (e) lease or agreement with an affiliated company;

          (f) agreement or understanding regarding the disposition of any stock or assets of the Company or Sub;

          (g) noncompete agreements or other documents that will limit the freedom of Buyer, the Company or Sub to compete in any line of business; or

          (h) any other agreement, contract or commitment that is material to the Company or Sub or not made in the ordinary course of business consistent with past practice.

Neither the Company nor Sub is in breach or default in any material respect under any of the agreements, contracts or commitments set forth in Schedule 3.13, except for such breaches or defaults as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Change. All of the agreements, contracts and commitments set forth in Schedule 3.13 are in full force and effect and enforceable against the Company or Sub, as the case may be, except for such agreements, contracts and commitments as would not reasonably be expected to have, singly or in the aggregate, a Material Adverse Change.

     3.14 ACCOUNTS RECEIVABLE. All of the Company's accounts receivable that are reflected in the Financial Statements have arisen in the ordinary course of business consistent with past practice. The reserves for doubtful accounts reflected on the Financial Statements were determined in accordance with generally accepted accounting principles consistent with past practice and are reasonable in light of the Company's past experience and expected future collections. Net accounts receivable less allowances, as reflected in the Financial Statements, will be collectible in the ordinary course of business consistent with past practice within 90 days after the Closing Date.

     3.15 INVENTORY. The inventory is of a quality and quantity usable and saleable in the ordinary course of business of the Company consistent with past practice, except for obsolete items or items below standard quality as to which a provision determined in a manner consistent with the prior practice of the Business has been made in the Financial Statements. The value of all inventory items, including finished goods, work-in-process and raw materials, has been recorded on the books of the Company as reflected in the Financial Statements at the lower of cost (FIFO) (determined in accordance with generally accepted accounting principles consistently applied and as set forth in the Reference Balance Sheet, except as disclosed in Schedule 3.15) or fair market value. As the Business is currently conducted by the Company, net inventory after reserves will be usable and saleable, with respect to work-in-process and finished goods, within 90 days, and, with respect to raw materials, within six (6) months from the Closing Date, except as disclosed in Schedule 3.15.

     3.16 LITIGATION AND COMPLIANCE WITH LAWS. (a) There are no judicial or administrative actions, proceedings or investigations pending or, to Seller's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Seller or the Company in connection with this Agreement. Except as set forth in Schedule 3.16, there is no, and in the preceding three years there has been no, action, claim, litigation, proceeding or governmental investigation pending or, to Seller's knowledge, threatened, or any order, injunction or decree outstanding, against the Company involving more than $25,000 individually or $100,000 in the aggregate and Seller knows of no basis for any such action, claim, litigation, proceeding or investigation.

     (b) The Business is not affected by any present or, to the knowledge of Seller, threatened strike, walkout, slowdown or other labor disturbance except as described in Schedule 3.16. All litigation required to be disclosed by Seller under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, for fiscal years 1993 and 1994 were properly disclosed in Seller's periodic reports.

     (c) Except as disclosed in Schedule 3.16, (i) each of the Company and Sub has complied and is in compliance with all laws, regulations, rules and orders applicable to the Business (other than Environmental Laws (as defined in Section 8.5)), including, without limitation, laws, rules, regulations, permits, franchises, licenses, judgments and orders relating to occupational safety and health ("OSHA Laws"), except where the failure to so be in compliance would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change and (ii) to Seller's knowledge, there is no present condition relating to the Company or Sub or the real property described in Schedule 3.12 that would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change for violation of any OSHA Laws or other federal, state or local laws, rules, regulations, permits, franchises, licenses, judgments and orders (other than Environmental Laws). Except as set forth on Schedule 3.16, neither the Company nor Sub is subject to any order, writ, injunction or decree relating to the operations of the Business or affecting its properties except where such orders, writs, injunctions or decrees would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

     (d) Except as set forth in Schedule 3.16, to Seller's knowledge, (i) neither the Company nor Sub has violated or is in violation of any requirements of any Environmental Laws, (ii) there are no present or past conditions relating to the Company or Sub or relating to the real property described in Schedule
3.12 or any other real property owned or operated by the Company or any of its present or past affiliates, or any real property or surface or subsurface rivers or streams crossing or adjoining any such real property, or any appurtenances to or improvements on any such real property, that would, individually or in the aggregate, reasonably be expected to lead to any material liability against, or have a Material Adverse Change for violation of any Environmental Laws and (iii) each of the Company and Sub has operated the real property described in Schedule
3.12 and all appurtenances thereto and improvements thereon and has received, handled, used, stored, treated, shipped and disposed of all hazardous or toxic materials, substances and wastes (whether or not on its properties or properties owned or operated by others) in compliance with all applicable Environmental Laws.

     3.17 DEFAULTS AND PERMITS. Except as disclosed in Schedule 3.17, no event of default has occurred under any agreement, contract or other instrument relating to the Business to which the Company or Sub is a party, and, as of the date hereof, there does not exist thereunder any event or condition that, with or without the lapse of time or the giving of notice, or both, would have a material effect on the Business. Except as set forth in Schedule 3.17, all franchises, licenses, ordinances and permits material to and relating to the Business are in full force and effect, no violations have been recorded in respect thereof, and no proceeding (not including any application for renewal) is pending or, to Seller's knowledge, threatened which would have the effect of revoking or materially limiting any such franchises, licenses, ordinances or permits. Except as set forth in Schedule 3.17, the Business has all franchises, licenses, ordinances and permits necessary to the conduct of the Business as currently conducted, and which if not present, or not in full force and effect, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Change. Except as disclosed in Schedule 3.17, this Agreement and the transactions contemplated by this Agreement will not result in the denial of the application for renewal or the revocation, nonrenewal or suspension of any franchise, license, ordinance or permit relating to the Business or held by the Company or Sub and Seller knows of no basis for any such denial, revocation, nonrenewal or suspension. A current list of such material franchises, licenses, ordinances and permits is set forth on Schedule 3.17 to this Agreement.

     3.18 INSURANCE. Schedule 3.18 sets forth a list of all material policies of insurance pursuant to which the Company or Sub is insured and sets forth the types and amounts of coverage under such policies. Neither the Company nor Sub has received any notice of cancellation with respect to any such policy, and, except as set forth in Schedule 3.18, no claims are pending. Schedule 3.18 sets out all claims made by or on behalf of the Company or Sub under any policy of insurance during the past 12 months with respect to the Business. There are no other claims asserted, and Seller knows of no basis for any such claims to be asserted by the Company or Sub under any insurance policy. Insurance has been maintained by or for the benefit of the Company and Sub without interruption since July 1, 1990 of a type that is and has been not less than that generally maintained by persons owning properties and engaging in operations similar to those of the Company and Sub.

     3.19 ENVIRONMENTAL MATTERS. Except as set forth on Schedule 3.19, (a)(i) neither the Company nor Sub has received since July 1, 1990, any claim, action, cause of action, proceeding, investigation, request for information, notice or citation (collectively, "Citation") from any governmental agency for noncompliance with such agency's requirements with respect to air, water, ground or environmental pollution pertaining to the Business and (ii) there are no pending or unresolved Citations against the Company or Sub.

     (b) Neither the Company nor Sub has received any Citation that it is or may be potentially responsible with respect to any investigation or clean-up of any threatened or actual release of any hazardous substance (as that or any similar term is presently defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. sec. 9601 et seq. ("CERCLA"), comparable state law or any other Environmental Law) or petroleum products, regardless of whether such threatened or actual release took place at any location owned, operated or leased by the Company or Sub (whether or not prior to or during the Company's or Sub's ownership, operation or leasing thereof) or elsewhere with respect to the Business.

     3.20 EMPLOYEE BENEFIT PLANS. Schedule 3.20 sets forth (i) a list of the employee pension benefit plans (as defined in section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established and maintained by the Company or with respect to which the Company is a participating or contributing employer (the "Pension Plans"), (ii) a brief description of the employee benefit plans and arrangements with employees for profit-sharing, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, disability, death benefit, life insurance, medical, hospitalization, disability, workers' compensation, supplemental unemployment, vacations, severance pay, retirement, insurance or other employee benefits maintained by the Company not set forth in the foregoing clause (i), and (iii) a list containing a description of any other employment, consulting or severance contract, bonus program, incentive compensation arrangement, deferred compensation arrangement, or employee or retiree benefits maintained by the Company and not described in (i) or (ii) above (individually, a "Plan"; collectively, the "Plans"). No employee of the Business is a participant in any employee benefit plan or arrangement other than a Plan. The Company has no liability (including, without limitation, any potential or contingent liability under Title IV of ERISA) with respect to any employee benefit plan, other than a Plan. Seller has delivered to Buyer true and complete copies of (A) each Plan,
(B) the summary plan description for each Plan, (C) the latest annual report which has been filed with the IRS for each Plan for which such filing was required, (D) the most recent IRS determination letter for each Pension Plan,
(E) copies of any report for the three most recent Plan years showing compliance with discrimination rules under Code Sections 401(a), 401(k), 401(m), 419, 419A, 505, 501(c)(9), 105(h), 125 or 129 applicable to such Plan, and (F) all correspondence with any governmental agency concerning any audit, investigation, or controversy concerning any Plan. With respect to Pension Plans: (a) no liability has been incurred by the Company to the PBGC or the IRS or to the participants or beneficiaries thereof, other than claims for Pension Plan benefits and other immaterial benefits in the ordinary course which claims have been satisfied in full and each Pension Plan has been operated in all material respects in accordance with its terms and with applicable law; (b) no prohibited transaction, within the meaning of section 406 or 408 of ERISA, has occurred with respect to any Pension Plan; (c) all governmental filings and all disclosures and communications to participants and beneficiaries required to be made pursuant to ERISA with respect to the Pension Plans and related trusts have been made in a timely manner; (d) each Pension Plan is qualified within the meaning of section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and each related trust is exempt from taxation under section 501(a) of the Code and no event has occurred and no circumstance exists that would adversely affect such qualification or exemption; (e) a favorable determination letter has been received from the IRS with respect to each Pension Plan; and (f) no Pension Plan is a multiemployer plan (within the meaning of section 3(37) of ERISA). No material liability, contingent or otherwise, exists with respect to any Plan other than retiree welfare benefit liabilities disclosed in Schedule 5.7(a) which liabilities are accurately reflected on such Schedule. No Plan is subject to the provisions of Section 412 of the Code or Part 3 of Subtitle B of Title I of ERISA. There are no actions, claims, lawsuits or arbitrations (other than routine claims for benefits) pending, or, to the knowledge of Seller, threatened, with respect to any Plan or the assets of any Plan, and Seller has no knowledge of any facts which could give rise to any such actions, claims, lawsuits or arbitrations (other than routine claims for benefits). With respect to each Plan, all contributions and insurance premiums paid by the Company are tax deductible. The Company has paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due and any such expense accrued but not yet due has been properly reflected in the financial information furnished pursuant to

Section 3.9. Except as disclosed in Schedule 5.7(a), no Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any person beyond termination of employment with the Company, except to the extent required under the state insurance law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code. No Plan covers any individual other than with respect to periods of employment with the Company, other than spouses and dependents of employees of the Company under health and child care Plans disclosed to Buyer. The consummation of the transactions contemplated by this Agreement will not entitle any employee of the Company to severance pay or termination benefits for which Buyer or any of its affiliates (including the Company) may become liable, or accelerate the time of payment or vesting or increase the amount of compensation due to any such employee or former employee of the Company for which Buyer or any of its affiliates (including the Company) may become liable.

     3.21 EMPLOYEE MATTERS. Except for the Bliss Manufacturing Employees Association (the "Employee Association"), no other employee association or union represents members of the Company's work force. Set forth in Schedule 3.21 is a list of the members of the Employee Association. No controversies or disputes are pending or, to Seller's knowledge, threatened between the Company and any of its employees other than controversies and disputes with individual employees arising in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change.

     3.22 TAXES AND RETURNS. All federal, state, county, local, foreign and other income, franchise, gross receipts, sales and use, payroll, real and personal property and other taxes and governmental charges, assessments and contributions of the Company with respect to the Business or with respect to which Buyer or the Company could have any liability, including interest and penalties, as a result of being a member of a controlled, combined or affiliated group of corporations ("Taxes") required to be paid, collected or withheld with respect to all open years have been paid, collected or withheld and remitted to the appropriate governmental agency except for (i) those Taxes which the Company is contesting in good faith and (ii) accrued and unpaid Taxes as to which appropriate reserves have been established by the Company ("Tax Reserves"). The Company has filed all tax returns and reports required to be filed by it, or requests for extensions to file such returns or reports have been timely filed and granted and have not expired, and all tax returns and reports are complete and accurate in all material respects. No requests for waivers of the time to assess any Taxes against the Company have been granted or are pending, except for requests with respect to such taxes as to which appropriate reserves have been established by the Company. Schedule 3.22 sets forth the amount of Taxes that the Company is contesting in good faith and the amount of Taxes not yet paid which are accrued to the extent not specifically set forth in the Financial Statements. All tax returns required to be filed by Seller with respect to Taxes have been filed in a timely manner, and all Taxes reflected on such returns as being due have been paid. No election under section 341(f) of the Code has been made to treat the Company as a "consenting corporation." The Company has not been a United States real property holding company within the meaning of section 897(c)(2) of the Code during the period specified in section 897(c)(1)(A)(ii) of the Code. The Company is not a party to a tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. The Company is not a party to any contract that would result, separately or in the aggregate, in the requirement to pay any "excess parachute payments" within the meaning of Section 280G of the Code. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

     3.23 ABSENCE OF MATERIAL CHANGES. Except as has previously been disclosed to Buyer, or as otherwise disclosed in Section 3.9 or Schedule 3.23 hereof, since September 30, 1997, there has not been:

          (a) any material damage, destruction or other casualty loss to any property material to the Business;

          (b) any disposition by the Company or Sub of any asset other than sales of inventory in the ordinary course of business, consistent with past practice;

          (c) except as set forth on Schedule 3.23(c), any direct or indirect redemption, purchase or other acquisition of, or any declaration, setting aside or payment of any dividend or other distribution on or in respect of, any Shares or any other securities of the Company or Sub;

          (d) any obligation or liability (whether absolute, accrued, contingent or otherwise, and whether due or to become due) incurred by the Company or Sub, other than liabilities or obligations incurred in the ordinary course of business, consistent with past practice;

          (e) any change in the accounting methods or practices followed by the Company or Sub or any change in depreciation or amortization policies or rates theretofore adopted;

          (f) any capital expenditure or commitment therefor in excess of $25,000 for any single item or $50,000 in the aggregate for additions to property, plant or equipment of the Company or Sub;

          (g) any cancellation of any debts or claims owing to the Company or Sub without the Company or Sub receiving consideration equal to the amount of such debt or claim or any amendment, termination or waiver of any rights of value to the business of the Company or Sub;

          (h) any write-down of the value of any inventory or other asset of the Company or Sub or any write-off as uncollectible of any accounts or notes receivable or any portion thereof, other than in the ordinary course of business and consistent with past practice;

          (i) amend, extend, terminate or waive any provision under any employment or labor agreement or other agreement, except as required by law or in accordance with the terms of such agreement and in the ordinary course of business, consistent with past practice; or

          (j) any payment, discharge or satisfaction of any claim, lien, encumbrance, liability or obligation by the Company (whether absolute, accrued, contingent or otherwise, and whether due or to become due), except in the ordinary course of business and consistent with past practice.

     3.24 BROKER'S COMMISSION OR FINDER'S FEES. Neither Seller nor its affiliates have entered into any agreement with any other party and are not responsible for claims by any other party for brokerage or other commissions related to this Agreement or the transactions contemplated hereby, except that Seller has retained McDonald & Company Securities, Inc. ("McDonald") as Seller's financial advisor and Seller is responsible for, and shall indemnify Buyer against, any obligations with respect to the fee of McDonald.

     3.25 VENDORS AND CUSTOMERS. Schedule 3.25 contains a complete and correct list of the largest 20 vendors to the Company by dollar volume for the year ended September 30, 1997 and a complete and correct list of the largest 20 customers of the Company by dollar volume for each of the three years ended September 30, 1997. As of the date hereof, neither Seller nor the Company is aware of any fact, circumstance or other matter on which to form a reasonable belief that any vendor or customer intends to terminate or materially and adversely modify any relationship with the Company (whether prior to or following the consummation of the transactions contemplated by the Agreement).

     3.26 ACCOUNTS PAYABLE. Set forth in Schedule 3.26 is a complete and correct list of all accounts payable of the Company as of November 30, 1997. Such list sets forth with respect to each payable thereon the payee and the invoice date. The accounts payable set forth in Schedule 3.26 were incurred in the ordinary course of business, consistent with past practice.

     3.27 AFFILIATE TRANSACTIONS. Except as set forth in Schedule 3.27, no current or former director, officer, employee or shareholder of the Company or any associate or affiliate (as defined in the rules promulgated under the Securities Exchange Act of 1934, as amended) thereof, or any relative with a relationship of not more remote than first cousin or spouse of any of the foregoing, is presently, or during the 12-month period ending on the date hereof has been (a) a party to any transaction with the Company or (b) the direct or indirect owner of an interest in any corporation, firm, association or business organization which is a present (or potential) competitor, supplier or customer of the Company, nor does any such person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company.

     3.28 KNOWLEDGE. As used in this Article III, "knowledge", "know" or any derivation thereof means the actual knowledge of the Company's currently elected officers and what such persons should have known after making due inquiry into the subject matter thereof with the Company's or Sub's management responsible for oversight of such matters, and with respect to Joseph Dubaj, Fred Chordas, Terry Duvall, Andrew A. Welch, Michael Hildack, and Roger Wellman, the actual knowledge of each of such individuals as to the matters addressed in this Agreement, obtained in the normal course of their respective duties, but without any further investigation or inquiry by any of such individuals.

     3.29 DISCLOSURE. No representation or warranty of Seller contained in this Agreement, and no statement contained in any certificate, schedule, annex, list or other writing furnished to Buyer pursuant hereto, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein in light of the circumstances under which they were made, not misleading.

     3.30 INFORMATION IN PROXY STATEMENT. None of the information supplied by Seller or the Company or Sub for inclusion or incorporation by reference in the Proxy Statement prepared in connection with a special meeting of Seller's shareholders to approve this Agreement and the consummation of the transactions contemplated hereby (the "Proxy Statement") will, at the date mailed to Seller's shareholders and at the time of Seller's special shareholder meeting convened to vote on this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller (which representations and warranties shall survive the Closing to the extent provided in Section 11.3 hereof) as follows:

     4.1 ORGANIZATION, STANDING AND AUTHORITY OF BUYER. Rhone is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has full liability company power and authority to enter into and to perform this Agreement, the Escrow Agreement and the Voting Agreement.

     4.2 AUTHORIZATION. The execution, delivery and performance of each of this Agreement, the Escrow Agreement and the Voting Agreement and the consummation of the transactions contemplated hereby or thereby by Buyer have been duly authorized by all necessary liability company action of Buyer, including by Buyer's members, if required, and the Agreement and the Voting Agreement constitute, and, when executed, the Escrow Agreement will constitute, the valid and binding obligation of Buyer and will be enforceable against Buyer in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     4.3 NO CONFLICT, NO VIOLATION. The execution, delivery and performance of this Agreement, the Voting Agreement and the Escrow Agreement by Buyer will not:
(i) violate or conflict with the certificate of formation, operating agreement or other constitutive documents of Buyer; (ii) conflict with, or result in the breach or termination of, or constitute a default under (whether with notice or lapse of time or both), or accelerate or permit the acceleration of the performance required by, any indenture, mortgage, lien, lease, agreement, commitment or other instrument or any order, judgment or decree, to which Buyer is a party or by which it or its properties are bound; (iii) constitute a violation of any law, regulation, order, writ, judgment, injunction or decree applicable to Buyer; or (iv) result in the creation of any lien, charge or encumbrance upon the partnership interests, properties or assets of Buyer, other than violations, conflicts, breaches, terminations, accelerations and defaults specified in the foregoing clauses (ii) and (iv) which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Buyer and on Buyer's ability to perform its obligations under this Agreement, the Voting Agreement or the Escrow Agreement.

     4.4 CONSENTS. The only authorization, consent, approval or notice of any federal, state, local or foreign regulatory body required to be obtained or given or waiting period required to expire with respect to Buyer in order that this Agreement, the Voting Agreement or the Escrow Agreement and the transactions contemplated hereby or thereby may be consummated by Buyer and Seller is (a) an HSR Filing and the expiration of the applicable waiting periods under the HSR Act and (b) filings with the PBGC, the IRS, the DOL and any other similar governmental entity referred to above with respect to the transfer of assets and liabilities of Plans. No consent or approval of any other party (other than any governmental entity) is required to be obtained by Buyer for the execution, delivery or performance of this Agreement, the Voting Agreement or the Escrow Agreement or the performance by Buyer of the transactions contemplated hereby or thereby, except where the failure to obtain any such consent or approval would not prevent or delay the consummation of the transactions contemplated hereby, or otherwise prevent Buyer from performing its obligations under this Agreement, the Voting Agreement or the Escrow Agreement or would not, individually or in the aggregate, materially impair or delay the consummation of the transactions contemplated hereby.

     4.5 LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the best of Buyer's knowledge, threatened, that question the validity of this Agreement or any action taken or to be taken by Buyer in connection with this Agreement. There is no, and has been no, action, claim, litigation, proceeding or governmental investigation pending or, to the best of Buyer's knowledge, threatened, or any order, injunction or decree outstanding, against Buyer that, if adversely determined, would have a material adverse effect upon Buyer's ability to perform its obligations under this Agreement.

     4.6 INVESTMENT INTENT. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof. Buyer acknowledges that the Shares are not registered under the Securities Act of 1933, as amended, and that such Shares may not be transferred or sold except pursuant to the registration provisions of such Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

     4.7 FINANCING. Buyer has sufficient funds or has secured a firm commitment from a third party or parties to provide sufficient funds to pay the Purchase Price and related fees and expenses.

     4.8 NO DEALING WITH AFFILIATES. Except as set forth on Schedule 4.8, Buyer has no agreement, commitment, understanding or arrangement, express or implied, with any subsidiary or other affiliate of Seller, or with any person employed thereby, other than such agreements as may be expressly contemplated by this Agreement.

     4.9 BROKER'S COMMISSION OR FINDER'S FEES. Buyer has not entered into any agreement with any other party and is not responsible for any claims by any other party for brokerage or other commissions related to this Agreement or the transactions contemplated hereby, and shall indemnify Seller against, any obligations with respect to any such fee.

     4.10 INFORMATION IN PROXY STATEMENT. None of the information supplied by Buyer for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to Seller's shareholders and at the time of Seller's special shareholder meeting convened to vote on this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE V

                      ADDITIONAL AGREEMENTS OF THE PARTIES

     5.1 ORDINARY COURSE. From the date hereof until the Closing, except as Buyer may, in its sole discretion, otherwise agree in writing, or except as set forth in Schedule 5.1, Seller shall cause the Company and Sub to conduct their business in the ordinary course consistent with past practice, and neither the Company nor Sub shall:

          (a) borrow any sums or enter into any financial guarantees or otherwise incur any indebtedness, including for the payment of trade payables, other than in the ordinary course of business consistent with past practice; provided that, neither the Company nor Sub shall have any obligation with respect to indebtedness for borrowed money or guarantees with respect thereto; or

          (b) make or authorize any compensation increase for any employee of the Company or Sub whether such increase relates to base compensation, commissions, bonuses, or benefits, or otherwise unless such increase is consistent with the Company's prior practices with regard to such increases and Buyer consents to such increases, except that, as set forth in Schedule 5.1(b), the Company shall, immediately prior to the Closing, pay (i) certain employees discretionary bonuses for fiscal 1997 in accordance with past practice the aggregate amount of which bonuses shall not exceed $300,000, (ii) amounts that shall become due and payable at the time of the Closing under those contracts set forth in Schedule 3.13 hereto; and (iii) up to $250,000 for a one-time cash bonus for employees eligible for the Company's profit sharing plan, provided, that any payments made pursuant to this clause (iii) shall reduce the amount to be paid pursuant to Section 5.13; or

          (c) except for the sale by the Company of inventory or work-in-process and in the ordinary course of business consistent with past practice, sell, assign, transfer, lease, mortgage, pledge or make or cause to become subject to any Claim, any of the assets of the Company or Sub; or

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

          (d) enter into any agreement with respect to the Business pursuant to which the aggregate obligation of the Company and Sub subsequent to the date hereof may exceed $50,000 individually or in the aggregate, and which is not terminable by the Company without penalty upon 90 days' notice or less; or

          (e) manage inventories and other supplies and parts other than in the ordinary course of business consistent with past practice; or

          (f) issue or sell any shares of its capital stock of any class, or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe to, any shares of its capital stock of any class, nor make any commitment to issue or sell any such shares or securities; or

          (g) except as may be disclosed on Schedule 3.9, declare, pay or set aside for payment any dividend, distribution or return of capital in respect of its capital stock nor, directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock; or

          (h) settle or compromise any Tax liability; or

          (i) without limiting the generality of the foregoing, take any action or omit to take any action, which act or omission would result in a breach of any of the representations or warranties set forth in clauses (a) through (j) of Section 3.23; or

          (j) otherwise enter into any transaction not in the ordinary course of business.

     5.2 ACCESS AND CONFIDENTIALITY. (a) Upon reasonable notice, Seller shall afford Buyer and its representatives (including, without limitation, its independent public accountants and counsel) reasonable access during regular business hours from the date hereof until the Closing to any and all of the premises, properties, contracts, books, records and data of or relating to the Business and the Company and Sub, and Seller shall, and shall cause the Company and Sub to furnish to Buyer during that period all documents and copies of documents and information concerning the Business as Buyer reasonably may request.

     (b) From and after the Closing Date: (i) Seller shall permit Buyer, the Company and their respective affiliates and representatives reasonable access, during reasonable business hours and at Buyer's expense, to the relevant books and records (including all relevant tax returns and related work papers) of Seller in existence at the Closing Date relating to the Business or the Company or Sub; (ii) Seller shall provide such information to Buyer or the Company as it may reasonably request in connection with the Business prior to the Closing Date; and (iii) Seller shall use its reasonable efforts to cause its independent accountants to consult with Buyer and the Company, and an independent auditor of Buyer or the Company, and to permit Buyer and the Company, and an independent auditor of Buyer or the Company, to examine work papers of such accountant of Seller relating to the Business or the Company or Sub; provided that Seller shall not be required to maintain any records relating to the Business for a period of more than five (5) years from the Closing.

     (c) Buyer shall hold, and shall cause its representatives to hold, all such information and documents and all other information and documents delivered pursuant to this Agreement confidential and, if the transactions contemplated by this Agreement are not consummated for any reason, shall return to Seller all such information and documents and any copies as soon as practicable and not disclose any such information (that has not previously been disclosed by a party other than Buyer, its affiliates or representatives) to any third party unless required to do so pursuant to a request or order under applicable laws and regulations or pursuant to a subpoena or other legal process. Buyer's obligations under this Section shall survive the termination of this Agreement.

     5.3 PRESERVATION OF AND ACCESS TO RECORDS. Buyer agrees that it shall preserve and keep the records of the Company delivered to it hereunder for period of five (5) years from the Closing, or for any longer period as may be required by any governmental agency or ongoing litigation, and shall make such records available to Seller and its affiliates as may be reasonably required by Seller and its affiliates in
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

connection with any legal proceedings against or governmental investigations of Seller or its affiliates or in connection with any tax examination of Seller or its affiliates. In the event Buyer wishes to destroy such records after that time, it shall first give 90 days' prior written notice to Seller and Seller shall have the right at its option, upon prior written notice given to Buyer within said 90-day period, to take possession of said records within 180 days after the date of Seller's notice to Buyer hereunder.

     5.4 REGULATORY AND OTHER AUTHORIZATIONS. The parties hereto shall use their reasonable efforts to file within twenty (20) business days after the receipt of the Phase II Study (as defined in Section 8.5(a)), HSR Filings and documentary material that comply with the provisions of the HSR Act, and will promptly file any additional information requested as soon as practicable after receipt of the request. The parties hereto will not take any action that is designed to have the effect of delaying, impairing or impeding the receipt of any required approvals, including the consents referred to in Sections 3.3 and 3.4, and will use their reasonable efforts to secure such approvals as promptly as possible.

     5.5 FURTHER ASSURANCES. At any time and from time to time after the Closing, the parties agree to cooperate with each other, to execute and deliver such other documents, instruments of transfer or assignment, files, books and records and do all such further acts and things as may be reasonably required to carry out the transactions contemplated hereunder.

     5.6 AGREEMENTS WITH RESPECT TO INSURANCE.

     (a) Seller and Buyer acknowledge that the policies of insurance applicable to the Business are not necessarily exclusive to the Business whereby certain coverages and limits may be impaired by claims arising from other companies currently or previously owned by Seller, by whom Seller is owned or with whom Seller is otherwise affiliated. Except as otherwise disclosed in Section 3.18 hereof, Seller makes no representations or warranties in respect of any policy of insurance and shall not be responsible for any allocations, determinations as to coverage or lack thereof or any decision or interpretation made by insurers or their agents with respect thereto.

     (b) If, on or prior to the Closing Date, any property owned or leased by the Company or Sub suffers any material damage, destruction or loss, Seller shall surrender to Buyer (i) all insurance proceeds received by Seller or the Company with respect to such damage or loss and (ii) all rights of Seller or the Company with respect to any causes of action, whether or not litigation has commenced on the Closing, in connection with such damage or loss.

     5.7 EMPLOYEE AND EMPLOYEE BENEFIT MATTERS.

     (a) Employee Benefit Obligations and Plans. On and after the Closing, Seller shall have no liability whatever, except as provided for in Article VIII hereof, for providing or causing the Company to provide employee welfare benefits for the employees of the Company or fulfilling collective bargaining agreement obligations or negotiations. Buyer agrees to cause the Company to fulfill the collective bargaining obligations of the Company in accordance with the Basic Labor Agreement effective as of September 1, 1995, between the Company and the Employee Association (the "Collective Bargaining Agreement") during the term thereof, and to cause the Company to maintain for no less than 12 months after the Closing Date, employee welfare benefits, arrangements and commitments to employees of the Company substantially comparable in the aggregate to those currently in effect for such employees, provided, however, that this sentence shall under no circumstances confer upon any person not a party to this Agreement the rights of a third party beneficiary of this Agreement. Specifically, and not by way of limitation, Buyer shall cause the Company to recognize employees' vacation time and sick leave accrued prior to the Closing and to fulfill the Company's obligations existing at the date of the Closing under the employee and retiree plans described in Schedule 5.7(a).

     (b) Continued Plans. (i) Subject to Section 3.20 and Article VIII hereof, as of the Closing, Buyer shall cause the Company to be fully responsible for the maintenance and administration of the Plans and for all expenses, liabilities, and obligations with respect thereto arising on or after the Closing.

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

     (ii) Subject to Section 3.20 and Article VIII hereof, Buyer shall cause the Company to be fully responsible and to indemnify and hold Seller harmless for any and all liabilities, obligations, expenses, losses or taxes arising on or after the Closing with respect to: (v) any and all benefits and claims for benefits under any Plan; (w) compliance with the reporting and disclosure requirements of the Code and ERISA for plan years occurring on and after the Closing with respect to each Plan; (x) the minimum funding obligations under the Code and ERISA with respect to any Plan for plan years ending after the Closing;
(y) the termination of any Plan that occurs after the Closing; and (z) any act or omission of Buyer that adversely affects the qualification of any Plan under section 401(a) of the Code for any year.

     (c) Employer Plan. With respect to the Pension Plans, Seller agrees to cause the Company to make to such Pension Plans all contributions required to be made with respect to the time period prior to the Closing in accordance with the terms of the Collective Bargaining Agreement. Buyer agrees to cause to be made to such Pension Plans all contributions required to be made with respect to the time period beginning on the Closing in accordance with the terms of the Collective Bargaining Agreement as long as such agreement remains in force. Subject to Article VIII hereof, Buyer shall cause the Company to indemnify Seller against all contributions required and liabilities assessed under such Pension Plans after the Closing.

     5.8 ACCOUNTS RECEIVABLE AND INVENTORY. Seller and Buyer agree that, with respect to Sections 3.14 and 3.15 hereof, in the event that (i) (x) 90% of the accounts receivable of the Company reflected on the Final Balance Sheet are not collected within ninety (90) days after the Closing Date, at Buyer's option, Buyer shall assign to Seller, and Seller shall purchase from Buyer, the uncollected accounts receivable reflected on the Final Balance Sheet so that the Company shall have received cash for 90% of the accounts receivable reflected on the Final Balance Sheet and (y) the remaining 10% of the accounts receivable of the Company reflected on the Final Balance Sheet are not collected within 180 days after the Closing Date, at Buyer's option, the Company shall assign to Seller, and Seller shall purchase from Buyer, the uncollected accounts receivable reflected on the Final Balance Sheet so that the Company shall have received cash for such remaining 10% of the accounts receivable reflected on the Final Balance Sheet; and (ii) the inventory of the Company reflected on the Final Balance Sheet is not useable and saleable within, with respect to matters disclosed on Schedule 3.15, twelve months, with respect to all other work-in-process and finished goods, 90 days, and, with respect to all other raw materials, six (6) months, after the Closing Date, at Buyer's option, the Company shall sell to Seller, and Seller shall purchase from the Company such unuseable and unsaleable inventory. The purchase price for any such uncollected accounts receivable or unuseable and unsaleable inventory, as the case may be, shall be an amount equal to the amount reflected on the Final Balance Sheet for such items, less applicable prorated reserves.

     5.9 OTHER OFFERS. Until the termination of this Agreement, neither Seller, the Company nor any of their respective affiliates will, nor will they authorize the officers, directors, employees, representatives or other agents of Seller, the Company or any of such affiliates to, directly or indirectly, (a) take any action to solicit or initiate any Acquisition Proposal (as defined below) or (b) engage in negotiations with, or disclose any nonpublic information relating to the Company or Sub or afford access to the properties, books or records of the Company or Sub to, any person that has advised the Company or Seller or otherwise made known the fact that such person may be considering making, or that has made, an Acquisition Proposal. The Company will promptly notify Buyer orally and in writing after receipt of any Acquisition Proposal or any notice that any person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or Sub or for access to the properties, books or records of the Company or its Sub by any person that has advised the Company or Seller or otherwise made known the fact that such person may be considering making, or that has made, an Acquisition Proposal and will promptly disclose to Buyer the status and details of any such Acquisition Proposal, indication or request. Seller shall (i) immediately cease and cause to be terminated as of the date of this Agreement any ongoing discussions or negotiations with any third parties concerning an Acquisition Proposal and direct such third parties to return to Seller all information received by them from the Company or Seller or their respective representatives and (ii) direct and cause all of its

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

representatives to cease engaging in the foregoing. For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal for, or any written indication of interest in, a merger or other business combination involving the Company or Sub or the acquisition of any significant equity interest in, or a significant portion of the assets of, the Company or its subsidiary, other than the transactions with Buyer contemplated by this Agreement.

     5.10 RESTRICTIVE COVENANTS.

     (a) For a period of three (3) years commencing on the Closing, Seller shall not, directly or indirectly, solicit the employment of any employee of the Company or Sub or induce any such employee to leave the employment of the Company or Sub.

     (b) To the extent permitted by law, for a period of five years from and after the Closing Date, Seller shall not, and shall not permit any of its subsidiaries or other affiliates to, directly or indirectly, conduct any business competitive with the Company or Sub or assist others in engaging in any such business.

     5.11 SHAREHOLDER APPROVAL; PROXY STATEMENT. Seller will duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of approving this Agreement and the transactions contemplated hereby. Seller will, through its Board of Directors, recommend to its shareholders approval of this Agreement and the transactions contemplated hereby. As promptly as practicable, Seller shall prepare and file with the Securities Exchange Commission ("SEC") the Proxy Statement. Seller shall use its reasonable efforts to cause the Proxy Statement to be mailed to Seller's shareholders as promptly as practicable after the date of this Agreement.

     5.12 PROPOSED LIQUIDATION, DISTRIBUTION, ETC. Seller shall give Buyer written notice, at least 30 days in advance, of the proposed liquidation, distribution, sale, assignment, exchange or other transfer, in one transaction or in a series of related transactions, of all or substantially all of the property or assets of Seller or the dissolution of Seller.

     5.13 PAYMENT TO PROFIT SHARING PLAN. Subject to Section 5.1(b), Seller shall make a contribution on or about the Closing to the Company's profit sharing plan in an amount of up to $1,000,000 out of the portion of the Purchase Price that is received by Seller from Buyer at the Closing pursuant to Section 1.2(a) hereof, provided that any amount in excess of the liabilities reflected in the Financial Statements shall not have any impact on the Purchase Price adjustments described in Article II.

     5.14 SUPPLEMENTS TO SCHEDULES. From time to time prior to the Closing Date, Seller may amend or supplement the Schedules with respect to any matter that, if existing or occurring at or prior to the Closing Date, would be required to be set forth or described in any Schedule or that would be necessary to complete or correct any information in any representation or warranty contained in Article III, other than any matter that, to Seller's knowledge on the date hereof, was required to be set forth or described in such Schedule or otherwise necessary to render such representation or warranty true and correct in all material respects on the date hereof. Each such amendment or supplement shall be given effect for all purposes under or in connection with this Agreement and the transactions contemplated hereby, other than for purposes of determining the fulfillment of the conditions precedent set forth in Section 6.2(a) and Section 6.2(b); provided that Buyer's consummation of the Closing shall constitute, without any further action on the part of Buyer, a waiver by Buyer of its right to require satisfaction of the conditions precedent in
Section 6.2(a) and Section 6.2(b); provided further, that nothing set forth in this Section 5.14 shall affect or limit in any way Seller's liability to Buyer under this Agreement for a breach by Seller of any of Seller's covenants or agreements set forth in this Agreement.

                                   ARTICLE VI

                             CONDITIONS TO CLOSING

     6.1 SELLER'S CONDITIONS TO CLOSE. The obligations of Seller under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of such conditions may be waived by Seller:

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

          (a) The representations and warranties of Buyer contained in Article IV shall be true and correct in all respects;

          (b) Buyer shall have performed and complied with all of the covenants and agreements in all material respects, including the delivery of the documents specified in Section 7.2, and satisfied all the conditions applicable to Buyer required by this Agreement, the Escrow Agreement and the Voting Agreement to be performed or complied with or satisfied by Buyer at or prior to the Closing;

          (c) The applicable waiting periods under the HSR Act shall have expired, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated;

          (d) Buyer shall have provided Seller evidence satisfactory to Seller that Buyer shall have obtained the consents and approvals listed in Section 4.4;

          (e) The Escrow Agreement shall have been duly executed and delivered by Buyer and the Escrow Agent; and

          (f) This Agreement and the transactions contemplated herein shall have been adopted and approved by the holders of more than 50% of the shares of common stock of Seller in accordance with applicable law and the provisions of Seller's certificate of incorporation and by-laws.

     6.2 BUYER'S CONDITIONS TO CLOSE. The obligations of Buyer under this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, but compliance with any or all of any such conditions may be waived by Buyer:

          (a) The representations and warranties of Seller contained in Article III shall be true and correct in all respects;

          (b) Seller shall have performed and complied with all the covenants and agreements in all material respects, including the delivery of the documents specified in Section 7.1, and satisfied all the conditions applicable to Seller required by this Agreement, the Escrow Agreement and the Voting Agreement to be performed or complied with or satisfied by it at or prior to the Closing;

          (c) The applicable waiting periods under the HSR Act shall have expired, and there shall be in effect no preliminary or permanent injunction or other order of a court or governmental or regulatory agency of competent jurisdiction directing that the transactions contemplated herein, or any of them, not be consummated;

          (d) Since the date of this Agreement, there shall not have occurred any Material Adverse Change or a material adverse change with respect to Seller;

          (e) The Phase II Study (as defined in Section 8.5(a)) shall have been completed, Buyer shall have received a true and complete copy of the written report prepared by the consultants regarding the Phase II Study and Buyer shall be satisfied that the reasonably likely aggregate Environmental Damages (as defined in Section 8.5 hereof) shall not exceed $2 million; provided, however, that this condition shall expire ten (10) business days after receipt by Buyer of any such report on the Phase II Study;

          (f) Seller shall have provided Buyer evidence satisfactory to Buyer that Seller and the Company shall have obtained the consents and approvals listed in Schedules 3.3 and 3.4;

          (g) The Escrow Agreement shall have been duly executed by Seller and the Escrow Agent;

          (h) Seller shall have entered into a transitional services agreement with the Company, in form and substance reasonably satisfactory to Buyer, to provide to the Company and Sub administrative services of the same nature and scope as presently provided, at no cost to the Company or Sub, for a period of six (6) months from and after the Closing Date; and

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

          (i) This Agreement and the transactions contemplated herein shall have been adopted and approved by the holders of more than 50% of the shares of common stock of Seller in accordance with applicable law and the provisions of Seller's certificate of incorporation and by-laws.

                                  ARTICLE VII

                                  THE CLOSING

     7.1 SELLER'S DELIVERIES. At the Closing, Buyer shall receive from Seller the following documents:

          (a) Copies of duly adopted resolutions of Seller's board of directors and Seller's shareholders approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, as required, certified by Seller's Secretary;

          (b) A certificate of good standing as to the corporate status of the Company from the Secretary of State of the State of Ohio and of Sub from the Secretary of State of the State of Delaware;

          (c) A complete and correct copy of the certificate of incorporation of each of Seller, Company and Sub certified by the Secretary of State of the State of Ohio or Delaware, as the case may be;

          (d) A complete and correct copy of the by-laws or regulations of Seller, the Company and Sub, each certified by the Secretary of Seller, the Company or Sub, as the case may be;

          (e) A certificate, dated the Closing Date, from Seller's and the Company's Secretary to Buyer stating that Seller's, the Company's and Sub's certificate of incorporation and regulations or by-laws, as the case may be, have not been amended since the date hereof;

          (f) A certificate, dated the Closing Date, of an appropriate officer or agent of Seller with respect to the matters described in Sections 6.2(a) and (b);

          (g) A certificate or certificates representing the Shares with valid stock powers attached, together with the stock ledger of the Company and Sub;

          (h) A Certification of Non-Foreign Status under and in accordance with
     Section 897 and Section 1445 of the Code;

          (i) The resignations of all of the directors of the Company and Sub;

          (j) The resignations of all of the officers of the Company and Sub;

          (k) An opinion of Squire, Sanders & Dempsey L.L.P., counsel to Seller, with respect to the matters described on Annex A hereto;

          (l) Seller shall have paid the Closing Payments specified in Section 1.2; and

          (m) Such other documents and certificates as Buyer may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

     7.2 BUYER'S DELIVERIES. At the Closing, Seller shall have received from Buyer the following documents:

          (a) Copies of duly adopted resolutions of Buyer's member, if required, approving the execution, delivery and performance of this Agreement and the transactions contemplated hereby, as required, certified by an appropriate officer of Buyer;

          (b) A certificate of good standing as to the limited liability company status of Buyer from the Secretary of State of the State of Delaware;

          (c) A complete and correct copy of the certificate of formation of Buyer certified by the Secretary of State of the State of Delaware;

          (d) A complete and correct copy of the operating agreement or similar governing agreement of Buyer certified by an appropriate officer of Buyer;

          (e) A certificate, dated the Closing Date, of a principal officer of Buyer with respect to the matters described in Sections 6.1(a) and (b);

          (f) Evidence satisfactory to Seller of the wire transfer by Buyer to Seller of $30,250,000 and of the wire transfer by Buyer to the Escrow Agent of $1,000,000, each in accordance with Section 1.2 hereof;

          (g) An opinion of Howard, Darby & Levin, counsel to Buyer, with respect to matters described on Annex B hereto; and

          (h) Such other documents and certificates as Seller may reasonably request in connection with the consummation of the transactions contemplated by this Agreement.

                                  ARTICLE VIII

                                INDEMNIFICATION

     8.1 INDEMNIFICATION BY BUYER. From and after the Closing, Buyer shall, without any further responsibility or liability of or recourse to Seller or its affiliates or any of Seller's or its affiliates' directors, shareholders, beneficiaries, officers, employees, agents, consultants, representatives, successors or assigns (collectively, the "Seller Indemnified Parties"), absolutely and irrevocably indemnify, defend and hold harmless the Seller Indemnified Parties from and against any and all losses, liabilities, obligations, damages (whether actual or punitive), deficiencies, costs or expenses (including interest, penalties and reasonable attorneys' fees and disbursements) (individually, a "Loss"; collectively, "Losses") of any of the foregoing persons, after netting any related tax benefit realized or to be realized by such persons, arising from, asserted against or associated with:

          (a) a breach of any representation or warranty made by Buyer in this Agreement, the Escrow Agreement or the Voting Agreement;

          (b) the failure to perform any covenant, obligation or agreement of Buyer made herein, the Escrow Agreement or the Voting Agreement; or

          (c) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (a) through (b) of this Section 8.1.

     8.2 INDEMNIFICATION BY SELLER. From and after the Closing, Seller shall, without any further responsibility or liability of or recourse to Buyer or its affiliates or any of Buyer's or its affiliates' directors, shareholders, partners, members, beneficiaries, officers, employees, agents, consultants, representatives, successors or assigns (collectively, the "Buyer Indemnified Parties"), absolutely and irrevocably indemnify, defend and hold harmless the Buyer Indemnified Parties from and against any and all Losses of any of the foregoing persons after netting any related tax benefit realized or to be realized by such persons, arising from, asserted against or associated with:

          (a) a breach of any representation or warranty made by Seller in this Agreement, the Escrow Agreement or the Voting Agreement; or

          (b) failure to perform any covenant, obligation or agreement of Seller made herein, the Escrow Agreement or the Voting Agreement; or

          (c) the business formerly conducted by the Company regarding the manufacture of metal vacuum cleaner tubular components and the sale of such business, including (without limitation) any and all obligations under the Asset Purchase Agreement and the Supply Transition Agreement, each dated as of August 27, 1997, between the Company and H-P Products, Inc.; or

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

          (d) any product sold by the Company or Sub or any product processed or manufactured by the Company or Sub but not yet sold by the Company or Sub prior to the Closing; or

          (e) in connection with the Company's classification of the different inventory valuation method adopted by the Company, as described in Schedules 3.9, 3.15 and 3.23, as a change in method rather than a change in principle; or

          (f) any and all actions, suits, proceedings, demands, judgments, costs and legal and other expenses incident to any of the matters referred to in clauses (a) through (e) of this Section 8.2.

     8.3 LIMITATION ON INDEMNITY. Except with respect to the representations and warranties contained in Sections 3.1, 3.6, 3.7 and 3.8 hereof or claims arising out of fraud (collectively, "Excluded Claims"), liability for which shall be unlimited, Seller's, on the one hand, and Buyer's, on the other hand, maximum aggregate liability under Section 8.1 or 8.2, as the case may be, shall in no event exceed Five Million Dollars ($5,000,000). No claim for indemnification under Section 8.1 or Section 8.2 may be made more than two years after the Closing; provided, however, that (i) claims regarding Excluded Claims may be made at any time after the Closing and (ii) if prior to two years after the Closing, any claim for indemnity hereunder shall have been made and such claim shall not have been finally resolved or disposed of at such date, such claim shall in no way be prejudiced or impaired by the passage of time and any representation or warranty that is the basis for such claim shall continue to survive as to such claim and shall remain a basis for indemnity until such claim is finally resolved or disposed of.

     8.4 INDEMNIFICATION PROCEDURES. The obligation to indemnify under Sections 8.1, 8.2 and 8.5 is conditioned upon receiving from the party seeking indemnification (the "Indemnified Party") written notice of the assertion or institution of a claim arising from or related to any Loss ("Claim") after the Indemnified Party has actual knowledge of such a Claim, provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its indemnification obligation under this Agreement except to the extent that such failure results in a lack of notice to the Indemnifying Party and the Indemnifying Party is materially prejudiced as a result of such failure to give notice. Upon written unqualified acknowledgement of its indemnification obligations with respect to a third-party Claim, the party from whom indemnification is sought (the "Indemnifying Party") shall have the absolute right, in its sole discretion and expense, to elect to defend, contest, settle or otherwise protect against any such Claim with legal counsel reasonably acceptable to the Indemnified Party; provided that the relief sought in any such Claim is for money damages only and the Indemnified Party reasonably determines that the Indemnifying Party has the financial resources to pay such damages; and provided further that the Indemnifying Party shall not settle or compromise any Claim without the consent of the Indemnified Party, which consent to settlement or compromise shall not be unreasonably withheld. If the Indemnifying Party conducts such defense, the Indemnified Party shall have the right, but not the obligation, to participate, at its own expense, in the defense thereof through counsel of its own choice and shall have the right, but not the obligation, to assert any and all cross-claims or counterclaims it may have. The Indemnified Party shall, and shall cause its affiliates to, at the cost of the Indemnifying Party, at all times cooperate in all reasonable ways with, make their relevant files and records available for inspection and copying by, and make their employees available or otherwise render reasonable assistance to the Indemnifying Party in its defense of any action being indemnified hereunder. In the event the Indemnified Party, without the prior consent of the Indemnifying Party (which consent shall not be unreasonably withheld), makes any settlement with respect to any Claim, the Indemnifying Party shall not be bound to such settlement. In the event the Indemnifying Party fails timely to defend, contest or otherwise protect against any suit, action, investigation, claim or proceeding related to a Claim, the Indemnified Party shall have the right, but not the obligation, to defend, contest, assert cross-claims, or counterclaims or otherwise protect against the same and may make any compromise or settlement thereof and recover and be indemnified for the entire cost thereof from the Indemnifying Party including, without limitation, legal expenses, disbursements and all amounts paid as a result of such suit, action, investigation, claim, proceeding, cross-claim or counterclaim or compromise or settlement thereof, and provided, further, if the Indemnified Party should incur any such expense, the Indemnifying Party shall pay the Indemnified Party's interest incurred on all such amounts, from the date incurred by the Indemnified Party through the date of payment by the Indemnifying Party, at a rate per annum equal to the publicly announced base interest rate of Citibank, N.A., in New York City, in effect from time to time, which rate shall change as and when such base interest rate shall change.

     8.5 ENVIRONMENTAL MATTERS.

     (a) Upon the signing of this Agreement, (i) Seller shall cause the Company to conduct Phase II environmental testing (the "Phase II Study"), including soil and ground water sampling, on the premises owned or leased by the Company and such adjacent areas with respect to which the Company or Sub might reasonably be expected to have liability, and Seller shall make, or shall cause the Company to make, available to Buyer all data collected and reports prepared in connection with the Phase II Study, or (ii), at Buyer's option, Seller shall perform an analysis, which may be based on existing data (to the extent existing data is sufficient for such purpose), to determine if any contaminants which might reasonably be expected to be found would not present unreasonable risks to health or the environment under continued industrial use of the property. The Phase II Study shall be conducted by environmental consultants reasonably acceptable to Buyer, and the scope of work in the Phase II Study shall be reasonably acceptable to Buyer. Buyer and its representatives shall have the right to observe the Company's environmental consultants during the course of their on-site examination of the relevant properties, review the findings of such consultants and discuss with the Company, Seller and their respective representatives, including such environmental consultants, the nature of the study and the findings therefrom. Seller shall cause the Company to use its reasonable efforts to make such environmental consultants available to the Buyer for such purpose. Seller shall be solely responsible for providing any required notifications under any federal, state or local law, regulation, standard, order, decree, rule, ordinance, permit, franchise, license or judgment now existing or hereafter developing, relating to protection of health, safety or the environment, including without limitation CERCLA and the Solid Waste Disposal Act, 42 U.S.C. sec. 6901 et seq. (such laws, regulations, standards, orders, decrees, rule, ordinance, permit, franchise, license or judgment, collectively, "Environmental Laws").

     (b)(i) Subject to Section 8.5(d)(vii), this Section 8.5(b) governs the allocation between the Seller Indemnified Parties, on the one hand, and the Buyer Indemnified Parties and the Company and Sub (collectively, the "Buyer Environmental Indemnitees"), on the other hand, of Environmental Damages to any Buyer Indemnified Party, the Company or Sub arising from or in connection with
(A) the operations of the Business or of any predecessor-in-interest of the Company or Sub on or prior to the Closing, (B) any environmental condition existing as of the Closing (including any future spreading of contamination existing at such time) on any real property owned or leased by the Company or Sub and on any property adjacent to such owned or leased real property, provided, that the Environmental Damages do not result from acts or omissions of Buyer after the Closing (whether or not caused by the Company or Sub), (C) in response to a claim, demand, investigation or inquiry made against any Buyer Environmental Indemnitee by any third party, including any governmental authority or agency, or (D) to correct or remediate any environmental condition as required by authority or any Environmental Law or a governmental authority or agency, to achieve compliance with any Environmental Law. For the purpose of this Agreement, "Environmental Damages" shall mean any and all Losses, including, without limitation, costs of investigation, attorneys and consultants, analysis, cleanup, containment or other environmental remediation, actually incurred by any Buyer Environmental Indemnitee in connection with any matter described in any of clauses (A) through (D) above.

     (ii) With respect to any Environmental Damages pursuant to which a claim is made by any Buyer Environmental Indemnitee against Seller: (a) before or on the second anniversary of the Closing, Seller shall indemnify and hold Buyer harmless to the extent of 90% of such Environmental Damages and Buyer shall pay for 10% of such Environmental Damages; (b) after the second anniversary but before or on the third anniversary of the Closing, Seller shall indemnify and hold Buyer harmless to the extent of 80% of such Environmental Damages, and Buyer shall pay for 20% of such Environmental Damages; (c) after the third anniversary but before or on the fourth anniversary of the Closing, Seller shall indemnify and hold Buyer harmless to the extent of 70% of such Environmental Damages, and Buyer shall pay for 30% of such Environmental Damages; (d) after the fourth anniversary but before or on the fifth anniversary of the Closing, Seller shall indemnify and hold Buyer harmless to the extent of 60% of such Environmental Damages, and Buyer shall pay for 40% of such Environmental Damages; or (e) after the fifth anniversary but before or on the seventh anniversary of the Closing, Seller shall indemnify and hold Buyer harmless to the extent of 50% of such Environmental Damages, and Buyer shall pay for 50% of such Environmental Damages.

     (c) No claim for indemnification made pursuant to this Section 8.5 may be made more than seven years after the Closing; provided that if prior to seven years after the Closing, any claim for indemnity under this Section 8.5 shall have been made and such claim shall not have been finally resolved or disposed of at such date, such claim shall in no way be prejudiced or impaired by the passage of time and the obligations of Seller under this Section 8.5 with respect to such claim shall continue to survive as to such claim and shall remain a basis for indemnity until such claim is finally resolved or disposed of.

     (d) It is further agreed as follows:

          (i) The parties hereto agree to act in good faith in undertaking work to address environmental matters that give rise to a claim for indemnification hereunder with a view toward avoiding unnecessary costs.

          (ii) Environmental Damages shall be limited to damages directly related to rectifying the environmental matter to the minimum extent (A) satisfactory to the governmental authority or agency with responsibility for such matter or (B) that a prudent business owner would, in its reasonable business judgment, consider reasonably necessary, in light of prior use of the properties and facilities of the Company and demonstrated unreasonable risks associated with the environmental conditions. Each party agrees that, except as required by Environmental Law or a governmental authority or agency or in accordance with the preceding sentence, it shall not by voluntary or discretionary action, accelerate the timing, or increase the cost, of any obligations of the party under this Section 8.5.

          (iii) At Buyer's election, Buyer shall have the right to control and manage all discussions with third parties and all proceedings and activities regarding the satisfaction and discharge of any Environmental Damages, and planning or performing any work at such property, provided that Seller shall have the right, at its expense, to participate in all such discussions and all proceedings and activities.

          (iv) If Seller is required to investigate, clean up or otherwise address Environmental Damages, Buyer shall give Seller and its authorized representatives and agents reasonable access to the Company's property, all natural materials (including without limitation, water, dirt, clay and related materials) on such property and all equipment, facilities and utilities on such property, all subject to this Section 8.5. Seller shall make commercially reasonable efforts to avoid interfering with operations of the Business.

          (v) Buyer will take all reasonable measures to reduce the cost of any required remediation, including, without any limitation, permitting Seller to file on or prior to Closing a deed permanently restricting use of the Company's property for commercial or industrial purposes, provided that Buyer will take such reasonable measures commensurate with existing zoning with respect to adjacent property.

          (vi) The party performing the remedial or other work relating to Environmental Damages shall keep the other party regularly advised of any studies, reports, correspondence or other significant documents relating to the project, and shall, to the extent practicable, provide the other party with reasonable advance notice of any planned activities.

          (vii) If Environmental Damages are attributed to transactions or occurrences that take place before and after the Closing Date and to which both Seller and a Buyer Environmental Indemnitee have contributed, Seller's liability hereunder shall be further apportioned on a reasonable basis, taking into account, in addition to other relevant factors, the degree of contribution on the part of Seller and such Buyer Environmental Indemnitee before and after the Closing Date.

                                   ARTICLE IX

                                     TAXES

     9.1 APPORTIONMENT AND INDEMNIFICATION. (a) Seller and Buyer agree that the Company will be included in the consolidated federal income Tax return and the combined Tax return for Ohio and any other state, where permitted, in which Tax returns are filed by the Company or its parent for the period from September 30, 1997 through the Closing. Prior to the Closing, the Company shall not increase the Tax Reserves other than in the ordinary course of business.

     (b) Seller shall indemnify and hold Buyer harmless against any and all Taxes of Seller and its affiliates and the Company for any taxable year or period ending on or before the Closing, and the portion of any such Taxes for any taxable year or period beginning before and ending after the Closing that is attributable to the portion of such year or period prior to the Closing, in either case, however, only to the extent such Taxes exceed the Tax Reserves, and Seller shall be entitled to all refunds of such Taxes. In determining the Taxes attributable to any year or period prior to the Closing, the books and records of the Company will be closed as of the Closing, in accordance with Seller's past practices, and the taxable income of the Company attributable to the portion of the year or period prior to the Closing will be determined from such closed books and records.

     (c) Buyer shall indemnify and hold Seller harmless against any and all Taxes relating to the Company, or any affiliated group of which the Company becomes a member, after the Closing for any taxable year or period beginning on or after the Closing, and the portion of any such Taxes for any taxable year or period beginning before and ending after the Closing that is attributable to the portion of such year or period beginning after the Closing Date (determined in the manner parallel to that described in Section 9.1(b) above), and Buyer shall be entitled to all refunds of such Taxes.

     (d) Any payment by Seller or Buyer under this Section 9.1 will be treated for Tax purposes as an adjustment to the Purchase Price.

     (e) Whenever it is necessary for purposes of this Article IX to determine the Tax liability of a taxable entity for a taxable year or period that begins before and ends after a prescribed date, the determination shall be made by apportioning the total Tax liability in the manner described in Section 9.1(b) and (c) above, except that exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, shall be apportioned on a time basis.

     9.2 FILING OF TAX RETURNS.

     (a) Seller shall file or cause to be filed when due all returns in respect of Taxes of the Company for taxable years or periods ending before or on the Closing. Seller shall be responsible for the audits of such returns.

     (b) Buyer shall file or cause to be filed when due all returns in respect of Taxes of the Company for taxable years or periods ending after the Closing. Buyer shall be responsible for the audits of such returns and shall be entitled to receive from Seller reimbursement for any payment that it makes in connection with the settlement or other disposition of such proceeding, to the extent such Taxes exceed the Tax Reserves.

     (c) Buyer and Seller agree to furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company and the Business as is reasonably necessary for preparation of and filing of any return, for the preparation for any audit, and for the prosecution or defense of any claim, suit or proceeding relating to any proposed adjustment. Buyer and Seller shall cooperate with each other in the conduct of any audit or other proceedings involving the Company or any other entity with which they may be consolidated or combined for any Tax purposes and Buyer and Seller shall each execute and deliver such powers of attorney and other documents as are necessary to carry out the intent of this Section 9.2; provided, that Buyer shall have the right to control the resolution of such audit or settlement of proceedings for which Buyer is to bear the cost of any resulting Tax, interest or penalties; and, provided, further, that Seller shall have the right to control the resolution of such audit or settlement of proceedings for which Seller is to bear the cost of any resulting Tax, interest or penalties.

     9.3 SECTION 338(h)(10) ELECTION.

     (a) Buyer shall be responsible for and prepare, and Buyer and Seller shall sign and deliver, timely and irrevocable elections under section 338(h)(10) of the Code and, if permissible, similar elections under any applicable state and local income tax laws. Each of Seller and Buyer shall report the transaction consistent with such elections under section 338(h)(10) of the Code or any similar state or local tax provision (the "Elections") and shall take no position contrary thereto unless and to the extent required to do so pursuant to a determination (as defined in section 1313(a) of the Code or any similar state or local tax provision). Seller shall pay, and indemnify the Company and Buyer for, any and all Taxes that result from any of the Elections that is properly prepared and filed; provided, however, that Seller shall not pay nor indemnify the Company or the Buyer for any Taxes resulting from, or otherwise be responsible for any consequences of, an invalid, ineffective, or untimely Election.

     (b) Each of Seller and Buyer shall execute at Closing any and all forms necessary to effectuate the Elections (including, without limitation, IRS Form 8023-A and any similar forms under applicable state and local income tax laws (the "Section 338 Forms")). Each of Seller and Buyer shall cause the Section 338 Forms to be duly executed by an authorized person and shall duly and timely file the Section 338 Forms in accordance with applicable Tax laws and the terms of this Agreement.

     (c) Each of Seller and Buyer agrees to allocate the Aggregate Deemed Sale Price (as defined under applicable Treasury Regulations) of the assets of the Company as set forth in Schedule 9.3. Each of Seller and Buyer will reflect such allocation in all applicable tax returns filed by any of them, including but not limited to the Section 338 Forms. Each of Seller and Buyer shall not take a position before any taxing authority or otherwise (including in any tax return) inconsistent with such allocation unless and to the extent required to do so pursuant to a determination (as defined in Section 1313(a) of the Code or any similar state or local law).

                                   ARTICLE X

                                  TERMINATION

     10.1 TERMINATION. Notwithstanding anything in this Agreement to the contrary, this Agreement may be terminated only (a) by the mutual written consent of the parties to this Agreement, (b) by Buyer or Seller if, for any reason, the Closing has not occurred prior to April 30, 1998 or (c) by Buyer in the event that the condition set forth in Section 6.2(e) with respect to Environmental Damages would not be satisfied as of the Closing; provided that if the failure to close by such date is due to Buyer's or Seller's breach of this Agreement, such party shall not be entitled to terminate this Agreement.

     10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1 of this Agreement, other than with respect to the Buyer's obligations under Section 4.9, Seller's obligations under Section 3.24 and Buyer's and Seller's obligations under
Section 11.1, this Agreement shall thereafter become void and have no effect, and without any liability on the part of any party or its shareholders, directors or officers in respect thereof, except that nothing herein will relieve any party from liability for any breach of this Agreement.

                                   ARTICLE XI

                                 MISCELLANEOUS

     11.1 EXPENSES. Unless otherwise indicated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with the preparation and execution of this Agreement and consummation of the transactions contemplated hereby.

     11.2 PUBLIC DISCLOSURE. Each of the parties hereto hereby agrees that, except as and to the extent required to comply with the requirements of applicable law, no press releases or similar public announcement or communication will be made or caused to be made concerning the execution, terms or performance of this Agreement unless specifically approved in advance by all parties. The parties shall consult with one another prior to making any press release or announcement required to be disclosed by law and shall use their reasonable efforts to reach agreement on any such press release or announcement.

     11.3 SURVIVAL.  Subject to the provisions of Sections 5.2, 5.3 and 5.10 and
Article VIII hereof, the representations, warranties, covenants and agreements made by the parties pursuant to this Agreement shall survive the Closing for a period of two (2) years.

     11.4 GOVERNING LAW. This Agreement shall be deemed to be made in, and in all respects shall be interpreted, construed and governed by and in accordance with the law of, the State of Ohio without giving effect to the provisions thereof relating to conflicts of law.

     11.5 NOTICES. All notices, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given upon (a) delivery in person, (b) confirmation of receipt of telex or telecopier transmission, (c) confirmed delivery by a standard overnight carrier or (d) when mailed by registered or certified service, postage prepaid, return receipt requested, on the expiration of the fifth business day thereafter, addressed to the respective parties at the following addresses (or such other address as shall be specified by like notice):

     (a) If to Seller:

         HMI Industries Inc.
         3631 Perkins Avenue
         Cleveland, Ohio 44114
         Telecopier No. (216) 432-0329

         Attention: Carl H. Young, General Counsel

         with a copy to:

         Squire, Sanders & Dempsey L.L.P.
         4900 Key Tower
         127 Public Square
         Cleveland, Ohio 44114-1304
         Telecopier No. (216) 479-8793

         Attention: Carolyn J. Buller, Esq.

(b) If to Buyer:

    Rhone Capital LLC
    1330 Avenue of the Americas
    New York, NY 10019
    Telecopier No. (212) 757-1718

    Attention: David R. Ramsay
               Ferdinand P. Groos
               M. Brett Herman
               Nancy Cooper

    with a copy to:

    Howard, Darby & Levin
    1330 Avenue of the Americas
    New York, NY 10019
    Telecopier No. (212) 841-1010

    Attention: Kelly Vance, Esq.

     11.6 ASSIGNMENT. This Agreement may not be assigned, by operation of or otherwise, except that Buyer may assign its rights under this Agreement in whole or in part, as collateral security to parties providing financing to Buyer or the Company in connection with the transactions contemplated hereby and to one or more affiliates of Buyer which will take title to the Shares and will assume all obligations of Buyer hereunder; provided, however, that in such event, Buyer will remain fully liable for the fulfillment of all such obligations, and except that this Agreement shall be binding upon any assignee, transferee or successor to all or substantially all of the business of Seller.

     11.7 SECTION HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     11.9 AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     11.10 WAIVER. At any time prior to the Closing, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the others parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements of conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     11.11 MISCELLANEOUS. This Agreement (including the Schedules, Exhibit A, Annexes A and B and the Voting Agreement and the other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties, with respect to the subject matter hereof, including, without limitation, any transaction between or among the parties hereto, and Seller and Buyer hereby release each other from any claims which Seller and Buyer may now or hereafter have under any Environmental Law; provided, however, that this Section 11.11 shall not release Buyer and Seller from their respective obligations under
Article VIII of this Agreement; (b) is not intended to confer upon any other persons, including, but not limited to, employees of Seller or the Company, any rights or remedies hereunder except as specifically provided in Section 5.2(b) or 5.10 or Article VIII; and (c) in case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Seller agrees to use its best efforts to cause stockholders of Seller that together own or control a majority of Seller's outstanding common stock to execute, within two business days after the date hereof, the Stockholder Voting Agreement in the form of Exhibit B attached to this Agreement (the "Stockholder Voting Agreement"). Notwithstanding anything to the contrary set forth in this Agreement, in the event Seller fails to cause all of such stockholders to execute the Stockholder Voting Agreement within such two business day period, by notice to Seller within two business days thereafter, Buyer may terminate this Agreement and have no further obligation to Seller hereunder.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

                                            RHONE CAPITAL LLC

                                            By: /s/ David R. Ramsay
                                              ----------------------------------
                                            Name: David R. Ramsay
                                            Title: Managing Director

                                            HMI INDUSTRIES INC.

                                            By: /s/ Mark A. Kirk
                                              ----------------------------------
                                            Name: Mark A. Kirk
                                            Title: President

                                                                       EXHIBIT A
                                                     TO STOCK PURCHASE AGREEMENT

                            FORM OF ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of [INSERT CLOSING DATE] (the "Agreement"), among [insert name and jurisdiction of Rhone affiliate(s) acquiring common stock of the Company] (the "Buyer"), HMI Industries Inc., a Delaware corporation (the "Seller"), and The Chase Manhattan Bank, as escrow agent (the "Escrow Agent").

                                  INTRODUCTION

     The Buyer and the Seller are parties to a Stock Purchase Agreement, dated as of December 17, 1997 (the "Stock Purchase Agreement"), pursuant to which the Buyer has agreed to purchase, and the Seller has agreed to sell, the Shares. Capitalized terms used and not otherwise defined herein have the meaning set forth in the Stock Purchase Agreement.

     The Stock Purchase Agreement requires as a condition to the sale of the Shares that the Buyer, the Seller and the Escrow Agent enter into this Agreement, and that the Buyer deposit the Escrow Amount (as defined below) with the Escrow Agent to provide a fund from which may be made purchase price adjustments in accordance with the provisions of Article II of the Stock Purchase Agreement and indemnity payments that the Seller may become obligated to make to the Buyer Indemnified Parties or Buyer Environmental Indemnities (collectively, the "Indemnified Parties") as provided in Article VIII of the Stock Purchase Agreement.

     The parties hereto hereby agree as follows:

     1. APPOINTMENT OF THE ESCROW AGENT; DEPOSIT OF ESCROW AMOUNT. The Seller and the Buyer hereby appoint the Escrow Agent as, and the Escrow Agent agrees to assume and perform the duties of, the escrow agent pursuant to terms and provisions of this Agreement and agrees to accept, hold, deal with and dispose of any property comprising the Escrow Account in accordance with this Agreement. The Escrow Agent acknowledges receipt by wire transfer from the Buyer of the amount of $1,000,000 in immediately available funds (the "Escrow Amount") from the Buyer which amount is to be held in escrow pursuant to this Agreement.

     2. THE ESCROW FUND. The Escrow Amount, as may be reduced from time to time in accordance with the terms and provisions of this Agreement, and all earnings on the Escrow Amount (such Escrow Amount and such earnings being referred to in this Agreement as the "Escrow Fund") shall be held by the Escrow Agent in a separate account maintained for the purpose, on the terms and subject to the conditions, of this Agreement. The Escrow Fund shall not be subject to lien or attachment by any creditor of any party to this Agreement and shall be used solely for the purpose set forth in this Agreement. Amounts held in the Escrow Fund shall not be available to, and shall not be used by, the Escrow Agent to set off any obligations of either the Buyer or the Seller owing to the Escrow Agent in any capacity.

     3. INVESTMENT OF THE ESCROW FUND; INCOME; TAXES.

        (a) Permitted Investments. Subject to Section 3(b), the Escrow Agent shall invest and reinvest the Escrow Fund in such Permitted Investments as the Seller shall from time to time direct by written notice to the Escrow Agent and the Buyer. A "Permitted Investment" is an investment in (i) direct obligations of the United States or any agency thereof, or obligations guaranteed fully as to payment of interest, principal and premium (if any) by the United States or any agency thereof, that, in each case, mature within one year from the date of its acquisition by the Escrow Fund, (ii) direct obligations of any one of the United States or any agency thereof, or obligations guaranteed fully as to payment of interest, principal and premium (if any) by such state or agency, that, in each case, mature within one year from the date of its acquisition by the Escrow Fund, (iii) demand or time deposits with or certificates of deposit or bankers' acceptances issued by any office located in the United States of any bank or trust company which is organized under the laws of the United States or any state thereof, is a member of the Federal Reserve System and has capital, surplus and undivided profits aggregating at least $5,000,000,000, that, in each case, mature within one year from the date of its acquisition by the Escrow Fund, (iv) repurchase agreements with respect to securities described in clause (i) above entered into with an office of a bank or trust company meeting the criteria specified in clause (iii) above, and
(v) commercial paper rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc., that, in each case, matures within one year from the date of its acquisition by the Escrow Fund. The Escrow Agent shall have no responsibility for the review of proposed investments or otherwise to confirm whether any proposed investments meet the criteria for Permitted Investments prescribed in the preceding sentence and may rely conclusively upon a written investment instruction of the Seller as authorized in accordance with such criteria. The Escrow Fund shall initially be invested in the Permitted Investments specified in the written instructions delivered on or prior to the date hereof to the Escrow Agent by the Seller in accordance with this Agreement. If no written investment instructions are provided by 12:00 noon (New York City time) on the maturity date of any investment held in the Escrow Fund, the Escrow Agent shall reinvest the proceeds of the same and uninvested cash in the Escrow Fund (if any) in the investments described in clause (iii) of this subsection.

        (b) Liquidation of Investments. The Escrow Agent, in its absolute discretion, may sell investments within the Escrow Fund without regard to capital losses or depreciation in value as it deems necessary to make or reserve against distributions to be made pursuant to Section 4 or Section 5.

        (c) Taxes; Withholding. All taxes and withholding obligations in respect of earnings on the Escrow Fund shall be the obligation of and shall be paid when due by the Seller, which shall indemnify and hold the Buyer and the Escrow Agent harmless from and against all such taxes and withholding obligations.

     4. CLAIMS AGAINST THE ESCROW FUND.

        (a) Subject to the provisions of this Agreement, the Buyer and/or the Seller shall be entitled to payment from the Escrow Fund to the extent they are entitled to such payment under (i) Sections 1.2 and 2.1 of the Stock Purchase Agreement for the adjustment of Purchase Price and (ii) Article VIII of the Stock Purchase Agreement for indemnification for losses.

        (b) Purchase Price Adjustment. (i) If the Buyer delivers to Seller the Acceptance Notice referred to in Section 2.1(d) of the Stock Purchase Agreement or fails to deliver an Objection Notice within the 45-day period required by
Section 2.1(d) of the Stock Purchase Agreement, then, as soon as practicable (but not more than two (2) business days) after final determination of the Final Net Current Assets, in the event the Final Net Current Assets are less than the Reference Net Current Assets, Seller and Buyer shall provide joint written instructions to the Escrow Agent to remit to Buyer, an amount equal to the lesser of (x) the amount by which the Reference Net Current Assets exceeds the Final Net Current Assets and (y) $500,000. (ii) Alternatively, if Buyer delivers to Seller the Objection Notice, within (2) business days after such delivery, Seller and Buyer shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to remit to Buyer an amount equal to the lesser of
(x) the amount, if any, by which the undisputed portion of the Final Net Current Assets is less than the Reference Net Current Assets and (y) $500,000. (iii) Within two business days after the resolution of any dispute by the parties or the Unrelated Accounting Firm relating to the Objection Notice, Seller and Buyer shall provide joint written instructions to the Escrow Agent directing the Escrow Agent to remit to Buyer an amount equal to the lesser of (x) the amount, if any, of any further adjustment required and (y) $500,000. Within two business days of its receipt of instructions pursuant to the foregoing (i), (ii) or
(iii), the Escrow Agent shall pay over and distribute, from the Escrow Fund, (x) to the Buyer the amount set forth in the joint instructions delivered by the Buyer and the Seller pursuant to the foregoing (i), (ii) or (iii) and (y) to the Seller an amount (if any) equal to (1) the remaining amount of the Escrow Fund, after giving effect to the payment referred to in clause (x), minus (2) $500,000. Such payments shall be by wire transfer of immediately available funds to a bank account designated in writing to the

Escrow Agent by the Buyer, in the case of amounts payable to the Buyer, and by the Seller, in the case of amounts payable to the Seller.

        (c) Indemnification Claims. If an Indemnified Party makes a claim for indemnification from the Seller under relevant provisions of the Stock Purchase Agreement, the Buyer will concurrently deliver to the Escrow Agent a certificate in substantially the form of Annex I attached to this Agreement (a "Certificate of Instruction") and shall give written notice to the Seller of its delivery of a Certificate of Instruction, together with a copy of such Certificate of Instruction. No Certificate of Instruction may be delivered by the Buyer after the close of business on the business day immediately preceding the Termination Date (as defined in Section 5).

        (d) Payment of Owed Amount. If the Escrow Agent (i) shall not, within 20 business days following its receipt of a Certificate of Instruction (the "Objection Period"), have received from the Seller a certificate in substantially the form of Annex II attached to this Agreement (an "Objection Certificate") disputing the Seller's obligation to pay the Owed Amount referred to in such Certificate of Instruction, or (ii) shall have received such an Objection Certificate within the Objection Period and shall thereafter have received either (x) a certificate from the Buyer and the Seller substantially in the form of Annex III attached to this Agreement (a "Resolution Certificate") stating that the Buyer and the Seller have agreed that the Owed Amount referred to in such Certificate of Instruction (or a specified portion of the Owed Amount) is payable to one or more of the Indemnified Parties or (y) a copy of a final, nonappealable order, judgment, decree, or award of a court of competent jurisdiction (accompanied by a certificate of the presenting party substantially in the form of Annex IV attached to this Agreement (a "Litigation Certificate")), in either case, directing delivery of the Owed Amount referred to in such Certificate of Instruction (or a specified portion of the Owed Amount) is payable to one or more of the Indemnified Parties by the Seller, then the Escrow Agent shall, on the second business day next following (A) the expiration of the Objection Period or (B) the Escrow Agent's receipt of a Resolution Certificate or a Litigation Certificate, as the case may be, pay to the Buyer from the Escrow Fund, by wire transfer of immediately available funds to a bank account designated by the Buyer in the Certificate of Instruction, the amount set forth in said Certificate of Instruction or, if such Resolution Certificate or Litigation Certificate specifies that a lesser amount than such Owed Amount is payable, such lesser amount.

        (e) Notification of Dispute. The Escrow Agent shall give written notice to the Buyer of its receipt of an Objection Certificate within two business days of its receipt thereof, together with a copy of such Objection Certificate. The Buyer shall give written notice to the Seller of its delivery of a Litigation Certificate to the Escrow Agent, together with a copy of such Litigation Certificate.

        (f) Cancellation by Payment. Upon the payment by the Escrow Agent of the Owed Amount referred to in a Certificate of Instruction, such Certificate of Instruction shall be deemed canceled. Upon the receipt by the Escrow Agent of a Resolution Certificate or a Litigation Certificate and the payment by the Escrow Agent of the Owed Amount referred to in either such Certificate, the related Certificate of Instruction shall be deemed canceled.

        (g) Cancellation by Buyer. Upon the Buyer's determination that it has no claim or has released its claim with respect to an Owed Amount referred to in a Certificate of Instruction (or a specified portion of the Owed Amount), the Buyer will deliver to the Escrow Agent a certificate substantially in the form of Annex V attached to this Agreement (a "Buyer Cancellation Certificate") canceling such Certificate of Instruction (or such specified portion of the Owed Amount, as the case may be), and such Certificate of Instruction (or portion thereof) shall thereupon be deemed canceled. The Buyer shall give written notice to the Seller of its delivery to the Escrow Agent of a Buyer Cancellation Certificate within two business days, together with a copy of such Buyer Cancellation Certificate.

        (h) Cancellation by Seller. Upon receipt of a final, nonappealable order, decree or judgment of a court of competent jurisdiction, to the effect that none of the Owed Amount referred to in a Certificate of Instruction as to which the Seller delivered an Objection Certificate within the Objection Period is payable by the Seller, the Seller may, provided no Resolution Certificate or Litigation Certificate with respect to such matter shall have previously been received by the Escrow Agent, deliver a copy of such final, nonappealable court order, decree or judgment (accompanied by a certificate of the Seller substantially in the form of Annex VI attached to this Agreement (a "Seller Cancellation Certificate")) canceling such Certificate of Instruction, and such Certificate of Instruction shall thereupon be deemed canceled. The Escrow Agent shall give written notice to the Buyer of its receipt of a Seller Cancellation Certificate within two business days, together with a copy of such Seller Cancellation Certificate.

        (i) No Duty to Verify. The Escrow Agent shall have no obligation to verify that the order attached to a Litigation Certificate or Seller Cancellation Certificate constitutes a final, nonappealable order of a court of competent jurisdiction, and shall be entitled to rely upon the Buyer's or the Seller's statement to that effect.

     5. TERMINATION.

        (a) Termination Date. On the first anniversary of the Closing Date (as defined in the Stock Purchase Agreement) (the "Termination Date"), the Escrow Agent shall pay over and distribute to the Seller from the Escrow Fund, by wire transfer of immediately available funds to a bank account designated in writing by the Seller, an amount (if any) equal to (x) all amounts that remain in the Escrow Fund as of such date minus (y) the Outstanding Claims Reserve as of such date. "Outstanding Claims Reserve" means, as of any date, the sum of all of the Owed Amounts referred to in Certificates of Instruction received by the Escrow Agent that have not been canceled as of such date in accordance with Section 4(e), (f) or (g). If at any time after the Termination Date the amount remaining in the Escrow Fund exceeds the Outstanding Claims Reserve, the Escrow Agent shall promptly pay over to the Seller from the Escrow Fund, by wire transfer of immediately available funds to a bank account designated in writing by the Seller, the amount of such excess.

        (b) Outstanding Certificates of Instruction. At such time on or following the Termination Date as all Certificates of Instruction received by the Escrow Agent prior to the Termination Date have been canceled in accordance with Section 4(f), (g) or (h), the Escrow Agent shall promptly pay over to the Seller the balance, if any, in the Escrow Fund, by wire transfer of immediately available funds to a bank account designated in writing by the Seller, and this Agreement (other than Sections 6, 7 and 8) shall automatically terminate.

     6. DUTIES AND OBLIGATIONS OF THE ESCROW AGENT.

        (a) The duties and obligations of the Escrow Agent shall be limited to and determined solely by the provisions of this Agreement and the certificates delivered in accordance with this Agreement, and the Escrow Agent is not charged with knowledge of, or any duties or responsibilities in respect of, any other agreement or document. In furtherance, and not in limitation, of the foregoing:

          (i) The Escrow Agent shall not be liable for any loss sustained as a result of investments made under this Agreement in accordance with the terms of this Agreement, including losses sustained as a result of any liquidation of any investment of the Escrow Fund prior to its maturity effected in order to make a payment required by the terms of this Agreement.

          (ii) The Escrow Agent shall not be liable for loss of interest or earnings incident to delays in the investment or reinvestment of cash held in the Escrow Fund in accordance with the terms of this Agreement, provided, that such delays did not result from the Escrow Agent's gross negligence or willful misconduct.

          (iii) The Escrow Agent shall be fully protected in relying in good faith upon any written certification, notice, direction, request, waiver, consent, receipt or other document that the Escrow Agent reasonably believes to be genuine and duly authorized, executed and delivered.

          (iv) The Escrow Agent shall not be liable for any error of judgment, or for any act done or omitted by it, or for any mistake in fact or law, or for anything that it may do or refrain from doing in connection with this Agreement; provided, however, that notwithstanding any other provision in this Agreement, the Escrow Agent shall be liable for its willful misconduct or gross negligence.

          (v) The Escrow Agent may seek the advice of legal counsel selected with reasonable care in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties under this Agreement, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

          (vi) In the event that the Escrow Agent shall in any instance, after seeking the advice of legal counsel pursuant to the immediately preceding clause, in good faith be uncertain as to its duties or rights under this Agreement, it shall be entitled to refrain from taking any action in that instance and its sole obligation, in addition to those of its duties under this Agreement as to which there is no such uncertainty, shall be to keep safely all property held in the Escrow Fund until it shall be directed otherwise in writing by each of the parties to this Agreement or by a final, nonappealable order of a court of competent jurisdiction; provided, that in the event that the Escrow Agent has not received such written direction or court order within 180 calendar days after requesting the same, it shall have the right to interplead the Buyer and Seller in any court of competent jurisdiction and request that such court determine its rights and duties under this Agreement.

          (vii) The Escrow Agent may execute any of its powers or responsibilities under this Agreement and exercise any rights under this Agreement either directly or by or through agents or attorneys selected with reasonable care.

        (b) Nothing in this Agreement shall be deemed to impose upon the Escrow Agent any duty to qualify to do business or to act as fiduciary or otherwise in any jurisdiction other than the State of New York and the Escrow Agent shall not be responsible for and shall not be under a duty to examine into or pass upon the validity, binding effect, execution or sufficiency of this Agreement or the Stock Purchase Agreement or of any agreement amendatory or supplemental to this Agreement.

     7. COOPERATION. The Buyer and the Seller shall provide to the Escrow Agent all instruments and documents within their respective powers to provide that are necessary for the Escrow Agent to perform its duties and responsibilities under this Agreement. Each of the Buyer and the Seller has provided the Escrow Agent with a certificate setting forth the names of persons authorized to deliver instructions under this Agreement and a sample of the genuine signatures of such persons and the Escrow Agent shall be entitled to rely upon such certificates until a substitute certificate is delivered.

     8. FEES AND EXPENSES; INDEMNITY.

        (a) Fees and Expenses. All customary and ordinary course fees and expenses of the Escrow Agent for its services under this Agreement shall be shared equally between the Seller and the Buyer and paid as and when so billed to such parties by the Escrow Agent.

        (b) Indemnification of Escrow Agent. The Buyer and the Seller shall, severally and not jointly, reimburse and indemnify the Escrow Agent and its employees, officers, directors, and agents for, and hold it harmless against, any loss, liability, damage, cost or expense, including but not limited to reasonable attorneys' fees, reasonably incurred by the Escrow Agent in connection with the Escrow Agent's performance of its duties and obligations under this Agreement, as well as the reasonable costs and expenses of defending against any claim or liability relating to this Agreement, provided, that neither the Buyer nor the Seller shall be required to reimburse or indemnify the Escrow Agent for, or hold it harmless against, any such loss, liability, damage, cost or expense arising as a result of the Escrow Agent's willful misconduct or gross negligence.

     9. RESIGNATION AND REMOVAL OF THE ESCROW AGENT.

        (a) Resignation and Removal. The Escrow Agent may resign as such 30 calendar days after notifying the Buyer and the Seller in writing of its intent to resign. In addition, the Escrow Agent may be removed and replaced on a date designated in a written instrument signed by the Seller and the Buyer and delivered to the Escrow Agent. Notwithstanding the foregoing, no such resignation or removal shall be effective until a successor escrow agent has acknowledged its appointment as such as provided in Section 9(c). In either event, upon the effective date of such resignation or removal, the Escrow Agent shall deliver the property comprising the Escrow Fund to the successor jointly designated by the Seller and the Buyer or designated by the withdrawing Escrow Agent as provided in Section 9(b), as applicable, together with such records maintained by the Escrow Agent in connection with its duties under this Agreement and other information with respect to the Escrow Fund as such successor may reasonably request.

        (b) Selection of Successor by Escrow Agent. If a successor escrow agent shall not have acknowledged its appointment as such as provided in Section 9(c), in the case of a resignation, prior to the expiration of 30 calendar days following the date of a notice of resignation or, in the case of a removal, on the date designated for the Escrow Agent's removal, as the case may be, because the Seller and the Buyer are unable to agree on a successor escrow agent, or for any other reason, the Escrow Agent may select a successor escrow agent and any such resulting appointment shall be binding upon all of the parties to this Agreement.

        (c) Release of Withdrawing Escrow Agent. Upon written acknowledgment by a successor escrow agent appointed in accordance with the foregoing provisions of this Section 9 of its agreement to serve as escrow agent under this Agreement and the receipt of the property then comprising the Escrow Fund, the Escrow Agent shall be fully released and relieved of all duties, responsibilities and obligations under this Agreement (except to the extent the withdrawing Escrow Agent's actions or omissions to act with respect to such duties, responsibilities and obligations constituted gross negligence or willful misconduct) and the successor escrow agent shall for all purposes of this Agreement be the Escrow Agent. Any Escrow Agent acting under this Agreement shall be entitled to rely on the survival of Section 8 following the withdrawal and replacement of such Escrow Agent.

     10. NOTICES. All notices, requests and other communications under this Agreement shall be in writing and sufficient if delivered personally or sent by facsimile (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                               If to the Buyer, to:

                               Rhone Capital LLC
                               1330 Avenue of the Americas
                               New York, New York 10019
                               Facsimile:     (212) 757-1718
                               Attention:     David R. Ramsay
                                              Ferdinand P. Groos
                                              M. Brett Herman
                                              Nancy Cooper

                               with a copy to:

                               Howard, Darby & Levin
                               1330 Avenue of the Americas
                               New York, New York 10019
                               Facsimile:     (212) 841-1010
                               Attention:     Kelly Vance

                               If to the Seller, to:

                               HMI Industries, Inc.
                               3631 Perkins Avenue
                               Cleveland, Ohio 44114
                               Facsimile:     (216) 432-0329
                               Attention:     Carl H. Young, General Counsel
                               with a copy to:

                               Squire, Sanders & Dempsey L.L.P.
                               4900 Key Tower
                               127 Public Square
                               Cleveland, Ohio 44114-1304
                               Facsimile:     (216) 479-8793
                               Attention:     Carolyn J. Buller

or to such other address or facsimile number as the party to whom notice is to be given may have furnished to the other parties in writing in accordance with this Section 10. Each such notice, request or communication shall be effective when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

     11. AMENDMENTS AND WAIVERS. No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure from the terms of this Agreement, shall be effective unless it is in writing and signed by the parties to this Agreement. Such modification, waiver or consent shall be effective only in the specific instance and for the purposes for which it is given.

     12. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     13. ASSIGNMENT. This Agreement and the rights and obligations of the parties to this Agreement shall not be assignable or transferable by any party to this Agreement (other than the Escrow Agent) without the prior written consent of the other parties, except that (a) the Buyer may assign this Agreement and all of its rights and obligations under this Agreement to one or more affiliates of the Buyer, provided, that no such assignment by the Buyer shall release it from any of its liabilities or obligations hereunder and (b) this Agreement shall be binding upon any assignee, transferee or successor to all or substantially all of the business of the Seller. Any instrument purporting to make an assignment in violation of this Section 13 shall be void.

     14. MISCELLANEOUS. This Agreement is binding upon and will inure to the benefit of the parties to this Agreement and, in accordance with Section 13 hereof, their respective successors and permitted assigns. This Agreement will not constitute a valid and binding agreement, enforceable in accordance with its terms, until executed and delivered by all of the parties hereto. For all purposes of this Agreement, the term "business day" shall mean a day other than Saturday, Sunday or any other day on which banks located in the State of New York or Ohio are authorized or obligated to close. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions of this Agreement. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. As between the parties hereto other than the Escrow Agent, the terms of the Stock Purchase Agreement shall control and govern over the terms of this Agreement in the event of any conflict or inconsistency between this Agreement and the Stock Purchase Agreement.

     The parties to this Agreement have executed or caused this Agreement to be executed by duly authorized representatives as of the date first above written.

BUYER:                   [insert Buyer's name]
                         By: ----------------------------------------------------
SELLER:                  HMI INDUSTRIES INC.
                         By: ----------------------------------------------------
ESCROW AGENT:            The Chase Manhattan Bank, as Escrow Agent
                         By: ----------------------------------------------------
                         Name:
                         Title:

                                                                         ANNEX I

                           CERTIFICATE OF INSTRUCTION

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Certificate of Instruction.

     Pursuant to Section 4(c) of the Escrow Agreement, the Buyer:

          (a) certifies that (i) the Buyer has notified the Seller of the existence of a claim for Losses or Environmental Damages (as such terms are defined in the Stock Purchase Agreement) that are indemnifiable by the Seller under Article VIII of the Stock Purchase Agreement, a copy of which
     notice is attached hereto, and (ii) the amount of $[          ] (the "Owed
     Amount") is payable to the Buyer or to another specified Indemnified Party by the Seller pursuant to Article VIII of the Stock Purchase Agreement by reason of the matter described in such notice;

          (b) instructs you to pay to the Buyer from the Escrow Fund the Owed Amount, by wire transfer of immediately available funds to the Buyer's account at [name of bank], [ABA number], [title of account], [account number], (i) if you do not receive an Objection Certificate from the Seller prior to the expiration of the Objection Period, within two business days following the expiration of the Objection Period, or (ii) if you receive an Objection Certificate within the Objection Period, within two business days following your receipt of a Resolution Certificate or a Litigation Certificate; and

          (c) certifies that a copy of this certificate has been or is concurrently being delivered to the Seller.

                                          [BUYER]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                        ANNEX II

                             OBJECTION CERTIFICATE

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Objection Certificate.

     Pursuant to Section 4(d) of the Escrow Agreement, the Seller:

          (a) disputes that the Owed Amount referred to in the Certificate of
     Instruction dated             ,      is payable to the Indemnified Parties
     by the Seller pursuant to Article VIII of the Stock Purchase Agreement;

          (b) certifies that the undersigned has sent to the Buyer a written
     statement dated             ,      , a copy of which is attached hereto,
     disputing the liability of the Seller to the Indemnified Parties for the Owed Amount; and

          (c) objects to your making payment to the Buyer as provided in such Certificate of Instruction.

                                          HMI INDUSTRIES INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                       ANNEX III

                             RESOLUTION CERTIFICATE

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Resolution Certificate.

     Pursuant to Section 4(d) of the Escrow Agreement, the Buyer and the Seller:

          (a) certify that (i) the Buyer and the Seller have resolved their dispute as to the matter described in the Certificate of Instruction dated
     [            ,      ] and the related Objection Certificate dated
     [            ,      ] and (ii) the final Owed Amount with respect to the
     matter described in such Certificates is $[          ];

          (b) instruct you to pay to the Buyer from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to the Buyer's account at [name of bank], [ABA number], [title of account], [account number], within two business days following your receipt of this Certificate; and

          (c) agree that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                          [BUYER]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                          HMI INDUSTRIES INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                        ANNEX IV

                             LITIGATION CERTIFICATE

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Litigation Certificate.

     Pursuant to Section 4(d) of the Escrow Agreement, the Buyer:

          (a) certifies that (i) attached hereto is a final, nonappealable order, judgment, decree or award of a court of competent jurisdiction resolving the dispute between the Buyer and the Seller as to the matter
     described in the Certificate of Instruction dated [            ,     ] and
     the related Objection Certificate dated [            ,      ] and (ii) the
     final Owed Amount with respect to the matter described in such
     Certificates, as provided in the attached order, is $[          ];

          (b) instructs you to pay to the Buyer from the Escrow Fund the Owed Amount referred to in clause (ii) of paragraph (a) above, by wire transfer of immediately available funds to the Buyer's account at [name of bank], [ABA number], [title of account], [account number], within two business days following your receipt of this Certificate; and

          (c) agrees that the Owed Amount designated in such Certificate of Instruction, to the extent, if any, it exceeds the Owed Amount referred to in clause (ii) of paragraph (a) above, shall be deemed not payable to the Indemnified Parties and such Certificate of Instruction is hereby canceled.

                                          [BUYER]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                         ANNEX V

                         BUYER CANCELLATION CERTIFICATE

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Buyer Cancellation
Certificate.

     Pursuant to Section 4(g) of the Escrow Agreement, the Buyer:

          (a) certifies that (i) it hereby releases its claim against the Seller with respect to [all] [specify portion] of the Owed Amount designated in
     the Certificate of Instruction dated [            ,      ] and (ii) as a
     result the Owed Amount with respect to such Certificate of Instruction is
     $[          ]; and

          (b) agrees that such Certificate of Instruction is, to the extent released as provided in clause (i) of paragraph (a) above, canceled.

                                          [BUYER]

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                        ANNEX VI

                        SELLER CANCELLATION CERTIFICATE

                                       TO

                           THE CHASE MANHATTAN BANK,

                                AS ESCROW AGENT

     [               ] (the "Buyer"), HMI Industries Inc. (the "Seller") and The
Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), are parties to an
Escrow Agreement, dated as of [            ], 1998. Terms defined in the Escrow
Agreement have the same meanings when used in this Seller Cancellation Certificate.

     Pursuant to Section 4(h) of the Escrow Agreement, the Seller certifies that
(i) attached hereto is a final, nonappealable order, judgment, decree or award of a court of competent jurisdiction resolving the dispute between the Buyer and the Seller as to the matter described in the Certificate of Instruction dated
[            ,      ] and the related Objection Certificate dated [            ,
     ] and (ii) as provided in the attached order, there is no Owed Amount with respect to the matter described in such Certificates.

                                          HMI INDUSTRIES, INC.

                                          By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated: ____________________, ____

                                                                         ANNEX A
                                                     TO STOCK PURCHASE AGREEMENT

                             MATTERS FOR OPINION OF
                        SQUIRE, SANDERS & DEMPSEY L.L.P.

     1. The Company, Bliss and Sub are corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and have the corporate power and authority to own and use their respective assets and to conduct their business as and where now owned and conducted.

     2. The execution and delivery of the Purchase Agreement, Voting Agreement and Escrow Agreement by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not violate or contravene (a) any provision of the Certificate of Information or Bylaws or Regulations, as the case may be, of the Company, Bliss or Sub or (b) any law or regulation applicable to the Company, Bliss or Sub.

     3. Each of the Purchase Agreement, Voting Agreement and Escrow Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, and, with respect only to the Purchase Agreement, is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     4. The authorized capital stock of each of Bliss and Sub is as set forth in the Purchase Agreement. The shares of Bliss to be acquired by Buyer as contemplated by the Purchase Agreement are duly authorized, validly issued, fully paid and nonassessable and free of any preemptive or similar rights.

                                                                         ANNEX B
                                                     TO STOCK PURCHASE AGREEMENT

                             MATTERS FOR OPINION OF
                             HOWARD, DARBY & LEVIN

     1. Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has the full limited liability company power and authority to enter into and perform the Purchase Agreement, the Voting Agreement and the Escrow Agreement.

     2. Each of the Purchase Agreement, the Voting Agreement and the Escrow Agreement has been duly authorized, executed and delivered by Buyer and constitutes the valid and binding obligation of Buyer, and, with respect only to each of the Escrow Agreement and the Voting Agreement, is enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

     3. The execution and delivery of the Purchase Agreement, the Voting Agreement and the Escrow Agreement by Buyer and the consummation by Buyer of the transactions contemplated thereby do not and will not violate or contravene (a) any provision of the certificate of formation or operating agreement of Buyer or
(b) any law or regulation applicable to Buyer.

                                                                      ANNEX B --
                                                        COMPOSITE CONFORMED COPY

                          STOCKHOLDER VOTING AGREEMENT

     This STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of December 17, 1997, by and among Rhone Capital, LLC, a Delaware limited liability company ("Rhone", together with its assigns, the "Buyer"), HMI Industries Inc., a Delaware corporation ("HMI"), and each of the undersigned persons or entities (each a "Stockholder").

     WHEREAS, each Stockholder desires that the Buyer and HMI enter into a Stock Purchase Agreement dated the date hereof (as the same may be amended or supplemented, the "Purchase Agreement") with respect to the purchase (the "Stock Purchase") by Buyer of the common stock of Bliss Manufacturing Company, an Ohio corporation (the "Company" or "Bliss"); and

     WHEREAS, the Stockholders and HMI are executing this Agreement as an inducement to the Buyer to enter into and to consummate, subject to the terms and conditions thereof, the Purchase Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by the Buyer and HMI of the Purchase Agreement and the respective representations, warranties, covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     1. Representations and Warranties of Stockholders. Each Stockholder, severally and not jointly, represents and warrants to the Buyer as follows:

               (a) Such Stockholder is the record or beneficial owner of the number of shares of common stock, $1.00 par value, of HMI ("HMI Stock") and has rights by option or otherwise to acquire the number of additional shares of HMI Stock as set forth below such Stockholder's name on the signature pages hereof (such Stockholder's "Shares"). Except for such Stockholder's Shares, such Stockholder is not the record or beneficial owner of any shares of HMI Stock. This Agreement has been duly executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder, enforceable against such Stockholder in accordance with its terms.

               (b) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or bound or to which such Stockholder's Shares are subject. If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms. Consummation by the Stockholder of the transactions contemplated hereby will not violate, or require any consent, approval, or notice under, any provision of any judgment, order, decree, statute, law, rule or regulation applicable to the Stockholder or such Stockholder's Shares.

               (c) Such Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, except as indicated on the signature page hereof, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances, proxies or agreements arising hereunder, and if such Stockholder's Shares are the subject of a bona fide pledge to a bank, financial institution or other entity, no default exists under such pledge as of the date hereof.

               (d) Such Stockholder understands and acknowledges that the Buyer is entering into the Purchase Agreement in reliance upon such Stockholder's execution and delivery of this Agreement. Such Stockholder acknowledges that the irrevocable proxy set forth in Section 5 is granted in consideration for the execution and delivery of the Purchase Agreement by the Buyer.

     2. Representations and Warranties of Buyer. The Buyer represents and warrants to each Stockholder as follows:

               (a) The Buyer is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware.

               (b) Buyer has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transaction contemplated hereby.

               (c) The execution, delivery and performance of this Agreement by Buyer and the consummation by the Buyer of the transactions contemplated hereby have been duly authorized by all necessary company action of the Buyer.

               (d) This Agreement has been duly executed and delivered by the Buyer and, assuming due authorization, execution and delivery of this Agreement by each Stockholder, is a valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

               (e) Neither the execution, delivery and performance of this Agreement by the Buyer nor the consummation by the Buyer of the transactions contemplated hereby will (i) violate any provision of the certificate of formation or operating agreement of the Buyer, (ii) conflict with, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, guarantee or other evidence of indebtedness, license, lease, contract, agreement, plan or other instrument or obligation to which the Buyer is a party or by which it or any of its assets may be bound or (iii) conflict with or violate any laws applicable to the Buyer of any of its properties or assets; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults which would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by the Buyer of the transactions contemplated hereby.

     3. Voting Agreements. Each Stockholder agrees with, and covenants to, the Buyer as follows:

               (a) At any meeting of stockholders of HMI called to vote upon the Purchase Agreement, the Stock Purchase or the consummation of the transactions contemplated by the Purchase Agreement, or at any adjournment or postponement thereof, or in any other circumstances upon which a vote, consent or other approval with respect to the Purchase Agreement, the Stock Purchase or the consummation of the transactions contemplated by the Purchase Agreement is sought (the "Stockholders' Meeting"), such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (other than such Stockholder's Shares with respect to which a valid proxy has been granted pursuant to Section 5 hereof) in favor of the execution and delivery by HMI of the Purchase Agreement, the Stock Purchase and the approval of the terms of the Purchase Agreement and each of the other transactions contemplated thereby.

               (b) At any meeting of stockholders of HMI or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, such Stockholder shall vote (or cause to be voted) such Stockholder's Shares (other than such Stockholder's Shares with respect to which a valid proxy has been granted pursuant to Section 5 hereof) against (i) any stock purchase or merger agreement or acquisition (other than the Purchase Agreement and the Stock Purchase), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or involving Bliss or (ii) any amendment of the Company's or HMI's Certificate of Incorporation, By-laws or Regulations or other proposal or transaction involving the Company or its subsidiary which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Stock Purchase, the Purchase Agreement or any of the other transactions contemplated by the Purchase Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

     4. Covenants of Stockholders. Each Stockholder agrees with, and covenants to, the Buyer that, except as otherwise provided herein, such Stockholder shall not (i) transfer (which term shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge (other than Permitted Liens (as defined below)) or other disposition), or consent to any transfer of, any or all of such Stockholder's Shares or any interest therein, (ii) enter into any contract, option or other agreement or understanding with respect to any transfer of any or all of such Shares or any interest therein, (iii) grant any proxy, power of attorney or other similar authorization in or with respect to such Shares, except for this Agreement, or (iv) deposit such Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares, except for this Agreement; provided, that such Stockholder may transfer (as defined above) any of such Stockholder's Shares to any other person who is on the date hereof, or to any family member of a person or charitable institution which prior to the Stockholders' Meeting and prior to such transfer becomes, a party to this Agreement bound by all the obligations of a "Stockholder" hereunder. Exercise of rights or remedies pursuant to bona fide pledges of shares of HMI Stock to banks or other financial institutions, which pledges were made prior to the date hereof ("Permitted Liens"), are not restricted by this Agreement.

     5. Grant of Irrevocable Proxy; Appointment of Proxy.

               (a) Each Stockholder, by this Agreement with respect to such Stockholder's Shares that such Stockholder owns of record, hereby irrevocably grants to, and appoints, David R. Ramsay and Ferdinand P. Groos, in their capacities as representatives of the Buyer, and each of them individually, such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Shares, or grant a consent or approval in respect of such Shares (i) in favor of the Stock Purchase, the execution and delivery of the Purchase Agreement and approval of the terms thereof and each of the other transactions contemplated by the Purchase Agreement and (ii) against any Competing Transaction.

               (b) Each Stockholder represents, severally and not jointly, that any proxies heretofore given in respect of such Stockholder's Shares are not irrevocable, and that any such proxies are hereby revoked.

               (c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 5 is given in connection with the execution of the Purchase Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the Delaware General Corporation Law.

     6. Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's successors or assigns. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of HMI affecting the HMI Stock, or the acquisition of additional shares of HMI Stock or other voting securities of HMI by any Stockholder, the number of Shares subject to the terms of this Agreement shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of HMI Stock or other voting securities of HMI issued to or acquired by such Stockholder.

     7. Legends. HMI agrees with, and covenants to, the Buyer that HMI shall not register the transfer of any certificate representing any of the shares of HMI Stock owned of record or beneficially by any Stockholder, unless such transfer is made in compliance with this Agreement.

     8. New Issuances. HMI agrees with and covenants to Buyer that, except pursuant to the exercise of options to acquire HMI Stock outstanding on the date hereof, HMI shall not issue any shares of HMI

Stock or any securities convertible into or exchangeable for HMI Stock on or after the date hereof to and including the earlier of (a) the completion by Buyer of the transactions contemplated by the Stock Purchase and (b) the termination of the Purchase Agreement in accordance with its terms.

     9. Further Assurances. Each Stockholder and HMI shall, upon request of the Buyer, execute and deliver any additional documents and take such further actions as may reasonably be deemed by the Buyer to be necessary or desirable to carry out the provisions hereof and to vest the power to vote such Stockholder's Shares as contemplated by Section 5 in the representatives of Buyer and the other irrevocable proxies described therein.

     10. Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (x) the consummation by Buyer of the transactions contemplated by the Stock Purchase or
(y) the date upon which the Purchase Agreement is terminated in accordance with its terms.

     11. Miscellaneous.

               (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned to them in the Purchase Agreement.

               (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to the Buyer or HMI, to the address provided in the Purchase Agreement; and (ii) if to a Stockholder, to its address shown below its signature on the signature pages hereof.

               (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

               (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument.

               (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

               (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

               (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties, except as expressly contemplated by
     Section 4; provided that Rhone Capital LLC may assign its rights hereunder to any assignee of its rights under the Purchase Agreement. Any assignment in violation of the foregoing shall be void.

               (h) Each Stockholder and HMI agrees that irreparable damage would occur and that the Buyer would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Buyer shall be entitled to an injunction or injunctions to prevent breaches by such Stockholder or HMI of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto hereby submits to the jurisdiction of the United States District Court for the District of Delaware and of any Delaware state court sitting in Delaware for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               (i) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

               (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party.

               (k) Each of the parties to this Stockholder Voting Agreement acknowledges and agrees that the obligations of the Stockholders and HMI are several and not joint.

     IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Stockholder Voting Agreement as of the day and year first above written.

                                                        RHONE CAPITAL LLC

                                                        By /s/ DAVID R. RAMSAY
                                                            --------------------------------------------

                                                        HMI INDUSTRIES INC.

                                                        By /s/ CARL H. YOUNG, III
                                                            --------------------------------------------
                                                            Vice President

                                                        STOCKHOLDERS:

                                                        /s/ JAMES R. MALONE
                                                        ------------------------------------------------
                                                        Name: James R. Malone
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:     12,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:        12,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ CARL H. YOUNG, III
                                                        ------------------------------------------------
                                                        Name: Carl H. Young, III
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:     32,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:        32,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ MARK A. KIRK
                                                        ------------------------------------------------
                                                        Name: Mark A. Kirk
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:     32,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:        32,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ JOHN S. MEANY, JR.
                                                        ------------------------------------------------
                                                        Name: John S. Meany, Jr.
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:    347,104
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:       347,104
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ ANNE M. BAKER
                                                        ------------------------------------------------
                                                        Name: Anne M. Baker
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:    136,136
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:       136,136
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ DONALD L. BAKER
                                                        ------------------------------------------------
                                                        Name: Donald L. Baker
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:      2,700
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:         2,700
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        /s/ DONALD L. BAKER & ANNE M. BAKER
                                                        ------------------------------------------------
                                                        Name: Donald L. Baker & Anne M. Baker
                                                        Address:
                                                        Number of Shares
                                                        Beneficially Owned:      2,700
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:         2,700
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0

                                                        /s/ Barry Needler, President
                                                        ------------------------------------------------
                                                        Name: STEEPLECHASE CORP.
                                                        Address: P.O. Box 2463, Station B
                                                                  Richmond Hill, Ontario L4E 1A5
                                                        Number of Shares
                                                        Beneficially Owned:
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:     1,704,750
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:
                                                        ------------------------------------------------

                                                        /s/ Barry Needler, President
                                                        ------------------------------------------------
                                                        Name: FAIRWAY, INC.
                                                        Address: P.O. Box 2463, Station B
                                                                  Richmond Hill, Ontario L4E 1A5
                                                        Number of Shares
                                                        Beneficially Owned:
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:       150,750
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:
                                                        ------------------------------------------------

                                                        /s/ Barry Needler, President
                                                        ------------------------------------------------
                                                        Name: RELDEEN LTD.
                                                        Address: P.O. Box 2463, Station B
                                                        Richmond Hill, Ontario L431A5
                                                        Number of Shares
                                                        Beneficially Owned:      4,500
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:           0
                                                        ------------------------------------------------

                                                        By /s/ M. Walker, President
                                                        ------------------------------------------------
                                                        Name: ISETAN MANAGEMENT LTD.
                                                        Address: 4 Hunter Glen Road
                                                                  Aurora, Ontario L4G 6W4
                                                        Number of Shares
                                                        Beneficially Owned:    233,973
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Owned of Record:
                                                        ------------------------------------------------
                                                        Number of Shares
                                                        Subject to Pledge:
                                                        ------------------------------------------------

                                                                         ANNEX C

                                                                            LOGO

                                                      March 13, 1998

PERSONAL AND CONFIDENTIAL
-----------------------------------------

Board of Directors
HMI Industries Inc.
3631 Perkins Avenue
Cleveland, Ohio 44114

Ladies and Gentlemen:

     You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of HMI Industries Inc. (the "Company") of the consideration to be paid by Rhone Capital LLC ("Rhone") in connection with the proposed sale of Bliss Manufacturing Company, a wholly owned subsidiary of the Company ("BMC"), to Rhone pursuant to a Stock Purchase Agreement dated as of December 17, 1997 by and between the Company and Rhone, as amended (the "Agreement").

     Pursuant to the Agreement, Rhone will purchase from the Company all of the issued and outstanding shares of common stock, no par value, of BMC for an aggregate purchase price of $31,250,000, to be paid in cash (the
"Consideration"). The Consideration is subject to adjustment in accordance with the provisions contained in the Agreement.

     McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. McDonald is familiar with the Company, having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement.

     In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement, including the exhibits and schedules thereto; (ii) the Company's Proxy Statement on Schedule 14A prepared for its 1998 Annual Meeting of Shareholders; (iii) certain publicly available information concerning the Company and BMC, including the Annual Reports on Form 10-K of the Company and Annual Reports to Stockholders for each of the years in the three year period ended September 30, 1997, and the Company's Quarterly Report on Form 10-Q for the period ended December 31, 1997; (iv) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of BMC and the Company furnished to us by the Company for purposes of our analysis; (v) certain publicly available financial and stock market information concerning the pricing and trading of, and the trading market for, the Company's common stock; (vi) certain publicly available financial and stock market information with respect to certain other companies that we believe to be comparable to BMC and the pricing and trading markets for certain of such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other comparable transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company and BMC to discuss the business, financial condition and future prospects of the Company and BMC, as well as other matters we believe relevant

Board of Directors
HMI Industries Inc.

March 13, 1998

Page 2

to our inquiry. In addition, we have performed such other studies and analyses as we consider appropriate.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have assumed and relied upon the representations and warranties of the Company and Rhone contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the management of the Company as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections reflect the best currently available estimates and judgments of the Company's management and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by management. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted an independent evaluation or appraisal of any of the assets, properties or facilities of BMC nor have we been furnished with any such evaluation or appraisal, except for the appraisal report of the Company, dated February 28, 1997, prepared by IPC/Levy. We have also assumed that the conditions to the transaction as set forth in the Agreement would be satisfied and that the sale of BMC would be consummated on a timely basis in the manner contemplated by the Agreement.

     It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, of the Consideration to be received by the Company pursuant to the Agreement and does not address the Company's underlying business decision to effect the sale of BMC or any other terms of the transaction.

     We have acted as financial advisor to the Company in connection with the transactions contemplated by the Agreement and will receive from the Company a fee for our services, all of which is contingent upon the consummation of the sale of BMC. The Company has also agreed to indemnify us under certain circumstances pursuant to an engagement letter dated October 3, 1997, with the Company.

     In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     It is understood that this opinion is directed to the Board of Directors and senior management of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. Our opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote at the stockholders' annual meeting held to consider, among other matters, the sale of BMC contemplated by the Agreement.

     Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be received by the Company pursuant to the Agreement is fair, from a financial point of view, to the stockholders of the Company.

                                          Very truly yours,

                                          /s/ McDonald & Company Securities,
                                          Inc.

                                          McDONALD & COMPANY SECURITIES, INC.

                                                                         ANNEX D


                                   FORM 10-K

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 10-K/A3
              ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

For the Fiscal Year Ended September 30, 1997      Commission File Number 2-30905

                               HMI INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)

               DELAWARE                                 36-1202810
  (State or other jurisdiction of             (IRS Employer Identification No.)
 Incorporation or  organization)

 3631 Perkins Avenue, Cleveland, Ohio                      44114
(Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code: (216) 432-1990

Securities registered pursuant to Section 12(b) of the Act:  None

          Securities registered pursuant to Section 12(g) of the Act:

                                 Title of class
                                 --------------
                      Common Stock, $1 par value per share

Indicate by check mark whether registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 and (2) has been subject to such filing requirements for the
past ninety (90) days. Yes   X   No
                           -----    -----

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [ ]

The aggregate market value of voting stock held by non-affiliates of Registrant, computed by reference to the closing price on the NASDAQ Stock Exchange on March 6, 1998 was approximately $9,465,990.

Indicate the number of shares outstanding of each of the Registrant's classes of common stock, as of the latest practicable date.

                Class                          Outstanding at March 6, 1998
 --------------------------------------   --------------------------------------
 Common stock, $1 par value per share                  5,033,996

                       Documents Incorporated by Reference

The following documents are incorporated by reference in this Form 10-K.

None

Index to Exhibits is found on page  60.        This report consists of 61 pages.
================================================================================

TABLE OF CONTENTS
-----------------

PART I.                                                                                                     Page
-------                                                                                                  ---------

Item 1.             Business
(a)                   General Development of Business .........................................              3
(b)                   Financial Information About Industry Segments ...........................              4
(c)                   Narrative Description of Business .......................................              4
                        Consumer Goods ........................................................              4
                        Manufactured Products .................................................              5
                          Metal Stamping and Metal Formed Tubing ..............................              6
                          Tools, Dies and Specialty Machinery .................................              6
                        Employees .............................................................              6
                        Environmental Policies and Controls ...................................              7
                        Methods of Production and Raw Materials ...............................              7
(d)                   Financial Information About Foreign and Domestic
                        Operations and Export Sales ...........................................              7
                      Executive Officers of the Registrant ....................................              7
Item 2.             Properties ................................................................              9
Item 3.             Legal Proceedings .........................................................              9
Item 4.             Submission of Matters to a Vote of Security Holders .......................             10

PART II.
--------

Item 5.             Market for Registrant's Common Equity and Related
                      Stockholder Matter ......................................................             10
Item 6.             Selected Financial Data ...................................................             11
Item 7.             Management's Discussion and Analysis of Financial
                      Condition and Results of Operations .....................................             12
Item 8.             Financial Statements and Supplementary Data ...............................             17
Item 9.             Changes in and Disagreements with Accountants on
                      Accounting and Financial Disclosure .....................................             17

PART III.
---------

Item 10.            Directors and Executive Officers of Registrant ............................             17
Item 11.            Executive Compensation ....................................................             20
Item 12.            Security ownership of Certain Beneficial Owners and
                      Management ..............................................................             27
Item 13.            Certain Relationships and Related Transactions ............................             29

PART IV.
--------

Item 14.            Exhibits, Financial Statement Schedules, and Reports on
                      Form 8-K ................................................................             30

                    SIGNATURES ................................................................             31
                    INDEX TO FINANCIAL STATEMENTS .............................................             32
                    INDEX TO EXHIBITS .........................................................             60

PART I.
-------

Item 1.  Business
-----------------

(a)  General Development of Business
     -------------------------------

HMI Industries Inc. (the "Company" or "registrant") was known as Health-Mor Inc. until January 1995. The Company was reorganized in 1968 as a Delaware corporation, succeeding an Illinois corporation originally formed in 1928. In 1997, the business of the Company was carried out through two primary divisions. The Consumer Goods Division manufactures and sells floor care and air filtration products, primarily portable bagless vacuum cleaners sold under the trade names "Filter Queen", "Princess", "Majestic" and "Empress", central vacuum cleaning systems sold under the trade names "Vacu-Queen" and "Majestic II". Portable room air cleaners are sold under the trade name "Defender" and carpet cleaning systems under the trade name "Easy Way" are both sold and leased. This division also sells needle-free insulin injectors under the "AdvantaJet" name. The operations of the Consumer Goods Division are carried on through the operations at the Perkins Avenue facility in Cleveland, Ohio, and the following wholly-owned subsidiaries: HMI Incorporated (incorporated in Ontario, Canada); Home Impressions Inc. (incorporated in Delaware);; Health-Mor International, Inc., which meets the qualifications under the Internal Revenue Code as a foreign sales corporation (incorporated in the U.S. Virgin Islands); Health-Mor Acceptance Corporation (incorporated in Delaware); HMI Acceptance Corporation (incorporated in Ontario, Canada); and Health-Mor Acceptance PTY Ltd. (incorporated in Sydney, Australia). Health-Mor Personal Care Corp. (incorporated in Delaware) is 85% owned by the registrant.

The Manufactured Products Division engages in the fabrication and sale of commercial and industrial stamped components, metal formed tubular products and machined components, and the manufacture of needle-free insulin injectors. The operations of this division are carried out by Bliss Manufacturing Company (incorporated in Ohio) and Tube-Fab Ltd. (incorporated in Ontario, Canada), both wholly-owned subsidiaries of the Company.

In 1997, the Company made a decision to sell its Manufactured Products Division businesses and any poor performing product lines in the Consumer Goods Division. As a result of this decision, Bliss Tubular Products, which engaged in the bending of aluminum, steel and copper tubing, was sold in fiscal 1997 and the Company is negotiating the sale of Tube-Fab Ltd.

In September 1997, the Company decided to sell Bliss Manufacturing Company and this subsidiary was offered for sale. On December 18, 1997, the Company signed a definitive agreement to sell the stock of its Bliss Manufacturing Company to an investor group led by Mervin Dunn and Rhone Capital, LLC. The purchase price is $31,500,000, subject to certain adjustments, including a $1,500,000 distribution for certain payments to vendors and employee obligations. The sale is expected to close in March 1998, subject to regulatory and shareholder approval.

In the Consumer Goods Division, the Company has offered for sale two businesses, Health-Mor Personal Care Corporation and Household Rental Systems ("HRS"). A letter of intent to sell HRS was signed in December, 1997. In addition, the Company discontinued selling the "Optima" portable canister vacuum and the "Princess 2000" upright vacuum cleaner in 1997. In December 1997, the Company announced it was discontinuing the "Electrapure" portable canister vacuum product. Sale of the "SuperNaturals" brand of cleaning products was suspended in 1997. Most of the Home Impressions product lines were discontinued in 1997, except for the "Vacu-Queen" central vacuum cleaning system. The Company also discontinued rental of the "Easy Way" carpet cleaning systems to Filter Queen direct distributors in 1997.

 (b)     Financial Information About Industry Segments
         ---------------------------------------------

As of September 30, 1997, the Company's continuing operations consist of a single operating segment: the Consumer Goods Division. See Note 12 (Business Segments) of the Notes to the Consolidated Financial Statements found on page 55 for further information.

(c)      Narrative Description of Business
         ---------------------------------

Consumer Goods
--------------

The principal products of the Consumer Goods Division of the Company are floor care and air filtration products, primarily portable vacuum cleaners and central vacuum cleaning systems. Portable bagless vacuum cleaners are sold under the trade names "Filter Queen", "Princess", "Majestic" and "Empress". The central vacuum cleaning systems are sold under the trade names "Vacu-Queen" and "Majestic II". The bagless portable and portable canister vacuums consist of a canister type suction cleaner, motorized vacuum cleaning head with a revolving brush ("Pow-R-Nozzle"), hose, wand, brushes and other cleaning tools. The Company also offers accessories for use with its bagless and canister vacuum cleaners, most of which are attached to the exhaust outlet and may be used as room deodorizers, air circulators, and for other blowing operations such as the spraying of liquids. The central vacuum cleaning systems use the motorized vacuum cleaning head with a revolving brush, as well as the hose, wand, brushes and other cleaning tools. The Company also manufactures straight suction attachments, which do not have a motorized vacuum cleaning head.

The Filter Queen cleaning system has been registered by Underwriters Laboratories and Canadian Standards Authority as an Air Filtration Device.

The floor care products of the Consumer Goods Division are marketed in the United States, Canada, and over forty other countries. The Company markets the Filter Queen Majestic and the Empress through independent distributors who sell in the home directly through their own independent representatives and who also sell indirectly through the representatives of smaller independent local distributors.

Central vacuum cleaning systems are marketed worldwide under the trade name "Vacu-Queen" through retail distributors and under the trade name "Majestic II" through direct distributors. The Company also markets the Vacu-Queen to building contractors and developers for installation in newly constructed homes and apartments.

Household Rental Systems ("HRS") provides carpet cleaning systems for rent to consumers through independent retail vacuum cleaner stores under the name "Easy Way" in the United States and Canada. The Canadian HRS business has been reported as discontinued operations and a letter of intent to sell HRS was signed in December 1997.

Health-Mor Personal Care Corp. markets the AdvantaJet needle-free insulin injector and other health care products. Customer service is crucial to this product line. This business has been classified as a discontinued operation and the Company is seeking a buyer for this business.

The Company meets strong competition in the sale of its vacuum cleaners and central vacuum systems. In the case of sales through in-home solicitation, this competition is primarily with vacuum cleaner equipment in use in the home at the time of the sales presentation. There are many significant vacuum cleaner manufacturers, plus many regional and private label manufacturers, who make numerous brand name vacuum cleaners in the United States. Most of these are sold through department stores, discount houses, appliance shops and by catalog, generally at substantially lower prices than the Filter Queen. There are more than five companies which compete significantly with the Company in the United States and Canada in distribution of vacuum cleaners by in-home solicitation. Many of its competitors in the sale of vacuum cleaners are substantially larger and have greater resources than the Company. The Company believes that its vacuum cleaners are competitive with other vacuum cleaners because of their performance and warranty. It is the practice of the Company, along with other companies in the vacuum cleaner industry, to maintain sufficient amounts of inventory to meet the rapid delivery requirements of customers. The Consumer Goods Division of the Company operates with a minimal backlog.

The Company is expanding its parts and service business by utilizing its extensive customer data base to market accessories and new products and services. The purpose is to enhance the annuity value of each customer to the Company and to distributors by encouraging add-on sales and generating referrals by utilizing these same data bases and the Distributor network. The parts and service business continues to expand in markets outside of North America.

The Company's financing program, through its subsidiaries Health-Mor Acceptance Corporation and HMI Acceptance Corporation continues to serve its distributors and consumers by offering financing to marginally credit worthy consumers. The Company has sold a portion of its U.S. portfolio to a first line finance company, and continues to explore ways to serve its distributors and consumers while at the same time reducing its overhead through alliances with first line finance companies. Health-Mor Acceptance PTY Ltd. was incorporated in Sydney, Australia, to offer consumer financing of the Company's products in that country. This portfolio is currently being liquidated.

The Company holds trademark or trade name registration on the principal trademarks and trade names used by the Consumer Goods Division. These trademarks have been registered in the United States, Canada and other countries in which the Company has distributors which sell a significant number of units. The Company owns a number of patents in the United States, Canada and other countries on various features of the Filter Queen, Vacu-Queen and related products. The Company does not believe that its business is materially dependent on any patent or group of patents.

Manufactured Products
---------------------

The Manufactured Products Division of the Company consists of commercial and industrial stamped components, metal formed tubular products, machined components, tools, dies and specialty products and production of needle-free insulin injection systems. All businesses related to the Manufactured Products Division have been reclassified to discontinued operations and are held for sale at September 30, 1997.

Metal Stamping and Metal Formed Tubing
--------------------------------------

Bliss Manufacturing Company ("Bliss"), a wholly-owned subsidiary of the Company, engages in the manufacture of various types of sheet metal stamping and sub-assemblies, and painting and welding in conjunction therewith, for customers in the automotive and truck manufacturing, materials handling equipment, military, and plumbing industries. The products manufactured by Bliss are sold primarily to original equipment manufacturers, mostly in the Midwest.

The customers of Bliss issue releases for parts depending upon their own requirements. Therefore, Bliss operates with a minimal backlog.

The business of Bliss is significantly dependent upon several automotive and truck manufacturers. In the event that a significant portion of the automotive and truck business were to cease immediately, and the revenues were not replaced with sales to other customers, whether existing or new, the loss could have a material adverse effect on the registrant and its subsidiaries, taken as a whole. However, the registrant believes that its relationship with these customers is good and, although it anticipates the loss of business for particular parts from time to time as the products in which those parts are incorporated are discontinued or substantially changed, the registrant believes that it can, at least in part, make up for such losses through existing or new customers. The Company has signed a definitive agreement to sell Bliss Manufacturing (See Item 1a).

Tube-Fab Ltd. ("Tube-Fab"), a wholly-owned subsidiary of the Company, is engaged in the manufacture of high quality tubular products for the aircraft, military, communications and specialty architectural industries. The Company intends to sell Tube-Fab in 1998 (See Note 14 "Related Party Transactions" of the Notes to the Consolidated Financial Statements).

Tools, Dies and Specialty Machinery
-----------------------------------

Machined Products Division ("MPD"), a division of Tube-Fab, engages in the manufacture and sale of precision machined components for aircraft engines for the aerospace industry. The work performed is primarily subcontract work for engine manufacturers. In addition, MPD continues its work with Spar Aerospace, manufacturing components for the Special Purpose Dextrous Manipulator for the International Space Station. MPD has numerous competitors in the machining field, none of whom has any sizable market share.

Sales backlog for MPD as of September 30, 1997 and 1996 was approximately $540,903 and $420,000, respectively. It is expected that this backlog will be filled during the current fiscal year.

Employees
---------

The Company and its subsidiaries employed 836 persons at September 30, 1997 throughout the world. Approximately 70% are part of businesses that have been classified as discontinued.

Environmental Policies and Controls
-----------------------------------

To the best of the Company's knowledge, it is in compliance with all applicable Federal, State and local laws relating to the protection of the environment. It does not anticipate that any laws or regulations relating to the protection of the environment will have any material effect on its earnings, capital expenditures, or competitive position. The Company does not anticipate making any material capital expenditures for environmental control facilities during the current and succeeding fiscal years.

Methods of Production and Raw Materials
---------------------------------------

The Consumer Goods Division of the Company assembles finished parts purchased from various suppliers. Tube-Fab purchases metal tubing from various suppliers and engages in finishing operations, such as bending, beading and flaring. MPD manufactures needle-free insulin injectors and precision machined parts for the aerospace industry. Bliss purchases steel (both coil and blank) from various suppliers and stamps metal parts for its customers. Bliss also engages in welding and painting of certain parts, including the painting of parts for other companies.

(d) Financial Information About Foreign and Domestic Operations and Export Sales
    ----------------------------------------------------------------------------

Financial information relating to foreign and domestic operations for the years ended September 30, 1997, 1996 and 1995 are set forth in Note 12 (Business Segments) of the Notes to Consolidated Financial Statements found on page 55.

Executive Officers of the Registrant
------------------------------------

NAME                             AGE          POSITION AND TERMS OF SERVICE AS OFFICER
----                             ---          ----------------------------------------
James R. Malone                  55        Chairman and Chief Executive Officer (1)
Mark A. Kirk                     40        President, Chief Operating Officer and Chief Financial
                                             Officer (2)
Carl H.Young III                 56        Executive Vice President, General Counsel and Assistant Secretary (3)
Sherwin Ellens                   60        Vice President - Sales and Marketing (4)
Robert M. Benedict               54        Vice President and Treasurer (5)
Kevin Dow                        41        Vice President - Corporate Services and Assistant Treasurer (6)
Michael Harper                   41        Vice President, Corporate Controller and Chief Accounting
                                             Officer and Assistant Secretary (7)

(1) Mr. Malone was elected Chairman of the Board of Directors on December 5, 1996 and Chief Executive Officer on May 14, 1997. From 1993 to 1997, Mr. Malone was Chairman, President, and Chief Executive Officer of Anchor Glass Container Corporation, a manufacturer of glass containers. From 1990 to 1993 he was Chairman and Chief Executive Officer of Grimes Aerospace Company, an aircraft component manufacturer.

(2) On May 14,1997, Mr. Kirk was elected President and Chief Operating Officer. He is also Chief Financial Officer, and was elected to that position in February 1997. From 1993 to 1997 he served as Senior Vice President and Chief Financial Officer of Anchor Glass Container Corporation. From 1990 to 1993 he was Senior Vice President and Chief Financial Officer at Grimes Aerospace Company.

(3) Carl Young was elected Executive Vice President, General Counsel, and Assistant Secretary on May 28, 1997. He had previously served as Vice President and General Counsel from February 14, 1997 to May 28, 1997. From 1993 to 1997 Mr. Young served as Senior Vice President and General Counsel of Anchor Glass Container Corporation. From 1990 to 1993, Mr. Young was Senior Vice President and General Counsel for Grimes Aerospace Company.

(4) Mr. Ellens has served as Vice President - Sales and Marketing since May 28, 1997. From 1996 to May 14,1997 he was Vice President of Direct Sales. From 1992 to 1995, he served as Director of Direct Sales for North America.

(5) Mr. Benedict was elected Vice President and Treasurer on May 28, 1997. From 1995 to 1997 he was Assistant Treasurer of Sealy Inc., a mattress manufacturer. From 1992 to 1995 he was Vice President of Benedict, Kuhit & Associates, a consulting firm.

(6) Mr. Dow was named Vice President - Corporate Services and Assistant Treasurer on May 28, 1997. From March 1996 to May 1997 he served as Vice President-Administration and Treasury. He has also served as Treasurer or Assistant Treasurer at various times since 1995. He served as Vice President - Finance and Administration from 1989 to 1996.

(7) Mr. Harper was elected Vice President, Chief Accounting Officer and Assistant Secretary on May 28, 1997. He has also served as Corporate Controller since December 1996. He served as Vice President, Finance for Bliss Manufacturing Company from January 1996 to December 1996. For over sixteen years prior to that time he served in various financial management positions with The Sherwin-Williams Company, most recently as the Controller of the Transportation Services Division. Sherwin-Williams Company is a paint manufacturer.

Kevin Dow, Vice President-Corporate Services and Assistant Treasurer, is the first cousin of Barry L. Needler, Vice Chairman and a director.

Item 2. Properties
------------------

The following table sets forth by industry segment, the location, character and size (in square feet) of the real estate used in the operations of the Company and its subsidiaries at September 30, 1997:

                                                                                          SQUARE       FEET
                                                                                     --------------------------------
LOCATION                                               CHARACTER                        OWNED             LEASED
---------------------------------------------------    ------------------------      ------------      --------------
CONSUMER GOODS DIVISION
  United States of America
  ------------------------
  Cleveland, Ohio                                      Office, Plant &                   210,000
                                                       Warehouse
  Bradley, Illinois (1)                                Office & Warehouse                  7,516

  Canada
  Mississauga, Ontario                                 Office & Warehouses                                    46,772
  Dorval, Quebec                                       Office & Warehouse                                      4,762
  Calgary, Alberta                                     Office & Warehouse                                      4,500
  Surrey, British Columbia                             Office & Warehouse                                      4,100
  Edmonton, Alberta                                    Office & Warehouse                                      2,049
  Vancouver, British Columbia                          Office & Store                                          2,292
  Burlington, Ontario                                  Office & Store                                          1,100

MANUFACTURED PRODUCTS DIVISION
Tools, Dies & Specialty Machinery (1)
-------------------------------------
  Charlottetown, Prince Edward Island                  Office, Plant &                    19,000
                                                       Warehouse

Metal Stamping and Metal Formed Tubing (1)
------------------------------------------
  Newton Falls, Ohio                                   Office, Plant &                   400,000
                                                       Warehouse
  Youngstown, Ohio                                     Office, Plant &                   150,000
                                                       Warehouse
(1) Included in Assets Held for Sale

Item 3.  Legal Proceedings
-------  -----------------

The Receiver of the Health Mor B.V. bankruptcy estate commenced litigation against HMI Industries Inc and one of Health Mor B.V.'s Managing Directors, Kevin Dow, on or about December 3, 1997, in bankruptcy case asserting that HMI Industries Inc and Dow are liable, under the law of the Netherlands, for a 616,000 NLG ($308,000) deficit in the Health Mor B.V. estate and approximately 85,000 NLG ($42,500) in costs of administration. HMI Industries Inc believes the Receiver's claims against HMI are without merit and will vigorously oppose the Receiver.

Claims arising in the ordinary course of business are pending against the Company. Although these are in various stages of the litigation process, management believes that none of these matters will have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

Item 4.  Submission of Matters to a Vote of Security Holders
------------------------------------------------------------

Not Applicable

PART II
-------

Item 5.  Market for the Registrant's Common Equity and Related Stockholder
--------------------------------------------------------------------------
Matters
-------

The common stock of the Company is listed and traded on the NASDAQ Stock Market under the symbol HMII. As of September 30, 1997, there were approximately 253 stockholders of record.

A summary of the dividends declared and the quarterly high and low sales price of the Company's common stock on the Nasdaq Stock Exchange for the years ended September 30, 1997 and 1996, are as follows:

1997
                                 High                             Low                          Dividend
                         ----------------------          ----------------------          ----------------------

            1st Quarter             6 3/4                          4 3/4                        $ .0000
            2nd Quarter             8 1/8                          5 1/8                        $ .0000
            3rd Quarter             7 5/8                          4 7/8                        $ .0000
            4th Quarter             6 1/4                          3 7/8                        $ .0000

1996
                                 High                             Low                          Dividend
                         ----------------------          ----------------------          ----------------------
            1st Quarter            15                             11 1/4                        $ .0875
            2nd Quarter            12 1/4                          7 3/4                        $ .0875
            3rd Quarter             8 3/4                          7                            $ .0875
            4th Quarter             8 1/4                          4 3/4                        $ .0000

The declaration and payment of quarterly dividends is at the discretion of the Board of Directors, which may raise, lower or omit the dividend in any quarter. Due to losses in the first three quarters of 1996, the Company did not declare a dividend in the fourth quarter of fiscal 1996. No dividends were declared in 1997 due to continued losses. The Credit Agreement with the Company's lender will not permit the payment of dividends and this restriction remains in effect until the credit facility is paid in full in 1998. It is not expected that the Company will declare a dividend until the Company returns to profitability.

Item 6. Selected Financial Data
-------------------------------

                                                1997              1996               1995             1994               1993
                                            --------------    -------------     -------------    -------------      -------------
Net Revenue From Continuing Operations     $    50,490,250   $   59,548,908    $   62,785,302    $   52,759,037   $    44,224,939
Operating Costs and Expenses               $    68,603,306   $   63,882,184    $   60,509,044    $   50,539,058   $    41,416,946
Other Income (Expense), net                $   (2,650,313)   $  (4,272,428)    $  (1,282,491)    $  (1,080,894)   $   (1,080,413)
Income (loss) Before Discontinued
  Operations  Before Taxes                 $  (20,763,369)   $  (8,605,704)    $      993,767    $    1,139,085   $     1,727,580
Income (loss) Margin Before Discontinued
  Operations Before Taxes                           (41.1%)          (14.5%)              1.6%              2.2%              3.9%
Income Taxes (benefits)                    $   (7,285,949)   $  (2,838,259)    $    (614,791)    $     (69,510)   $       145,512
Income Tax Rate                                      35.1%            33.0%             69.1%              6.1%              8.4%
Income (loss) before Discontinued
  Operations                               $  (13,477,420)   $  (5,767,445)    $    1,608,558    $    1,208,595   $     1,582,068
Income (loss) Margin Before Discontinued
  Operations                                       (26.7%)           (9.7%)              2.6%              2.3%              3.6%
Income (loss) From Discontinued
  Operations                               $     2,347,039   $  (1,965,815)    $    3,833,317    $    3,422,894   $     3,287,695
Loss on Disposal                           $   (5,519,684)   $  (2,280,844)    $          ---    $          ---   $           ---
Cumulative Effect-
    Change of Accounting for Income
    Taxes                                  $           ---   $          ---    $          ---    $      719,016   $           ---
Net Income (loss)                          $  (16,650,065)   $ (10,014,104)    $    5,441,875    $    5,350,505   $     4,869,763
Net Income (loss) Margin                           (33.0%)          (16.8%)              8.7%             10.1%             11.0%
Per Share Data:
Income (loss) Before Discontinued
  Operations                               $        (2.72)   $       (1.18)    $          .33    $          .25   $           .33
Income (loss) From Discontinued
  Operations                               $           .47   $        (.40)    $          .79    $          .70   $           .68
Net Income (loss)                          $        (3.36)   $       (2.04)    $         1.12    $         1.09   $          1.01
Cash Dividends                             $          .000   $         .263    $         .346    $         .324   $          .301
Weighted Average Number of Common
  Shares Outstanding                             4,956,276        4,912,135         4,876,599         4,888,395         4,851,192

Total Assets                               $    55,390,133   $   92,511,124    $   85,191,635    $   78,642,212   $    65,102,797
Long-Term Debt                             $       762,777   $   22,334,613    $   14,050,715    $   13,176,973   $     8,800,956
Stockholders' Equity                       $    14,551,505   $   30,882,960    $   40,350,913    $   37,901,982   $    34,442,194
Book Value Per Share                       $          2.94   $         6.29    $         8.27    $         7.75   $          7.10
Working Capital                            $     3,793,541   $   24,981,647    $   23,771,993    $   22,941,184   $    18,189,328

Ratio of Current Assets to Current                    1.10             1.77              1.91              1.99              1.90
  Liabilities
Percent of Earnings on Average
  Stockholders' Equity                             (73.3%)          (28.1%)             13.9%             14.8%             14.8%
Percent of All Dividends to Net Income                 ---          (12.9%)             31.0%             29.7%             30.0%
Stock High                                           8 1/8               15                17            19 1/8            13 3/4
Stock Low                                            3 7/8            4 3/4            13 1/4            11 1/4             5 5/8
Average Annual Price to Earnings Ratio               (1.8)            (4.8)              13.5              13.9               9.6
Average Annual Dividend Yield                          ---             2.7%              2.3%              2.1%              3.1%

Item 7. Management's Discussion and Analysis of Financial Condition and Results
-------------------------------------------------------------------------------
of Operations
-------------

The discussion and analysis contained in this section relates only to the continuing operations of the Company.

RESULTS OF OPERATIONS
1997 COMPARED WITH 1996

NET PRODUCT SALES- Net product sales for the year ended September 30, 1997 decreased by $8,942,000 or 15.2% as compared to fiscal 1996. The decrease in sales is due primarily to declines in North America and Asia. Weak sales in North America were attributable to a correction of high inventory levels in the distribution network, lower sales to end consumers and a reduction in the distributor base. Additionally, excess credit granted in prior years to the Company's distributors resulted in an overall deterioration of liquidity in the distribution network. Discussions with the HMI North American distributors revealed that inventories were high at their level due to over ordering spurred by generous credit terms from the Company. This had eroded liquidity in the Distribution Network and created a need for an inventory correction. The Company has adopted a cash only credit policy for North American distributors, which may depress sales in the near term, but over time, should strengthen the health of the distribution network. Sales in Asia were adversely affected by economic conditions in that region and the devaluation of certain currencies. Sales gains in a strong European market continued their favorable trend.

FINANCING REVENUE AND OTHER INCOME- Financing revenues represent the interest and fees generated on the contracts financed by the Company's Australian, Canadian, and United States Subsidiaries. The decline in these revenues is consistent with the sales decrease experienced mainly in North America.

GROSS PROFIT- Gross Profit, exclusive of financing revenues, for fiscal 1997 was $13,869,000 or 27.8% as compared to 1996 gross profit of $20,574,000 or 35.0%.
Gross profit was adversely affected by lower volume, quality problems, and operational inefficiencies. Additionally, non-recurring charges of $1,084,000 were taken to write-off unused barter credits and tooling related to a discontinued product line. Initiatives were begun in the fourth quarter of 1997 to strengthen business processes, reduce costs, and improve quality.

SELLING, GENERAL, AND ADMINISTRATIVE - Selling, general and administrative costs increased by $6,958,000 from fiscal 1996 to fiscal 1997. An additional bad debt expense taken of $4,659,000 was a major factor in the increased SG&A costs. As previously discussed, deteriorating liquidity in the North American distribution network and extended credit terms created a customer base with the inability to pay outstanding debt. This has caused the Company to enter into agreements with certain distributors that will result in collected balances of substantially less than 100%. On January 1, 1998, the Company implemented a cash basis policy for North American distributors that may depress sales temporarily, but over time, should improve the Company's liquidity and strengthen the fiscal health of the North American Distribution Network. The Company believes that accounts receivable, after the reserve for uncollectable accounts, are reflected at their net realizable value.

Severance charges related to the termination of Kirk W. Foley (See Note 14 to the Consolidated Financial Statements) of approximately $2,000,000 also led to the increase in SG&A in addition to expenses incurred in March 1997 for the settlement of multiple lawsuits in Alabama for $294,000. These lawsuits were based upon a variety of tort claims covered by a confidentiality agreement. Adjusted for these charges, selling, general and administrative expenses would have decreased by approximately $1,200,000.

The Company has initiated cost reduction measures in 1997 that should continue to reduce selling, general and administrative costs in 1998. These include implementation of a cash basis policy for North American distributors effective January 1, 1998. The subsequent reduction in credit resulting from this policy should significantly reduce bad debt expense in 1998.

INTEREST EXPENSE - Interest expense increased $532,000 in fiscal 1997 from 1996 as a result of additional borrowings and increases in interest rates in 1997.

INCOME TAXES - The effective tax rate for fiscal 1997 is 35.1 % compared to 33.0% in 1996.

YEAR 2000 - Customary computer programming changes, developed prior to the upcoming change in the century becoming a concern, have used two digits rather than four to identify the year in a date field. If not corrected, many computer applications may fail to treat year dates intended to represent years in the twenty-first century as such but instead treat them as still in the twentieth century, potentially resulting in system failure or miscalculations disruptive of business operations, including, among other things, an inability to initiate, receive, process, invoice or otherwise complete normal business activities. These Year 2000 issues affect virtually all companies and organizations.

The Company has performed a detailed review and assessment of the impact of the Year 2000 issue on its continuing operations. In connection with this review, the Company has determined that the remaining costs to be incurred to address the Year 2000 issue subsequent to September 30, 1997 will not have a material impact on the Company's future operating results, financial condition, or cash flows. During fiscal 1997 and 1996, the Company implemented new information systems throughout its continuing operations which are Year 2000 compliant. The Company's remaining Year 2000 issue activities consist of replacing a minimal amount of older personal computer equipment and investigating the status of Year 2000 compliance for its major suppliers. While the Company is beginning to consider that inquiries might be appropriate to make of such other parties (principally of its suppliers and other providers) in these regards, there can be no assurance that the Year 2000 issues confronting such other parties and any failure on their part to timely address them will not have a material adverse effect on the Company.

DISCONTINUED OPERATIONS - As of June 30, 1997, the Company reported Bliss Tubular and Tube-Fab Ltd., its tubular and aerospace businesses, as well as Health-Mor Personal Care Corp., its personal care business, as discontinued operations. The Company recorded a pretax estimated loss on disposal of the assets of Tube-Fab Ltd., and Health-Mor Personal Care Corp. of $1,937,200 during fiscal 1997. In August 1997, the Company sold the assets of Bliss Tubular to H-P Products and recorded a pretax loss on the sale of those assets of $1,524,000. As of September 30, 1997, the Company reported Bliss Manufacturing, its metal fabrication and stamping business, as a discontinued operation. Accordingly, the consolidated financial statements of the Company have been reclassified to report separately the net assets and net operating results of these discontinued operations. Income Statements for periods prior to the dates of discontinuance have been restated to reflect continuing operations. The Company's steam cleaning business, Household Rental Systems, reported as a discontinued operation in fiscal 1996, recorded an additional loss on disposal of $2,651,000 in fiscal 1997. At the time of the filing of the Fiscal Year 1996 10-K, the Company had a letter of intent to purchase Household Rental Systems for $3.2 million. Subsequently, the deal could not be completed as the acquiring company could not complete its financing and has since filed for bankruptcy. When the Company went back into the market to sell Household Rental Systems, there was a significant diminution in the market price, despite positive results in the operations. In November 1997, the Company received two signed letters of intent regarding the planned sale of this business. The current offers, as described in the letters of intent, are substantially lower. As a result, the assets were further written down to recognize this impairment. Management anticipates that the sale of this business will be completed in early 1998. Sales applicable to the discontinued operations as of September 30, 1997 and September 30, 1996 were $75,151,642 and $65,771,728, respectively.

Bliss Manufacturing, the major entity of the Manufactured Products Segment, had sales of $61,813,000 for the fiscal year ended September 30, 1997, an increase of $14,654,000 or 31.1% for the comparable period. Gross profit was 13.2% for the fiscal year 1997 compared to 16.5% for the fiscal year ended September 30, 1996. Gross profit was lower due to a change in product mix and incurrence of higher material and conversion costs that could not be passed through to customers. Selling, General, and Administrative expense was $3,959,900 for the year ended September 30, 1997, a decrease of $580,900 from the year ended September 30, 1996.

RESULTS OF OPERATIONS
1996 COMPARED WITH 1995

NET PRODUCT SALES - Net product sales for the year ending September 30, 1996 decreased by $3,408,000 or 5.5% as compared to fiscal 1995. Sales declines in the North American and Asian markets were offset by growth in the European market. Decreases in the North American market were attributable to, among other things, a tightening of consumer credit. Distribution difficulties and required product changes in Asia hampered sales in fiscal 1996.

FINANCING REVENUES - Financing revenues represent the interest and fees generated on the contracts financed by the Company's Australian, Canadian, and United States Subsidiaries.

GROSS PROFIT - Gross profit, exclusive of financing revenues, for fiscal 1996 was $20,574,000 or 35.0% as compared to 1995 gross profit of $23,119,000 or 37.1%. Total gross profit was lower due to the decline in sales volume. The Consumer Goods operations moved into a new facility in March 1996, thus eliminating the cost of duplicate facilities incurred during the first six months of the year. Additionally, scheduling and process changes were made, within the operations, in an effort to reduce production inefficiencies.

SELLING, GENERAL AND ADMINISTRATIVE - Selling, general and administrative costs increased by $4,236,000 from fiscal 1995 to fiscal 1996. Included in the increase is $2,200,000 of product development and introduction costs for the Consumer Goods business with corresponding increases in sales from these products. The Company also experienced increased legal and professional fees, increased compensation costs and increased reserves for uncollectable accounts.

INCOME TAXES - The effective rate for fiscal 1996 was 33.0% compared to 69.1% in 1995.

DISCONTINUED OPERATIONS - The Company adopted a plan to exit its direct sales business in Mexico and to sell the Canadian Household Rental Systems operation. Accordingly, the results of these operations were reported as discontinued operations. The Company recorded a loss on the disposal of Mexico of $1,481,000 primarily comprised of the currency devaluation which was previously reflected as a component of equity offset by a U.S. tax benefit of the loss on the Company's investment in the Mexican operation. An $800,000 charge was recorded in fiscal 1996 on the disposal of the steam cleaning business in order to record the assets of this operation at their estimated net realizable value.

LIQUIDITY AND CAPITAL RESOURCES

The working capital balance at September 30, 1997 was $3,793,500 compared to the September 30, 1996 balance of $24,982,000, principally as a result of the Company's long-term debt being classified as current on the September 30, 1997 consolidated balance sheet. On December 18, 1997, the Company entered into a definitive agreement to sell 100% of the stock of Bliss Manufacturing, a wholly owned subsidiary for $31,500,000, subject to certain adjustments. The Company expects the entire proceeds from the sale of Bliss Manufacturing to be applied to the retirement of substantially all of its debt, certain vendor obligations, transaction costs and related expenses, certain employee benefit payments, and amounts necessary to fund future tax obligations arising from the gain on the sale of Bliss Manufacturing. It is anticipated that this transaction will close by the end of the second fiscal quarter of 1998. Accordingly, debt to be retired from the proceeds of the sale has been classified as current.

The Company's cash decreased $233,000 during the year ended September 30, 1997. The decrease in receivables of $3,241,000 was due primarily to lower sales, tighter credit terms, and an increase in the allowance for doubtful accounts. Inventories decreased by $4,362,000 due to tighter inventory controls in the Consumer Goods Division and at Bliss Manufacturing. Accounts payable decreased by $3,214,000 as a result of lower inventory levels. Accrued liabilities increased $4,208,000 due primarily to severance charges taken as a result of the termination of Kirk W. Foley.(See Note 14 to the Consolidated Financial Statements). The aforementioned variances relate to information in the Consolidated Statement of Cash Flow in which items relating to discontinued operations have not been disaggregated as they have in the Consolidated Balance Sheet.

In November 1996, the Company increased the line of credit facility from $17,500,000 to $19,500,000 with a principal payment of $2,000,000 due by
February 28, 1997. Under this line of credit agreement, a principal amount of $2,500,000 was due no later than January 2, 1997. In December 1996, the proceeds from the sale of the Bedford Heights, Ohio tubular facility were utilized to pay down the $2,500,000 principal amount to $1,379,100. In January 1997, proceeds from a federal income tax refund were used to pay the remaining principal amount due. Effective February 28, 1997, the Credit Facility Agreement was amended to increase the line of credit from $17,000,000 to $20,000,000 with $5,000,000 of the commitment due March 31, 1997. Subsequently, the availability of the $20,000,000 facility was extended through May 31, 1997.

Effective June 1997, the Company entered into a $20 million credit facility with its lender which replaced the February 1997 amended and restated credit facility agreement. The new credit agreement expires on October 1, 1998 and requires an unused facility fee, computed at 0.25% per annum on the Unused Revolving Facility amount, payable monthly. The secured facility consists of a $13 million revolving credit facility and $7 million in term loans. The term loans require monthly principal payments of $98,501. Interest rates accrue at prime on the revolving credit facility and up to prime plus 2.25% on the term loans. As of September 30, 1997, the outstanding balance on the Company's credit facility was $15,824,397.

At September 30, 1997, the Company was in violation of the financial covenants under its credit agreement and was experiencing increasing liquidity problems. The Company's deteriorating cash position was a significant factor that led to the decision to sell Bliss Manufacturing. In December 1997, the Company obtained waivers from its lenders with respect to the covenant violations and received $2,000,000 in a special term loan that accrues interest at a rate of prime plus 2.0%, to be paid monthly. The maturity date of this agreement is the earlier of the receipt of the Bliss Manufacturing sale proceeds or March 31, 1998. Additionally, a fee with respect to the special term loan of $80,000 will be paid on such date that the special term loan is paid in full. Additionally , the Company expects to receive additional financing of $1,200,000 upon the filing of its fiscal 1997 tax return, which is expected to be filed in early January 1998. The proceeds of the anticipated tax refund will be first used to repay the $1,200,000 to the bank and any excess will be used for working capital.

In November 1996, the Company made an annual principal payment of $1,666,666 on the unsecured, 9.86%, seven year private placement term notes, leaving a balance of $1,666,667 as of September 30, 1997, with the final payment due date extended until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

The Australian Unsecured Demand Authorization, payable on demand or February 28, 1997, was extended until the earlier of March 31, 1998 or upon the receipt of proceeds from the sale of Bliss Manufacturing. An extension was also obtained in April 1997 for the bank credit facility utilized by the Netherlands operation. The facility ($480,822), originally payable in March 1997, is now available through December 1997. The Company is presently negotiating, with its lender, an extension on this debt until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

Interest expense for 1997 was primarily related to borrowing on the line of credit, term loans, and the Private Placement unsecured term notes. Other interest relates to the Industrial Revenue Bonds on the Lombard property, interest on capital leases and interest paid on Distributors' deposits.

The Company's principal sources of liquidity, until the sale of Bliss Manufacturing, are expected to be funded with cash generated from operations, additional borrowings under the Company's credit facility referred to above and the 1997 tax refund. After the sale of Bliss Manufacturing the Company's principal sources of liquidity are expected to be from the proceeds from the sale, a new credit facility to be put in place in the second fiscal quarter of 1998 and from cash generated from operations.

The sale of Bliss Manufacturing is contingent upon shareholder approval, regulatory approval and a variety of other customary closing conditions. The Company expects all these conditions to be met and the sale of Bliss Manufacturing to be consummated by March 31, 1998. However, if the sale of Bliss Manufacturing is not achieved by such date, the Company would have liquidity needs that could only be satisfied by further amendment to the credit facility to allow for additional time to close the sale transaction or obtaining additional financing sources.

The agreements relating to the Company's outstanding debt include various covenants that limit its ability to incur additional indebtedness, restricts paying dividends, and limits the ability for capital expenditures. As of September 30, 1997, the Company was not in compliance with certain of these covenants contained in its credit agreements; however, the Company obtained a waiver on these covenants through September 30, 1997. Additionally, the credit agreements were amended so as to eliminate the restrictive covenants referred to above until March 31, 1998.

CAUTIONARY STATEMENT FOR "SAFE HARBOR"
PURPOSES UNDER THE PRIVATE SECURITIES REFORM ACT OF 1995

This report, including Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements are subject to certain uncertainties including the successful completion of the sale of Bliss Manufacturing, and retention and rebuilding of the Consumer Products Division distribution network. Such uncertainties are difficult to predict and could cause actual results of the Company to differ materially from those matters expressed or implied by such forward-looking statements.

Item 8. Financial Statements and Supplementary Data
---------------------------------------------------

Reference is made to the Index to Financial Statements included on page 32 of this report.

Item 9. Changes in and Disagreements with Accountants on Accounting and
-----------------------------------------------------------------------
Financial Disclosure
--------------------

Not applicable.

PART III.
---------

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF REGISTRANT

(A) DIRECTORS

The following information is presented regarding the name, age, business experience, term of office, positions with HMI Industries Inc. ("the Company") and legal proceedings for each of the directors of the Company.

CLASS C DIRECTORS: NOMINEE FOR ELECTION AT THE 1998 ANNUAL SHAREHOLDERS' MEETING TO SERVE FOR A THREE-YEAR TERM EXPIRING IN THE YEAR 2001

Mark A. Kirk, age 40, became a Director of the Company in May 1997. He was elected President and Chief Operating Officer of the Company in May 1997. He was elected Chief Financial Officer of the Company in February 1997. From 1993 to 1997 he served as Senior Vice President and Chief Financial Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. From 1990 to 1993 he was Senior Vice President and Chief Financial Officer of Grimes Aerospace Company, a manufacturer of components for the aircraft industry, including interior and exterior lighting, engine valves, electronic systems and avionics. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Kirk was an executive officer of that company at that time.

John S. Meany, Jr., age 52, became a Director of the Company in 1986. Mr. Meany is an attorney in private practice and has served as Secretary of the Company since 1995. Mr. Meany previously served as Secretary of the Company from 1986 to 1991, as Vice President-Legal of the Company from 1983 to 1990 and as Vice President and General Counsel from 1990 to 1991.

Barry L. Needler, age 49, became a Director of the Company in 1989. Mr. Needler is a private investor. Since 1991 he has been President and Chief Executive Officer of Steeplechase Corp. and Reldeen Ltd., investment holding companies, and since 1990 he has been President and Chief Executive Officer of Fairway, Inc., a personal holding company for business investments.

CLASS A DIRECTORS: (CONTINUING) TERM EXPIRING IN 1999

Moffat Dunlap, age 56, became a Director of the Company in 1993. Mr. Dunlap has held a license in the real estate industry since 1962 and has been President of Moffat Dunlap Real Estate Limited (real-estate broker for residential estates) since 1972.

Grace McCarthy, age 70, became a Director of the Company in 1993. Mrs. McCarthy is a former Deputy Premier of the Province of British Columbia. She served as the leader of the B.C. Social Credit Party in 1993 and 1994. She served as a Member of the Legislature for British Columbia for 26 years, retiring in 1991. She has served as a Cabinet Minister holding various portfolios including Economic Development, Tourism, Human Resources, Fish and Wildlife and Provincial Secretary. Mrs. McCarthy has submitted a letter of resignation to the Board, to be effective as of the Annual Meeting.

Ivan Winfield, age 63, became a Director of the Company in 1995. He is an independent business and financial consultant. Mr. Winfield was a partner of Coopers & Lybrand (the Company's auditors) from 1970 to 1994. Mr. Winfield is a trustee of the Fairport Group of Mutual Funds. He is also a director of Boykin Lodging Company and International Total Service, Inc.

CLASS B DIRECTORS: (CONTINUING) TERM EXPIRING IN THE YEAR 2000

Robert J. Abrahams, age 71, became a Director of the Company in 1984. Mr. Abrahams has been President of Crestwood Consultants, a financial consulting company, since 1988. Mr. Abrahams is also the President of Health-Mor Acceptance Corporation and HMI Acceptance Corporation, wholly-owned subsidiaries of the Company.

Donald L. Baker, age 68, became a Director of the Company in 1986. Mr. Baker has been President of Complete Industrial Enterprises, Inc., a distributor of electrical and industrial equipment, since 1985. Mr. Baker has also served as Mayor of Peru, Illinois since 1965.

James R. Malone, age 55, became a Director of the Company in 1996. Mr. Malone was elected Chairman of the Board in December 1996, and was elected as Chief Executive Officer in May 1997. He is also Chairman and Chief Executive Officer of Intek Capital Corp., a private investment firm. From 1993 to 1997 he was Chairman, President and Chief Executive Officer of Anchor Glass Container Corporation, a manufacturer of glass bottles and other containers. From 1990 to 1993 he was Chairman and Chief Executive Officer of Grimes Aerospace Company, a manufacturer of components for the aircraft industry, including interior and exterior lighting, engine valves, electronic systems and avionics. He is a member of the Board of Directors of AmSouth Bancorporation, a regional bank holding company in the Southeast, and Ametek Inc., a manufacturer of measuring and controlling devices, including motors, blowers, sensors, filters and housings. In September 1996, a petition was filed in the United States Bankruptcy Court in Delaware by Anchor Glass under Chapter 11 of the Bankruptcy Code in order to restructure the debt of Anchor Glass. Mr. Malone was an executive officer of that company at that time.

Frank M. Rasmussen, age 63, became a Director of the Company in 1994. Mr. Rasmussen was a Partner of Squire, Sanders & Dempsey L.L.P., the Company's principal law firm, from 1970 until his retirement in 1996.

(B) EXECUTIVE OFFICERS

For information regarding the Executive Officers of the registrant, please see the list of Executive Officers following Part I of this Report on Form 10-K.

(C) SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that the Company's officers, directors and owners of more than 10% of the Company's common stock file reports of ownership and changes in ownership of the Company's securities with the Securities and Exchange Commission and the Nasdaq Stock Market and to furnish the Company with a copy of all such reports they file

Based solely on a review of the copies of such forms the Company has received, the Company believes that all of its executive officers and directors complied with all filing requirements applicable to them with respect to transactions during the fiscal year ended September 30, 1997, except for the following: Kirk Foley, an executive officer and director, failed to file a Form 4 for January 1997 reporting the vesting of 24,390 shares of phantom stock and the grant of an employee stock option to purchase 20,000 shares of

Common Stock; and Michael Harper and Robert M. Benedict, Jr., each an executive officer of the Company, were each late in filing Form 5 relating to the grant of employee stock options to purchase 15,000 shares of Common Stock.

ITEM 11.  EXECUTIVE COMPENSATION

(A) COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the respective amounts of compensation for the individuals who served as the Chief Executive Officer in 1997, and the four most highly compensated executive officers of the Company other than the Chief Executive Officer for each of the years 1995, 1996 and 1997 (all such officers, the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                              All Other
                                          Annual Compensation         Long Term Compensation (5)            Compensation (8)
                                    --------------------------------  -------------------------------       ----------------
                                                                                  Awards
                                                        Other Annual Restricted   Stock      Phantom
        Name and                                        Compensation  Stock ($)  Options(#)  Stock ($)
  Principal Position          Year  Salary(1) Bonus (2)    ($)(3)       (4)        (6)         (7)
----------------------------  ----  --------- ---------    -------    ------     -------   ----------
James R. Malone (9)           1997  $277,642        $0                 $75,000     76,500           $0              $0
Chairman and Chief Executive  1996         -         -            -          -          -            -               -
Officer since May 1997        1995         -         -            -          -          -            -               -

Kirk W. Foley (10)            1997  $451,667        $0     $127,200         $0     20,000           $0          $3,956 (11)
President & Chief             1996  $449,802        $0     $182,613         $0     20,000           $0          $5,549 (11)
Executive Officer to May 1997 1995  $368,316  $382,121      $96,155         $0     40,000   $1,734,375          $4,790 (11)

Chuck Ellens (12)             1997  $324,066        $0      -               $0          0           $0              $0
Vice President,  Sales and    1996  $344,878        $0      -               $0          0           $0            $685
Marketing                     1995  $499,305        $0      -               $0          0           $0            $775

Mark A. Kirk (13)             1997  $204,333        $0      -         $200,000     75,000           $0        $108,040 (14)
President, Chief Operating    1996         -         -      -                -          -            -               -
Officer & Chief Financial     1995         -         -      -                -          -            -               -
Officer

Carl H. Young, III (15)       1997  $204,333        $0      -         $200,000     75,000           $0              $0
Executive Vice President and  1996         -         -      -                -          -            -               -
General Counsel               1995         -         -      -                -          -            -               -

Kevin Dow                     1997  $130,400        $0      -               $0          0           $0              $0
Vice President, Corporate     1996  $130,400        $0      -               $0          0           $0            $685
Services & Assistant          1995  $126,300   $71,875      -               $0          0           $0            $775
Treasurer

(1) Salary amounts include automobile allowance and automobile insurance. Amount for Kirk Foley also includes $38,317 paid in 1997, $27,250 paid in 1996 and $10,500 paid in 1995 as an allowance for living expenses pursuant to his employment agreement with the Company. Amounts for Mark Kirk and Carl Young include an employment bonus of $65,000 each.

(2) Amounts paid in the fiscal year pursuant to the Company's Incentive Bonus Plans. Incentive bonuses are calculated on a calendar year basis.

(3) Kirk Foley is the only named executive officer who received perquisites or other benefits required to be disclosed under applicable regulations. The amounts identified consist of repayments of interest and principal made by the Company on behalf of Mr. Foley in accordance with his employment agreement for loans taken out by Mr. Foley. See "Compensation of the Chief Executive Officer" elsewhere in this amendment for more information.

(4) Reflects the fair market value of grants of restricted stock on the dates of grant. Mr. Kirk and Mr. Young each received an award of 20,000 shares of restricted stock which vested on February 1, 1998. Messrs. Malone, Kirk and Young each received an award of 25,000 shares of restricted stock which vested in equal amounts of 12,500 shares on October 1, 1997 and January 1, 1998. Subsequently, Messrs. Malone, Kirk and Young each surrendered to the Company the 12,500 shares of stock vesting on October 1, 1997. The value of these shares was not included in the value of the restricted stock awards in the table above. The value of the shares, which were still restricted at September 30, 1997, including the shares subsequently surrendered, was $603,750. No dividends have been paid on the shares awarded in the above table because no dividends have been declared by the Company since those shares were awarded.

(5) Reflects the number of shares of Common Stock of the Company covered by stock options granted during the year, and the fair market value on the date of grant of phantom stock and restricted stock. No stock appreciation rights ("SAR"), either in conjunction with or separate from stock options, were granted to the named executives during the years shown.

(6) The Company maintains plans under which stock options may be awarded. The Company does not, however, make "long term compensation awards" as that term is used in applicable Commission rules, because the amount of Company incentive awards is not measured by performance of the Company over longer than a one-year period.

(7) Phantom shares were deemed issued October 4, 1994 when Mr. Foley signed his employment agreement with the Company. This agreement provides that the shares vest in installments in 1995, 1996 and 1997, with the final installment vesting on January 1, 1999. See "Compensation of the Chief Executive Officer" regarding the surrender of a portion of the phantom shares vesting in 1996.

(8) Except as otherwise noted, reflects contributions made by the Company or a subsidiary under defined contribution plans maintained by the Company and a subsidiary.

(9) Mr. Malone was elected as Chairman of the Company in December 1996 and Chief Executive Officer in May 1997.

(10) The amount shown as salary for 1995 and 1996 represents compensation paid to Mr. Foley as President of the Company and as Chairman and Chief Executive Officer of the Company. The amount shown as salary for 1997 includes amounts paid through September 30, 1997.

(11) Premiums on life insurance paid pursuant to Mr. Foley's employment agreement. For a description of additional compensation received by Mr. Foley in connection with his termination of employment, see also "Certain Relationships and Related Transactions" in this amendment.

(12) Mr. Ellens was elected an executive officer of the Company in 1996.

(13) Mr. Kirk was elected Vice President-Finance and Chief Financial Officer in February 1997 and President and Chief Operating Officer in May 1997.

(14) Represents an allowance for Mr. Kirk's relocation to Cleveland, Ohio.

(15) Mr. Young was elected Executive Vice President and General Counsel in May 1997 and previously served as Vice President- Administration and General Counsel from February 1997 to May 1997.

(B) 1992 OMNIBUS LONG-TERM COMPENSATION PLAN

In 1992, the stockholders of the Company adopted the Omnibus Long-Term Compensation Plan (the "Plan"). The purpose of the Plan is to advance the long-term interests of the Company by motivating executive personnel by means of long-term stock based or derivative compensation, to align the interests of participants with those of the stockholders, and to permit the Company to attract and retain directors and executive personnel.

The Plan provides for the grant of the following types of awards: stock options, including incentive stock options; stock appreciation rights, in tandem with stock options or freestanding; common stock awards; phantom stock; restricted stock; and performance shares. Awards are determined by the Compensation Committee.

The following table sets forth certain information regarding stock options granted to the executive officers named in the Summary Compensation Table during fiscal 1997.

OPTION GRANTS IN 1997

                    NUMBER OF                                                   POTENTIAL REALIZABLE VALUE AT
                    SECURITIES       PERCENT                                       ASSUMED ANNUAL RATES OF
                    UNDERLYING  OF TOTAL OPTIONS                                  STOCK PRICE APPRECIATION
                     OPTIONS       GRANTED TO      EXERCISE     EXPIRATION             FOR OPTION TERM
       NAME          GRANTED        EMPLOYEES      PRICE (1)       DATE            5%($)           10%($)
       ----          -------        ---------      ---------       ----            -----           ------
James R. Malone        6,000            2%           $5.50    January 2, 2002           $9,117        $20,147
James R. Malone       75,000           24%           $5.68       July 2, 2002         $148,327       $298,730
Kirk W. Foley         20,000            6%           $6.05    January 2, 2007          $58,178       $164,312
Mark A. Kirk          75,000           24%           $5.68       July 2, 2002         $148,327       $298,730
Carl H. Young, III    75,000           24%           $5.68       July 2, 2002         $148,327       $298,730

--------------------------------------------------------------------------------

(1) Stock options issued to Mr. Foley were granted pursuant to his Employment Agreement with the Company and have an exercise price equal to 110% of fair market value on the date of grant, which is the first business day of the year. The closing price on the Nasdaq Stock Market on January 2, 1997 was $5.50. The stock options issued to Mr. Malone, on January 2, 1997, were valued at the closing price on the date of grant. The stock options issued to Messrs. Malone, Kirk and Young on July 2, 1997, were valued at the average between the high and the low sale price for the ten trading days preceding the date of grant. The closing price on the Nasdaq Stock Market on July 2, 1997, the date of grant, was $6.00.

The following table sets forth information regarding stock options held at the end of the fiscal year by the named executive officers. There were no stock option exercises in 1997 by any named executive officer.


                                 NUMBER OF SHARES OF
                               COMMON STOCK UNDERLYING                      VALUE OF UNEXERCISED
                                UNEXERCISED OPTIONS AT                     IN-THE-MONEY OPTIONS AT
                                SEPTEMBER 30, 1997 (1)                     SEPTEMBER 30, 1997 (2)
                                ----------------------                     ----------------------
NAME                       EXERCISABLE         UNEXERCISABLE         EXERCISABLE           UNEXERCISABLE
----                       -----------         -------------         -----------           -------------
James R. Malone               57,395              23,605                 $0                     $0
Kirk W. Foley                 80,000                   0                 $0                     $0
Kevin Dow                          0                   0                 $0                     $0
Chuck Ellens                       0                   0                 $0                     $0
Mark A. Kirk                  57,395              17,605                 $0                     $0
Carl H. Young, III            57,395              17,605                 $0                     $0

--------------------------------------------------------------------------------

(1) There were no SARs outstanding at September 30, 1997 and none granted during the fiscal year.

(2) The "value of unexercised in-the-money options at September 30, 1997" was calculated by determining the difference between the fair market value of the underlying shares of Common Stock at September 30, 1997 ($5.25 per share) and the exercise price of the option. An option is "in-the-money" when the fair market value of the underlying shares of Common Stock exceeds the exercise price of the option. None of the options held by the named executive officers was "in the money" on September 30, 1997.

(C) DIRECTORS' COMPENSATION

A director who is an employee of the Company or a subsidiary is not separately compensated for service as a director. Other directors receive a retainer of $10,000 per year, payable quarterly, and $600 per meeting for each committee meeting attended which is held on a day other than a day on which there is a Board of Directors meeting.

Pursuant to the Company's Omnibus Plan, on the first business day of each calendar year each non-employee director automatically receives an option to purchase 6,000 shares of Common Stock of the Company (as adjusted for stock splits).

(D) DIRECTORS' CONSULTING AGREEMENTS

Several members of the Board have entered into consulting contracts with the Company relating to various matters within their fields of expertise. Information regarding these contracts follows.

In 1990, the Company entered into a consulting agreement with Robert J. Abrahams, a director of the Company, for consulting services relating to retail financing programs for distributors of the Company's Consumer Goods Division. In 1991, this agreement was amended to include services to Health-Mor Acceptance Corporation and HMI Acceptance Corporation, subsidiaries of the Company. Mr. Abrahams is paid a total of $50,000 per year, plus expenses, for such services. The consulting agreements with Mr. Abrahams are for one year periods and are anticipated to be renewed. A total of $50,000 was paid in fiscal 1997 under this agreement.

The Company pays a management fee in the amount of $25,000 per quarter to Fairway Inc. for the consulting services of Mr. Needler relating to various matters requested by the Company. Barry L. Needler, a director of the Company, owns a majority of the outstanding shares of Fairway Inc. and is President of that company. A total of $50,000 was paid to Fairway Inc. in 1997.

In 1996, the Company entered into a consulting agreement with Ivan Winfield, a director of the Company, for services relating to issues involving the capital structure of the Company, proposed acquisitions and divestitures, oversight of the Company's capital structure, cash flow, debt management, long term corporate planning and such other matters as may be required by the Chief Executive Officer. Mr. Winfield was paid $12,500 per month for his services from October 1996 through March 1997, and $6,250 per month from April through September 1997. A total of $112,500 was paid to Mr. Winfield in 1997 under this consulting agreement. This agreement was terminated at the end of November 1997.

In 1995, the Company entered into an agreement with John Meany, a director of the Company, to act as Administrator of the Company's Profit Sharing Plan. Also in 1995, the Company entered into an agreement with Mr. Meany to act as corporate Secretary of the Company and to oversee the functions of the corporate Secretary's office. Mr. Meany received $2,700 per month under these agreements from October 1996 through June 1997. Effective July 1997, the amount was raised to $4,167 per month. In 1997, the Company paid Mr. Meany a total of $38,300 under these agreements.

(E) EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS

Messrs. Malone, Kirk and Young each have employment agreements which state that they are to receive one year's salary in the event of termination of employment without cause. Certain executives of the Company, including Messrs. Malone, Kirk and Young, also have agreements which provide that in the event of termination of employment without cause (other than for death or disability, or voluntary termination by the employee) in the twelve months following a change in control (as defined in the agreement), the executives are to receive compensation equal to a certain number of months of salary. In the case of Messrs. Malone, Kirk and Young, this compensation is equal to two years' base salary.

(F) COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board is responsible for recommending to the Board the compensation of executive officers and key employees of the Company and its subsidiaries. The Compensation Committee consists of Robert J. Abrahams, Donald L. Baker and Barry L. Needler.

The Compensation Committee annually reviews compensation of the Chief Executive Officer, other executive officers and key employees of the Company and its subsidiaries. The Compensation Committee meets periodically during the year to monitor performance and fix awards based on performance standards and to review compensation decisions. The Committee's policy in evaluating and compensating executive officers and key employees is to consider the performance of the Company as a whole, the performance of the business unit for which the individual has responsibility and the individual's contribution toward the Company's attainment of established Company and individual goals. Factors considered in evaluating performance are both subjective (such as the individual's performance and development) and objective (such as the attainment of specified financial goals).

The composition of compensation varies broadly among executive officers and key employees of the Company based on their responsibilities and the business unit to which they are assigned. Generally, base salary is targeted at competitive rates believed by the Committee members to be necessary in their experience to retain qualified personnel. The Company maintains an Incentive Bonus Plan under which participating employees may be eligible for a bonus if the pretax profits of the Company for the year exceed a specified target which is established annually by the Compensation Committee. Beginning in 1995, the target was changed from an after-tax to a pretax amount in order to put more emphasis on meeting operating goals, and to remove from consideration those factors over which the Company has no control, such as tax rates. The maximum bonus payable to an individual is a percentage of base salary ranging from 25% to 150% of base salary. Bonuses are based on varying performance criteria, including the Company's pretax profits, return on assets, divisional net contribution, cost containment programs and departmental gross margins. Specific incentive performance criteria for each participating individual are determined by the Committee at the beginning of the year based upon the individual's duties. The targets for 1995, 1996 and 1997 were not met, and no bonuses were awarded for those years under this Plan. Key employees of subsidiaries who do not participate in the Incentive Bonus Plan have bonus or incentive arrangements based on criteria deemed by the Compensation Committee to be effective in aligning the financial interest of the employee with those of Company's stockholders. Among the criteria that are utilized in incentive compensation of key employees of subsidiaries include percentage of profits or net income, commissions based on sales, net profit contribution, and balance sheet measures such as inventory and accounts receivable turnover and working capital improvements. From time to time, the Company engages outside compensation consultants to provide information and advice about competitive levels of compensation and particular compensation techniques.

Compensation of the Chief Executive Officer

Mr. Foley's compensation was paid pursuant to his employment agreement with the Company, which was approved by the Company's stockholders at the 1995 annual meeting. In fiscal year 1997, Mr. Foley was paid total salary of $396,850. No bonus relating to calendar year 1997 was earned.

Mr. Foley's employment agreement also provided that he receive options to purchase 20,000 shares of Common Stock on the first business day of each year through 1998. The option price is equal to 110% of the fair market value on the date of grant, and the options are immediately exercisable. The period of exercisability will be determined by the Compensation Committee and may last for up to ten years. Mr. Foley's contract also provided that he receive 125,000 shares of phantom stock. The phantom stock was to vest in increments of 21,857 shares on each of June 30, 1995, January 1 and June 30, 1996, and January 1 and June 30, 1997, with the final 37,571 shares vesting on January 1, 1999. Dividends that would have been paid had the phantom shares been issued could have been used to "purchase" additional phantom shares, which would have vested on the same schedule as the other phantom shares. Mr. Foley deferred the vesting of one half of the phantom shares and accrued dividends scheduled to vest on January 1, 1996 for three years. In 1996, his employment agreement was amended so that the phantom shares that were scheduled to vest on January 1, 1996 and were deferred and the phantom shares scheduled to vest on June 30, 1996 were surrendered in exchange for cash payments of $150,000 on June 30, 1997 and June 30, 1998. In addition, Mr. Foley would have been entitled to receive an award of shares in the Company in the event of an increase in the price of the Common Stock between June 30, 1996 and June 30, 1998. The increase in share price would have been multiplied by the number of phantom shares surrendered, and the result would have been divided by the share price on June 30, 1998 to determine the number of shares to be awarded.

Mr. Foley's employment agreement also provided that the Company would guarantee a loan to him and to pay interest on the loan. The unpaid principal on the loan at September 30, 1997 was $486,750.

Mr. Foley's employment with the Company was terminated by the Board on May 13, 1997. See "Certain Relationships and Related Transactions" elsewhere in this report for information regarding the settlement entered into by the Company with Mr. Foley in connection with the termination of his employment.

Mr. Malone, who became Chief Executive Officer on May 13, 1997, is paid a base salary of $325,000 per year and participates in the incentive bonus plan. Mr. Malone also receives other benefits available generally to all executives.

         For the Compensation Committee

                  Robert J. Abrahams
                  Donald L. Baker
                  Barry L. Needler

(G) COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Robert J. Abrahams, Chairman of the Compensation Committee, provides consulting services to the Company and its finance company subsidiaries (Health-Mor Acceptance Corporation, HMI Acceptance Corporation and Health-Mor Acceptance PTY Ltd.) and serves as President of these subsidiaries. He received $50,000 for these services in fiscal 1997. Fairway Inc., a company controlled by Barry L. Needler, provides management consulting services to the Company and received $50,000 from the Company for services rendered in 1997. Mr. Needler is Vice Chairman of the Company and is a member of the Compensation Committee.

(H) PERFORMANCE COMPARISONS

The following chart compares the cumulative shareholder return of the Company for the five years ended September 30, 1997 to the Nasdaq National Market Composite Index and a Company-determined peer group. The Company's Common Stock trades on the Nasdaq National Market System. The chart assumes the investment of $100 on September 30, 1992 and the immediate reinvestment of all dividends. The ten companies making up the peer group are in industries believed to be comparable to the Company's lines of business in 1997 and the peer group, in the aggregate, is believed to approximate the Company's mix of consumer and industrial business in 1997.


                COMPARISON OF 5-YEAR CUMULATIVE RETURN AMONG THE
               COMPANY, PEER GROUP INDEX AND NASDAQ MARKET INDEX

                                   [GRAPHIC]


----------------------- --------- --------- --------- -------- --------- -------
                          1992      1993      1994     1995      1996    1997
----------------------- --------- --------- --------- -------- --------- -------
HMI INDUSTRIES INC.         $100      $227      $236     $253      $125     $97
----------------------- --------- --------- --------- -------- --------- -------
NASDAQ MARKET INDEX         $100      $130      $138     $167      $195    $265
----------------------- --------- --------- --------- -------- --------- -------
PEER GROUP INDEX            $100      $143      $160     $160      $197    $236
----------------------- --------- --------- --------- -------- --------- -------

                      ASSUMES $100 INVESTED ON OCT. 1, 1992
                           ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING SEP. 30, 1997

The Company business in 1997 consisted of two segments: a Consumer Goods segment and a Manufactured Products segment. The peer companies include companies believed to be in similar lines of business as the Company. The companies in the peer group are: Amcast Industrial Corporation, Black and Decker Corporation, Material Sciences Corporation, National Presto Industries Inc., Rival Co., SPS Technologies Inc., Steel Technologies Inc., Sunbeam Corporation, Toastmaster Inc. and Worthington Industries Inc. Some of the Company's direct competitors are divisions of larger corporations, privately held corporations or foreign corporations and are not included in the peer comparisons since the pertinent information is not available to the public.

ITEM 12.   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

(A) SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth the names and share ownership as of March 2, 1998 of those persons who, to the knowledge of the Company, are the beneficial owners of more than 5% of the Company's outstanding Common Stock based upon information furnished to the Company by such person. Each beneficial owner has sole power to vote and dispose of the shares indicated, except as otherwise stated.

Amount and
Name and Address of                        Nature of
Beneficial Owners                          Beneficial                Percent of
as of January 16, 1998                     Ownership                Common Stock
--------------------------------------------------------------------------------

Steeplechase Corp. (1)                     1,704,750                    33.86%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

Barry L. Needler                           1,869,000 (2)                37.06%
P.O. Box 2463, Station B
Richmond Hill, Ontario L4E 1A5

Kirk W. Foley                                635,016 (3)                12.42%
12700 Lake Avenue, #2006
Lakewood, OH  44107

Amherst Tanti U.S. Inc. (4)                  520,148                    10.33%
12700 Lake Avenue, #2006
Lakewood, Ohio 44107

John S. Meany, Jr.                           376,354 (5)                 7.45%
9200 S. Winchester Ave.
Chicago, Illinois 60620

Dimensional Fund Advisors                    325,925                     6.47%
1299 Ocean Drive
Santa Monica, CA  90401

(1)  Mr. Needler is the President and Chief Executive Officer of Steeplechase
     Corp.

(2) Includes shares owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,704,750 shares), and beneficially by Reldeen Ltd. (4,500 shares). Includes 9,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days of the date hereof. Mr. Needler controls these corporations and serves as a Director and Chief Executive Officer of these corporations.

(3) Includes 520,148 shares owned of record by Amherst Tanti U.S. Inc.; 10,300 shares in a retirement fund; and 80,000 shares subject to issuance upon the exercise of stock options exercisable within 60 days of the date hereof.

(4) Amherst Tanti U.S. Inc. is owned by Kirk W. Foley and his wife. Mr. Foley serves as President of this corporation.

(5) Includes 20,250 shares subject to issuance upon the exercise of stock options exercisable within 60 days hereof. Also includes 9,000 shares owned by members of Mr. Meany's immediate family, beneficial ownership of which is disclaimed.

(B) SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 2, 1998, information concerning the number of shares of Common Stock beneficially owned by each nominee individually, each named executive officer, and by all executive officers and directors as a group. The totals shown below for each person and for the group include shares held personally, shares held by immediate family members, and shares acquirable within sixty days of the date hereof by the exercise of stock options.

                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP(1)


-------------------------------------------------------------------------------------------------------------------
                                       Direct              Exercisable
Name of Beneficial Owner              Ownership            Options (2)               Total            Percent (3)
------------------------              ---------            -------                   -----            -------
Robert J. Abrahams                          28,175                20,250                 48,425          *
Donald L. Baker                            143,536 (4)            20,250                163,786          3.24%
Kevin Dow (5)                               17,075                     0                 17,075          *
Moffat Dunlap                                    0                20,250                 20,250          *
Chuck Ellens                                16,350 (6)                 0                 16,350          *
Kirk W. Foley                              555,016 (7)            80,000                635,016         12.42%
Mark A. Kirk                                32,500                75,000                107,500          2.10%
James R. Malone                             12,500                76,500                 89,000          1.74%
Grace McCarthy                               1,100 (8)            20,250                 21,350          *
John S. Meany, Jr.                         356,104 (9)            20,250                376,354          7.45%
Barry L. Needler (5)                     1,860,000 (10)            9,000              1,869,000         37.06%
Frank M. Rasmussen                               0                11,250                 11,250          *
Ivan Winfield                                2,800               104,500                107,300          2.09%
Carl H. Young, III                          32,500                75,000                107,500          2.10%
All Executive Officers and
Directors as a Group                     3,057,656               532,500              3,590,156         64.50%
-------------------------------------------------------------------------------------------------------------------


(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Represents shares subject to stock options that are currently exercisable or become exercisable within 60 days hereof.

(3) Unless otherwise indicated, the percentage of Common Stock owned is less than one percent of the Common Stock outstanding.

(4) Includes 138,136 shares owned by Mr. Baker's wife, beneficial ownership of which is disclaimed. Mr. Baker owns 2,700 shares jointly with his wife.

(5)  Mr. Dow and Mr. Needler are first cousins.

(6)  Includes 10,350 shares owned jointly with his spouse.

(7) Includes 520,148 shares owned by Amherst Tanti U.S. Inc. and 10,300 shares in a retirement fund.

(8) These shares are owned by her spouse. Mrs. McCarthy disclaims beneficial ownership of these shares.

(9) Includes 9,000 shares owned by members of his immediate family, beneficial ownership of which is disclaimed.

(10) Shares are owned of record and beneficially by Fairway Inc. (150,750 shares) and Steeplechase Corp. (1,704,750 shares), and beneficially by Reldeen Ltd. (4,500 shares). These corporations are controlled by Mr. Needler.

ITEM 13.  CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In May 1997, the Company advised Kirk W. Foley, then its Chief Executive Officer, that it was terminating his employment which triggered certain obligations as per Mr. Foley's employment contract, including an $800,000 severance payment, an assumption of a $518,000 personal bank loan made to Mr. Foley, other compensation obligations of approximately $79,000 and an obligation to purchase Mr. Foley's Company Common Stock at current market value (approximately $325,000).

Because of the Company's tight cash position, noncash ways to satisfy its obligations to Mr. Foley were sought. The resolution was a decision to transfer to Mr. Foley the Company's 100% stock interest in Tube Fab Ltd, a Canadian subsidiary of the Company ("Tube Fab Ltd.") headquartered in Mississauga, Ontario, Canada, that an independent appraiser valued at $1,512,000. The Tube-Fab Ltd. stock had been carried on the Company's books at a value of $2,157,500 and was accordingly written down to its appraised value.

The settlement transaction with Mr. Foley closed on January 8, 1998. It entailed a transfer of the Tube-Fab Ltd. shares to Mr. Foley; Mr. Foley's payment of $303,000 to the Company; cancellation of the Company's $800,000 severance obligation; an assumption of the $486,750 ($518,000 less a $31,250 principal payment made in June 1997) bank loan; cancellation of Mr. Foley's put right with respect to his Company Common Stock; and assumption by Mr. Foley of an operating lease of Canadian facilities currently leased by the Company, which had a remaining lease obligation of approximately $1,050,000 over 8 1/2 years.

Mr. Foley's employment contract also required the Company to pay to him a $300,000 cash award relating to phantom shares he had previously earned but had deferred in 1996. This award was reduced to a $150,000 payment in the settlement transaction. The settlement also required the Company to continue Mr. Foley's salary and benefits from the time of the termination advisement through December 15, 1997 (approximately $320,000).

As part of the negotiations to settle the obligations under Mr. Kirk Foley's employment agreement and to avoid litigation regarding disputes as to the amount of these obligations, certain related party receivables aggregating $743,000 were forgiven and accordingly written off in the third and fourth quarters of fiscal 1997. These receivables consisted of $292,200 advanced by the Company in 1989 to three companies which were controlled by two directors of the Company (Mr. Foley and Mr. Larry Needler), $334,100 loaned by the Company in 1997 to Amherst Tanti U.S. Inc., a corporation owned by an officer of the Company (Mr. Foley), and $116,700 relating to other employee receivables.

As an inducement to retain the continued services, following the sale of Bliss Manufacturing (as discussed in Note 1 of the Notes to the Consolidated Financial Statements), of certain key executives and individuals employed by the Company, the Company entered into separate agreements in October 1997 with such executives and individuals to provide for the payment of bonuses upon the consummation of the sale and severance allowances in the event of a termination of employment as a result of a change of control of the Company (as defined in such agreements). The amount of the bonuses to be awarded varies by individual and is dependent on the amount of the purchase price ultimately received in the sale of Bliss Manufacturing by the Company. The current executive officers of the Company, Messrs. Malone, Kirk and Young will each receive stay bonuses in the amount of $300,000 (less applicable withholding taxes) upon the consummation of the sale pursuant to the terms of such agreements.

Refer to Item 11 in this Report on Form 10-K for additional transactions.

PART IV.

Item 14.  Exhibits, Financial Statement Schedules and Reports on Form 8-K

(a)  Documents filed as part of this Report.

         1. FINANCIAL STATEMENTS - Reference is made to the Index To Financial Statements, included as page 32 of this report.

         2. FINANCIAL STATEMENT SCHEDULES - Reference is made to the Index To Financial Statements, included as page 32 of this report.

         3. EXHIBITS - Reference is made to the Index To Exhibits, included as page 60 of this report.

(b) Reports on Form 8-K. No report on Form 8-K was filed during the last quarter of 1997.

(c) Exhibits Reference is made to the Index To Exhibits, included as page 60 of this report.

(d) Financial Statement Schedules - Reference is made to the Index To Financial Statements, included as page 32 of this report.

SIGNATURES
----------

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report on Form 10-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                  HMI INDUSTRIES INC.
                                  (Registrant)

                                  by   /s/ Michael Harper
                                       -----------------------------------
                                       Michael Harper
                                       Vice President, Corporate Controller and
                                       Chief Accounting Officer
                                       March 9, 1998

Pursuant to the requirements of the Securities Exchange Act of 1934, this Report on Form 10-K has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                             /s/ Mark A. Kirk
-----------------------------------------    ---------------------------------------     ---------------------------------------
James R. Malone                              Mark A. Kirk                                Frank Rasmussen
Chairman of the Board, Chief Executive       President, Chief Operating Officer,         Director
Officer and Director                         Chief Financial Officer and Director        March 9, 1998
March 9, 1998                                March 9, 1998


                                             /s/ Grace McCarthy
-----------------------------------------    ---------------------------------------     ---------------------------------------
Robert J. Abrahams                           Grace McCarthy                              Ivan Winfield
Director                                     Director                                    Director
March 9, 1998                                March 9, 1998                               March 9, 1998


/s/ Donald L. Baker                          /s/ John S. Meany, Jr.
-----------------------------------------    ---------------------------------------
Donald L. Baker                              John S. Meany, Jr.
Director                                     Director
March 9, 1998                                March 9, 1998


/s/ Moffat Dunlap                            /s/ Barry L. Needler
-----------------------------------------    ---------------------------------------
Moffat Dunlap                                Barry L. Needler
Director                                     Director
March 9, 1998                                March 9, 1998

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------


                                                                                                             PAGE
                                                                                                             ----

Report of Management                                                                                          33

Report of Independent Accountants
---------------------------------
  For the years ended September 30, 1997, 1996 and 1995 ...........................                           34

Financial Statements
--------------------
  Consolidated Balance Sheets for the years ended September 30, 1997
    and 1996 ......................................................................                           35

  Consolidated Statements of Income for the years ended September 30,
    1997, 1996 and 1995 ...........................................................                           36

  Consolidated Statements of Stockholders' Equity for the years ended
    September 30, 1997, 1996 and 1995 .............................................                           37

  Consolidated Statements of Cash Flows for the years ended September
    30, 1997, 1996 and 1995 .......................................................                           38

  Notes to Consolidated Financial Statements ......................................                         39-58

FINANCIAL STATEMENT SCHEDULE:  II - Valuation and Qualifying Accounts and Reserves                            59

Schedules other than those listed above are omitted because they are not required or are not applicable, or the required information is shown in the consolidated financial statements, the notes thereto or in Management's Discussion and Analysis of Financial Condition and Results of Operations.

                              REPORT OF MANAGEMENT



To the Board of Directors and Stockholders of HMI Industries Inc.

The management of HMI Industries Inc. (HMI) is responsible for the preparation, integrity and objectivity of the financial statements and all other financial information included in this report. Management believes that the financial statements have been prepared in accordance with generally accepted accounting principles and that any amounts included herein which are based on estimates of the expected effects of events and transactions have been made with sound judgment and approved by qualified personnel.

HMI maintains an internal control structure to provide reasonable assurance that assets are safeguarded and that transactions and events are recorded properly. The internal control structure is regularly reviewed, evaluated and revised as necessary by management. Additionally, HMI requires every Company employee to maintain the highest level of ethical standards in the conduct of all aspects of the Company's business, and their compliance is regularly monitored.

The financial statements in this report have been audited by the independent accounting firm of Coopers & Lybrand L.L.P. Their audits were conducted in accordance with generally accepted auditing standards and included a study and evaluation of our internal control structure as they considered necessary to determine the extend of tests and audit procedures required for expressing an opinion on the company's financial statements.

The Audit Committee of the Board of Directors, of which outside directors are members, meets periodically with the independent auditors and management to review accounting, auditing, internal control and financial reporting matters. The external auditors have full and free access to the Audit committee and its individual members at any time.

                                    /s/ Mark A. Kirk
                                    --------------------------------------------
                                    President, Chief Operating Officer and Chief
                                    Financial Officer

                                    /s/ Michael Harper
                                    --------------------------------------------
                                    Vice President, Corporate Controller and
                                    Chief Accounting Officer

REPORT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors and Stockholders, HMI Industries Inc.


We have audited the consolidated financial statements and the financial statement schedule of HMI Industries Inc. and its subsidiaries listed in the index on page 32 of this Form 10-K. These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of HMI Industries Inc. and its subsidiaries as of September 30, 1997 and 1996, and the consolidated results of their operations and their cash flows for each of the three years in the period ended September 30, 1997 in conformity with generally accepted accounting principles. In addition, in our opinion, the financial statement schedule referred to above, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be included therein.

As discussed in Note 1 to the consolidated financial statements, the Company has restated its prior year consolidated financial statements.

As discussed in Note 1 to the consolidated financial statements, the Company intends to retire substantially all of its outstanding debt with the expected proceeds from the sale of its subsidiary Bliss Manufacturing Company.

/s/  Coopers & Lybrand, L.L.P.
Cleveland, Ohio
December 29, 1997

                           CONSOLIDATED BALANCE SHEETS


                                                                                 SEPTEMBER 30,      September 30,
                                                                                     1997                1996
                                                                                --------------      -------------
ASSETS                                                                                               (Restated)
CURRENT ASSETS:
  Cash and cash equivalents                                                      $    239,797       $    472,408
  Trade accounts receivable (net of allowance of $5,512,063 and $2,439,406)        10,357,999         26,252,884
  Finance contracts receivable                                                        496,044          2,224,480
  Notes receivable                                                                    228,414            560,884
  Inventories:
    Finished goods                                                                  2,438,282          6,943,970
    Work-in-progress, raw material and supplies                                     1,714,576         11,420,627
  Income tax receivable                                                             3,373,898          1,463,000
  Deferred income taxes                                                             8,239,080          1,772,129
  Prepaid expenses                                                                    123,099          1,985,276
  Other current assets                                                                 83,307                  -
  Net assets held for sale at realizable value                                     14,658,322          4,228,059
                                                                                 ------------       ------------
      Total current assets                                                         41,952,818         57,323,717
                                                                                 ------------       ------------

PROPERTY, PLANT AND EQUIPMENT, NET                                                  6,194,868         15,717,653
                                                                                 ------------       ------------

OTHER ASSETS:
  Long-term notes receivable (less amounts due within one year)                             -            334,123
  Cost in excess of net assets of acquired businesses
    (net of amortization of $3,534,511 and $3,092,432)                              5,777,440         12,636,147
  Deferred income taxes                                                                     -          1,499,600
  Unamortized trademarks                                                              339,823            312,775
  Finance contracts receivable (less amounts due within one year)                     992,090          4,449,628
  Other                                                                               133,094            237,481
                                                                                 ------------       ------------
      Total other assets                                                            7,242,447         19,469,754
                                                                                 ------------       ------------
      Total assets                                                               $ 55,390,133       $ 92,511,124
                                                                                 ============       ============

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                                 $    480,822       $  3,132,975
  Trade accounts payable                                                            6,939,040         17,785,859
  Income taxes payable                                                              2,149,163            734,605
  Accrued expenses and other liabilities                                            8,125,620          7,202,990
  Long-term debt due within one year                                               20,464,632          3,485,641
                                                                                 ------------       ------------
     Total current liabilities                                                     38,159,277         32,342,070
                                                                                 ------------       ------------

LONG-TERM LIABILITIES:
  Long-term debt (less amounts due within one year)                                   762,777         22,334,613
  Postretirement benefits other than pensions                                               -          3,749,000
  Deferred income taxes                                                               573,613            192,372
  Other                                                                             1,342,961          3,010,109
                                                                                 ------------       ------------
      Total long-term liabilities                                                   2,679,351         29,286,094
                                                                                 ------------       ------------

Commitments and contingencies (Note 11)
                                                                                            -                  -

STOCKHOLDERS' EQUITY:
  Preferred stock, $5 par value; authorized, 300,000 shares; issued, none                   -                  -
  Common stock, $1 par value; authorized, 10,000,000 shares;
    issued, 5,295,556 shares                                                        5,295,556          5,295,556
  Capital in excess of par value                                                    8,050,212          7,686,944
  Unearned compensation, net                                                         (191,500)                 -
  Retained earnings                                                                 4,077,771         20,740,344
  Cumulative translation adjustment                                                (1,418,762)        (1,077,325)
                                                                                 ------------       ------------
                                                                                   15,813,277         32,645,519
  Less treasury stock 269,296 shares, at cost                                       1,261,772          1,762,559
                                                                                 ------------       ------------
      Total stockholders' equity                                                   14,551,505         30,882,960
                                                                                 ============       ============
      Total liabilities and stockholders' equity                                 $ 55,390,133       $ 92,511,124
                                                                                 ============       ============


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF INCOME

                                                                                  FOR THE YEARS ENDED SEPTEMBER 30,
                                                                             1997               1996                1995
                                                                       ------------------------------------------------------
REVENUES:                                                                                     (Restated)         (Restated)
  Net product sales                                                      $ 49,878,534       $ 58,820,833       $ 62,228,698
  Financing revenue and other                                                 611,716            728,075            556,604
                                                                         ------------       ------------       ------------
                                                                           50,490,250         59,548,908         62,785,302
OPERATING COSTS AND EXPENSES:
  Cost of products sold                                                    36,009,821         38,247,052         39,110,004
  Selling, general and administrative expenses                             32,593,485         25,635,132         21,399,040
  Interest expense                                                          2,217,781          1,686,254          1,409,291
  Loss on investment in Holland-Electro
                                                                                    -          2,012,356                  -
  Other expenses                                                              432,532            573,818           (126,800)
                                                                         ------------       ------------       ------------
    Total expenses                                                         71,253,619         68,154,612         61,791,535
                                                                         ------------       ------------       ------------
INCOME (LOSS) BEFORE INCOME TAXES                                         (20,763,369)        (8,605,704)           993,767
Benefit for income taxes                                                   (7,285,949)        (2,838,259)          (614,791)
                                                                         ------------       ------------       ------------
INCOME (LOSS) BEFORE DISCONTINUED OPERATIONS                              (13,477,420)        (5,767,445)         1,608,558
                                                                         ------------       ------------       ------------

Income (loss) from discontinued operations -
  Mexico (net of taxes of $-0-, $-0- and $496,000)
                                                                                    -         (1,428,183)          (235,838)
  Household Rental Systems (net of taxes of $-0-, $-0- and $-0-)
                                                                              498,131         (1,082,502)          (388,233)
  Bliss Manufacturing (net of taxes of $1,323,395, $1,103,664
  and $3,075,442)                                                           2,159,224          1,655,497          4,613,163
  Bliss Tubular (net of taxes of $87,090, $119,901, and $20,746)             (142,094)          (179,851)            31,120
  Tube Fab Ltd (net of taxes of $-0-, $-0- and $-0-)                          386,095             32,042           (132,796)
  Health-Mor Personal Care Corp. (net of taxes of $339,742,
   $641,878 and $36,066)                                                     (554,317)          (962,818)           (54,099)
                                                                         ------------       ------------       ------------
                                                                            2,347,039         (1,965,815)         3,833,317
                                                                         ------------       ------------       ------------
Loss on disposals-
  Mexico - Currency loss previously reflected as component of
   equity (net of taxes of $1,000,000)                                              -         (1,396,509)                 -
  Mexico                                                                            -            (84,335)                 -
  Household Rental Systems (net of taxes of $-0-, $-0- and $-0-)           (2,651,209)          (800,000)                 -
  Bliss Tubular (net of taxes of $244,351, $-0-, and $-0-)                 (1,279,799)                 -                  -
  Tube Fab Ltd (net of taxes of $-0-, $-0- and $-0-)                       (1,020,065)                 -                  -
  Health-Mor Personal Care Corp.  provision  for operating losses
  during phase-out period (net of taxes of $348,503, $-0- and $-0-)          (568,611)                 -                  -
                                                                         ------------       ------------       ------------
                                                                           (5,519,684)        (2,280,844)                 -
                                                                         ============       ============       ============
NET INCOME (LOSS)                                                        $(16,650,065)      $(10,014,104)      $  5,441,875
                                                                         ============       ============       ============

Weighted average number of shares outstanding                               4,956,276          4,912,135          4,876,599
                                                                         ============       ============       ============

PER SHARE OF COMMON STOCK:
  Income (loss) before discontinued operations                           $      (2.72)      $      (1.18)      $       0.33
  Income (loss) from discontinued operations                             $       0.47       $      (0.40)      $       0.79
  Loss on disposals                                                      $      (1.11)      $      (0.46)      $          -
                                                                         ============       ============       ============
  Net income (loss)                                                      $      (3.36)      $      (2.04)      $       1.12
                                                                         ============       ============       ============

Cash dividends per common share                                          $          -       $      0.263       $      0.346
                                                                         ============       ============       ============


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE YEARS SEPTEMBER 30, 1997, 1996 AND 1995

                                               Capital                             Cumulative       Treasury stock        Total
                                   Common     in Excess    Unearned    Retained    Translation   --------------------  Stockholders'
                                    Stock   of Par Value Compensation  Earnings     Adjustment    Shares     Amount      Equity
                                 ---------- ------------ ------------ ----------   -----------   --------- ----------- -----------

Balance at September 30, 1994,
  as reported                    $5,295,556  $7,223,367         ---  $30,111,101    ($869,016)    436,133 ($2,043,426) $39,717,582

  Adjustment for postretirement
   benefits   (See Note 1)                                            (1,815,600)                                       (1,815,600)

                                  ---------- ----------- -----------  ------------  -----------  --------- -----------  ------------
Balance at September 30, 1994,
  as restated                     5,295,556   7,223,367         ---    28,295,501    (869,016)    436,133  (2,043,426)   37,901,982

  Net income, as reported
                                                                        5,614,675                                         5,614,675

   Adjustment for postretirement
   benefits   (See Note 1)                                              (172,800)                                         (172,800)
   Cash dividends - $.345 per
share                                                                 (1,691,482)                                       (1,691,482)
  Treasury shares issued
                                                298,484                                          (41,607)     194,942       493,426
  Foreign currency translation
  adjustment                                                                        (1,794,888)                         (1,794,888)

                                  ---------- ----------- -----------  ------------  -----------  --------- -----------  ------------

September 30, 1995, as restated   5,295,556   7,521,851         ---    32,045,894   (2,663,904)   394,526  (1,848,484)   40,350,913

  Net loss, as reported                                               (9,334,042)                                       (9,334,042)

   Adjustment for postretirement
    benefits  (See Note 1)                                              (261,000)                                         (261,000)
    Adjustment for certain
    deferred costs   (See Note 1)                                       (419,062)                                         (419,062)
   Cash dividends - $.2625 per
   share                                                              (1,291,446)                                       (1,291,446)
  Treasury shares issued                        165,093                                          (18,340)      85,925       251,018
  Foreign currency translation
  adjustment                                                                         1,586,579                            1,586,579

                                  ---------- ----------- -----------  ------------  -----------  --------- -----------  ------------

SEPTEMBER 30, 1996, AS RESTATED   5,295,556   7,686,944         ---    20,740,344   (1,077,325)   376,186  (1,762,559)   30,882,960

  NET LOSS
                                                                     (16,650,065)                                      (16,650,065)
  TREASURY SHARES ISSUED                        363,268                  (13,288)                (106,890)    500,787       850,767
  UNEARNED COMPENSATION                                   (273,500)                                                       (273,500)
  EMPLOYEE BENEFIT STOCK                                     82,000                                                          82,000
  UNCLAIMED DIVIDENDS                                                         780                                               780
  Foreign currency translation
  adjustment                                                                         (341,437)                            (341,437)

                                  ========== =========== ===========  ============  ===========  ========= ===========  ============
BALANCE AT SEPTEMBER 30, 1997    $5,295,556 $ 8,050,212 $ (191,500)     4,077,771 $ (1,418,762)   269,296 $(1,261,772)$  14,551,505
                                  ========== =========== ===========  ============  ===========  ========= ===========  ============


See notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOW

                                                                                             FOR THE YEARS ENDED SEPTEMBER 30,
                                                                                      1997              1996               1995
------------------------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:                                                                (Restated)         (Restated)
  Net income (loss)                                                              $(16,650,065)      $(10,014,104)      $  5,441,875
  Adjustments to reconcile net income (loss) to net cash provided by (used)
    in operating activities:
        Depreciation and amortization                                               2,744,553          3,564,595          3,768,822
        Loss on disposal of discontinued operations                                 5,519,684          2,280,844                  -
        Provision for loss on asset write down                                        451,297                  -
        Provision for losses on receivables                                         6,069,937          1,069,509            641,562
        Amortization of stock awards, net                                             385,766                  -                  -
        Amortization of deferred non-compete agreement                                      -                  -            380,576
        Net increase in postretirement liability                                      488,000            435,000            288,000
        Deferred income taxes                                                      (4,683,948)          (701,049)          (169,123)
  Changes in operating assets and liabilities:
    Decrease (increase) in receivables                                              3,241,172         (2,668,671)        (5,916,069)
    Decrease (increase) in inventories                                              4,362,110         (2,139,794)        (2,191,579)
    Decrease (increase) in prepaid expenses                                         1,716,065            (20,741)          (429,965)
    Increase in other current assets                                                 (131,180)                 -                  -
    Increase (decrease) in accounts payable                                        (3,213,858)         7,016,530          3,301,638
    Increase (decrease) in accrued expenses and other liabilities                   4,208,023          1,015,940         (1,545,968)
    Decrease in income taxes payable                                                 (774,447)        (2,465,824)          (245,319)
    Other, net                                                                         74,895           (258,612)          (186,780)
                                                                                 ------------       ------------       ------------
            Net cash provided by (used) in operating activities                     3,808,004         (2,886,377)         3,137,670
                                                                                 ------------       ------------       ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of assets                                                      2,720,916            523,783                  -
  Capital expenditures                                                             (1,463,320)        (6,484,846)        (3,805,326)
  Collection of notes receivable                                                            -                  -                  -
                                                                                 ------------       ------------       ------------
            Net cash provided by (used) in investing activities                     1,257,596         (5,961,063)        (3,805,326)
                                                                                 ------------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility                                                    38,491,000          7,795,616          4,117,324
  Payments of credit facility                                                     (40,166,603)                 -                  -
  Proceeds from mortgage                                                               55,077          2,214,923                  -
  Payment of long term debt                                                        (3,690,397)        (2,807,706)        (2,012,371)
  Proceeds from long term debt                                                         12,712          3,022,807                  -
  Dividends paid                                                                            -         (1,721,162)        (1,669,565)
  Proceeds from exercise of stock options                                                   -                  -            112,850
                                                                                 ------------       ------------       ------------
            Net cash provided by (used) in financing activities                    (5,298,211)         8,504,478            548,238
                                                                                 ------------       ------------       ------------

Effect of exchange rate changes on cash                                                     -            244,611                  -
                                                                                 ------------       ------------       ------------

Net decrease in cash and cash equivalents                                            (232,611)           (98,351)          (119,418)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                        472,408            570,759            690,177
                                                                                 ============       ============       ============
CASH AND CASH EQUIVALENTS, END OF PERIOD                                         $    239,797       $    472,408       $    570,759
                                                                                 ============       ============       ============


See notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of Consolidation
     ----------------------

The consolidated financial statements include all significant controlled subsidiaries both continuing and discontinued operations. Continuing operations include the accounts of HMI Industries Inc (the "Company") and the following wholly-owned subsidiaries: Health-Mor B.V., Health-Mor International Inc., HMI Incorporated, Health-Mor Acceptance Corporation, HMI Acceptance Corporation, Health-Mor Acceptance Pty. Ltd., and Home Impressions Inc. Operations reported as discontinued are Household Rental Systems, Tube-Fab Ltd., Health-Mor Personal Care Corp., Bliss Tubular, and Bliss Manufacturing Company. All significant inter-company accounts and transactions have been eliminated.

     Reclassification
     ----------------

Certain amounts in the 1996 and 1995 financial statements have been reclassified to conform to the 1997 presentation.

     Restatement
     -----------

During the fourth quarter of fiscal 1997, new management personnel discovered the fact that the basic labor agreement between Bliss Manufacturing and its employees provides hospitalization and life insurance benefits for eligible employees upon retirement. Upon discovery, an actuarial valuation was immediately performed which reflected an APBO of $4.1 million at September 30, 1997. Under the immediate recognition rules of FASB No. 106 "Employers' Accounting for Postretirement Benefits Other than Pensions" (FAS 106), management has recorded the actuarially determined liability of $4.2 million at September 30, 1997 and has restated its opening fiscal year 1995 retained earnings ($3.0 million accrued cost less $1.2 million tax impact) and its 1995 and 1996 results of operations for the respective years' FAS 106 expense of $385,000 and $541,000, respectively (net of "pay as you go" amounts previously included in the respective year's income statements of $97,000 and $106,000, respectively and net of taxes of $115,200 and $174,000, respectively). These adjustments reduced the Company's net income per share of common stock by $.03 and $.05 for 1995 and 1996, respectively.

In addition, certain other costs associated with the Company's Health-Mor Personal Care Corporation totaling approximately $698,000 ($419,000 net of taxes or $.09 per share of common stock), which were capitalized and deferred in fiscal 1996, to match such expenses with associated revenues to be generated in connection with the sale of the AdvantaJet needle-fee insulin injector, have been restated in the Company's financial statements to reflect the expensing of these costs in fiscal year 1996 rather than in fiscal year 1997 as previously reported.

     Foreign Currency Translation
     ----------------------------

All consolidated foreign operations use the local currency of the country of operation as the functional currency and translate the local currency asset and liability accounts at year-end exchange rates while income and expense accounts are translated at weighted average exchange rates. The resulting translation adjustments are accumulated as a separate component of Shareholders' Equity titled "Cumulative foreign currency translation adjustment". Such adjustments will affect net income only upon sale or liquidation of the underlying foreign investments. During the fourth quarter of 1997, the Company recorded $719,900 to loss on disposal for cumulative translation adjustments associated with discontinued foreign operations.

Exchange gains and losses from transactions in a currency other than the local currency of the entity involved are included in income. Net transaction and translation adjustments are not significant.

     Use of Estimates
     ----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of any contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

     Cash Equivalents
     ----------------

The Company considers all highly liquid instruments purchased with a maturity of less than three months to be cash equivalents.

     Allowance for Doubtful Accounts
     -------------------------------

On a periodic basis, the Company's management performs a review of potentially uncollectable trade accounts receivable to provide its best estimate of the net realizable value of the receivables. This review consists of a detailed specific customer analysis and a focus on aging categorization, days sales outstanding and other related analytical procedures.

     Cost in Excess of Net Assets of Acquired Businesses
     ---------------------------------------------------

Intangibles resulting from business acquisitions, comprising cost in excess of net assets of businesses acquired, are being amortized on a straight-line basis over 40 years. Cost in excess of net assets acquired of $881,121 which related to the acquisition of Tube Form in 1970 are included in the loss on disposal for the Tubular business, which was recorded in June 1997.

The Company periodically evaluates the recoverability of intangibles resulting from business acquisitions and measures the amount of impairment, if any, by assessing current and future levels of income and cash flows as well as other factors, such as business trends and market and economic conditions. If there is an impairment in value, recorded balances will be adjusted.

     Inventories
     -----------

Inventories are stated at the lower of cost or market and are valued using the last-in, first-out (LIFO) and the first-in, first out (FIFO) cost methods. Inventories from continuing operations on the LIFO method were 90.9% and 86.3% of inventories in 1997 and 1996, respectively. If the FIFO method had been used for these inventories, their value would have been approximately $4,768,400 and $8,174,100 at September 30, 1997 and 1996, respectively.

All discontinued operations are on the FIFO cost method. The value of these inventories approximate $7,859,200 and $11,229,200 at September 30, 1997 and 1996.

     Assets Held for Sale
     --------------------

In 1997, assets held for sale include the assets of Health-Mor Personal Care Corporation, Tube-Fab Ltd., Bliss Manufacturing and Household Rental Systems. In 1996, assets held for sale included the assets of Household Rental Systems and the former Bedford Heights, Ohio facility for the Tubular operation. The assets and liabilities of these businesses at September 30, 1997 and 1996, have been reclassified to net assets held for sale and are stated at their estimated net realizable value.

In December 1997, the Company signed a letter of intent with respect to the sale of Household Rental Systems. Management anticipates that the sale of this business will be completed in early 1998.

On December 18, 1997, the Company signed a definitive agreement to sell the stock of its Bliss Manufacturing Company to an investor group led by Mervin Dunn and Rhone Capital, LLC. The purchase price is $31,500,000, subject to certain adjustments, including a $1,500,000 distribution for certain payments to vendors and employee obligations. The sale is expected to close in March 1998, subject to regulatory and HMI shareholder approval. Holders of over 50% of the outstanding shares of HMI common stock have granted to representatives of the buyer group irrevocable proxies to vote their HMI shares in favor of the transaction. The Company expects the entire proceeds from the sale of Bliss Manufacturing to be applied to the retirement of substantially all of its debt, certain vendor obligations, transaction costs and related expenses, certain employee benefit payments, and amounts necessary to fund future tax obligations arising from the gain on the sale of Bliss Manufacturing.

In January 1998, the Company expects to sell Tube-Fab Ltd. to its former CEO, Mr. Kirk Foley, as part of the Company's negotiated settlement of obligations under Mr. Foley's employment contract (See Note 14). The assets of Health-Mor Personal Care Corp. are expected to be sold in early 1998.

The former Bedford Heights, Ohio facility for the Tubular operation was sold in December 1996 resulting in an insignificant gain on disposal.

Assets held for sale at September 30, 1997 and 1996 consist of the following:

                                                      1997             1996
                                                  ------------    --------------
Accounts receivable, net                          $ 9,524,069      $   823,393
Inventories                                         7,859,180          331,992
Property, plant and equipment, net                  9,240,582        3,122,164
Other assets                                        8,260,924        1,113,601
                                                  -----------      -----------
    Total assets                                  $34,884,755      $ 5,391,150
                                                  -----------      -----------


Accounts payable                                    7,801,520          168,559
Accrued expenses                                    7,079,624          994,532
Other liabilities                                   5,345,289              ---
                                                  -----------      -----------
    Total liabilities                             $20,226,433      $   363,091
                                                  ===========      ===========
Net assets held for sale at realizable value      $14,658,322      $ 4,228,059
                                                  ===========      ===========

     Property, Plant and Equipment
     -----------------------------

Property, plant and equipment are recorded at cost. Depreciation is provided on the straight-line and declining balance methods over estimated useful lives of 10 to 40 years for buildings and improvements and 3 to 10 years for machinery and equipment. Improvements which extend the useful life of property, plant and equipment are capitalized, and maintenance and repairs are expensed. When property, plant and equipment is retired or otherwise disposed of, the cost and accumulated depreciation are removed from the appropriate accounts and any gain or loss is included in current income.

     Fair Value of Financial Instruments
     -----------------------------------

It is not practical to determine the fair value of finance contract receivables due to the unavailability of quoted market prices and the significant volume of outstanding contracts with varying maturity dates. The Company's finance contract receivables generally mature three years after issuance and generate interest at rates ranging from 18% to 23%.

The Company's remaining financial instruments consist principally of cash and cash equivalents, accounts and notes receivable, accounts payable, accrued expenses and other liabilities, line of credit, and short and long-term debt in which the fair value of these financial instruments approximates the carrying value.

     Income Taxes
     ------------

The Company accounts for income taxes pursuant to the provisions of Statement of Financial Accounting Standards No. 109 ("SFAS 109"), "Accounting for Income Taxes." Under SFAS 109, the tax consequences in the future years for differences between the financial and tax basis of assets and liabilities at year end are reflected as deferred income taxes.

     Revenue Recognition
     -------------------

Product revenues are recognized upon the shipment of product. Prior to January 1, 1998, the Company provided extended credit terms to its distribution network in the Consumer Goods Division. On January 1, 1998, the Company revised this policy to cash only sales terms for its North American distributors.


     Supplemental Disclosure of Cash Flow Information
     ------------------------------------------------

Cash paid for interest was $2,171,658, $1,509,627 and $1,477,552 for the years ended September 30, 1997, 1996 and 1995, respectively. During the year, the tenant of the Company's Lombard, Illinois building, exercised his right to purchase the property at a price equal to the remaining principal debt service of approximately $800,000. The amount of the debt service equaled the net book value of the asset recorded on the Company's books. In addition, $5,286,277 of goodwill related to the discontinued Bliss Manufacturing operation was reclassified to net assets held for sale. During fiscal 1996, the Company assumed a mortgage of $323,000 and relieved a note receivable for $302,000 in exchange for $625,000 of fixed assets. During 1995, the Company acquired approximately $470,000 of fixed assets which were not paid for as of September 30, 1995.

Items relating to discontinued operations included in the Consolidated Statements of Cash Flow have not been disaggregated as they have in the Consolidated Balance Sheets under the heading net assets held for sale at realizable value.

     Income Per Share
     ----------------

Income per share of common stock is based upon the weighted-average number of common shares and common share equivalents outstanding. The weighted-average number of common shares and common share equivalents outstanding during 1997, 1996 and 1995 was 4,956,276, 4,912,135 and 4,876,599, respectively.

 2. DISCONTINUED OPERATIONS

In the third quarter of fiscal 1997, the Company reported its Health-Mor Personal Care Corporation, Bliss Tubular and Tube-Fab Ltd. as discontinued operations. Bliss Tubular, Tube-Fab Ltd and Bliss Manufacturing comprise the Company's reported Manufactured Products segment. The Bliss Tubular and Tube-Fab Ltd. operations represent the Company's only tube fabrication and tube forming businesses (primarily for the consumer goods marketplace) and have been accounted for and operated separately from the Bliss Manufacturing business. The Company recorded a pre-tax estimated loss on disposal of the assets of Tube-Fab Ltd., and Health-Mor Personal Care Corp. of $1,937,179 during fiscal 1997. In August 1997, the Company sold the assets of Bliss Tubular to H-P Products and recorded a pre-tax loss on the sale of those assets of $1,524,150.


In the fourth quarter of fiscal 1997, the Company received Board approval for the proposed sale of the Bliss Manufacturing Company, a business which represents a heavy-duty metal stamping operation and supplier to the automobile and heavy-duty truck industry. As a result, the entire Manufactured Products Division, which was previously reported as a separate segment in the Company's financial statements, is reflected as a discontinued operation for the year ended September 30, 1997.

Sales applicable to the discontinued operations were $69,902,015, $58,358,230 and $68,964,988 for the years ended September 30, 1997, 1996 and 1995, respectively.

During the fourth quarter of fiscal 1996, the Company adopted a plan to exit its direct sales operation in Mexico. Revenues and expenses related to this business have been classified as discontinued operations for the years ended September 30, 1996 and 1995. The Company recorded a loss on disposal of $1,480,844 in fiscal 1996 primarily comprised of the currency devaluation which was previously reported as a component of equity, net of the U.S. tax benefit of the loss on the Company's investment in the Mexican operation. Revenues of the Mexican operations were $1,876,516, and $2,873,044 for the years ended September 30, 1996, and 1995, respectively.

In March 1996, the Company adopted a plan to sell its steam cleaning rental leasing operations distributed through grocery chains and supermarkets in Canada. Revenues and expenses related to this business have been classified as discontinued operations for the years ended September 30, 1997, 1996 and 1995. Revenues of this operation for the years ended September 30, 1997, 1996 and 1995 were $5,249,627, $5,536,983 and $6,592,853, respectively. The Company recorded an estimated loss on the disposal of the operation of $800,000 during 1996. An additional charge of $2,651,209 on the disposal of this asset was recorded in the third and fourth quarters of fiscal 1997 to reflect its current realizable value. This charge also includes an estimated write-off of the entity's currency translation adjustment (reported as a component of equity) which will occur upon the sale of the operation. Net assets of Household Rental Systems are included in assets held for sale.

3. NOTES RECEIVABLE

Long-term notes receivable consist of the following:

                                           1997             1996
                                       -----------      -----------

Notes receivable - See Note 14         $   228,414      $   895,007

Less amounts due within one year           228,414          560,884
                                       ===========      ===========
                                       $       ---      $   334,123
                                       ===========      ===========

4. PROPERTY, PLANT AND EQUIPMENT

                                           1997             1996
                                       -----------      -----------

Land                                   $     7,083      $   576,109
Buildings and improvements               3,867,012        9,712,417
Machinery and equipment                  7,552,322       20,553,692
                                       -----------      -----------
                                        11,426,417       30,842,218
Accumulated depreciation                 5,231,549       15,124,565
                                       ===========      ===========
Net property, plant and equipment      $ 6,194,868      $15,717,653
                                       ===========      ===========

Gross property, plant and equipment related to discontinued operations amounted to $23,485,754, with associated accumulated depreciation of $14,245,172, at September 30, 1997.

5. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consist of the following:

                                   1997            1996
                                ----------      ----------
Accrued compensation            $4,049,464      $3,127,615
Distributor funds payable        1,171,998         292,198
Pension and profit sharing         362,560         852,413
Accrued interest                   332,364         259,657
Accrued taxes                          ---         110,810
Other                            2,209,234       2,560,297
                                ==========      ==========
                                $8,125,620      $7,202,990
                                ==========      ==========

6. CREDIT FACILITY AND LONG-TERM DEBT

In November 1996, the Company increased the line of credit facility from $17,500,000 to $19,500,000 with a principal payment of $2,000,000 due by
February 28, 1997. Under this line of credit agreement, a principal amount of $2,500,000 was due no later than January 2, 1997. In December 1996, the proceeds from the sale of the Bedford Heights, Ohio tubular facility were utilized to pay down the $2,500,000 principal amount to $1,379,100. In January 1997, proceeds from a federal income tax refund were used to pay the remaining principal amount due. Effective February 28, 1997, the Credit Facility Agreement was amended to increase the line of credit from $17,000,000 to $20,000,000 with $5,000,000 of the commitment due March 31, 1997. Subsequently, the availability of the $20,000,000 facility was extended through May 31, 1997.

Effective June 1997, the Company entered into a $20 million credit facility with its lender which replaced the February 1997 amended and restated credit facility agreement. The new credit agreement expires on October 1, 1998 and requires an unused facility fee, computed at 0.25% per annum on the Unused Revolving Facility amount, payable monthly. The secured facility consists of a $13 million revolving credit facility and $7 million in term loans. The term loans require monthly principal payments of $98,501. Interest rates accrue at prime on the revolving credit facility and up to prime plus 2.25% on the term loans. As of September 30, 1997, the outstanding balance on the Company's credit facility was $15,824,397 (including $10.1 million of the line of credit, the special term loan, the equipment term loan and the real estate term loan disclosed below).

At September 30, 1997, the Company was in violation of the financial covenants under its credit agreement and was experiencing increasing liquidity problems. The Company's deteriorating cash position was a significant factor that led to the decision to sell Bliss Manufacturing. In December 1997, the Company obtained waivers from its lenders with respect to the covenant violations and received $2,000,000 in a special term loan that accrues interest at a rate of prime plus 2.0%, to be paid monthly. The maturity date of this agreement is the earlier of the receipt of the Bliss Manufacturing sale proceeds or March 31, 1998. Additionally, a fee with respect to the special term loan of $80,000 will be paid on such date that the special term loan is paid in full. Additionally , the Company expects to receive additional financing of $1,200,000 upon the filing of its fiscal 1997 tax return, which is expected to be filed in early January 1998. The proceeds of the anticipated tax refund will be first used to repay the $1,200,000 to the bank and any excess will be used for working capital.

In November 1996, the Company made an annual principal payment of $1,666,666 on the unsecured, 9.86%, seven year private placement term notes, leaving a balance of $1,666,667 as of September 30, 1997, with the final payment due date extended until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

In March 1996, the Company entered into a bank credit facility, utilized by the Netherlands operations, for a maximum amount of NLG 1,000,000 or approximately $600,000. Interest is incurred at the promissory note discount rate as determined by the Dutch central bank. At September 30, 1997 the promissory note discount rate was 6.00%. This commitment is available through December 31, 1997 and the $481,000 outstanding balance at September 30, 1997 is classified as short term debt in the consolidated balance sheet. The Company is presently negotiating, with its lender, an extension on this debt until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

The Australian Unsecured Demand Authorization, payable on demand or February 28, 1997, was extended until the earlier of March 31, 1998 or upon the receipt of proceeds from the sale of Bliss Manufacturing.

Long-term debt consists of the following:

                                                                       1997                             1996
                                                                 -----------------                -----------------
BANK LINES OF CREDIT - see above                              $        10,579,822              $         18,132,975

SPECIAL TERM LOAN, bearing interest at Prime                            1,580,052                               ---
plus 2 1/4% (10.75% at September 30, 1997), due
in monthly installments of $50,000 through
October 1, 1998

EQUIPMENT TERM LOAN, bearing interest at Prime                          1,951,595                               ---
plus 1/2% (9.00% at September 30, 1997), due in
monthly installments of $29,751 through October
1, 1998

REAL ESTATE TERM LOAN, bearing interest at Prime                        2,193,750                               ---
plus 1/2% (9.00% at September 30, 1997), due in
monthly installments of $18,750 through October
1, 1998

SEVEN YEAR, 9.86% PROMISSORY                                            1,666,667                         3,333,333
NOTES, interest payable semi-
annually and principal
payments of $1,666,666,
commencing November, 1992
through March 31, 1998

                                                                       1997                             1996
                                                                 -----------------                -----------------
CONSTRUCTION LOAN/MORTGAGE bearing                            $         2,252,156              $          2,214,923
interest at 9.00% at September
30, 1997, collateralized by buildings,
contents and inventory, principal and
interest payments due in monthly
installments of $23,193 commencing
June 1997 through October 1, 1998

CAPITALIZED LEASE OBLIGATIONS                                             478,760                         1,745,303
bearing interest at 6.48% to
8.04% due in monthly
installments of $21,496
(including interest)
through January 2000

DISTRIBUTOR DEPOSITS bearing                                              599,429                         1,144,492
interest up to 6% at September 30, 1997 payable
180 days after termination of
distributor agreement

UNSECURED DEMAND AUTHORIZATION                                            406,000                         1,007,745
bearing interest at Australian prime less
1/2% (5.4%), due in monthly
installments of $25,375 payable on
March 31, 1998

INDUSTRIAL REVENUE DEVELOPMENT                                                ---                           956,849
BONDS- See Note 11

MORTGAGE LOAN, variable interest (9.25%                                       ---                           316,537
at September 30, 1996) payable
monthly with principal payments of
$1,226, through May 2008

INTEREST FREE GRANT with varied principal                                     ---                           101,072
installments due annually through June
1999

                                                                 -----------------                ------------------
                                                                       21,708,231                        28,953,229
Less amounts due within one year                                       20,945,454                         6,618,616
                                                                 =================                ==================
                                                              $           762,777              $         22,334,613
                                                                 =================                ==================

Long-term debt relating to discontinued operations has been reclassified to net assets held for sale. Total debt ($481,897 long-term and $508,046 short-term for the year ended September 30, 1997) associated with these operations amounted to $989,940 at September 30, 1997. Interest rates relating to debt for discontinued operations range from 3.74% to 9.5%.

The principal amount of long-term debt payable in the five years ending September 30, 1998 through 2002, relating to continuing operations, is $20,945,454, $121,418, $41,929, $599,430 and $-0-, and for discontinued
operations is $508,046, $194,757, $14,700, $14,700 and $257,737. The weighted average interest rate on short term borrowings at September 30, 1997 and 1996 was 8.75% and 8.10%, respectively.

The agreements relating to the Company's outstanding debt include various covenants that limit its ability to incur additional indebtedness, restricts paying dividends, and limits the ability for capital expenditures. As of September 30, 1997, the Company was not in compliance with certain of these covenants contained in its credit agreements; however, the Company obtained a waiver on these covenants through September 30, 1997. Additionally, the credit agreements were amended so as to eliminate the restrictive covenants referred to above until March 31, 1998.

The Company's principal sources of liquidity, until the sale of Bliss Manufacturing, are expected to be funded with cash generated from operations, additional borrowings under the Company's credit facility referred to above and the 1997 tax refund. After the sale of Bliss Manufacturing the Company's principal sources of liquidity are expected to be from the proceeds from the sale, a new credit facility to be put in place in the second fiscal quarter of 1998 and from cash generated from operations.

7. LONG-TERM COMPENSATION PLAN

The Company adopted the Health-Mor Inc. 1992 Omnibus Long-Term Compensation Plan ("Plan") in 1992. The Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards, phantom stock and/or performance shares ("Awards") to key employees of the Company and its Subsidiaries and stock options for the non employee directors of the Company. Options granted under the Plan expire up to ten years after the date of grant if not exercised and may be exercisable in whole or in part at the discretion of the Committee established by the Board of Directors. Share awards available for issuance under the Plan may be authorized and unissued shares or treasury shares. The maximum number of shares of Common Stock available for grant of Awards under the Plan are limited on an annual and cumulative basis as further defined in the Plan.

Stock options under the Plan generally have exercise prices equal to the fair market values at dates of grant, otherwise, if the option price is less than the fair market value at the date of the grant, compensation expense is recorded for the difference. For restricted or phantom stock, the Company records compensation expense as the excess of the quoted market price of a similar but unrestricted share of stock at the award date over the purchase price, if any.

In May 1997, the Board of Directors approved a stock option grant to two executives of 20,000 shares each, of common stock subject to certain restrictions. The shares will vest over a maximum period of eight months and are subject to each executive's continued employment and other various restrictions.

In July 1997, the Board of Directors granted stock and stock options under the Plan to three of its executives. Each executive was awarded 25,000 shares of restricted stock, with 12,500 vesting on October 1, 1997 (subsequently, the executives forfeited the 12,500 shares vesting on October 1, 1997) and the balance on January 2, 1998. An additional 75,000 shares of restricted common stock will be issued in 1998 contingent upon certain conditions and continued employment. In addition, they each received options to purchase 75,000 shares of common stock at $5.68 per share, of which 35,210 options are incentive stock options, half exercisable on July 2, 1997 and the remaining on January 2, 1998. The remaining 39,790 options are non-qualified stock options that became exercisable on July 2, 1997. All options expire July 2, 2002, to the extent not exercised.

There were 77,500 shares issued pursuant to 1997 executive grants during the current fiscal year. Unamortized deferred compensation amounted to $273,500 at September 30, 1997. Total compensation expense, in conjunction with the Plan was $659,266, $251,000 and $380,600 in 1997, 1996 and 1995, respectively.

The Company applies APB Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations in accounting for its stock plans as allowed under FAS Statement No. 123, "Accounting for Stock-Based Compensation" (FAS 123). Accordingly, the adoption of this statement did not affect the Company's results of operations, financial position or liquidity. Had compensation cost for the stock granted in 1997 and 1996 been determined consistent with FAS 123, pro forma net income and earnings per share would have been as follows:

                                          1997                  1996
                                    -----------------     -----------------
Net loss, as reported                    $16,650,065           $10,014,104
Net loss, pro forma                      $17,482,065           $10,515,359
Loss per Common share:
  As reported                                  $3.36                 $2.04
  Pro forma                                    $3.53                 $2.14


Because the FAS No. 123 method of accounting has not been applied to options granted prior to 1996, the above pro forma disclosures are not necessarily indicative of future amounts.

The fair value for all options granted in 1997 and 1996 were estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions:

                                                   1997                  JUNE 1996              JANUARY 1996
                                                  OPTIONS                 OPTIONS                  OPTIONS
                                            --------------------    ---------------------    --------------------
Risk free interest rate                            6.2%                     6.5%                    5.3%
Expected life of option                           3 yrs.                   3 yrs.                  3 yrs.
Expected dividend yield of stock                   0.0%                     0.0%                    0.0%
Expected volatility of stock                       51.5%                   41.8%                    41.8%

A summary of the Company's stock option activity, and related information for the years ended September 30, 1997, 1996, and 1995, is shown in the following table.

                                                              Shares subject             Average option
                                                                to option                price per share
                                                         -------------------------     -------------------
September 30, 1994, Outstanding                                           314,300      $          8.49
    Granted                                                                94,000                16.18
    Exercised                                                            (13,594)                 7.35
    Canceled                                                             (13,031)                 7.54
                                                         -------------------------
September 30, 1995                                                        381,675                10.46
    Granted                                                               162,000                 9.08
    Canceled                                                             (12,750)                 7.55
                                                         -------------------------
September 30, 1996                                                        530,925                10.18
    Granted                                                               356,000                 5.52
    Canceled                                                            (163,300)                 7.49
                                                         =========================
September 30, 1997, Outstanding                                           723,625      $          8.47
                                                         =========================

Options exercisable and shares available for future grant on September 30:

                                                                         1997                  1996                 1995
                                                                   -----------------     -----------------    -----------------
Options exercisable                                                         487,810               403,893              197,737
Weighted- average option price per share of options exercisable               $8.90                 $8.58               $10.28
Weighted-average fair value of options granted during the year                $2.34                 $3.09                  ---


The ranges of exercise prices and the remaining contractual life of options as of September 30, 1997 were:

Range of exercise prices                                                       $4-$10                $11-$18
Options outstanding:
  Outstanding as of September 30, 1997                                        504,625                219,000
  Weighted-average remaining contractual life                                    5.41                   4.32
  Weighted-average exercise price                                               $6.06                 $13.98
Options exercisable:
  Outstanding as of September 30, 1997                                        340,810                147,000
  Weighted-average remaining contractual life                                    5.60                   4.85
  Weighted-average exercise price                                               $6.43                 $14.20

8. INCOME TAXES

The (benefit) provision for income taxes relating to continuing operations consists of the following:

                                                             1997                    1996                   1995
                                                       ------------------       ----------------       ----------------
Current:
  Federal                                           $        (6,205,078)     $      (2,678,363)     $      (1,177,783)
  Foreign                                                         25,000                 25,000                 25,000
                                                       ------------------       ----------------       ----------------
                                                             (6,180,078)            (2,653,363)            (1,152,783)
Deferred (benefit) expense                                   (1,105,871)              (184,896)                537,992
                                                       ==================       ================       ================
                                                    $        (7,285,949)     $      (2,838,259)     $        (614,791)
                                                       ==================       ================       ================

A reconciliation of the provision for income taxes at the Federal statutory rate to that included in the Consolidated Statements of Income related to earnings from continuing operations is as follows:

                                                                  1997                  1996                 1995
                                                            -----------------      ---------------      ---------------
Tax at Federal statutory rate of 34%                     $       (7,059,545)    $     (2,925,939)    $         337,881
Increases (reductions) in taxes
  resulting from:
    Valuation allowance reserves on
       foreign net operating losses                                      ---                  ---            (325,085)
    Foreign Sales Corporation earnings                             (231,455)            (269,595)            (548,500)
    Amortization of cost in excess of                                                      79,152
       net assets of acquired businesses                              79,152                                    79,152
    Foreign income taxes, net                                         25,000               25,000               25,000
    Other - net                                                     (99,101)              253,123            (183,239)
                                                            =================      ===============      ===============
                                                         $       (7,285,949)    $     (2,838,259)    $       (614,791)
                                                            =================      ===============      ===============

The components of deferred tax assets and liabilities are comprised of the following at September 30,

                                                                          1997                            1996
                                                                     ---------------                 ---------------
Gross deferred tax assets:
     Postretirement benefits                                      $       1,631,245               $       1,499,600
    Operating loss carryforwards                                          3,222,314                         871,000
    Receivable and inventory reserves                                       857,822                         853,556
    Accrued compensation                                                  1,816,797                         684,871
    Benefits insurance reserves                                             181,335                         117,425
    Impairment reserves                                                   1,999,901                         308,000
    Warranty reserves                                                        90,475                          90,475
    Other                                                                   241,373                         171,674
                                                                     ---------------                 ---------------
                                                                         10,041,262                       4,596,601
                                                                     ---------------                 ---------------
Gross deferred tax liabilities:
    Deferred DISC income                                                     31,219                          62,438
    Depreciation                                                            668,445                         583,806
                                                                     ---------------                 ---------------
                                                                            699,664                         646,244
Valuation allowances on foreign
  net deferred tax assets                                                 1,676,131                         871,000
                                                                     ---------------                 ---------------
Net deferred tax asset                                            $       7,665,467               $       3,079,357
                                                                     ===============                 ===============


The Company has determined that it should fully reserve against this net potential tax asset to the extent it represents excess available net deferred tax assets for all foreign subsidiaries and divisions as it is more likely than not that these tax assets will not be realized. Accordingly, such benefits will be realized only as, and if, they are used to reduce future tax expense, subject to evaluation of the continuing need for such valuation allowance, or until fully realized. The Mexican NOL which was recognized as an asset in fiscal year 1995, amounting to $496,537, was written off in fiscal year 1996 in connection with the decision to discontinue the Company's Mexican operations. Income taxes paid during the years ended September 30, 1997, 1996 and 1995 were $277,559, $1,082,229 and $1,622,986, respectively.


Net operating loss carryforwards of approximately $3,222,314 for tax are available to offset future taxable income. The carryforwards will expire in 2002 through 2012. Undistributed earnings of foreign subsidiaries are reinvested in their operations and therefore, no provision is made for additional income taxes that might be payable on such earnings.

9. PROFIT SHARING AND PENSION PLANS

Bliss Manufacturing has a defined contribution plan which covers substantially all employees. The Bliss plan contribution is at management's discretion and is allocated based on a percentage of each employee's wages. In addition, Tube Form had a defined contribution plan which covered substantially all employees. This plan required an annual contribution of a specified percentage of each employee's wage, with a minimum contribution of $660 per employee. This plan was terminated in April 1996. All funds relating to the plan were distributed in fiscal year 1997.

The Company and Tube-Fab have qualified profit sharing plans which cover substantially all employees. The overall contribution to the Company's plan and the allocation method is at the discretion of the Board of Directors. The allocation to the participants is based on either a fixed amount per participant, a percentage of eligible wages, or a combination of a fixed amount and a percentage of eligible wages. The required annual contribution to the Tube-Fab plan is based upon a percentage of net income after certain adjustments. The allocation to the participants is based upon a formula established in the Plan. Profit sharing and pension plan expense for all plans for the years ended September 30, 1997, 1996 and 1995 was $600,804, $1,978,647
and $1,042,741, respectively. For the years ended September 30,1997, 1996 and 1995, continuing operations represented $112,560, $-0- and $112,515 of the total expense.

Tube-Fab Ltd., and Bliss Manufacturing have been reported as discontinued operations, and accordingly, pension and profit sharing expense for these entities have been reflected in results of discontinued operations.

10.  POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

The Company provides postretirement health care and life insurance benefits to certain employees and retirees of Bliss Manufacturing, a wholly owned subsidiary. As the Bliss Manufacturing business qualified for discontinued operations treatment for the fiscal year ended September 30, 1997, the postretirement benefit costs are reflected in the "Income from discontinued operations - Bliss Manufacturing" line of the Consolidated Statement of Income and the accrued postretirement benefit costs are grouped in the "net assets held for sale at realizable value" line in the Consolidated Balance Sheet.

The components of the postretirement benefit costs are as follows:

                                                1997                 1996                   1995
                                           -------------         -------------          -------------

Service costs                              $     339,000         $     309,000          $     213,000
Interest costs                                   265,000               232,000                192,000
Net amortization and deferral                        ---                   ---              (20,000)
                                           -------------         -------------          -------------
                                           $     604,000         $     541,000          $     385,000
                                           =============         =============          =============

The status of the plans was as follows at  September 30,

                                                                                   1997                       1996
                                                                         -------------------        --------------------
Accumulated postretirement benefit obligation (APBO):
  Retirees                                                                  $   (1,642,000)            $    (1,639,000)
  Actives fully eligible                                                          (195,000)                   (181,000)
  Actives not yet fully eligible                                                (2,242,000)                 (1,769,000)
                                                                         -------------------        --------------------
Total APBO                                                                      (4,079,000)                 (3,589,000)
Fair value of plan assets                                                            ---                           ---
                                                                         -------------------        --------------------
Funded status                                                               $   (4,079,000)            $    (3,589,000)
  Unrecognized (gain)/loss                                                        (158,000)                   (160,000)
                                                                         -------------------        --------------------
  Accrued postretirement benefit costs                                      $   (4,237,000)            $    (3,749,000)
                                                                         ===================        ====================

  Assumed weighted average discount rate                                             7.5%                       7.5%

The assumed health care cost trend rate used in measuring the health care portion of the postretirement benefit cost for 1997 is 10.5%, gradually declining to 5.5% by the year 2007 and remaining at that level thereafter. The health care cost trend rate assumption has a significant effect on the amounts reported. To illustrate, increasing the assumed health care cost trend rates by 1 percentage point in each year would increase the APBO as of September 30, 1997 by $849,000 and the aggregate of the service and interest cost components of net periodic postretirement benefit cost for the year then ended by $165,000.

11. COMMITMENTS AND CONTINGENCIES, GUARANTEES AND LEASES

The Company has guaranteed certain surety bonds totaling $90,512 executed by distributors. The Company is obligated under certain operating leases for facilities which expire on various dates through 2003. The minimum annual lease payments, for continuing operations, under these agreements including renewal options, if exercised, are $193,242, $185,062, $167,161, $152,520 and $147,518
for the years ending September 30, 1998, 1999, 2000, 2001 and 2002, respectively. Minimum annual lease payments for discontinued operations are $195,272, $94,248, $56,958, $40,853 and $20,058 for the years ending September
30, 1998, 1999, 2000, 2001 and 2002, respectively. Rental expense for all leases and other short-term needs was $858,589, $917,600 and $756,000 for the years ended September 30, 1997, 1996 and 1995, respectively. Of the total rent expense for the year ended September 30, 1997, $359,520 related to discontinued operations.

During the fiscal year 1994 and continuing throughout 1996, the property owned by the Company in Lombard, Illinois that housed the office facilities for the discontinued operations of HMI Credit Inc. was leased to a third party. The lease included an option to purchase the property at any time during the ten year lease term. The tenant was responsible for all operating expenses related to the property and the lease payments equal the debt service for the variable rate industrial revenue development bonds originally issued to finance the property.

On July 7,1997, the tenant exercised his right to purchase the property at a price equal to the remaining principal debt service for the variable rate industrial revenue development bonds of approximately $800,000.

     Litigation
     ----------

The Receiver of the Health Mor B.V. bankruptcy estate commenced litigation against HMI Industries Inc and one of Health Mor B.V.'s Managing Directors, Kevin Dow, on or about December 3, 1997, in bankruptcy case asserting that HMI Industries Inc and Dow are liable, under the law of the Netherlands, for a 616,000 NLG ($308,000) deficit in the Health Mor B.V. estate and approximately 85,000 NLG ($42,500) in costs of administration. HMI Industries Inc believes the Receiver's claims against HMI are without merit and will vigorously oppose the Receiver.

Various other claims arising in the ordinary course of business are pending against the Company. In the opinion of management none of these matters will have a material adverse effect on the consolidated financial position, results of operations or cash flows of the Company.

     Executive Compensation Agreement
     --------------------------------

During 1994, the Company negotiated a five year Compensation Agreement with the Chief Executive Officer, Kirk W. Foley, which was ratified at the 1995 Annual Shareholders' Meeting. The Agreement combines salary, incentive compensation, loans, stock options and Phantom Stock to employ Mr. Foley. On May 14, 1997 Mr. Foley's employment with the Company was terminated triggering certain obligations under this employment agreement (See Note 14).

Also in May 1997, the Company announced and completed a reduction of personnel which affected approximately forty people (hourly and salaried) at its Cleveland, Ohio Consumer Goods facility. The Canadian corporate office was also scaled down, with all accounting functions being brought into the Cleveland, Ohio office, reducing staff by approximately eleven people in the Canadian office.

Total charges of $3,049,754 relating to the layoffs announced in May and Mr. Foley's termination benefit package were recorded in the third and fourth quarter of 1997. The balance in the related reserve at September 30, 1997 was $2,058,492, of which $300,000 was previously recorded as compensation expense in fiscal year 1996 in accordance with Mr. Foley's employment agreement.

12. BUSINESS SEGMENTS

As of September 30, 1997, the Company's continuing operations consist of a single operating segment: the Consumer Goods Division. Previously, the Company was segmented into three operating divisions: Consumer Goods, Health-Mor Personal Care and Manufactured Products. During 1997, the Company sharpened its focus on its core business in the Consumer Goods Division and operations that were outside of the core business were identified in the third and fourth quarters and classified as discontinued operations. The identified operations consist of all of the Manufactured Products Division entities as well as the Health-Mor Personal Care segment.

Canadian sales are not considered export sales. One of the Company's major foreign operations is located in Canada. The Company primarily conducts business in local currency. Identifiable assets of the Canadian operations, excluding the assets of Household Rental Systems and Tube-Fab Ltd., which are classified as net assets held for sale, were $2,318,521 and $3,790,067 at September 30, 1997 and 1996, respectively. Identifiable revenues of Canadian operations for the years ended September 30, 1997, 1996 and 1995 were $4,981,069, $4,387,750 and $5,841,140, respectively. Three customers in the Consumer Goods segment, each with individual sales greater than 10% of total product sales, represented 44.9% and 23.4% of the Company's total net sales in 1997 and 1996, respectively.

13. QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                 1997
                                        -------------------- --- ----------------- ---- ----------------- --- ---------------------
                                           December 31,             March 31,               June 30,             September 30,
                                        --------------------     -----------------      -----------------     ---------------------

Net revenues                         $           14,620,888   $        13,725,320    $        11,120,603   $            11,023,439
Gross profit (exclusive of
financing revenues)                  $            5,073,398   $         3,456,337    $         2,433,425   $             2,905,553
Loss before discontinued
operations                           $            (657,479)   $       (3,158,796)    $       (4,945,981)   $           (4,715,164)
Loss on disposals                    $                  ---   $               ---    $       (3,439,298)   $           (2,080,386)
Income from discontinued
operations                           $              534,487   $           141,795    $         1,111,073   $               559,684
Net loss                             $            (122,992)   $       (3,017,001)    $       (7,274,206)   $           (6,235,866)


Per share of common stock:
  Loss before discontinued
  operations                         $               (0.13)   $            (0.64)    $            (1.00)   $                (0.95)
  Loss on disposals                  $                  ---   $               ---    $            (0.69)   $                (0.42)
  Income from discontinued
  operations                         $                 0.11   $              0.03    $              0.22   $                  0.11
 Net loss                            $               (0.02)   $            (0.61)    $             (1.47)  $                (1.26)

                                                                                1996
                                       -------------------- -- ------------------ --- ------------------ -- ---------------------
                                          December 31,             March 31,              June 30,             September 30,
                                       --------------------    ------------------     ------------------    ---------------------

Net revenues                        $           13,432,049  $         16,789,086   $         13,291,222  $            16,036,551
Gross profit (exclusive of
financing revenues)                 $            4,874,589  $          5,073,776   $          4,712,003  $             5,913,410
Loss before discontinued
operations                          $            (446,993)  $        (1,284,982)   $        (1,411,563)  $           (2,623,907)
Loss on disposals                   $                  ---  $                ---   $          (800,000)  $           (1,480,844)
Income (loss) from
discontinued operations             $             (48,119)  $        (1,577,795)   $          (748,562)  $               408,661
Net loss                            $            (495,112)  $        (2,862,777)   $        (2,960,125)  $           (3,696,090)


Per share of common stock:
  Loss before discontinued
  operations                        $               (0.09)  $             (0.26)   $             (0.29)  $                (0.53)
  Loss on disposals                 $                  ---  $                ---   $             (0.16)  $                (0.30)
  Income (loss) from
  discontinued operations           $               (0.01)  $             (0.32)   $             (0.15)  $                  0.08
  Net loss                          $               (0.10)  $             (0.58)   $             (0.60)  $                (0.75)


The first two quarters of 1997 have been restated as shown above. Inventory analysis performed in conjunction with the third quarter physical inventory revealed $1.1 million of raw material procurements from a supplier which were recognized in the third quarter that related to the two previous quarters and additionally, inventory adjustments of $582,800 were required to reflect product costs not properly recognized in the first two quarters.

14. RELATED PARTY TRANSACTIONS

In May 1997, the Company advised Kirk W. Foley, then its CEO, that it was terminating his employment which triggered certain obligations as per Mr. Foley's employment contract, including an $800,000 severance payment, an assumption of a $518,000 personal bank loan made to Mr. Foley, other compensation obligations of approximately $79,000 and an obligation to purchase Mr. Foley's Company stock at current market value (approximately $325,000).

Because of the Company's tight cash position, noncash ways to satisfy its obligations to Mr. Foley were sought. The resolution was a decision to transfer to Mr. Foley the Company's 100% stock interest in Tube-Fab Ltd, a Canadian subsidiary headquartered on Prince Edward Island, Canada, which an independent appraiser valued at $1,512,000. The Tube-Fab Ltd. stock had been carried on the Company's books at a value of $2,157,500 and was accordingly written down to its appraised value.

The settlement transaction with Mr. Foley is expected to be closed in January 1998. It entails a transfer of the Tube-Fab Ltd. shares to Mr. Foley; Mr. Foley's payment of $303,000 to the Company; cancellation of the Company's $800,000 severance obligation; an assumption of the $486,750 ($518,000 less a $31,250 principal payment made in June 1997) bank loan; cancellation of Mr. Foley's put right with respect to his Company stock; and assumption by Mr. Foley of an operating lease of Canadian facilities currently leased by the Company, which has a remaining lease obligation of approximately $1,050,000 over 8 1/2 years.

Mr. Foley's employment contract also requires the Company to pay to him a $300,000 cash award relating to phantom shares he had previously earned but had deferred in 1996. This award has been reduced to a $150,000 payment in the settlement transaction. The settlement also requires the Company to continue Mr. Foley's salary and benefits from the time of termination advice through December 15, 1997 (approximately $320,000).

Mr. Foley's departure caused the Company to examine the collectability of certain other related party receivables aggregating $743,000 which were forgiven and accordingly written off in the third and fourth quarters of fiscal 1997.

In 1995, the Company converted $750,000 of accounts receivable from a former Filter Queen distributor to notes receivable. This distributor is an officer of a majority owned subsidiary of the Company. In 1996, the officer contributed various assets and liabilities to the subsidiary in exchange for a reduction in the note receivable. The note receivable of $228,414 is reflected in current assets as a note receivable at September 30, 1997.

15. MAJOR VENDOR

In 1991, the Company entered into an agreement that provided for the potential acquisition of Holland Electro B.V. of Rotterdam, the Netherlands, contingent upon attaining certain earnings targets in the two year period ended September 30, 1992. When Holland Electro B.V. failed to achieve the agreed targets, HMI walked away from the proposed purchase but continued to buy products and other services from Holland-Electro.

In January 1996, Holland Electro B.V. filed for bankruptcy, triggering a Conditional Purchase Agreement the Company had with Kredietbank N.V. in the amount of $1,104,000. As a result, the Company was required to take possession of finished goods and work in progress inventories. Upon acquisition of these inventories, the Company began production of the ElektraPure and other floorcare products for distribution in North America and Europe. The Company had paid in advance for certain services and inventory to be acquired from Holland Electro B.V. The advances, royalties and other receivables totaled $2,012,000. During fiscal 1996, as a result of the bankruptcy and subsequent resolution of pending claims, the Company determined that recovery of these advances was not likely. Accordingly, the Company recorded a charge for the write-off of these advances.

                               HMI INDUSTRIES INC.
                                   SCHEDULE II
                 VALUATION AND QUALIFYING ACCOUNTS AND RESERVES


                                                Balance at              Additions                             Balance at
                                               Beginning of            Charged to                               End of
               Description                        Period            Costs and Expense      Deductions          Period
             ---------------                  ---------------     --------------------   --------------    --------------
Valuation account for accounts receivable:
   Year ended September 30, 1997                 $ 2,439,000            $  4,820,000       $ 1,747,000       $ 5,512,000
   Year ended September 30, 1996                 $ 1,550,000            $    889,000               ---       $ 2,439,000
   Year ended  September 30, 1995                $ 1,121,000            $    429,000               ---       $ 1,550,000

Valuation account for inventory:
   Year ended September 30, 1997                $  1,234,000            $    754,000       $   357,000       $ 1,631,000
   Year ended September 30, 1996                $    305,000            $    929,000               ---       $ 1,234,000
   Year ended  September 30, 1995               $    120,000            $    185,000               ---       $   305,000

Reserve for loss on disposal:
   Year ended September 30, 1997                $    800,000            $  6,112,000       $ 1,524,000       $ 5,388,000
   Year ended September 30, 1996                         ---            $    800,000               ---       $   800,000
   Year ended  September 30, 1995                        ---                     ---               ---               ---

Valuation for deferred tax asset:
   Year ended September 30, 1997                $    871,000            $  1,151,000      $    346,000       $ 1,676,000
   Year ended September 30, 1996                $    517,000           $     354,000               ---      $    871,000
   Year ended  September 30, 1995               $    193,000            $    324,000                        $    517,000

INDEX TO EXHIBITS
-----------------

        3.1              Certificate of Incorporation                Incorporated by reference from, Annual Report on form
                                                                     10-K for the year ended September 30, 1995

        3.2              Bylaws                                      Incorporated by reference from, Annual Report on form
                                                                     10-K for the year ended September 30, 1995

       10.00             Material Contracts                          Incorporated by reference from, Proxy Statement for the
                                                                     Annual Meeting of Stockholders January 19, 1995 -
                                                                     Exhibit B

       10.01             Material Contracts                          Change of Control Agreements, attached

       10.02             Material Contracts                          Non-statutory Stock Option Agreements, attached

       10.03             Material Contracts                          Incentive Stock Option Agreements, attached

       10.04             Material Contracts                          Deferred Bonus Agreements, attached

       10.05             Material Contracts                          Employment Agreement - Malone, attached

       10.06             Material Contracts                          Employment Agreement - Kirk, attached

       10.07             Material Contracts                          Employment Agreement - Young, attached

       10.08             Material Contracts                          Restricted Stock Agreements, attached

       10.09             Material Contracts                          Amended and Restated Credit Agreement, attached

       10.10a            Material Contracts                          Amendment No. 1 to Amended and Restated Credit
                                                                     Agreement, attached

       10.10b            Material Contracts                          Amendment No. 2 to Amended and Restated Credit
                                                                     Agreement, attached

       10.11             Material Contracts                          Bliss Stock Purchase Agreement, attached

       11                Statement re:  Computation of per           Note 1 on Page 43 of the Financial Statements
                         share earnings

       21                Subsidiaries of Registrant                  Page 3 of this report

       27                Financial Data Schedule

                                                                         ANNEX E


                                   FORM 10-Q

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  FORM 10-Q/A1
(Mark One)

[ X ]  QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the quarterly period ended  December 31, 1997

                                       OR
[    ]  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
        EXCHANGE ACT OF 1934

For the transition period from _______________ to _______________

                         Commission File Number 2-30905


                               HMI INDUSTRIES INC.
             (Exact name of Registrant as specified in its charter)


     DELAWARE                                                 36-1202810
----------------------------------              --------------------------------
  (State or other jurisdiction of              (IRS Employer Identification No.)
  Incorporation or  organization)


3631 Perkins Ave, Cleveland, Ohio                                44114
-----------------------------------------                        -----
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code:  (216) 432-1990
                                                     --------------

--------------------------------------------------------------------------------
Former Name, Former Address and Former Fiscal Year, if Changed Since Last Report

Indicate by check mark whether the registrant: (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such
filing requirements for the past ninety (90) days. Yes  X    No ____
                                                      -----
                      APPLICABLE ONLY TO CORPORATE ISSUERS:

Indicate the number of shares outstanding of each of the issuer's classes of common stock, as of the latest practicable date.

                       Class                    Outstanding at March 6, 1998
        -----------------------------------     ----------------------------

        Common stock, $1 par value per share            5,033,996

================================================================================


HMI INDUSTRIES INC.
CONSOLIDATED CONDENSED BALANCE SHEET
DECEMBER 31, 1997 AND SEPTEMBER 30, 1997

                                                                                  (Unaudited)
                                                                                 December 31,               September 30,
                                                                                     1997                       1997
---------------------------------------------------------------------------------------------------------------------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                                                         $   819,321                $   239,797
  Trade accounts receivable (net of allowance of $5,281,495 and $5,512,063)           7,989,924                 10,357,999
  Finance contracts receivable                                                          458,867                    496,044
  Notes receivable                                                                      250,525                    228,414
  Inventories                                                                         4,261,655                  4,152,858
  Income tax receivable                                                               3,372,644                  3,373,898
  Deferred income taxes                                                               8,349,167                  8,239,080
  Prepaid expenses                                                                       64,986                    123,099
  Other current assets                                                                  130,268                     83,307
  Net assets held for sale at realizable value                                       15,317,503                 12,900,184
                                                                                ----------------           ----------------
      Total current assets                                                           41,014,860                 40,194,680
                                                                                ----------------           ----------------

PROPERTY, PLANT AND EQUIPMENT, NET                                                    5,734,508                  6,194,868
                                                                                ----------------           ----------------

OTHER ASSETS:
  Cost in excess of net assets of acquired businesses
    (net of amortization of $2,572,516 and $2,576,373)                                6,659,047                  6,735,578
  Unamortized trademarks                                                                359,456                    339,823
  Finance contracts receivable (less amounts due within one year)                       917,733                    992,090
  Other                                                                                 262,439                    133,094
                                                                                ----------------           ----------------
      Total other assets                                                              8,198,675                  8,200,585
                                                                                ----------------           ----------------
      Total assets                                                                  $54,948,043                $54,590,133
                                                                                ================           ================

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Line of credit                                                                    $   465,870                $   480,822
  Trade accounts payable                                                              7,585,880                  6,939,040
  Dividends payable                                                                           -                          -
  Income taxes payable                                                                  674,870                  1,349,163
  Accrued expenses and other liabilities                                              7,186,265                  8,125,620
  Long-term debt due within one year                                                 23,369,038                 20,464,632
                                                                                ----------------           ----------------
     Total current liabilities                                                       39,281,923                 37,359,277
                                                                                ----------------           ----------------

LONG-TERM LIABILITIES:
  Long-term debt (less amounts due within one year)                                     552,860                    762,777
  Deferred income taxes                                                                 668,445                    573,613
  Other                                                                               1,248,378                  1,342,961
                                                                                ----------------           ----------------
      Total long-term liabilities                                                     2,469,683                  2,679,351
                                                                                ----------------           ----------------

STOCKHOLDERS' EQUITY:
  Preferred stock, $5 par value; authorized, 300,000 shares; issued, none                     -                          -
  Common stock, $1 par value; authorized, 10,000,000 shares;
    issued, 5,295,556 shares                                                          5,295,556                  5,295,556
  Capital in excess of par value                                                      8,094,719                  8,050,212
  Unearned compensation, net                                                                  -                   (191,500)
  Retained earnings                                                                   2,917,367                  4,077,771
  Cumulative translation adjustment                                                  (1,885,676)                (1,418,762)
                                                                                ----------------           ----------------
                                                                                     14,421,966                 15,813,277
  Less treasury stock 261,560 shares, at cost                                         1,225,529                  1,261,772
                                                                                ----------------           ----------------
      Total stockholders' equity                                                     13,196,437                 14,551,505
                                                                                ----------------           ----------------
      Total liabilities and stockholders' equity                                    $54,948,043                $54,590,133
                                                                                ================           ================


See accompanying notes to consolidated condensed financial statements.


HMI INDUSTRIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
FOR THE THREE MONTHS  ENDED DECEMBER 31, 1997 AND 1996
(Unaudited)

                                                                                    THREE MONTHS ENDED
                                                                                        DECEMBER 31,
                                                                                 1997                1996

---------------------------------------------------------------------------------------------------------------
REVENUES:
  Net product sales                                                            $ 8,911,190        $ 14,450,743
  Financing revenue and other                                                      100,325             170,145
                                                                          -----------------   -----------------
                                                                                 9,011,515          14,620,888
OPERATING COSTS AND EXPENSES:
  Cost of products sold                                                          6,130,494           9,377,345
  Selling, general and administrative expenses                                   5,352,758           5,552,346
  Interest expense                                                                 532,675             545,085
  Other expenses                                                                    15,857             114,659
                                                                          -----------------   -----------------
    Total expenses                                                              12,031,784          15,589,435
                                                                          -----------------   -----------------

Loss before income taxes                                                        (3,020,269)           (968,547)

Benefit for income taxes                                                          (915,442)           (311,068)
                                                                          -----------------   -----------------

LOSS BEFORE DISCONTINUED OPERATIONS                                             (2,104,827)           (657,479)
                                                                          -----------------   -----------------

Income (loss) from discontinued operations -
  Household Rental Systems (net of taxes of $-0-, and $-0-)                        262,218             119,844
  Bliss Manufacturing (net of taxes of $289,393, and $335,301)                     472,167             547,071
  Bliss Tubular (net of taxes of $-0-, and $2,371)                                       -              (3,869)
  Tube Fab Ltd (net of taxes of $128,733, and $-0-)                                210,038              47,102
  Health-Mor Personal Care Corp. (net of taxes of $-0-, and $107,663)                    -            (175,661)
                                                                          -----------------   -----------------
                                                                                   944,423             534,487

NET LOSS                                                                      $ (1,160,404)       $   (122,992)
                                                                          =================   =================


Weighted average number of shares outstanding                                    5,032,105           4,919,408
                                                                          =================   =================

BASIC AND DILUTED PER SHARE OF COMMON STOCK:
  Loss before discontinued operations                                         $      (0.42)       $      (0.13)
  Income from discontinued operations                                         $       0.19                0.11
                                                                          -----------------   -----------------
  Net loss                                                                    $      (0.23)       $      (0.02)
                                                                          =================   =================

Cash dividends per common share                                               $           -       $          -
                                                                          =================   =================


See accompanying notes to consolidated condensed financial statements.


HMI INDUSTRIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOW
FOR THE THREE MONTHS ENDED DECEMBER 31, 1997 AND 1996
(Unaudited)


                                                                                         1997                  1996
----------------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                            $ (1,160,404)        $ (122,992)
  Adjustments to reconcile net income (loss) to net cash provided by (used)
    by operating activities:
        Depreciation and amortization                                                      695,536            614,330
        Amortization of stock awards, net                                                  272,250                  -
        Provision for losses on receivables                                                      -            213,534
        Deferred income taxes                                                             (124,563)           104,092
  Changes in operating assets and liabilities:
    Decrease in receivables                                                              2,380,455            533,460
    Decrease (increase) in inventories                                                  (1,151,381)           695,057
    Decrease in prepaid expenses                                                           101,592            297,134
    Decrease in other current assets                                                        28,844                  -
    Decrease in accounts payable                                                        (1,001,531)        (1,492,422)
    Increase (decrease) in accrued expenses and other liabilities                       (1,117,985)           666,899
    Decrease in income taxes payable                                                      (393,708)          (190,062)
    Other, net                                                                            (411,835)           (72,312)
                                                                                   -----------------------------------
            Net cash provided by (used in) operating activities                         (1,882,730)         1,246,718
                                                                                   -----------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from sale of fixed assets                                                             -          1,120,916
  Capital expenditures                                                                     (90,881)          (324,703)
                                                                                   -----------------------------------
            Net cash provided by (used in) investing activities                            (90,881)           796,213
                                                                                   -----------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from credit facility                                                         12,454,000            206,084
  Payment of credit facility                                                            (9,246,455)                 -
  Payment of long term debt                                                               (654,410)        (2,245,213)
                                                                                   -----------------------------------
            Net cash (used in) provided by financing activities                          2,553,135         (2,039,129)
                                                                                   -----------------------------------

Effect on exchange rate changes on cash                                                          -                  -
                                                                                   -----------------------------------

Net increase in cash and cash equivalents                                                  579,524              3,802
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                             239,797            472,408
                                                                                   -----------------------------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                 $ 819,321          $ 476,210
                                                                                   ===================================

See accompanying notes to consolidated condensed financial statements.

PART I - ITEM 1

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

In the opinion of HMI Industries Inc. ("the Company"), these consolidated condensed financial statements contain all of the adjustments necessary to present fairly the financial position as of December 31, 1997, and the results of operations for the three months ended December 31, 1997 and 1996, and cash flows for the three months then ended.

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis for Preparation of the Consolidated Condensed Financial Statements
     ------------------------------------------------------------------------

The consolidated condensed financial statements included in this report have been prepared, without audit, by the Company from the consolidated statements of the Company and its subsidiaries, pursuant to the rules and regulations of the Securities and Exchange Commission. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including significant accounting policies, normally included in annual financial statements have been condensed or omitted pursuant to such rules and regulations.

It is suggested that these consolidated condensed financial statements, which are subject to year-end audit adjustments, be read in conjunction with the Company's latest Annual Report on Form 10-K, as amended.

     Assets Held for Sale
     --------------------

On December 23, 1997, the Company signed a Letter of Intent proposing to sell certain assets of the Household Rental Systems business ("HRS") to Integrated Capital Management Group for $1,050,000. Assets to be acquired by Integrated Capital Management Group primarily consist of inventory, fixed assets and other intangible assets relating to the carpet and upholstery cleaning business. The proposed sale is expected to close in March 1998.

     Reclassification
     ----------------

Certain prior year amounts have been reclassified to conform to the fiscal 1998 presentation.

2. EARNINGS PER SHARE

Earnings per share have been computed according to Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share". SFAS 128 replaced the previously reported "primary earnings per share" with "basic earnings per share" and replaced "fully diluted earnings per share" with "diluted earnings per share". This statement had no effect on the resulting earnings per share for the Company. In addition, because all the common stock equivalents are anti-dilutive as of December 31, 1997 and 1996, the denominators for calculating the Company's basic and diluted earnings per share are identical.

3. DISCONTINUED OPERATIONS

Sales applicable to the discontinued operations were $17,509,500 and $17,492,300 for the three months ended December 31, 1997 and 1996, respectively.

4. INVENTORIES

Inventories at December 31, 1997 and September 30, 1997 consist of the following:

                                              December 31,                     September 30,
                                         ----------------------            ---------------------
Finished goods                           $           3,170,372             $          2,438,282
Work-in-progress, raw materials
  and supplies                                       1,091,283                        1,714,576
                                         ----------------------            ---------------------
                                         $           4,261,655             $          4,152,858
                                         ======================            =====================

5. DEBT

The Company received additional financing, from its lender, of $1,200,000 upon the filing of its fiscal 1997 federal tax return, which was filed in January 1998. The proceeds of the anticipated tax refund will be first used to repay the $1,200,000 to the bank and any excess will be used for working capital.

In January 1998, the Company negotiated, with its lender, an extension on the credit facility, utilized by the Netherlands operations, until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

6. RELATED PARTY TRANSACTIONS

In May 1997, the Company advised Kirk W. Foley, then its CEO, that it was terminating his employment which triggered certain obligations as per Mr. Foley's employment contract, including an $800,000 severance payment, an assumption of a $518,000 personal bank loan made to Mr. Foley, other compensation obligations of approximately $79,000 and an obligation to purchase Mr. Foley's Company stock at current market value (approximately $325,000).

Because of the Company's tight cash position, noncash ways to satisfy its obligations to Mr. Foley were sought. The resolution was a decision to transfer to Mr. Foley the Company's 100% stock interest in Tube-Fab Ltd, a Canadian subsidiary headquartered on Prince Edward Island, Canada, which an independent appraiser valued at $1,512,000. The Tube-Fab Ltd. stock had been carried on the Company's books at a value of $2,157,500 and was accordingly written down to its appraised value.

The settlement transaction with Mr. Foley closed in January 1998. It entailed a transfer of the Tube-Fab Ltd. shares to Mr. Foley; Mr. Foley's payment of $303,000 to the Company; cancellation of the Company's $800,000 severance obligation; an assumption of the $486,750 ($518,000 less a $31,250 principal payment made in June 1997) bank loan; cancellation of Mr. Foley's put right with respect to his Company stock; and assumption by Mr. Foley of an operating lease of Canadian facilities currently leased by the Company, which has a remaining lease obligation of approximately $1,050,000 over 8 1/2 years.

Mr. Foley's employment contract also required the Company to pay to him a $300,000 cash award relating to phantom shares he had previously earned but had deferred in 1996. This award was reduced to a $150,000 payment in the settlement transaction. The settlement also required the Company to continue Mr. Foley's salary and benefits from the time of termination advice through December 15, 1997 (approximately $320,000).

PART I - ITEM 2

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion and analysis contained in this section relates only to the continuing operations of the Company.

RESULTS OF OPERATIONS

NET PRODUCT SALES - Net product sales for the quarter ended December 31, 1997 decreased by $5,539,600 or 38.3% in the comparable quarter. The decrease in sales is due primarily to declines in North America and Asia. Weak sales in North America were attributable to a correction of high inventory levels in the distribution network, lower sales to end consumers and a reduction in the distributor base. Additionally, excess credit granted in prior years to the Company's distributors resulted in an overall deterioration of liquidity in the distribution network. Sales in Asia were adversely affected by economic conditions in that region and the devaluation of certain currencies, especially in Korea.

FINANCING REVENUE AND OTHER INCOME - Financing revenues represent the interest and fees generated on the contracts financed by the Company's Australian, Canadian, and United States Subsidiaries. The decline in these revenues is consistent with the sales decrease experienced mainly in North America.

GROSS PROFIT - Gross profit for the quarter ended December 31, 1997 was $2,780,700 or 31.2 % as compared to $5,073,400 or 35.1% in the quarter ended December 31, 1996. Gross profit was adversely affected by the decline in volume and continued operational inefficiencies from the prior year. However, initiatives begun in the fourth quarter of 1997 to strengthen business processes, reduce costs, and improve quality yielded positive results in the first quarter 1998 as gross profit increased as a percent of sales from 26.6% in the fourth quarter of fiscal 1997.

SELLING, GENERAL, AND ADMINISTRATIVE - Selling, general and administrative costs decreased by $199,600 for the quarter ended December 31, 1997 versus the comparable quarter. Included in these costs is a severance charge of $200,000 related to the termination of the Company's branch in Holland. SG&A was higher as a percent of sales due to depressed volume in the first quarter of 1998. The Company's cost reduction measures initiated in 1997 should continue to reduce selling, general and administrative costs in 1998. These include implementation of a cash basis policy for North American distributors effective January 1, 1998. While this policy may depress sales temporarily, over time it should improve the Company's liquidity and strengthen the fiscal health of its distribution network. The subsequent reduction in credit resulting from this policy should significantly reduce bad debt expense in 1998.

INTEREST EXPENSE - Interest expense for the quarter ended December 31, 1997 did not change significantly versus the quarter ended December 31, 1996.

DISCONTINUED OPERATIONS - As of June 30, 1997, the Company reported Bliss Tubular and Tube-Fab Ltd., its tubular and aerospace businesses, as well as Health-Mor Personal Care Corp., its personal care business, as discontinued operations. The Company recorded pre-tax combined income from Tube-Fab Ltd., and Health-Mor Personal Care Corp. of $338,000 for the quarter ended December 31, 1997. As of September 30, 1997, the Company reported Bliss Manufacturing, its metal fabrication and stamping business, as a discontinued operation. For the quarter ended December 31, 1997, the Company recorded pre-tax income from Bliss Manufacturing of $761,600. The Company's steam cleaning business, Household Rental Systems, reported as a discontinued operation in fiscal 1996, recorded pre-tax income of $262,200 in the first quarter ended December 31, 1997. On December 23, 1997, the Company signed a Letter of Intent proposing to sell certain assets of the Household Rental Systems business ("HRS") to Integrated Capital Management Group for $1,050,000. Assets to be acquired by Integrated Capital Management Group primarily consist of inventory, fixed assets and other intangible assets relating to the carpet and upholstery cleaning business. The proposed sale is expected to close in March 1998.

Sales applicable to the discontinued operations for the quarters ended December 31, 1997 and December 31, 1996 were $17,509,500 and $17,492,300, respectively.

LIQUIDITY AND CAPITAL RESOURCES

The working capital balance at December 31, 1997 was $1,732,900, a decrease of $1,102,500 from the September 30, 1997 balance of $2,835,400. The Company's cash increased $579,500 during the quarter ended December 31, 1997 from September 30, 1997. The decrease in receivables of $2,380,500 was due primarily to lower sales and tighter credit terms. Inventories increased by $1,151,400 due to higher inventory at Bliss Manufacturing as a result of higher conversion costs. Accounts payable decreased by $1,001,500 primarily at Bliss Manufacturing. Accrued liabilities decreased $1,118,000 due primarily to deferred compensation and profit sharing payments made at Bliss. The aforementioned variances relate to information in the Consolidated Statement of Cash Flow in which items relating to discontinued operations have not been disaggregated as they have in the Consolidated Balance Sheet.

On December 18, 1997, the Company entered into a definitive agreement to sell 100% of the stock of Bliss Manufacturing, a wholly owned subsidiary for $31,250,000, subject to certain adjustments. The Company expects the entire proceeds from the sale of Bliss Manufacturing to be applied to the retirement of substantially all of its debt, certain vendor obligations, transaction costs and related expenses, certain employee benefit payments, and amounts necessary to fund future tax obligations arising from the gain on the sale of Bliss Manufacturing. It is anticipated that this transaction will close by the end of the second fiscal quarter of 1998. Accordingly, debt to be retired from the proceeds of the sale has been classified as current.

At September 30, 1997, the Company was in violation of the financial covenants under its credit agreement and was experiencing increasing liquidity problems. The Company's deteriorating cash position was a significant factor that led to the decision to sell Bliss Manufacturing. In December 1997, the Company obtained waivers from its lenders with respect to the covenant violations and received $2,000,000 in a special term loan that accrues interest at a rate of prime plus 2.0%, to be paid monthly. The maturity date of this agreement is the earlier of the receipt of the Bliss Manufacturing sale proceeds or March 31, 1998. Additionally, a fee with respect to the special term loan of $80,000 will be paid on such date that the special term loan is paid in full. Additionally , the Company received additional financing of $1,200,000 upon the filing of its fiscal 1997 tax return, which was filed in January 1998. The proceeds of the anticipated tax refund will be first used to repay the $1,200,000 to the bank and any excess will be used for working capital.

In November 1996, the Company made an annual principal payment of $1,666,666 on the unsecured, 9.86%, seven year private placement term notes, leaving a balance of $1,666,667 as of December 31, 1997, with the final payment due date extended until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

The Australian Unsecured Demand Authorization, payable on demand or February 28, 1997, was extended until the earlier of March 31, 1998 or upon the receipt of proceeds from the sale of Bliss Manufacturing. An extension was also obtained in April 1997 for the bank credit facility utilized by the Netherlands operation. The facility, originally payable in March 1997, is now available until the earlier of March 31, 1998 or upon receipt of proceeds from the sale of Bliss Manufacturing.

The Company's principal sources of liquidity, until the sale of Bliss Manufacturing, are expected to be funded with cash generated from operations, additional borrowings under the Company's credit facility referred to above and the 1997 tax refund. After the sale of Bliss Manufacturing the Company's principal sources of liquidity are expected to be from the proceeds from the sale, a new credit facility to be put in place in the second fiscal quarter of 1998 and from cash generated from operations.

The sale of Bliss Manufacturing is contingent upon shareholder approval, regulatory approval and a variety of other customary closing conditions. The Company expects all these conditions to be met and the sale of Bliss Manufacturing to be consummated by March 31, 1998. However, if the sale of Bliss Manufacturing is not achieved by such date, the Company would have liquidity needs that could only be satisfied by further amendment to the credit facility to allow for additional time to close the sale transaction or obtaining additional financing sources.

The agreements relating to the Company's outstanding debt include various covenants that limit its ability to incur additional indebtedness, restricts paying dividends, and limits the ability for capital expenditures. The credit agreements were amended so as to eliminate the restrictive covenants referred to above until March 31, 1998.

CAUTIONARY STATEMENT FOR "SAFE HARBOR"
PURPOSES UNDER THE PRIVATE SECURITIES REFORM ACT OF 1995

This report, including Management's Discussion and Analysis of Financial Condition and Results of Operations contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements are those focused upon future plans, objectives or performance as opposed to historical items and include statements of anticipated events or trends and expectations and beliefs relating to matters not historical in nature. Such forward-looking statements are subject to certain uncertainties including the successful completion of the sale of Bliss Manufacturing, and retention and rebuilding of the Consumer Products Division distribution network. Such uncertainties are difficult to predict and could cause actual results of the company to differ materially from those matters expressed or implied by such forward-looking statements.


PART II - OTHER INFORMATION

Item 5.  Other Information - None

Item 6.  Index to Exhibits

10.00        Material Contracts         Household Rental System Letter of
                                        Intent, attached

27.00        Financial Data Schedule

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 HMI Industries Inc.
                                                 ------------------
                                                     (Registrant)

Date:    March 10, 1998                          \s\ Michael Harper
         --------------                          ---------------------------
                                                 Vice President, Corporate
                                                 Controller and Chief
                                                 Accounting Officer

                              HMI INDUSTRIES INC.

                   3631 PERKINS AVENUE, CLEVELAND, OHIO 44114


                 ANNUAL MEETING OF STOCKHOLDERS, MARCH 25, 1998

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned hereby appoints Mark A. Kirk, James R. Malone and John S. Meany, Jr., or any one of them, each with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote, as designated below, all of the shares of Common Stock, par value $1.00 per share, of the Company that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Stockholders of HMI Industries Inc., a Delaware corporation (the "Company"), to be held at the Ritz-Carlton Cleveland, 1515 West 3 Street, Cleveland, OH 44113 on March 25, 1998, at 10:00 A.M. Eastern Standard time, and any adjournments or postponements thereof upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:


1. Election of Directors      [ ] FOR all nominees listed below              [ ] WITHHOLD AUTHORITY
                                (except as noted to the contrary below)        to vote for all nominees listed below

  NOMINEES: Mark A. Kirk, John S. Meany, Jr., Barry L. Needler

  INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME ON THE FOLLOWING LINE:

--------------------------------------------------------------------------------

2. Ratification of the selection of Coopers & Lybrand L.L.P. as auditors of the Company for the fiscal year 1998.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

3. Approval and adoption of the Stock Purchase Agreement, dated as of December 17, 1997, as amended as of February 11, 1998, by and between the Company and Rhone Capital LLC ("Buyer"), providing for the sale by the Company of Bliss Manufacturing Company, a subsidiary, to Buyer, and the related transactions contemplated therein.


               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon all other matters properly brought before the meeting.


    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED IN THE SPACE PROVIDED. TO THE EXTENT NO DIRECTIONS ARE GIVEN, THEY WILL BE VOTED FOR THE ELECTION OF ANY OR ALL OF THE NOMINEES FOR DIRECTORS AND "FOR" PROPOSALS 2 AND 3, AND IN THE DISCRETION OF THE PROXIES ON ALL OTHER MATTERS PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT THEREOF. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

      Dated                       , 1998
           -----------------------
                                             -----------------------------------

                                                          Signature

                                             -----------------------------------
                                                 Signature (if jointly held)

                                             Where stock is registered jointly
                                             in names of two or more persons,
                                             all should sign. Signature should
                                             correspond exactly with the name on
                                             the stock certificate. Persons
                                             signing in a representative
                                             capacity should indicate that
                                             capacity.

                                                    I DO [ ]    DO NOT [ ]
                                                     PLAN TO ATTEND THE
                                                  ANNUAL MEETING IN PERSON.

                                   Proxy Card